Registration No. 333-190316

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
——————————————

AMENDMENT NO. 1
to
FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
——————————————

ULTRAPETROL (BAHAMAS) LIMITED
(Exact name of Registrant as specified in its charter)

Commonwealth of the Bahamas (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

H&J Corporate Services Ltd.
Ocean Centre, Montagu Foreshore
East Bay St.
Nassau, Bahamas
P.O. Box SS-19084
 (242) 364-4755
(Address, including zip code, and telephone
number, including area code, of registrant's
principal executive offices)
CT Corporation System 111 Eighth Avenue New York, New York 10011 (800) 624-0909 (Name, address, including zip code, and telephone number, including area code, of agent for service)

——————————————

Copies of communications to:
Ultrapetrol (Bahamas) Limited Attention: Felipe Menendez R. Ocean Centre, Montagu Foreshore East Bay St. Nassau, Bahamas P.O. Box SS-19084 (242) 364-4755	Lawrence Rutkowski, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200
———————————————————————

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
———————————————————————

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (1)
8 7/8% First Preferred Ship Mortgage Notes due 2021	$200,000,000	100%	$200,000,000	$27,280(3)
Guarantees relating to the 8 7/8% First Preferred Ship Mortgage Notes due 2021	----(2)	----(2)	----(2)	----(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2)	No separate consideration will be received for the guarantees relating to the 8 7/8% First Preferred Ship Mortgage Notes due 2021.
(3)	Previously paid.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

			Primary Standard
	Jurisdiction of	IRS Employee	Industrial
Name	Incorporation	Identification No.	Classification Code

Arlene Investments, Inc.	Panama	N/A	4412
Brinkley Shipping Inc.	Panama	N/A	4412
Dampierre Holdings Spain S.L.	Spain	N/A	4412
Danube Maritime Inc.	Panama	N/A	4412
Dingle Barges Inc.	Liberia	N/A	4412
General Ventures Inc.	Liberia	N/A	4412
Hallandale Commercial Corp.	Panama	N/A	4412
Longmoor Holdings Inc.	Panama	N/A	4412
Oceanpar S.A.	Paraguay	N/A	4412
Palmdeal Shipping Inc.	Panama	N/A	4412
Parabal S.A.	Paraguay	N/A	4412
Parfina S.A.	Paraguay	N/A	4412
Princely International Finance Corp.	Panama	N/A	4412
Riverview Commercial Corp.	Panama	N/A	4412
UABL S.A.	Argentina	N/A	4412
UABL Paraguay S.A.	Paraguay	N/A	4412
Ultrapetrol S.A.	Argentina	N/A	4412

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 28, 2013.

ULTRAPETROL (BAHAMAS) LIMITED

OFFER TO EXCHANGE ITS OUTSTANDING 8 7/8% FIRST PREFERRED SHIP
MORTGAGE NOTES DUE 2021 FOR 8 7/8% FIRST PREFERRED SHIP MORTGAGE NOTES
DUE 2021, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the "SEC") is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TERMS OF THE EXCHANGE OFFER

●
We will exchange all of our outstanding 8 7/8% First Preferred Ship Mortgage Notes due 2021 that were issued on June 10, 2013, which we refer to as the "outstanding notes" and which have not been registered under the Securities Act of 1933, as amended (the "Securities Act") that are validly tendered and not properly withdrawn for an equal principal amount of 8 7/8First Preferred Ship Mortgage Notes due 2021, which we refer to as the "exchange notes" and which are registered under the Securities Act and are freely tradable. References we make in this prospectus to "notes" shall mean both outstanding notes and exchange notes.

●
Any holder of outstanding notes electing to exchange its outstanding notes for exchange notes must surrender its exchange notes, together with the appropriate letter of transmittal, to Manufacturers and Traders Trust Company, as the Exchange Agent, or the Exchange Agent must receive an agent's message if exchange of the outstanding notes is being made by book-entry delivery through the Depository Trust Company's automated tender offer program.

●	You are entitled to withdraw your election to tender the outstanding notes at any time prior to the expiration of the exchange offer.

●	This exchange offer expires at 5:00 p.m., New York City time, on , 2013, unless we extend the expiration date.

●	The exchange of the outstanding notes for the exchange notes in the exchange offer will not be a taxable event for U.S. Federal income tax purposes.

●	We will not receive any proceeds from the exchange offer.

TERMS OF THE EXCHANGE NOTES

●	The exchange notes are being offered in order to satisfy some of our obligations under the registration rights agreement entered into in connection with the private placement of the outstanding notes.

●
The terms of the exchange notes are identical to the terms of the outstanding notes except that the exchange notes are registered under the Securities Act and will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to file this registration statement as required by the registration rights agreement.

●	Outstanding notes not tendered in the exchange offer will remain outstanding and continue to accrue interest but will not retain any rights under the registration rights agreement.

RESALES OF EXCHANGE NOTES

●	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of these methods.

BROKER-DEALERS

●
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

———————————————————————

SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF SOME OF THE RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH PARTICIPATION IN THE EXCHANGE OFFER.

———————————————————————

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

TABLE OF CONTENTS

GLOSSARY OF SHIPPING TERMS	vi
SUMMARY	1
RISK FACTORS	18
USE OF PROCEEDS	44
CAPITALIZATION	45
RATIO OF EARNINGS TO FIXED CHARGES	46
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	48
BUSINESS	65
MANAGEMENT	89
OWNERSHIP	91
CERTAIN RELATED PARTY TRANSACTIONS	92
THE EXCHANGE OFFER	95
DESCRIPTION OF THE EXCHANGE NOTES	104
DESCRIPTION OF CREDIT FACILITIES AND OTHER INDEBTEDNESS	148
THE MORTGAGES ON THE VESSELS	155
TAX CONSIDERATIONS	158
PLAN OF DISTRIBUTION	162
LEGAL MATTERS	163
EXPERTS	163
WHERE YOU CAN FIND ADDITIONAL INFORMATION	163
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

i

Ultrapetrol (Bahamas) Limited is a company incorporated under the laws of the Bahamas. Our registered office is located at H&J Corporate Services Ltd., Ocean Center, Montagu Foreshore, East Bay Street,, Nassau, Bahamas, and our telephone number at that address is 1-242-364-4755.  Our website is http://www.ultrapetrol.net.

In this prospectus, "Ultrapetrol (Bahamas) Limited," the "Company," "we," "us" and "our" refers only to Ultrapetrol (Bahamas) Limited and its subsidiaries.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction or in any circumstances where the offer or sale is not permitted. Please refer to the letter of transmittal and the other documents relating to this prospectus for instructions as to your eligibility to tender outstanding notes in this exchange offer. You must not:

●	use this prospectus for any other purpose;

●	make copies of any part of this prospectus or give a copy of it to any other person; or

●	disclose any information in this prospectus to any other person.

We have prepared this prospectus and we are solely responsible for its contents. You are responsible for making your own examination of us and your own assessment of the merits and risks of investing in the notes. You may contact us if you need any additional information.

We are not providing you with any legal, business, tax or other advice in this prospectus. You should consult with your own advisors as needed to assist you in making your investment decision and to advise you whether you are legally permitted to tender your outstanding notes for exchange notes.

You must comply with all laws that apply to you in any place in which you buy, offer or sell any notes or possess this prospectus. You must also obtain any consents or approvals that you need in order to tender outstanding notes. We are not responsible for your compliance with these legal requirements.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data used throughout this prospectus from research, surveys or studies conducted by us and by third parties and industry or general publications. Industry and general publications generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that these sources are reliable, neither we nor our affiliates have independently verified such data and neither we nor our affiliates make any representations as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources and neither we nor our affiliates make any representations as to the accuracy of such research. Forecasted and other forward-looking information contained in such reports is necessarily based on assumptions regarding future occurrences, events, conditions and circumstances and subjective judgments relating to various matters. Actual results may differ materially. Accordingly, you should not place undue reliance upon the third-party information contained in this prospectus, particularly where such information is forecasted or otherwise forward-looking.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Bahamas corporation. Certain of the existing and future subsidiaries of the Company (the "Subsidiary Guarantors") and the owners of mortgaged vessels used as collateral or certain subsidiaries of the Company (the "Pledgors") are incorporated in one of the following jurisdictions: Argentina, Liberia, Panama, Paraguay or Spain. Each of the vessels and barges that secure the notes and Subsidiary Guarantees is flagged in Liberia, Panama, Argentina or Paraguay. All of our and the Subsidiary Guarantors' and Pledgors' offices, administrative activities and other assets, as well as those of certain experts named herein, are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us, any of the Subsidiary Guarantors or such persons. In addition, most or all of our directors and officers and the directors and officers of the Subsidiary Guarantors are residents of jurisdictions other than the United States, and all or a substantial portion of the assets of such persons is or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons.

The following special legal counsel have advised us, the Subsidiary Guarantors and the Pledgors: (i) Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr. regarding the laws of Argentina; (ii) Higgs & Johnson, regarding the laws of The Bahamas; (iii) Seward & Kissel LLP, regarding the laws of Liberia; (iv) Palacios, Prono & Talavera, regarding the laws of Paraguay; (v) Tapia, Linares y Alfaro, regarding the laws of Panama; and (vi) Cuatrecasas, Gonçalves Pereira, regarding the laws of Spain. Each such special counsel has advised us that there is uncertainty as to whether the courts of their respective jurisdictions would (i) enforce judgments of United States courts obtained against us, the Subsidiary Guarantors, our directors and officers, the directors and officers of the Subsidiary Guarantors and the experts named herein, as applicable, predicated upon the civil liability provisions of the Federal securities laws of the United States or (ii) entertain original actions brought against such parties, predicated upon the Federal securities laws of the United States. As a result, it may be difficult for you to enforce judgments obtained in United States courts against us, the Subsidiary Guarantors, the Pledgors, our directors and officers, the directors and officers of the Subsidiary Guarantors and the Pledgors or the experts named herein, or the assets of any such parties located outside the United States. Further, it may be difficult for you to entertain actions, including those predicated upon the civil liability provision of the Federal securities laws of the United States, against such parties in courts outside of the United States.

We and each Subsidiary Guarantor and Pledgor have appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as agent for service of process in any action brought against us or any of them under the securities laws of the United States arising out of this offering, the guarantees of the notes issued by the Subsidiary Guarantors or the indenture relating to the notes, in any Federal or state court having subject matter jurisdiction in the Borough of Manhattan, the City of New York,

New York. In connection therewith, we have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding in the United States with respect to the indenture or the notes.

FINANCIAL STATEMENTS

Our consolidated financial statements as of December 31, 2012 and for the year then ended included in this prospectus were audited by Pistrelli, Henry Martin y Asociados S.R.L., independent registered public accounting firm and a member of Ernst & Young Global. See "Experts."

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable jurisdictions that are subject to risks and uncertainties. We may also from time to time make forward-looking statements in our periodic filings with the Securities and Exchange Commission, or SEC, in other information sent to our security holders and in other written materials. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe" and other words and terms of similar meaning including future or conditional verbs such as "will," "may," "might," "should," "would," and "could," used in connection with any discussion of the expectations, plans, timing or nature of future operating or financial performance or other events.

These forward-looking statements are based on assumptions that we have made in light of our experience in the industry in which we operate, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include, among others:

●	our future operating or financial results;

●
statements about future, pending or recent acquisitions, business strategy, areas of possible expansion, and expected capital spending or operating expenses, including bunker prices, drydocking and insurance costs;

●	our ability to obtain additional financing or amend existing facilities or refinance existing facilities;

●	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	our expectations about the availability of vessels to purchase or sell, the time which it may take to construct new vessels, or vessels' useful lives;

●	our dependence on the abilities and efforts of our management team;

●	statements about general market conditions and trends, including charter rates, vessel values and factors affecting vessel supply and demand;

●	adverse weather conditions that can affect production of some of the goods we transport and navigability of the river system on which we transport them;

●	the highly competitive nature of the ocean-going transportation industry;

●	the loss of one or more key customers;

●	potential liability from pending or future litigation;

●	the strength of world economies and currencies and general domestic and international political conditions;

●	fluctuations in foreign exchange rates and inflation in the economies of the countries in which we operate, including wage inflation as a result of trade union negotiations;

●	adverse movements in commodity prices or demand for commodities may cause our customers to scale back their contract needs;

●	changes in various governmental rules and regulations or actions taken by regulatory authorities; and

●	the other factors discussed under the heading "Risk Factors."

Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus.

GLOSSARY OF SHIPPING TERMS

The following are definitions of certain terms that are commonly used in the shipping industry and in this prospectus:

Annual survey. The inspection of a vessel pursuant to international conventions, by a classification society surveyor or on behalf of the flag state that takes place every year.

Bareboat charter. Charter of a vessel under which the ship owner is usually paid a fixed amount of charterhire for a certain period of time during which the charterer is responsible for the vessel's operating expenses, and voyage expenses, as well as the management of the vessel, including crewing. A bareboat charter is also known as a "demise charter" or a "time charter by demise."

Bulk carrier. Ship designed for the carriage of dry bulk cargoes.

Bunker. The fuel oil used to operate a vessel's engines and generators.

Capesize. Bulk carrier that is over 100,000 dwt in size.

Charter. The hire of a vessel for a specified period of time or to carry a cargo from a loading port to a discharging port.

Charterer. The company that hires a vessel.

Charterhire . A sum of money paid to the ship owner by a charterer under a charter for the use of a vessel.

Classification society. An independent society that certifies that a vessel has been built and maintained according to the society's rules for that type of vessel and complies with the applicable rules and regulations of the country of the vessel and the international conventions of which that country is a member. A vessel that receives its certification is referred to as being "in-class."

Clean petroleum products. Liquid products refined from crude oil whose color is less than or equal to 2.5 on the National Petroleum Association scale. Clean petroleum products include naphtha, jet fuel, gasoline, and diesel/gasoil.

Contract of affreightment or COA. A contract for the carriage of a specific type and quantity of cargo, with payment based on metric tons of cargo carried, which will be carried in one or more shipments. For a COA, the vessel owner or operator generally pays all voyage expenses and vessel operating expenses and has the right to substitute one vessel for another. The rate is generally expressed in dollars per metric ton of cargo. Revenues earned under COAs are referred to as "freight." When used herein, COA also refers to a voyage charter.

Dirty petroleum products. Liquid products refined from crude oil whose color is greater than 2.5 on the National Petroleum Association scale. Dirty products will usually require heating during the voyage as their viscosity or waxiness makes discharge difficult at ambient temperatures. Dirty petroleum products include fuel oil, Low Sulfur Waxy Residue, or "LSWR" and Carbon Black Feedstock, or "CBFS."

Double hull. Hull construction design in which a vessel has an inner and an outer side and bottom separated by void space.

Drydocking . The removal of a vessel from the water for inspection and/or repair of those parts of a vessel which are below the water line. During drydockings, which are required to be carried out periodically, certain mandatory classification society inspections are carried out and relevant certifications issued.

dwt. Deadweight ton. A unit of a vessel's capacity for cargo, fuel oil, stores and crew measured in metric ton units which is equal to 1,000 kilograms.

Feeder Service. Feeder service refers to small ships that collect and transport shipping containers from smaller ports to container terminals or onto larger vessels.

Gross ton. A unit of measurement for the total enclosed space within a vessel equal to 100 cubic feet or 2.831 cubic meters.

Hidrovia Region. A region of navigable waters in South America on the Parana, Paraguay and Uruguay Rivers and part of the River Plate, which flow through Brazil, Bolivia, Uruguay, Paraguay and Argentina. The region covers the entire length of the Parana River south of the Itaipu Dam, the entire length of the Paraguay River south of Corumbá, the Uruguay River and the River Plate west of Buenos Aires. Our definition of the Hidrovia Region is wider than the common usage of such term.

Hull. Shell or body of a ship.

IMO. International Maritime Organization, a United Nations agency that issues international standards for shipping.

v

Lightering . To discharge the cargo of a larger vessel located offshore into a smaller vessel used to transport the cargo to the shore.

Newbuilding . A new vessel under construction or just completed.

Off hire. The period a vessel is unable to perform the services for which it is immediately required under a time charter. Off hire periods include days spent on repairs, drydocking and surveys, whether or not scheduled.

OPA. The United States Oil Pollution Act of 1990.

Petroleum products. Refined crude oil products, such as fuel oils, gasoline and jet fuel.

Product tanker. A tanker designed to carry a variety of liquid products varying from crude oil to clean and dirty petroleum products, acids and other chemicals. The tanks are coated to prevent product contamination and hull corrosion. The ship may have equipment designed for the loading and unloading of cargoes with a high viscosity.

Protection and indemnity (or "P&I") insurance. Insurance obtained through a mutual association formed by ship owners to provide liability insurance protection against large financial loss to one member by contribution to offset that loss by all members.

PSV or platform supply vessel. A vessel ranging in size from approximately 150 feet to 275 feet in length that serves oil drilling and production facilities by transporting supplies and equipment to offshore locations, utilizing a large clear deck and under deck tanks.

Scrapping . The disposal of old vessel tonnage by way of sale as scrap metal.

Special survey. The inspection of a vessel while in drydock by a classification society surveyor that takes place every four to five years.

Spot market. The market for immediate chartering of a vessel, usually for single voyages.

Tanker. A ship designed for the carriage of liquid cargoes in bulk with cargo space consisting of many tanks. Tankers carry a variety of products including crude oil, refined products, liquid chemicals and liquefied gas.

Time charter. Charter under which the ship owner is paid charterhire on a per day basis for a certain period of time. The ship owner is responsible for providing the crew and paying vessel operating expenses while the charterer is responsible for paying the voyage expenses. Any delays at port or during the voyages are the responsibility of the charterer, save for certain specific exceptions such as off hire.

Vessel operating expenses or running costs. The costs of operating a vessel that are incurred during a charter, primarily consisting of crew wages and associated costs, insurance premiums, lubricants and spare parts, and repair and maintenance costs. Vessel operating expenses or running costs exclude fuel costs and port fees, which are known as "voyage expenses." For a time charter, the ship owner pays vessel operating expenses. For a bareboat charter, the charterer pays vessel operating expenses.

Voyage charter. Contract for hire of a ship under which a ship owner is paid freight on the basis of moving cargo from a loading port to a discharge port. The ship owner is responsible for paying both vessel operating expenses and voyage expenses. The charterer is typically responsible for any delay at the loading or discharging port. A voyage charter is also known as a contract of affreightment or COA.

Voyage expenses. Expenses incurred due to a vessel traveling to a destination, such as fuel cost and port fees.

SUMMARY

This summary highlights key information contained elsewhere in this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information and financial statements contained elsewhere in this prospectus.  This summary is not complete and does not contain all of the information that may be important to you.  Before making any investment decision, for a more complete understanding of our business and this offering, you should read this entire prospectus, including the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto, each of which is included elsewhere in this prospectus. Unless the context specifically indicates otherwise, the terms "we," "us" and "our" (and similar terms) refer to Ultrapetrol (Bahamas) Limited and our subsidiaries. All references to the number of vessels and the transportation capacity in our three segments are as of March 31, 2013, unless otherwise indicated.

Our Company

We are an industrial shipping company serving the marine transportation needs of our clients primarily in South America. We serve the shipping markets for soybean, grain, forest products, minerals, crude oil, petroleum, refined petroleum products and general cargo, as well as the offshore oil platform supply market. We operate through three segments of the marine transportation industry:

●
River Business. We are the largest owner and operator of river barges and pushboats in the Hidrovia Region of South America, one of the largest navigable river systems in the world, which facilitates trade in a fertile and resource-rich region and provides access to the global export market. We believe our river barges provide the most efficient means of transportation in the region. In many of the areas that we serve, access to rail is limited or non-existent and the distances make trucking uneconomical for large volumes of cargo. Our river business fleet, which consists of 679 barges and 33 pushboats, which we believe is the largest in the Hidrovia and approximately as large in capacity as the fleets of our next three competitors combined. We control the largest independent network of infrastructure along the river system, consisting of two loading and storage terminals and five logistic hubs, which serve as fleeting areas at key locations, to provide integral transportation services to our customers from origin to destination. We also own a vertically integrated barge manufacturing facility at Punta Alvear, which is one of the most modern of its kind in the world and provides us with the ability to increase our fleet capacity at a very efficient cost. We believe the size and quality of our fleet and infrastructure allow us to operate through an efficient hub system across the Hidrovia, which provides us with a distinct competitive advantage.

●
Offshore Supply Business. We own and operate a fleet of technologically advanced Platform Supply Vessels ("PSVs") that provide critical logistical and transportation services for offshore petroleum exploration and production companies, in the coastal waters of Brazil and in the UK's North Sea. Our Offshore Supply Business fleet consists of ten PSVs already in operation and two under construction, scheduled to commence operation in the third quarter of 2013 and early 2014, respectively. Our large, modern PSVs have advanced dynamic positioning systems which enable us to better serve customers operating in challenging deepwater offshore environments. We believe that we are currently the second largest owner of 4,500 dwt class platform supply vessels in the Brazilian market, which have large cargo capacity and deck space, making them the most efficient vessels to serve the distant deepwater operations underway in Brazil. Brazilian law provides a preference for the utilization of Brazilian-flagged vessels in its offshore supply business. Four of our PSVs were built in Brazil and operate under the Brazilian flag, which provides them with a preference for employment over foreign vessels in the Brazilian market, while extending such preference to another two foreign-flagged PSVs in our fleet.

●
Ocean Business. We operate a fleet of product and chemical tankers and feeder containerships on cabotage trades along part of the eastern coast of South America, where we have preferential rights and strong customer relationships. Our fleet includes four product and chemical tankers that serve the principal oil refineries in the region transporting petroleum products from refineries and crude oil to various coastal destinations, as well as two container feeder vessels which transport mostly foreign containers from the transshipment ports of Buenos Aires and Montevideo to the southern region of Patagonia for the largest long-distance container lines in the world. The local cabotage markets are generally restricted by law to established local operators with local-flagged vessels or vessels with equivalent flag privileges.

We have a diverse customer base that includes large and well-known agricultural, petroleum and mining companies as well as major shipping lines. Some of our customers in the last three years include affiliates of Archer Daniels Midland Company ("ADM"), Bunge Limited ("Bunge"), Cargill Incorporated ("Cargill"), Continental Grain Corporation ("Continental Grain"), ESSO (a subsidiary of Exxon Mobil Corporation), MMX Mineraçao e Metalicos S.A. ("MMX"), Petroleo Brasilero S.A. ("Petrobras", the national oil company of Brazil), Petropar S.A. ("Petropar", the national oil company of Paraguay), Ternium S.A. ("Ternium Siderar") or ("Siderar"), Trafigura Beheer BV ("Trafigura"), Vale S.A. ("Vale"), Vicentin S.A.I.C. ("Vicentin"), Nexen Inc. ("Nexen"), A.P. Moller-Maersk A/S ("A.P. Moller-Maersk") and Hamburg Süd. We have a long history of operating in the Hidrovia Region, being founded in 1992 by one of our predecessor companies which had operated in the region for over a century, and have been able to generate and maintain longstanding relationships with our customers. We have been serving our key customers for more than 10 years on average.

Our Fleet Summary

River Fleet	Number of Vessels	Capacity	Description
Alianza G2	1	35,000 tons	Storage

Parana Petrol	1	43,164 tons	Under Conversion into an Iron Ore Floating Transshipment Station
Pushboat Fleet(1)	32	120,559 BHP	Various Sizes and Horse Power Carry

Tank Barges	81	197,522 m3	Liquid Cargo (Petroleum Products, Vegetable Oil)

Dry Barges	598	1,063,270 tons	Dry Cargo (Soy, Iron Ore, Other Products)

Total	713

Offshore Supply Fleet	Year Built/ Delivery Date	Capacity (dwt)	Deck Area (sq. meters)
In Operation
UP Esmeralda	2005	4,200	840
UP Safira	2005	4,200	840
UP Agua-Marinha	2006	4,200	840
UP Topazio	2006	4,200	840
UP Diamante	2007	4,200	840
UP Rubi	2009	4,200	840
UP Turquoise	2010	4,900	1,020
UP Jasper	2011	4,900	1,020
UP Jade	2012	4,200	840
UP Amber	2013	4,200	840
Total		43,400	8,760

Under Construction
UP Pearl	2013	4,200	840
UP Onyx	2013	4,200	840
Total		8,400	1,680

Ocean Fleet	Year Built	Capacity (dwt/TEUs)	Description
Miranda I(4)	1995	6,575	Product / Chemical Tanker
Amadeo(4)	1996	39,530	Oil / Product Tanker
Alejandrina	2006	9,219	Product Tanker
Austral(5)	2006	11,299	Product / Chemical Tanker
Asturiano	2003	1,118	Container Feeder Vessel
Argentino	2002	1,050	Container Feeder Vessel
Total		66,623
_________________
(1)	Does not include Alianza Rosario, an ocean-going pushboat which we employ in our River Business for salvage operations.
(2)	UP Pearl is expected to be delivered by August 2013 and to commence operations in the fourth quarter of 2013.
(3)	UP Onyx is expected to be delivered by the end of 2013 and to commence operations in early 2014.
(4)	Our Miranda I and Amadeo were both rebuilt to double hull in 2007.
(5)	The Austral is operated by us under a Bareboat charter.
(6)	Twenty Foot-Equivalent Units, or TEUs.
(7)	Represents sum of dwt capacity, not including the capacity of the Asturiano and Argentino which is measured in TEUs.

We are offering to exchange up to $200.0 million aggregate principal amount of our 8 7/8% First Preferred Ship Mortgage Notes due 2021 that have been registered under the Securities Act, in exchange for any or all of our outstanding 8 7/8% First Preferred Ship Mortgage Notes due 2021. The notes offered hereby will be secured by first preferred mortgages on 353 vessels, consisting of four ocean vessels, 335 barges and 14 pushboats having an aggregate appraised value of approximately $253 million, as of May 2013. The vessel values are based on the average of two appraisals prepared by independent appraisers included in the definition of "Appraiser" in the "Description of the Notes." While the indenture governing the notes permits us to substitute other vessels for vessels that constitute collateral in certain circumstances, the appraised value of such other vessels must be at least equal to the appraised value of the vessels for which they are substituted. See "Description of the Notes—Tender of Qualified Substitute Vessels."

Strong Market Fundamentals

We believe that the following factors allow us to successfully capitalize on the growth in our principal markets:

●
Increased Reliance on River Transportation of Agricultural and Mineral Commodities in the Hidrovia Region. The Hidrovia Region produces and exports a significant and growing amount of agricultural products and mineral commodities. Argentina, Bolivia, Brazil, Paraguay and Uruguay accounted for an estimated 55% of world soybean production in 2013, as compared to only 30% in 1995. Soybean production in these countries increased from about 41.5 million tons, or mt, in aggregate in 1995 to an estimated 115.0mt in 2012, representing a 17-year compound annual growth rate, or CAGR, of 6.2% during the period. Global growth in wealth and in industrialized agricultural products has resulted in greater consumption of meat and convenience foods, raising demand for soybeans as animal feed and as soybean oil (the second most widely used vegetable oil after palm oil). Soybeans are vital to the production of livestock feed, industrial oils, infant formula, soaps, solvents, clothing and other household materials, as well as a primary source for the production of biodiesel which, by government regulation, represents an increasing percentage of diesel consumed in Europe and other areas of the world. Production of corn (maize) and wheat in the Hidrovia Region have also grown significantly, with corn production increasing from 50.3mt in 1995 to 98.3mt in 2012, and wheat production increasing from 14.4mt in 1995 to 24.4mt in 2012. We believe that increases in crop yields through improvements in farming techniques, including the distribution of genetically modified seed technology to local farmers, as well as the large amounts of unused arable land available in the region, will allow for continued expansion of the production of soybeans and other crops.

Source: USDA.

Source: Paraguayan Chamber of Grains and Oilseed Exporters.

In the Corumbá area of Brazil reached by the High Paraguay River, there are three large iron ore mines, two of which are owned by Vale while the third one is owned by MMX. Volumes of iron ore shipped down the river system have grown from approximately 2 million tons to approximately 8 million tons per year over the past decade.

The Hidrovia river system is a vital transportation link for large volume production of bulk commodities in South America, given the long distances and the limited highway and rail transportation alternatives. It is critical to providing access to the Atlantic Ocean and the global export market, where most of these cargos are destined. River barges are the most efficient and cost-effective mode of transportation compared to other modes of transportation such as railroads and trucks. According to data collected by the Paraguayan Chamber of Grains and Oilseed Exporters, ("Capeco") approximately 97%, 98% and 93% of Paraguayan soybean production was transported along the river in 2010, 2011 and 2012, respectively. Although not all grain commodities produced in the Hidrovia Region are shipped for export through the Hidrovia waterway, the increased grain production in the region is expected to proportionally increase the amount of grains transported via the river system over time.

We believe the Hidrovia Region, and demand for barge transportation along the river system, will benefit from these continuing trends going forward. The Hidrovia river system, at over 2,200 miles in length, is one of the largest navigable river systems in the world, comparable in length to the Mississippi River system in the United States. A comparison of the two river systems illustrates the significant potential for future development of the Hidrovia, which serves economies that are expected to grow faster than the U.S. economy. We estimate that there are only approximately 1,900 barges operating in the Hidrovia, compared to over 22,000 barges in the Mississippi River system. Moreover, we believe a substantial number of barges will need to be replaced over the next four years as they approach the end of their economic useful lives, further reducing the available barge capacity.

We own the most modern barge building facility in the river system. Our facility, in Punta Alvear, which commenced production in 2010, is currently capable of producing up to two 2,500 dwt barges per week, allowing us to replenish and increase our barge capacity in the river system. In addition, we have been able to sell over half of the barge production from our facility to third parties, generating significant revenues and operating profits.

●
Significant Demand for Offshore Supply Vessels to Support the Growth in Offshore Oil Production. Offshore exploration and production activities are expanding globally, with total offshore oil production accounting for approximately 26.8 million bpd in 2012, according to Clarksons Research Services Ltd. Deepwater oil production is one of the fastest growing areas of the global oil industry and is replacing shallow water as the main focus of offshore oil field development. According to the IEA—World Energy Outlook 2012, deepwater production will expand from 4.8 million bpd in 2011 to 8.7 million bpd in 2035. Offshore oil production principally occurs off the coasts of Brazil and West Africa, and in the North Sea and the Gulf of Mexico. The North Sea is one of the largest offshore oil producing regions in the world and includes oil fields on the United Kingdom and Norwegian continental shelves, while Brazil is one of the fastest growing regions of deepwater and ultra-deepwater offshore production. Our offshore vessels currently operate in both Brazil and the North Sea.

Driven by Brazil's policy of becoming energy self-sufficient as well as by oil price and cost considerations, offshore exploration, development and production activities within Brazil have grown significantly and Brazil is increasingly becoming a major exporter of oil. The deepwater Campos Basin, an area located about 80 miles offshore, has been the leading area for offshore activity. Activities have been extended to the deepwater Santos and Espirito Santo Basins located far off the coast while additionally requiring resources to develop pre salt areas of water depths of over 9,000 feet. During 2008, 2009 and 2010, several significant discoveries have been made, which could possibly more than double Brazilian oil reserves when confirmed. This increase in activity is driven primarily by Petrobras and other producers, including British Petroleum ("BP"), Chevron Corporation ("Chevron"), Exxon Mobil Corporation ("Exxon Mobil"), OGX Petroleo e Gas Participaçoes ("OGX") and Royal Dutch Shell plc ("Shell").

Platform supply vessels generally support oil exploration, production, construction and maintenance activities and have a high degree of cargo flexibility. They utilize space above and below deck to transport dry and liquid cargo, including heavy equipment, pipe, drilling fluids, provisions, fuel, dry bulk cement and drilling mud. The market for offshore platform supply vessels, or PSVs, both on a worldwide basis and within Brazil, is driven by a variety of factors. On the demand side, the driver is the growth in offshore oil development / production activity, which in the long term is driven by the price of oil and the cost of developing the particular offshore reserves. Demand for PSVs is further driven by the location of the reserves, with fields located further offshore and in deeper waters generally requiring more vessels per field and larger, more technologically advanced vessels. Petrobras has announced that it expects to increase the use of supply and special vessels from 287 vessels at the end of 2010 to 423 vessels by 2013, 479 vessels by 2015 and 568 vessels by 2020. The Brazilian market has seen an increasing demand for larger PSVs since 2005 (prior to 2005 large PSVs in excess of 4,000 dwt were unusual in Brazilian waters), and we believe the demand for this type of vessel will grow significantly in the next three years.

The trend for offshore petroleum exploration, particularly in Brazil, has been to move toward deeper, larger and more complex projects, such as the Tupi and Jupiter fields in Brazil, which we believe will result in increased demand for more sophisticated and technologically advanced PSVs to handle the more challenging environments and greater distances. Each offshore drilling or production unit working on deepwater projects typically requires more than one offshore supply vessel to service it. Deepwater service favors large, modern vessels that can provide a full range of flexible services, including dynamic positioning systems, while providing economies of scale to installations distant from shore. Large PSVs typically service several platforms in a single voyage, which can last between three to five days.

Our Three Lines of Business

River Business

We are the leading integrated river transportation company in the Hidrovia Region. Our River Business, which we operate through our subsidiary UABL, owns and operates 679 barges with approximately 1.2 million dwt capacity and 33 pushboats. Of those, 598 are dry barges that can transport agricultural and forestry products, iron ore and other cargoes and the other 81 are tank barges that can carry petroleum products, vegetable oils and other liquids. We believe that our fleet size is roughly as large as the next three competitors in the Hidrovia river system combined. Our advanced infrastructure along the banks of the Hidrovia river system, including our modern automated shipyard, distinguishes us from all other operators in the Hidrovia.

We operate our pushboats and barges on the navigable waters of the Parana, Paraguay and Uruguay Rivers and part of the River Plate in South America, also known as the Hidrovia Region. At over 2,200 miles in length, the Hidrovia Region is comparable in length to the Mississippi River in the United States and connects Bolivia, Brazil, Paraguay, Argentina and Uruguay.

Our River Business operations includes transportation of dry cargo (including soy pellets, grains, iron ore) and liquid cargo (vegetable oil) downriver where it typically transfers to ocean-going vessels for export, and transportation of petroleum products and general cargos northward to upstream destinations in Argentina, Paraguay, Bolivia and Brazil.

Our River Business infrastructure allows us to operate an efficient hub system where our pushboats use hubs or fleeting areas to drop their barge tows, utilizing our pushboats more effectively in comparison to the use of dedicated tows. Our networks of River Terminals, which includes the Tres Fronteras Terminal at kilometer 1,928 and the Dos Fronteras Terminal at kilometer 1,800, together with multiple fleeting areas in Chaco-I, San Gotardo, Confluencia, San Lorenzo and Corumbá, provide the necessary network required for us to efficiently operate in the river system.

Our shipyard at Punta Alvear, which commenced production in January 2010, enables us to build new barges and other vessels and has given us the ability to efficiently increase our capacity in both dry and tank barges. We are also able to sell barges we produce to third parties, which has continued to contribute to the revenues and operating profits of our River Business. Our facility produces barges with a capacity of 2,500 dwt each, or approximately 66% larger than the standard Mississippi-size barge with a capacity of 1,500 dwt, which is designed to accommodate the size of the locks on the Mississippi river system. We believe our facility is one of the most modern of its kind in the world and has proven to be capable of producing barges at high rates of productivity at a cost significantly lower than any alternative source available to the region.

For the fiscal year ended December 31, 2011, revenues from barge sales to third parties from our Punta Alvear yard were $19.1 million, and manufacturing expenses for the same period were $12.7 million, resulting in an operating profit from sales of barges to third parties of $6.4 million. These results corresponded to the sale of twenty dry jumbo barges.

For the fiscal year ended December 31, 2012, revenues from barge sales to third parties from our Punta Alvear yard were $30.3 million, and manufacturing expenses for the same period were $18.5 million, resulting in an operating profit from sales of barges to third parties of $11.8 million. These results corresponded to the sale of 23 jumbo barges. The operating profit for the fiscal year ended December 31, 2012, does not include $2.1 million from the sales of 14 dry barges to a non-related third party which are on lease back to us and which operating profit is deferred over the life of the operating lease.

We have received contracts for 51 barges to be built and delivered in 2013, and on May 15, 2013, one of our customers exercised its option to purchase from us seven additional newbuild jumbo tank barges to be produced in our Punta Alvear barge building facility on terms and conditions similar to its previous order. Delivery for these barges is expected by the end of December 2013. Including this transaction, we expect to have sold and delivered 58 barges to third parties in 2013.

We are in the process of converting our Parana Petrol barge into an iron ore transshipment station in our River Business, capable of transshipping 800,000 tons per year from barges transporting iron ore down the river into ocean-going vessels for export to international markets. We expect that conversion to be finalized in the third quarter of 2013. We have entered into a take-or-pay contract for a period of three years with a major iron ore producer in the region. As part of our engine replacement program, we have re-engined six out of eleven of our biggest main line pushboats with new engines from MAN which consume heavier grades of fuels instead of diesel oil and expect to complete re-engining of a seventh pushboat by the end of 2013. Heavier fuels have been, from 2001 to 2011, 25% cheaper on average than diesel fuel and we anticipate will deliver cost savings. The engines for the remaining five pushboats have already been purchased and delivered to us, and we expect to have completed the re-engining program by 2015.

Offshore Supply Business

Our Offshore Supply Business, which we operate through our subsidiary UP Offshore, is focused on serving companies that are involved in the complex and logistically demanding activities of deepwater oil exploration and production. Our PSVs are designed to transport supplies, equipment, drill casings and pipes on deck, along with fuel, water, drilling fluids and bulk cement in under-deck tanks and a variety of other supplies to drilling rigs and offshore platforms.

Our offshore supply fleet, as of March 31, 2013, consists of ten PSVs in operation. We also have two additional PSVs under construction in India, which are expected to commence operation in the third quarter of 2013 and early 2014, respectively. Ten of the twelve vessels currently in our offshore supply fleet, including the vessel we expect to take delivery of in the second quarter of 2013, are contracted for employment in the Brazilian market, under term time charters with Petrobras. Through one of our Brazilian subsidiaries, we have the competitive advantage of being able to operate a number of our PSVs in the Brazilian market with cabotage trading privileges, enabling those PSVs to obtain employment in preference to other non-Brazilian-flagged vessels.

The trend for offshore petroleum exploration, particularly in Brazil, has been to operate a fleet capable of servicing deeper, larger, more complex projects, such as the Tupi and Jupiter fields in Brazil, which we believe will result in increased demand for more sophisticated and technologically advanced PSVs to handle the increasingly challenging environments and greater distances. Our PSVs are of a larger deadweight and are equipped with dynamic positioning capabilities, greater cargo capacity and deck space than other PSVs serving shallow water offshore rigs. These attributes provide us with a competitive advantage in efficiently serving our customers' needs.

Only one of our PSVs, the UP Jasper, is currently operating in the UK's North Sea. Our ability to operate in the UK's North Sea, where we have had a presence since 2005, allows us the flexibility to deploy our vessels in either the UK's North Sea or off the coast of Brazil in accordance with prevailing market conditions and we believe enhances our negotiating power within the Brazilian market.

Ocean Business

In our Ocean Business, we operate six ocean-going vessels. Our four Product Tankers, one of which is on bareboat charter to us from a non-related third party, are currently employed in the South American cabotage trade of petroleum and petroleum products. Waterborne transportation via the coastwise tanker trades forms a key part of the region's oil supply system. Argentina's refining capacity is largely located in the River Plate estuary near Buenos Aires. Crude oil from oil fields in southern Argentina is shipped to refineries near Buenos Aires by tankers. Coastal cities in Southern Argentina receive petroleum products by tankers from these refineries. Cabotage tankers are also used for lightering of international tankers (discharge of cargo to reduce draft) and for short voyages within the Plate Estuary and Parana River. Transportation demand is based on distribution requirements and tends to be stable, following the underlying petroleum product demand trends. Due to the remoteness of the region from active spot market tanker routes, time charters are often viewed as necessary by refineries and oil companies to ensure availability of quality vessels meeting their operating, safety and environmental requirements. Our four Tankers, Miranda I, Alejandrina, Amadeo and Austral are currently employed under time charters with principal oil refineries serving regional trades in Argentina and Brazil.

We have pursued the expansion of our ocean fleet by participating in a cabotage, flag-protected container feeder service along a portion of the eastern coast of South America, through the acquisition of two container vessels the Asturiano and Argentino during May 2010 and February 2011, respectively. Coastal container feeder shipping provides important north-south links between Buenos Aires, Montevideo and coastal ports in southern Patagonia. Economic development programs have encouraged the development of the manufacturing industry in the southern region of Tierra del Fuego in Patagonia. Components required by the manufacturing facilities in that region are imported on containerships from the Far East and other foreign ports of origin by the major international container lines, to Buenos Aires or Montevideo, with transshipment to Ushuaia under feeder agreements. Finished goods from the manufacturing facilities in the south are in turn transported north with feeder containerships from the port of Ushuaia to Buenos Aires for distribution. Cargo is also carried to and from other southern Patagonia ports, such as Puerto Madryn, to meet local demand. We have seen demand for containerized cargo increase steadily since we initiated our feeder service in 2010.

Generally throughout South America, voyages between two ports within the same country are considered "cabotage" and require the use of vessels flying the domestic flag or enjoying the equivalent privileges. Our ocean vessels enjoy such privileges in the markets they operate in.

Our Competitive Strengths

We believe that the following strengths allow us to maintain a competitive advantage within the markets we serve:

●
Largest Fleet and Transportation Network in the Hidrovia River System. We are the largest provider of transportation services in the Hidrovia river system with a fleet capacity approximately as large as our next three competitors combined. We have also developed the largest independently held network of loading and storage terminals, fleeting areas and transfer facilities strategically located along the river system. The size and quality of our river fleet and infrastructure allows us to operate an efficient hub system which improves our fleet utilization and provides us with a significant competitive advantage. The significant investments that have been made in our technology, on 66 new jumbo-sized barges (with a capacity of 2,500 dwt vs. 1,500 dwt for a standard Mississippi-size barge) and a significant investment in modern, highly-powered heavy fuel consuming engines, further enable our River Business to use its assets more efficiently than its competitors while providing a unique service to our customers. Our vertically integrated barge manufacturing facility, which is one of the most modern of its kind in the world, provides us with the distinct ability to increase our fleet capacity at a cost significantly lower than any alternative source available to the region and at the same time produce and sell barges to third parties both for use in the Hidrovia Region and other areas of the world.

●
Modern Fleet of Large PSVs Serving the Offshore Platform Supply Market. Our large, modern PSVs have substantial cargo capacity and deck space, as well as advanced dynamic positioning systems which enable us to better serve customers operating in challenging and distant deepwater offshore environments. We have doubled the size of our PSV fleet over the past five years, and we believe we are the second largest owner of 4,500 dwt class platform supply vessels in the Brazilian market, where we have an established presence with local flag privileges for part of our fleet and have secured employment for our vessels under term contracts. We believe that our operation of large, modern and technologically advanced PSVs and our track record provide us a competitive advantage in securing attractive long-term employment for our vessels.

●
Diverse Revenue Base Across Multiple End Markets. We believe that our diversification across multiple segments of the marine transportation industry allows us to limit our exposure to the business cycles in any particular segment, helping provide stability in our revenues and profitability. Our River Business is driven by the growing worldwide consumption of agricultural products and the demand for iron ore to manufacture steel. Our Offshore Supply Business benefits from the increasing global consumption of energy and the continued development of offshore drilling and production. Our Ocean Business meets the logistical needs to supply and distribute petroleum products and general container cargo in niche flag-protected markets. We believe this diversity in the sources of our revenues reduces the risk of exposure to any single end market.

●
Preferential Treatment in Certain Markets. Most countries provide preferential treatment, referred to as "cabotage privileges," for vessels that are flagged in their jurisdiction or chartered in for operation by local ship operators. For example, Brazilian law provides a preference for the utilization of Brazilian-flagged vessels in its cabotage trade. Through one of our Brazilian subsidiaries, we have the competitive advantage of being able to trade many of our PSVs currently in operation in the Brazilian cabotage market, enabling them to obtain employment in preference to vessels without those cabotage privileges. Similarly, all of our ocean-going vessels enjoy cabotage privileges in Argentina.

●
Long-Term Relationships with High Quality Customers. We have longstanding relationships with large, stable customers, including affiliates of major international agricultural and oil companies, such as Cargill, Petrobras, ADM, Trafigura and Continental Grain. We pride ourselves on our operational excellence, our ability to provide high quality service and our commitments to safety, quality and the environment. The quality of our vessels as well as the expertise of our vessel crews and engineering resources helps us maintain highly reliable and consistent performance for our customers. Our two largest customers, Petrobras and Trafigura, accounted for 29% and 16% of revenues for the fiscal year ended December 31, 2012, respectively, and our five largest customers accounted for 63% of revenues for the fiscal year ended December 31, 2012.

Our Business Strategy

Our business strategy is to continue to grow by leveraging our expertise and customer relationships through our investments in different sectors of the transportation industry. Our River Business is the leading barge transportation company in the Hidrovia Region and is well positioned to deliver strong operational results. We plan on expanding our presence in the Brazilian offshore oil platform supply services industry in order to capitalize on attractive trends in that market. We plan to implement our business strategy by doing the following:

●
Leverage Our Market Position to Capitalize on Strong Underlying River Fundamentals. We plan to leverage our leading market position in the Hidrovia to capitalize on the attractive supply and demand fundamentals for marine transportation in the region and to further expand our lines of business and the capacity and range of marine transportation services provided by us. The Hidrovia river system is one of the largest navigable river systems in the world, comparable in length to the Mississippi River system in the United States, and represents the most efficient means of transportation in a fertile and commodity-rich region with a shortage of transportation infrastructure alternatives. Our ability to enlarge our fleet with barges produced at our vertically integrated facility at a competitive cost, and to continue to take advantage of the economies of scale afforded to us by our large fleet, increasingly fuel-efficient pushboats and network of infrastructure should allow us to extend our dominant position in the river system.

●
Continue Expanding our Offshore Operations. We intend to continue to leverage our expertise, local presence and success in the Brazilian offshore market by deploying additional vessels in the region. We currently have nine vessels operating in the Brazilian offshore supply market and intend to deploy one of the two additional PSVs, which is now in the final stages of construction in India, in the Brazilian market upon delivery in third quarter of 2013. The demand for long-term employment at attractive and improving charter rates, particularly for our large, modern PSVs, reflects the attractive fundamentals of the Brazilian offshore market. We believe that the opening of the Brazilian oil exploration and production market to private and foreign participation will allow for further growth opportunities and customer diversification.

●
Maintain and Optimize our Asset Diversification and Employment. We continually monitor developments in the shipping industry and make charter-related decisions based on an individual vessel and segment basis, as well as on our view of overall market conditions in order to implement our overall business strategy. In our River Business, we have contracted a substantial portion of our fleet's barge capacity on a one- to five-year basis to our major customers. These contracts typically provide for fixed pricing, minimum volume requirements and fuel price adjustment formulas, and we intend to develop new customers and cargoes as we grow our fleet capacity. In our Offshore Supply Business, we plan to continue chartering our PSV fleet primarily in Brazil under long-term time charter employment. We have historically operated our cabotage Ocean Business tanker vessels under period time charters with oil refineries and major oil companies and will aim to continue to do so. Our two container feeder vessels operate on a voyage by voyage basis.

●
Focusing on Generating Operational Efficiencies. We have identified opportunities and are implementing our plans to improve overall efficiency and profitability. In our River Business our re-engining program is underway, and we have invested in new, bigger engines for our main line pushboats, which will burn less expensive fuels. We also continue to focus on optimizing our barge and tug scheduling, maximizing loads and tow size and reducing empty back-hauls through our strategically located fleeting areas. We believe that the increased traffic density from the continued growth in overall demand for waterborne transportation of commodities and the expansion of our footprint in the river system will reduce non-revenue producing days and increase our overall transportation volumes and strengthen our margins. At our barge manufacturing facility, we are focused on establishing an infrastructure that optimizes our production capabilities and efficiencies, to maximize profitability and return on capital. Our facility has increased its output and its third party sales from 19 barges in 2011 to 37 barges in 2012 with over 50 barges already contracted for sales to third parties in 2013.

Summary of recent waivers and / or covenant non-compliance

Our operations are financed through various loans, including but not limited to loans for our River Operations from International Finance Corporation ("IFC") and The OPEC Fund for International Development ("OFID"). At March 31, 2013, the aggregate outstanding principal balance under these loans agreements with IFC and OFID was $93.5 million. These loans and their respective guarantee agreements contain customary covenants which include financial ratios calculated on a quarterly basis in respect of the various borrowers and guarantors under those financings. We were not in compliance with one of the covenants under these loan agreements, the historical debt service coverage ratio, as of December 31, 2012.  We immediately engaged in discussions with IFC and OFID, respectively, and each of these organizations waived, on March 8 and 14, 2013, respectively, our obligation under these loan agreements to comply with the historical debt service coverage ratio as of both December 31, 2012 and March 31, 2013.  Since June 30, 2013 and thereafter we are in compliance with the historical debt service coverage ratio and all other covenants under our IFC and OFID financings.

Separately and in connection with the refinancing of our 9% First Preferred Ship Mortgage Notes due 2014, on May 23, 2013 both IFC and OFID waived certain non-financial covenants in order to allow the Company to provide collateral as guarantee for the 87/8% First Preferred Ship Mortgage Notes due 2021.  These waivers were not due to any non-compliance by the Company or its subsidiaries of financial covenants and were solely required in order to permit the release of mortgages on part of our river fleet in order to allow for the re-mortgaging of that equipment as part of the collateral guaranteeing the 87/8% First Preferred Ship Mortgage Notes due 2021.

For a more detailed discussion of our loan covenants and the waivers mentioned above, please see "Description of Credit Facilities and Other Indebtedness".

Ownership and Corporate Structure

Our management team is led by members of the Menendez family. The family collectively has been involved in the shipping industry for over 130 years. Our senior executive officers have on average 39 years of experience in the shipping industry. Our management team has significant expertise in various lines of business and has been instrumental in developing and maintaining our certified safety and quality management systems and our operational plans.

On December 12, 2012, we announced the closing of the Investment Agreement entered into on November 13, 2012, with Sparrow, a subsidiary of Southern Cross. Southern Cross is a private equity firm founded in 1998 to make investments in Latin American companies that have significant potential for improved performance and growth. At that closing, we sold 110,000,000 shares of newly issued common stock to Sparrow at a purchase price of $2.00 per share. We received proceeds of $220.0 million from the transaction. As of March 31, 2013, Southern Cross beneficially owned 78.34% of the outstanding common shares of Ultrapetrol, representing approximately 58.9% of the voting power of our outstanding shares. Since inception, Southern Cross has raised over $2.5 billion and has invested in over 30 companies in a wide range of industries, including consumer goods, retail, homebuilding, entertainment, logistics, pharmaceuticals, energy, oil & gas, public services, IT and telecom.

The following diagram is intended to illustrate our general corporate structure and the basic relationships of our businesses and subsidiaries to the restricted group of companies under the indenture and does not specifically identify all of the Subsidiary Guarantors or Pledgors under the indenture. Some of our restricted subsidiaries have issued other debt to finance their vessels, as described in this prospectus. Our actual corporate structure is more complex, including over 60 direct and indirect subsidiaries.

ULTRAPETROL (BAHAMAS) LTD.
Ocean Business
River Business
Offshore Supply Business
100%
Princely International Finance Corp. (Panama)
100%
Individual Vessel Owning / Special Purpose Companies
100%
100%
100%
UP River Terminals (Panamá) S.A. (Panama)
UPB (Panama) Inc. (Panama)
UP River (Holdings) Ltd. (Bahamas)
50%
50%
UABL Limited (Bahamas)
50%
50%
100%
UABL Terminals Ltd. (Bahamas)
Owning / Special Individual Barge Purpose Companies
50%
100%
Owning 3 Fronteras Terminal
Owning 2 Fronteras Terminal
94.45%
UP Offshore (Bahamas) Ltd. (Bahamas)
100%
UP Offshore (Uruguay) S.A.
99.99%
100%
100%
UP Offshore Apoio Maritimo Ltda. (Brazil)
Lewistown Commercial Corp. (Panama)
UP Offshore (Panama) S.A. (Panama)
100%
Individual Vessel Owning / Special Purpose Companies
Restricted Group

As of March 31, 2013, our Subsidiary Guarantors represented 52% and 70%, respectively, of our consolidated total assets and total liabilities, before consolidating adjustments.

Corporate Information

We are incorporated in The Bahamas under the name Ultrapetrol (Bahamas) Limited. Our registered office is situated at H&J Corporate Services Ltd., Ocean Center, Montagu Foreshore, East Bay Street, Nassau, Bahamas. Our telephone number there is

1-242-364-4755. Our website is http://www.ultrapetrol.net. The information on our website is not part of this prospectus.

Recent Developments

On July 5, 2013, we entered into a Share Purchase Agreement with Firmapar Corp. (the "Offshore SPA"), the then owner of 5.55% of shares in UP Offshore (Bahamas) Limited, our holding company in the Offshore Supply Business. Through the Offshore SPA we agreed to purchase from Firmapar Corp. the 2,500,119 shares of common stock of UP Offshore (Bahamas) Limited that we did not own. On July 25, 2013, we paid $10.25 million to Firmapar in consideration for such shares. As of such date, we own 100% of the common stock of UP Offshore (Bahamas) Limited.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The following summary contains basic information about the exchange offer and is not intended to be complete. For a more complete understanding of the exchange offer, please refer to the section of this prospectus entitled "The Exchange Offer."

Exchange Offer
We are offering to exchange up to $200,000,000 in aggregate principal amount of our 8 7/8% First Preferred Ship Mortgage Notes due 2021 that have been registered under the Securities Act, in exchange for any or all of our outstanding 8 7/8% First Preferred Ship Mortgage Notes due 2021. In this prospectus, we refer to the unregistered notes as the outstanding notes and the registered notes as the exchange notes. We refer to both the outstanding notes and the exchange notes collectively as the notes. The issuance of the exchange notes is intended to satisfy some of our obligations under the registration rights agreement entered into in connection with our private placement of the outstanding notes. For procedures for tendering your outstanding notes, please see the section of this prospectus entitled "The Exchange Offer." The exchange notes will be issued in denominations of $1,000, and integral multiples of $1,000.

Expiration Date
The exchange offer expires at 5:00 p.m., New York City time, on                     , 2013, unless we extend the expiration date. Please read the section of this prospectus entitled "The Exchange Offer — Extensions, Delay in Acceptance, Termination or Amendment" for more information about the expiration date of the exchange offer.

Withdrawal of Tenders
You are entitled to withdraw your election to tender outstanding notes at any time prior to the expiration of the exchange offer. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer
We will not be required to accept outstanding notes for exchange:
•if the exchange offer would be unlawful or would violate any interpretation of the staff of the SEC, or
•if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.
The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered. For more information about the conditions to the exchange offer please read the section of this prospectus entitled "The Exchange Offer — Conditions to the Exchange Offer."

Procedures for Tendering Outstanding Notes
If your outstanding notes are held through The Depository Trust Company ("DTC"), and you wish to participate in the exchange offer, you may do so through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:
•any exchange notes that you receive will be acquired in the ordinary course of your business;
•you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;
•you are not an "affiliate" of ours or of any of our subsidiaries within the meaning of Rule 405 under the Securities Act; and
•if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners
If you own a beneficial interest in outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery Procedures
You must tender your outstanding notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer — Guaranteed Delivery Procedures" if any of the following apply:
•you wish to tender your outstanding notes but they are not immediately available;
•you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent, who is identified below, before the expiration date; or
•you cannot comply with the applicable procedures under DTC's automated tender offer program before the expiration date.

Resales
Except as indicated in this prospectus, we believe that the exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
•you are acquiring the exchange notes in the ordinary course of your business;
•you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and
•you are not an affiliate of the Company or any subsidiary.

Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify holders of notes against such liability.

Each broker-dealer that is issued exchange notes for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. Broker-dealers who acquired outstanding notes directly from us will not be eligible to receive exchange notes in return for those outstanding notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes. Please read the section of this prospectus entitled "Plan of Distribution" for more information regarding the resale of the exchange notes.

U.S. Federal Income Tax Considerations
The exchange of outstanding notes for exchange notes under the exchange offer will not be subject to U.S. Federal income tax. You will not recognize any taxable gain or loss or any interest income as a result of such exchange. For more information about tax considerations of the exchange offer please read the section of the prospectus entitled "Tax Considerations — U.S. Federal Income Tax Consequences."

Use of Proceeds
We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. We will pay all our expenses incident to the exchange offer.

Registration Rights	If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of outstanding notes.

Exchange Agent
Manufacturers and Traders Trust Company is the exchange agent for this exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

Manufacturers and Traders Trust Company 25 South Charles Street, 16th Floor Baltimore, MD 21201 Attention: Corporate Trust Administration Facsimile: (410) 244-4236 Telephone: (410) 949-3167

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. A more detailed description of the terms and conditions of the exchange notes is contained in this prospectus in the section entitled "Description of the Exchange Notes."

Issuer	Ultrapetrol (Bahamas) Limited.

Notes
$200,000,000 aggregate principal amount of 8 7/8% First Preferred Ship Mortgage Notes due 2021, which have been registered under the Securities Act. The terms of the exchange notes and the outstanding notes are identical in all material respects, except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to file this registration statement as required by the registration rights agreement. The same indenture will govern the exchange notes as governs the outstanding notes.

Maturity Date	June 15, 2021.

Interest Payment Dates	June 15 and December 15 of each year, commencing December 15, 2013.

Guarantees
The notes are guaranteed, jointly and severally, on a senior basis, by certain of our existing and future subsidiaries that directly or indirectly own collateral. The notes are not guaranteed by any of our subsidiaries that do not directly or indirectly own collateral, including the majority of our subsidiaries directly involved in our River and Ocean Business and all of the entities involved in our Offshore Business. The notes will also not be guaranteed by the Pledgors (as defined in "Description of the Exchange Notes"), although each Pledgor has pledged certain vessels and related assets owned by it as collateral.

Ranking	The notes and the Subsidiary Guarantees are our and the Subsidiary Guarantors' (as defined in "Description of the Notes") senior secured obligations. The notes and the Subsidiary Guarantees:

●     with respect to each Subsidiary Guarantor, rank ahead of all other claims (other than claims represented by Permitted Liens (as defined in the Description of Notes) that rank senior or pari passu in right of payment to the claims of the holders of the notes) with respect to and to, and only to, the extent of the value, priority and validity Collateral (as defined in "Description of the Notes") pledged by such Subsidiary Guarantor;
●     rank equally in right of payment with all of our and the Subsidiary Guarantors' existing and future senior indebtedness;
●     rank senior in right of payment to all of our and the Subsidiary Guarantors' existing and future subordinated indebtedness; and
●     be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that are not providing guarantees.

See "Description of the Notes—Ranking."
As of March 31, 2013, subsidiaries that are not Subsidiary Guarantors had long-term debt totaling $177.2 million.

Security and Collateral
The notes and Subsidiary Guarantees are secured by first preferred mortgages on 353 vessels, consisting of four ocean vessels, 335 barges and 14 pushboats owned, directly or indirectly, by the Subsidiary Guarantors and the Pledgors, as well as first priority liens on, among other things, the earnings and insurances on each such mortgaged vessel or barge. As of May 2013, the appraised value of these vessels and barges was approximately $253 million. The notes and Subsidiary Guarantees are not secured by vessels we acquire in the future other than substitute collateral, nor are they secured by any related liens on the earnings and insurances on each such newly acquired vessel. The notes and Subsidiary Guarantees are not secured by any vessels owned by our subsidiaries that are not Subsidiary Guarantors or Pledgors, including the majority of our subsidiaries directly involved in our River and Ocean Business and all of the entities involved in our Offshore Business. In addition, the notes and Subsidiary Guarantees are secured by first priority liens on the capital stock of each Subsidiary Guarantor (but only to the extent that, as to any subsidiary, such a pledge of capital stock does not give rise to reporting requirements on the part of such subsidiary under the rules of the SEC or any other governmental authority). See "Description of the Notes—Limitations on Stock Collateral."

Optional Redemption
Prior to June 15, 2016, we may at any time and from time to time redeem, in whole or in part, the notes at a redemption price equal to 100% of their principal amount plus the Applicable Premium (as defined in "Description of the Notes—Optional Redemption") as of, and accrued and unpaid interest to, the redemption date. See "Description of the Notes—Redemptions—Optional Redemption Upon Make Whole Payment."

On or after June 15, 2016, we may at any time and from time to time redeem, in whole or in part, the notes at the redemption prices listed under "Description of the Notes—Redemptions—Optional Redemption," plus accrued and unpaid interest to the date of the redemption.

In addition, on or before June 15, 2016, we may redeem up to 35% of the original principal amount of the notes (including any additional notes) with the proceeds of one or more equity offerings at a redemption price of 108.875% plus accrued and unpaid interest to the redemption date within 180 days after such equity offering. See "Description of the Notes—Redemptions—Redemption Upon a Qualified Equity Offering."

Redemption upon a Change in Tax Law
We may redeem the notes, at any time as a whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, in the event that we or any of the Subsidiary Guarantors or Pledgors has become or would become obligated to pay certain amounts as a result of the imposition of withholding taxes on the notes as a result of a change in the laws of any Relevant Taxing Jurisdiction (as defined in "Description of the Notes." See "Description of the Notes—Redemptions—Redemption for Changes in Withholding Taxes."

Change of Control
Upon a change in control, we will be required to make an offer to purchase each holder's notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Change of Control."

Additional Amounts
All payments by us or the Subsidiary Guarantors in respect of the notes, whether of principal or interest, will be made without withholding or deduction of any taxes imposed by or within any Relevant Taxing Jurisdiction (as defined in "Description of the Notes"), unless such withholding or deduction is required by law or the interpretation and administration thereof, in which case, subject to specified exceptions and limitations, we or the Subsidiary Guarantors, as the case may be, will pay such additional amounts as may be necessary so that the net amount received by the holders of the notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See "Description of the Notes—Withholding Taxes."

Certain Covenants
The indenture contains covenants that limit our ability and certain of our subsidiaries to:
●incur or guarantee additional indebtedness;
●pay dividends on our capital stock or redeem, repurchase or retire our capital stock and subordinated indebtedness;
●create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;
●transfer or sell assets, including the capital stock of our subsidiaries;
●create liens;
●make investments;
●engage in sale and leaseback transactions;
●engage in transactions with our affiliates;
●engage in mergers and consolidations; and
●impair the security interest with respect to the collateral.

These covenants are subject to a number of important qualifications and exceptions, which are described under "Description of the Exchange Notes."

Additional Notes
We may, without the consent of the holders of the notes and subject to our compliance with covenants limiting our ability to incur or guarantee additional indebtedness and create liens, issue additional notes under the indenture governing the notes in the future with the same terms as the notes offered hereby in an unlimited aggregate principal amount; provided, however, that in the event that these additional notes are not fungible with the notes offered hereby for U.S. Federal income tax purposes, such nonfungible additional notes will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the notes offered hereby.

RISK FACTORS

      Investing in the notes involves substantial risks. See "Risk Factors" immediately following this summary for a description of certain of the risks you should carefully consider before investing in the notes.

Summary Historical Consolidated Financial Data

The summary consolidated financial information set forth below may not contain all of the financial information that you should consider when making a decision whether to participate in the exchange offer. You should carefully read our consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus for additional financial information about us.  Our summary financial information as of and for the fiscal years ended December 31, 2012, 2011, 2010, 2009 and 2008 have been derived from our respective audited consolidated financial statements. Our summary condensed financial data as of March 31, 2013 and 2012 and for the three-month periods then ended has been derived from our respective unaudited condensed consolidated financial statements and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth in those condensed consolidated financial statements on a basis consistent with our respective audited consolidated financial statements.

This financial information should be read in conjunction with the consolidated financial statements and related notes included in this prospectus. Operations of our Passenger Business are presented as discontinued operations on a net of tax basis for the fiscal years ended December 31, 2010, 2009 and 2008.

	Three-month Period Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Unaudited)
Statement of Operations Data:
Revenues	$77,890	$64,538	$313,169	$304,482	$230,445	$220,529	$303,575
Operating expenses:
Voyage and manufacturing expenses(1)	(26,007)	(28,084)	(126,368)	(112,252)	(61,583)	(60,575)	(75,290)
Running costs(2)	(31,472)	(28,022)	(128,059)	(112,355)	(89,339)	(80,032)	(89,186)
Depreciation and amortization	(10,120)	(10,492)	(43,852)	(39,144)	(34,371)	(41,752)	(38,620)
Administrative and commercial expenses	(8,822)	(7,787)	(32,385)	(29,604)	(27,051)	(25,065)	(24,396)
Loss on write-down of vessels	—	—	(16,000)	—	—	(25,000)	—
Other operating income, net	450	5,764	8,376	8,257	617	2,844	6,513

Operating profit/ (loss)	1,919	(4,083)	(25,119)	19,384	18,718	(9,051)	82,596
Operating income (expenses)
Financial expense	(7,939)	(9,337)	(35,793)	(35,426)	(25,925)	(24,248)	(25,128)
Financial loss on extinguishment of debt	(3,605)	—	(940)	—	—	—	—
Foreign currency (losses) gains, net	6,255	1,251	(2,051)	(2,552)	(492)	1,011	(5,414)
Financial income	76	42	6	332	399	340	1,156
(Loss) gains on derivatives, net	(216)	—	—	(16)	10,474	241	8,816
Investments in affiliates	(195)	(313)	(1,175)	(1,073)	(341)	(28)	(442)
Other, net	(228)	41	(661)	(621)	(875)	(707)	(558)
Total other income (expenses)	(5,852)	(8,316)	(40,614)	(39,356)	(16,760)	(23,391)	(21,570)
Income/(Loss) from continuing operations	(3,933)	(12,399)	(65,733)	(19,972)	1,958	(32,442)	61,026
Income taxes benefit (expense)	(1,622)	(1,259)	2,969	1,737	(6,363)	(5,355)	4,173
Income/(Loss) from continuing operations	(5,555)	(13,658)	(62,764)	(18,235)	(4,405)	(37,797)	65,199
Loss from discontinued operations	—	—	—	—	(515)	(2,131)	(16,448)

Net income/(loss)	(5,555)	(13,658)	(62,764)	(18,235)	(4,920)	(39,928)	48,751
Net income/(loss) attributable to non-controlling interest	299	169	893	570	451	(90)	1,228
Net income/(loss) attributable to Ultrapetrol (Bahamas) Limited	$(5,854)	$(13,827)	$(63,657)	$(18,805)	$(5,371)	$(39,838)	$47,523
Basic and diluted income/(loss) per share of Ultrapetrol (Bahamas) Limited from continuing operations	$(0.04)	$(0.47)	$(1.80)	$(0.64)	$(0.16)	$(1.28)	$1.99
Diluted weighted average number of shares	140,092,934	29,568,622	35,382,913	29,547,365	29,525,025	29,426,429	32,213,741

Three-month Period Ended March 31,		Year Ended December 31,
2013	2012	2012	2011	2010	2009	2008
(Unaudited)
Certain Balance Sheet Data (at period end):
Cash and cash equivalents(3)	$123,613		$222,215	$34,096	$105,570	$53,201	$105,859
Working capital(4)	112,892		108,245	32,245	98,318	68,352	135,746
Vessels and equipment, net	646,106		647,519	671,445	612,696	571,478	552,683
Total assets	928,133		1,010,318	830,287	823,797	732,934	825,059
Long-term debt (including current portion)	424,014		517,552	512,993	499,379	405,531	412,940
Total equity	401,435		406,499	250,171	268,794	288,583	376,859

Statement of Cash Flow Data:
Net cash provided by (used in) operating activities	$3,864	$(7,354)	$(3,935)	$14,757	$18,894	$38,716	$71,257
Net cash (used in) provided by investing activities	(6,438)	(11,114)	(32,513)	(97,863)	(54,139)	(83,598)	(87,991)
Net cash provided by (used in) financing activities	(96,028)	9,145	224,567	11,632	87,614	(7,776)	58,331
Capital Expenditures	15,738	14,964	50,920	97,863	105,247	90,095	135,876
Adjusted Consolidated EBITDA(5)	$19,261	$7,261	$32,045	$54,028	$61,293	$57,129	$116,859

	Three-month Period Ended March 31, (Unaudited)		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
			(Dollars in thousands)
Segment Data
River Business
Revenues	$39,347	$29,384	$163,279	$174,594	$120,024	$79,477	$126,425
Number of Barges (end of period)	679	651	669	647	596	591	591
dwt Capacity (end of period)	1,260,792	1,187,032	1,235,792	1,177,032	1,041,496	1,020,100	1,020,900

Offshore Supply Business
Revenues	$21,602	$17,028	$76,661	$64,606	$54,283	$35,419	$43,907
Average number of PSVs in operation	9.7	8.0	8.6	7.6	6.0	5.4	5.0
Average number of PSVs under construction	2.3	4.0	3.4	4.4	6.0	6.6	7.0
Ocean Business
Revenues	$16,941	$18,126	$73,229	$65,282	$56,138	$105,633	$133,243
Average number of Vessels(6)	7.0	8.0	8.0	8.0	8.6	10.6	9.7
dwt capacity (end of period)(6)(7)	66,623	109,787	109,787	109,787	109,787	445,606	744,529

_______________________
(1)
Voyage expenses, which are incurred when a vessel is operating under a contract of affreightment (as well as any time when they are not operating under time or bareboat charter), comprise all costs relating to a given voyage, including port charges, canal dues and fuel (bunkers) costs, are paid by the vessel owner and are recorded as voyage expenses. Voyage expenses also include charter hire payments made by us to owners of vessels that we have chartered in. Manufacturing expenses, which are incurred when a constructed river barge is sold, are comprised of steel cost, which is the largest component of our raw materials, and the cost of labor.

(2)
Running costs, or vessel operating expenses, include the cost of all vessel management, crewing, repairs and maintenance, spares and stores, insurance premiums, lubricants and certain drydocking costs.

(3)	Excluding restricted cash.
(4)	Current assets less current liabilities.
(5)
Adjusted Consolidated EBITDA consists of net income (loss) prior to deductions for interest expense and other financial gains and losses related to the financing of the Company, income taxes, depreciation of vessels and equipment and amortization of drydock expense, intangible assets and certain non-cash charges (including, for instance, losses on write-downs of vessels). We have provided Adjusted Consolidated EBITDA because we use it to, and believe it provides useful information to investors to, evaluate our ability to incur and service indebtedness and it is a required disclosure to comply with a covenant contained in the Indenture of our 2004 Notes. We do not intend Adjusted Consolidated EBITDA to represent cash flows from operations, as defined by GAAP (on the date of calculation), and it should not be considered as an alternative to measure our liquidity. Adjusted Consolidated EBITDA may not be comparable to similarly titled measures disclosed by other companies. Generally, funds represented by Adjusted Consolidated EBITDA are available for management's discretionary use. Adjusted Consolidated EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported.

The following table reconciles our Adjusted Consolidated EBITDA to our cash flows from operating activities:

	Three-month Period Ended March 31, (Unaudited)		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
			(Dollars in thousands)
Total cash flows (used in) provided by operating activities	$3,864	$(7,354)	$(3,935)	$14,757	$18,894	$38,716	$71,257
Plus
(Increase) / Decrease in operating assets and liabilities	4,623	946	(2,391)	7,748	(6,974)	(14,052)	15,415
Expenditure for drydocking	1,057	991	5,978	3,478	8,204	5,242	3,105
Income taxes (benefit) expense	1,622	1,259	(2,969)	(1,737)	6,363	5,355	(4,173)
Financial expenses(A)	7,939	9,337	35,793	35,426	25,925	24,248	25,128
(Losses) Gains on derivatives, net	(216)	—	—	(16)	10,474	241	8,816
Gain on disposal of assets	—	3,564	3,564	—	724	—	—
Contribution from sale and lease back	1,829	—	2,086	—	—	—	—
Net loss (income) attributable to non-controlling interest	(299)	(169)	(893)	(570)	(451)	90	(1,228)
Other adjustments(B)	(1,158)	(1,313)	(5,188)	(5,058)	(1,866)	(2,711)	(1,461)
Adjusted Consolidated EBITDA	$19,261	$7,261	$32,045	$54,028	$61,293	$57,129	$116,859

__________________
(A)	Financial expense includes interest expense and the amortization of debt issuance expense.
(B)	Mainly corresponds to non-cash charges related with share-based compensation, allowance for doubtful accounts, net losses from investment in affiliates, among others.
(6)	Our vessel Parana Petrol transferred into the River Business in 2013 and is under conversion into an iron ore floating transshipment station.
(7)	dwt only, excludes TEUs. Asturiano and Argentino have 1,050 and 1,118 TEUs, respectively.

RISK FACTORS

An investment in the notes involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, before you make any decisions with respect to the notes. Any of the following risks, as well as other risks and uncertainties, could harm the value of the notes directly, or our business and financial results and thus indirectly cause the value of the notes to decline. The risks described below are not the only ones that could impact us or the value of the notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. As a result of any of these risks, known or unknown, you may lose all or part of your investment in the notes.

Risks Relating to Our Industry

If the global shipping industry, which historically has been cyclical and volatile, should remain depressed on a continuous basis or declines further in the future, our earnings and available cash flow may be adversely affected.

The international shipping industry is both cyclical and volatile in terms of charter rates and profitability. Charter rates are still relatively low compared to the rates achieved in the years preceding the global financial crisis. These factors may adversely affect our ability to charter or recharter our vessels or to sell them on the expiration or termination of their charters and any renewal or replacement charters that we enter into may not generate revenue sufficient to allow us to operate our vessels profitably.

Fluctuations in charter rates and vessel values result from changes in the supply and demand for cargo capacity and changes in the supply and demand for petroleum and petroleum products as well as that of other cargo transported by vessels. The factors affecting the supply and demand for vessels are outside of our control and the nature, timing and degree of changes in industry conditions are unpredictable.

The factors that influence demand for vessel capacity include:

●	supply and demand for petroleum and petroleum products, iron ore, coal and grains as well as other cargo transported by vessels;

●	regional availability of refining capacity in the case of petroleum and petroleum products or crushing or manufacturing with respect to other cargo transported by other vessels;

●	global and regional economic and political conditions;

●	actions taken by OPEC and major oil producers and refiners;

●	the distance cargo transported by vessels is to be moved by marine transportation;

●	changes in seaborne and other transportation patterns;

●	environmental and other legal and regulatory developments;

●	currency exchange rates;

●	weather and climate conditions;

●	competition from alternative sources of energy; and

●	international sanctions, embargoes, import and export restrictions, nationalizations and wars.

The factors that influence the supply of shipping capacity include:

●	current and expected new buildings of vessels;

●	shipbuilding capacity and the prices charged for new shipbuilding contracts;

●	the number and carrying capacity of newbuilding deliveries;

●	the scrapping rate of existing vessels;

●	the conversion of vessels to other uses;

●	the price of steel;

●	slow steaming;

●	the number of vessels that are out of service; and

●	environmental concerns and regulations.

Historically, the shipping markets have been volatile as a result of the many conditions and factors that can affect the price, supply and demand for vessel capacity. A global economic crisis may further reduce demand for transportation of cargo over longer distances and supply of vessels to carry cargo, which may materially affect our revenues, profitability and cash flows. If charter rates decline, we may be unable to achieve a level of charterhire sufficient for us to operate our vessels profitably.

Some of our vessels operate in services which cover areas that have a special tax status; the modification of that status could have an impact on the volume of cargo we carry and consequently could adversely affect our financial results.

Our River Business can be affected by factors beyond our control, particularly adverse weather conditions that can affect production of the goods we transport and navigability of the river system on which we operate.

We derive most of our River Business revenues from transporting soybeans and other agricultural and mineral products produced in the Hidrovia Region, as well as petroleum products consumed in the region. Droughts and other adverse weather conditions, such as floods, could result in a decline in production of agricultural products, which would likely result in a reduction in demand for our services. For example in 2005, 2006, 2009 and 2012, droughts resulted in a decline of agricultural products in the Hidrovia region, which resulted in a decreased demand for our shipping services. In addition, adverse weather conditions in 2012 affected the navigability of the river system in which we operate. Further, most of the operations in our River Business occur on the Parana and Paraguay Rivers and any changes adversely affecting navigability of either of these rivers, such as low water levels or shifts in banks' locations, could reduce or limit our ability to effectively transport cargo on the rivers, as is normally the case in the High Paraguay River during the fourth quarter and part of the first quarter.

The rates we charge and the quantity of freight we are able to transport in our River Business can also be affected by:

●	demand for the goods we ship in our barges;

●	adverse river conditions, such as flooding and droughts, that slow or stop river traffic or reduce the quantity of cargo that we can carry in each barge;

●	navigational incidents involving our equipment resulting in disruptions of our navigational schedules;

●	any incidents or operational disruptions to ports, terminals or bridges along the rivers on which we operate;

●	changes in the quantity or capacity of barges available for river transport through the entrance of new competitors or expansion of operations by existing competitors;

●	disruption in the production of iron ore at the mines or lack of transportation to ports of loading;

●	the availability of transfer stations and cargo terminals for loading of cargo on and off barges;

●	the ability of buyers of commodities to open letters of credit and generally the ability of obtaining trade financing on reasonable terms or at all;

●	the availability and price of alternative means of transporting goods out of the Hidrovia Region;

●	As our vessels age they will have off hire periods which reduce their efficiency and eventually they will be retired.

A prolonged drought or other series of events that is perceived by the market to have an impact on the region, the navigability of the Parana or Paraguay Rivers or our River Business in general may, in the short term, result in a reduction in the market value of the barges and pushboats that we operate in the region. These barges and pushboats are designed to operate in wide and relatively calm rivers, of which there are only a few in the world. If it becomes difficult or impossible to operate our barges and pushboats profitably in the Hidrovia Region and we are forced to sell them to a third party located outside of the region, there is a limited market in which we would be able to sell these vessels and accordingly we may be forced to sell them at a substantial loss.

Changes in rules and regulations with respect to cabotage or their interpretation in the markets in which we operate may have an adverse effect on our results of operations.

In most of the markets in which we currently operate we engage in cabotage or regional trades that have restrictive rules and regulations on a region by region basis. Our operations currently benefit from these rules and regulations or their interpretation. For instance, preferential treatment is extended in Brazilian cabotage for Brazilian-flagged vessels, such as some of our Platform Supply Vessels, or PSVs. Changes in cabotage rules and regulations or in their interpretation may have an adverse effect on our cabotage operations, either by becoming more restrictive (which could result in limitations to the utilization of some of our vessels in those trades) or less restrictive (which could result in increased competition in these markets).

Demand for our PSVs depends on the level of activity in offshore oil and gas exploration, development and production.

The level of offshore oil and gas exploration, development and production activity has historically been volatile and is likely to continue to be so in the future.

The level of activity is subject to large fluctuations in response to relatively minor changes in a variety of factors. A prolonged, material downturn in oil and natural gas prices is likely to cause a substantial decline in expenditures for exploration, development and production activity, which would likely result in a corresponding decline in the demand for PSVs, and thus decrease the utilization and charter rates of our PSVs. An increase in the order book for new tonnage beyond the growth of demand for new tonnage could result in a decline of the charter rates paid for PSVs in the market. Such decreases in demand or increases in supply could have an adverse effect on our financial condition and results of operations. Moreover, increases in oil and natural gas prices and higher levels of expenditure by oil and gas companies may not result in increased demand for our PSVs. The factors affecting the supply and demand for PSVs are outside of our control and the nature, timing and degree of changes in industry conditions are unpredictable. If the PSV market is in a period of weakness when our vessels' charters expire, or when new vessels are delivered, we may be forced to re-charter or charter our vessels at reduced rates or even possibly at a rate at which we would incur a loss on operation of our vessels.

Some of the factors that influence the supply and demand for our PSVs include:

●	worldwide demand for oil and natural gas;

●	prevailing oil and natural gas prices and expectations about future prices and price volatility;

●	the cost of offshore exploration for and production and transportation of, oil and natural gas;

●	consolidation of oil and gas service companies operating offshore;

●	availability and rate of discovery of new oil and natural gas reserves in offshore areas;

●	local and international political and economic conditions and policies;

●	technological advances affecting energy production and consumption;

●	weather conditions;

●	environmental regulation;

●	volatility in oil and gas exploration, development and production activity;

●	the number of newbuilding deliveries;

●	deployment of additional PSVs to areas in which we operate; and

●	deployment of additional Brazilian-built PSVs.

Changes in the petroleum products markets could result in decreased demand for our product tankers and related services.

Demand for our product tankers and services in transporting petroleum products will depend upon world and regional petroleum products markets. Any decrease in shipments of petroleum products in those markets could have a material adverse effect on our business, financial condition and results of operations. Historically, those markets have been volatile as a result of the many conditions and events that affect the price, production and transport of petroleum products, including competition from alternative energy sources. In the long-term it is possible that demand for petroleum products may be reduced by an increased reliance on alternative energy sources, by a drive for increased efficiency in the use of petroleum products as a result of environmental concerns, or by high oil prices. Higher prices and/or a recession affecting the U.S. and or world economies may result in protracted reduced consumption of petroleum products and a decreased demand for our vessels and lower charter rates, which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Our vessels and our reputation are at risk of being damaged due to operational hazards that may lead to unexpected consequences, which may adversely affect our earnings.

Our vessels and their cargos are at risk of being damaged or lost because of events such as marine disasters, bad weather, mechanical failures, structural failures, human error, war, terrorism, piracy and other circumstances or events. All of these hazards can also result in death or injury to persons, loss of revenues or property, environmental damage, higher insurance rates or loss of insurance cover, damage to our customer relationships that could limit our ability to successfully compete for charters, delay or rerouting, each of which could adversely affect our business. Further, if one of our vessels were involved in an incident with the potential risk of environmental pollution, the resulting media coverage could adversely affect our business.

If our vessels suffer damage, they may need to be repaired. The costs of repairs are unpredictable and can be substantial. We may have to pay repair costs that our insurance does not cover in full. The loss of revenue while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings. In addition, available repair facilities are sometimes limited as we have geographical limitations due to the trading patterns of our fleet. The same situation applies to scheduled drydocks. We may be unable to find space at a suitable repair or drydock facility or we may be forced to travel to a repair or drydock facility that is not conveniently located near our vessels' positions. The loss of earnings while these vessels are forced to wait for space or to travel to more distant docking facilities would decrease our earnings. Further, if due to delays in repairing our vessels, some of our clients decide to cancel their contracts of employment with our vessels, we may lose such vessels' employment and may not be able to re-charter them profitably, or at all.

Acts of piracy on ocean-going vessels could adversely affect our business.

Acts of piracy have historically affected ocean going vessels trading in regions of the world such as the South China Sea, the Indian Sea and in the Gulf of Aden off the coast of Somalia. Although the frequency of sea piracy worldwide decreased during 2012 to its lowest level since 2009, sea piracy incidents continue to occur, particularly in the Gulf of Aden off the coast of Somalia and increasingly in the Gulf of Guinea, with all ocean going vessels vulnerable to such attacks. In 2011, according to the International Maritime Bureau, commercial shipping in the area was subjected to 439 individual pirate attacks of which 275 attacks took place off Somalia on the east coast and in the Gulf of Guinea on the west coast of Africa. In addition, 45 ships were hijacked resulting in the kidnapping of 802 crew members. If these piracy attacks result in regions in which our vessels are deployed being characterized by insurers as "war risk" zones or as Joint War Committee "war and strikes" listed, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew costs, including costs which may be incurred to the extent we employ onboard security guards, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents or similar incidents on board third party vessels managed by us, which could have a material adverse effect on us. In addition, detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability of insurance for our vessels, could have a material adverse impact on our business, results of operations, cash flows, financial condition and ability to pay dividends and may result in loss of revenues, increased costs and decreased cash flows to our customers, which could impair their ability to make payments to us under our charters.

If our vessels call on ports located in countries that are subject to sanctions and embargos imposed by the U.S. or other governments, that could adversely affect our reputation and the market for the notes and our common stock.

Although no vessels managed by us have called on ports located in countries subject to sanctions and embargoes imposed by the U.S. government and countries identified by the U.S. government as state sponsors of terrorism, including Cuba, Iran, Sudan and Syria, in the future, on instructions from their charterers vessels managed by us may call on ports located in countries subject to sanctions and embargoes imposed by the United States government and countries identified by the U.S. government as state sponsors of terrorism. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities and such sanctions and embargo laws and regulations may be amended over time. In 2010, the U.S. enacted the Comprehensive Iran Sanctions Accountability and Divestment Act, or CISADA, which expanded the scope of the former Iran Sanctions Act. Among other things, CISADA expands the application of the prohibitions to non-U.S. companies, such as our company and introduces limits on the ability of companies and persons to do business or trade with Iran when such activities relate to the investment, supply or export of refined petroleum or petroleum products. Although we believe that we are in compliance with all applicable sanctions and embargo laws and regulations and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines or other penalties and could result in some investors deciding, or being required, to divest their interest, or not to invest, in our company. Additionally, some investors may decide to divest their interest, or not to invest, in our company simply because we may do business with companies that do business in sanctioned countries. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels and those violations could in turn negatively affect our reputation. Investor perception of the value of the notes and our common stock may also be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and their surrounding countries.

A renewed contraction or worsening of the global credit markets and the resulting volatility in the financial markets could have a material adverse effect on our business, results of operations and financial condition.

Since 2007, a number of major financial institutions have experienced serious financial difficulties and in some cases, have entered into bankruptcy proceedings or are subject to regulatory enforcement actions. These difficulties have resulted, in part, from declining markets for assets held by such institutions, particularly the reduction in the value of their mortgage and asset-backed securities portfolios. These difficulties have been compounded by a general decline in the willingness of banks and other financial institutions to extend credit, particularly in the shipping industry, due to the historically volatile asset values of vessels and their related earnings and the general health of bank's individual loan portfolios. The current availability of ship finance remains significantly below its peak. As the shipping industry has been highly dependent on the availability of credit to finance and expand operations, it has been negatively affected by this decline. If we are unable to obtain additional credit or draw down upon existing borrowing capacity, it may negatively impact our ability to fund current and future obligations. These outcomes could have a material adverse impact on our business, results of operations, financial condition, ability to grow and cash flows, which could cause the market price of our common shares to decline.

If emergency governmental measures are implemented in response to any economic downturn, that could have a material adverse impact on our results of operations, financial condition and cash flows.

Since 2008, global financial markets have experienced extraordinary disruption and volatility following adverse changes in the global credit markets. The credit markets in the United States have experienced significant contraction, deleveraging and reduced liquidity. The governments around the world have taken significant measures in response to such events, including the enactment of the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in the United States and may implement other significant responses in the future. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The SEC, other regulators, self-regulatory organizations and exchanges have enacted temporary emergency regulations and may take other extraordinary actions in the event of market emergencies and may effect permanent changes in law or interpretations of existing laws. We cannot predict what, if any, such measures would be, but changes to securities, tax, environmental, or the laws of regulations, could have a material adverse effect on our results of operations, financial condition or cash flows.

If economic conditions throughout the world do not improve, it will impede our operations.

Negative trends in the global economy that emerged in 2008 continue to adversely affect global economic conditions. In addition, the world economy continues to face a number of challenges, including uncertainty related to the continuing discussions in the United States regarding the federal debt ceiling and recent turmoil and hostilities in the Middle East, North Africa and other geographic areas and countries and continuing economic weakness in the European Union. There has historically been a strong link between the development of the world economy and demand for energy, including oil and gas. An extended period of deterioration in the outlook for the world economy could reduce the overall demand for oil and gas and for our services. We cannot predict how long the current market conditions will last.

The economies of the United States, the European Union and other parts of the world continue to experience relatively slow growth or remain in recession and exhibit weak economic trends. The credit markets in the United States and Europe have experienced significant contraction, de-leveraging and reduced liquidity, and the U.S. federal government and state governments and European authorities continue to implement a broad variety of governmental action and/or new regulation of the financial markets. Global financial markets and economic conditions have been, and continue to be, severely disrupted and volatile. Credit markets and the debt and equity capital markets have been exceedingly distressed. Since 2008, lending by financial institutions worldwide remains at low levels compared to the period preceding 2008.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world, among other factors. We cannot predict economic and governmental factors, nor declines in charter rates and vessel values, which may have a material adverse effect on our results of operations and may cause the price of our notes and common stock to decline.

The current state of the global financial markets and current economic conditions may adversely impact our ability to obtain financing or re-financing on acceptable terms and otherwise negatively impact our business

Global financial markets and economic conditions have been, and continue to be, volatile. Recently, operating businesses in the global economy have faced tightening credit, weakening demand for goods and services, deteriorating international liquidity conditions, and declining markets. There has been a general decline in the willingness by banks and other financial institutions to extend credit, particularly in the shipping industry, due to the historically volatile asset values of vessels. As the shipping industry is highly dependent on the availability of credit to finance and expand operations, it has been negatively affected by this decline.

Also, as a result of concerns about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets has increased as many lenders have increased interest rates, enacted tighter lending standards, refused to refinance existing debt at all or on terms similar to current debt and reduced, and in some cases ceased, to provide funding to borrowers. Due to these factors, we cannot be certain that financing will be available if needed and to the extent required, on acceptable terms. If financing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due or we may be unable to enhance our existing business, complete additional vessel acquisitions or otherwise take advantage of business opportunities as they arise.

If the current global economic environment persists or worsens, we may be negatively affected in the following ways:

●	we may not be able to employ our vessels at charter rates as favorable to us as historical rates or at all or operate our vessels profitably; and

●	the market value of our vessels could decrease, which may cause us to recognize losses if any of our vessels are sold or if their values are impaired.

The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends if we determine to pay dividends in the future.

Because the fair market value of vessels fluctuates significantly, we may incur losses when we sell vessels or as a consequence of their book value failing to meet an impairment test resulting in a non-cash write-off.

Vessel values have historically been very volatile. The market value of our vessels may fluctuate significantly in the future and we may incur losses when we sell vessels or as a consequence of their book value failing to meet an impairment test resulting in a non-cash write-off, which would adversely affect our earnings. Some of the factors that affect the fair market value of vessels, all of which are beyond our control, are:

●	general economic, political and market conditions affecting the shipping industry;

●	number of vessels of similar type and size currently on the market for sale;

●	the viability of other modes of transportation that compete with our vessels;

●	cost and number of newbuildings scheduled for delivery and level of vessels scrapped;

●	governmental or other regulations;

●	prevailing level of charter rates; and

●	technological advances that can render our vessels inferior or obsolete.

Compliance with safety, environmental, governmental and other requirements may be very costly and may adversely affect our business.

The shipping industry is subject to extensive and changing international conventions and treaties, national, state and local environmental and operational safety laws and regulations in force in international waters and the jurisdictional waters of the countries in which the vessels operate, as well as in the country or countries in which such vessels are registered. These requirements include, but are not limited to, the U.S. Oil Pollution Act of 1990, or OPA, the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the U.S. Clean Air Act, U.S. Clean Water Act and the U.S. Marine Transportation Security Act of 2002, and regulations of the International Maritime Organization, or the IMO, including the International Convention for the Prevention of Pollution from Ships of 1975, the International Convention for the Prevention of Marine Pollution of 1973, or MARPOL, the IMO International Convention for the Safety of Life at Sea of 1974, the

International Convention on Load Lines of 1966, and the International Ship and Port Facility Security Code. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to the management and disposal of hazardous materials and wastes, the cleanup of oil spills and other contamination, air emissions including greenhouse gases, the management of ballast waters, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. Furthermore, the 2010 explosion of the Deepwater Horizon and the subsequent release of oil into the Gulf of Mexico, or other events, may result in further regulation of the drilling activity, offshore and shipping industry, and modifications to statutory liability schemes, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, vessel classification societies also impose significant safety and other requirements on our vessels. Many of these environmental requirements are designed to reduce the risk of oil spills and other pollution, and our compliance with these requirements can be costly.

These requirements can affect the resale value or useful lives of our vessels, require a reduction in cargo-capacity or other operational or structural changes, lead to decreased availability of insurance coverage for environmental matters, or result in the denial of access to, or detention in, certain ports. Local, national and foreign laws, as well as international treaties and conventions, can subject us to material liabilities in the event that there is a release of petroleum or other hazardous substances from our vessels. We could also become subject to personal injury or property damage claims relating to exposure to hazardous materials associated with our current or historic operations. In addition, environmental laws require us to satisfy insurance and financial responsibility requirements to address oil spills and other pollution incidents, and subject us to rigorous inspections by governmental authorities. Violations of such requirements can result in substantial penalties, and in certain instances, seizure or detention of our vessels. Additional laws and regulations may also be adopted that could limit our ability to do business or increase the cost of our doing business and that could have a material adverse effect on our operations. Government regulation of vessels, particularly in the areas of safety and environmental impact, may change in the future and require us to incur significant capital expenditures on our vessels to keep them in compliance, or to even scrap or sell certain vessels altogether. For example, beginning in 2003 we sold all of our single hull ocean-going tanker vessels in response to regulatory requirements in Europe and the United States. Future changes in laws and regulations may require us to undertake similar measures, and any such actions may be costly. We believe that regulation of the shipping industry will continue to become more stringent and more expensive for us and our competitors. For example, various jurisdictions are considering regulating the management of ballast water to prevent the introduction of non-indigenous species considered to be invasive, which could increase our costs relating to such matters.

While we expect that our newbuilding vessels will meet relevant MARPOL Annex VI requirements at the time of their delivery and that our existing fleet will comply with such requirements, subject to classification society surveys on behalf of the flag state, such compliance could require modifications to the engines or the addition of expensive emissions control systems, or both, as well as the use of low sulfur fuels. At present our vessels are complying with these requirements. It could happen that from time to time additional requirements may arise, but we do not expect them to have a material adverse effect on our operating costs.

MARPOL requirements impose phase-out dates for vessels that are not certified as double hull. Our Product Tankers (Miranda I, Alejandrina and Austral) and our Crude Oil Tanker Amadeo are fully certified by class as double hull vessels. Our ocean-going barge Parana Petrol (formerly named Alianza G3), although of double hull construction, does not meet the minimum height criteria in double bottoms and the minimum distance in double sides in correspondence with its slop tanks required by Regulation 19 of MARPOL Annex I.

In the United States, OPA provides that owners, operators and bareboat charterers are strictly liable for the discharge of oil in U.S. waters, including the 200-nautical mile exclusive economic zone around the U.S. OPA provides for unlimited liability in some circumstances, such as a vessel operator's gross negligence or willful misconduct. Liability limits provided for under OPA may be updated from time to time. OPA also permits states to set their own penalty limits, provided they accept, at a minimum, the levels of liability established under OPA, and some states have enacted legislation providing for unlimited liability for oil spills. The IMO has adopted a similar liability scheme that imposes strict liability for oil spills, subject to limits that do not apply if the release is caused by the vessel owner's intentional or reckless conduct. The IMO and the European Union, or EU, also have adopted separate phase-out schedules applicable to non-double hull tankers operating in international and EU waters. These regulatory programs may require us to introduce modifications or changes to tank configuration to meet the EU double hull standards for our vessels or otherwise remove them from operation.

Under OPA, with certain limited exceptions, all newly built or converted tankers operating in U.S. waters must be built with double hulls conforming to particular specifications. Tankers that do not have double hulls are subject to structural and operational measures to reduce oil spills and will be precluded from operating in U.S. waters in most cases by 2015 according to size, age, hull configuration and place of discharge unless retrofitted with double hulls. In addition, OPA specifies annual inspections, vessel manning, equipment and other construction requirements applicable to new and existing vessels that are in various stages of development by the U.S. Coast Guard, or USCG.

Recent changes in environmental and other governmental requirements may adversely affect our operations.

The U.S., EU and IMO, among others, have adopted standards applicable to emissions of volatile organic compounds and other air contaminants. Although we will take steps to ensure our vessels comply with these air emission regulations, enforcement of these industry-wide regulations by the U.S. Coast Guard, EPA or EU authorities and appropriate compliance measures could result in material operational restrictions in the use of our vessels, which could have a material adverse effect on our business, results of operations and financial condition.

Greenhouse gas restrictions may adversely impact our operations.

A number of countries and the IMO have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions. These regulatory measures may include, among others, adoption of cap and trade regimes, carbon taxes, increased efficiency standards, and incentives or mandates for renewable energy. Compliance with such measures could increase our costs related to operating and maintaining our vessels and require us to install new emission controls, acquire allowances or pay taxes related to our greenhouse gas emissions, or administer and manage a greenhouse gas emissions program, any of which could have a material adverse effect on our business, results of operations and financial condition.

The offshore supply industry is highly competitive and we may not be able to compete successfully for charters with new entrants or established companies with greater resources or newer ships.

We employ our vessels in highly competitive markets. In our Offshore Supply Business, we compete with companies that operate PSVs, such as GulfMark, Maersk, Seacor, Tidewater, Bram Offshore, CBO, Wilson Sons, Hornbeck Offshore and Brasmar. Some of these competitors are significantly larger than we are and have significantly greater resources than we do. Some of our competitors may build additional vessels in Brazil, which may affect our ability to employ our non-Brazilian-flagged vessels in those markets in the future. This may enable these competitors to offer their customers lower prices, higher quality service and greater name recognition than we do. Accordingly, we may be unable to retain our current customers or to attract new customers.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

International shipping is subject to various security and customs inspections and related procedures in countries of origin and destination. Inspection procedures can result in the seizure of our vessels or their cargos, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against us.

Future changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends if we determine to pay dividends in the future.

Compliance with safety and other vessel requirements imposed by classification societies or flag states may be very costly and may adversely affect our business.

The hull and machinery of our offshore supply fleet and ocean fleet and certain vessels in our river fleet are classed by classification societies. The classification society certifies that a vessel is in class and may also issue the vessel's safety certification in accordance with the applicable rules and regulations of the country of registry of the vessel and the International Convention for the Safety of Life at Sea, or SOLAS. Our classed vessels are currently enrolled with classification societies that are members of the International Association of Classification Societies (IACS). As of April 1, 2013 the IACS published the Harmonized Common Structural Rules draft. This draft will be under public review until August 31, 2013 and is expected to be adopted by the end of the year. The new rules proposed by the draft will apply to new building bulk carriers with a length of 90m or more and double hull oil tankers with a length of 150m or more. The requirements for the Harmonized Common Structural Rules are more or less the same as the Common Structural Rules which were adopted by IACS in 2006.

A classed vessel must undergo Annual Surveys, Intermediate Surveys and Special Surveys. In lieu of a Special Survey, a vessel's machinery may be placed on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Our vessels are on Special Survey cycles for hull inspection and continuous survey cycles for machinery inspection. Generally, classed vessels are also required to be drydocked every two to three years for inspection of the underwater parts of such vessels. However, classed vessels must be drydocked for inspection at least twice every five years.

If a vessel does not maintain its class, that vessel will, in practical terms, be unable to trade and will be unemployable, which would negatively impact our revenues and could cause us to be in violation of certain covenants in our loan agreements and/or our insurance policies.

If we fail to comply with international safety regulations, we may be subject to increased liability, which may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports.

The operation of our vessels is affected by the requirements set forth in the IMO's International Management Code for the Safe Operation of Ships and Pollution Prevention, or the ISM Code. The ISM Code requires ship owners, ship managers and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. If we fail to comply with the ISM Code, we may be subject to increased liability or our existing insurance coverage may be invalidated or decreased for our affected vessels. Such failure may also result in a denial of access to, or detention in, certain ports.

Our vessels could be subject to seizure through maritime arrest or government requisition.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting the vessel or, under the "sister ship" theory of liability followed in some jurisdictions, arrest the vessel that is subject to the claimant's maritime lien on any other vessel owned or controlled by the same owner. In addition, a government could seize ownership of one of our vessels or take control of a vessel and effectively become her charterer at charter rates dictated by the government. Generally, such requisitions occur during a period of war or emergency. The maritime arrest, government requisition or any other seizure of one or more of our vessels could interrupt our operations, reducing related revenue and earnings.

The impact of terrorism and international conflict on the global or regional economy could lead to reduced demand for our services, which would adversely affect our revenues and earnings.

Terrorist attacks such as the attacks on the United States on September 11, 2001, and the continuing response of the world community to these attacks, as well as the threat of future terrorist attacks, continue to cause uncertainty in the world markets and may affect our business, results of operations and financial condition. Conflicts elsewhere in the world may lead to additional acts of terrorism, regional conflict and other armed conflict around the world, which may contribute to further instability in the global markets. In addition, future terrorist attacks could result in an economic recession affecting the United States or the entire world. The effects of terrorism on financial markets could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all.

Terrorist attacks have, in the past, targeted shipping interests, including ports or vessels. For example in October 2002, there was a terrorist attack on the Limburg, a very large crude carrier not related to us. Any future attack in the markets we serve may negatively affect our operations or demand for our services and such attacks may also directly impact our vessels or our customers. Further, insurance may not cover our loss or liability for terrorist attacks on our vessels or cargo either fully or at all. Any of these occurrences could have a material adverse impact on our operating results, revenue and costs.

Failure to comply with the U.S. Foreign Corrupt Practices Act or similar laws could result in fines, criminal penalties, drilling contract terminations and an adverse effect on our business.

We may operate in a number of countries throughout the world, including countries known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted a code of business conduct and ethics which is consistent and in full compliance with the U.S. Foreign Corrupt Practices Act of 1977. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

Risks Relating to Our Company

We are an international company and are exposed to the risks of doing business in many different, and often less developed and emerging market, countries.

We are an international company and conduct almost all of our operations outside of the United States, and we expect to continue doing so for the foreseeable future. Some of these operations occur in countries that are less developed and stable than the United States, such as (but not limited to) Argentina, Brazil, Chile, Paraguay and Uruguay. Some of the risks we are exposed to by operating in these countries include among others:

●	political and economic instability, changing economic policies and conditions, and war and civil disturbances;

●	recessions in economies of countries in which we have business operations;

●	foreign exchange rate variances could have non-cash impacts on the financial position as well as on the tax position of our foreign subsidiaries;

●
the imposition of additional withholding taxes or other taxes on our foreign income, tariffs or other restrictions on foreign trade or investment, including currency exchange controls and currency repatriation limitations;

●	the imposition of executive and judicial decisions upon our vessels by the different governmental authorities associated with some of these countries;

●	imposition of or unexpected adverse changes in foreign laws or regulatory requirements or changes in local cabotage rules and regulations;

●	longer payment cycles in foreign countries and difficulties in collecting accounts receivable;

●	difficulties and costs of staffing and managing our foreign operations; and

●	acts of piracy, kidnapping or terrorism.

These risks may result in unforeseen harm to our business or financial condition. Also, some of our customers are headquartered in South America, and a general decline in the economy of South America, or the stability of certain South American countries and economies, could adversely affect that part of our business.

Our business in emerging markets requires us to respond to rapid changes in market conditions in these countries. Our overall success in international markets depends, in part, upon our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not continue to succeed in developing and implementing policies and strategies which will be effective in each location where we do business. Furthermore, the occurrence of any of the foregoing factors may have a material adverse effect on our business and results of operations.

We are subject to significant foreign currency exchange controls in certain countries in which we operate.

Certain Latin American economies have experienced shortages in foreign currency reserves and their respective governments have adopted restrictions on the ability to transfer funds out of the country and convert local currencies into U.S. dollars. This may increase our costs and limit our ability to convert local currency into U.S. dollars and transfer funds out of certain countries. Any shortages or restrictions may impede our ability to convert these currencies into U.S. dollars and to transfer funds, including for the payment of dividends and leasing or interest or principal on our outstanding debt. In the event that any of our subsidiaries are unable to transfer funds to us due to currency restrictions, we are responsible for any resulting shortfall.

Restrictions imposed by the Argentinean government currently include the need for authorization from government agencies or banks (which abide by the requirements set forth by those agencies) in order to purchase foreign currency (for example, to pay for imported goods and services, including royalties, leasing and dividend payments or for hoarding purposes).

In this context, our subsidiaries in Argentina could find a decreased capacity to access this official foreign exchange market to acquire the necessary foreign currency to make transfers abroad for settlement of their obligations in foreign currency, and to remit dividends to their shareholders.

We may have to employ temporarily part of our fleet on spot charters and any prolonged continuation of low spot charter rates in the future may adversely affect our earnings.

We may employ our ocean and offshore vessels in the spot charter market and we may acquire additional vessels in the future that we may employ in the spot charter market. As a result, we may be exposed to the cyclicality and volatility of the spot charter market. Charter rates for ocean and offshore vessels in the spot charter market have had prolonged periods of depression in the past and may have so in the future. In addition, both ocean and offshore vessels trading in the spot charter market may experience substantial off-hire time.

The spot charter market for ocean and offshore vessels may fluctuate significantly and any significant fluctuations in charter rates will result in significant fluctuations in the utilization of our ocean and offshore vessels and our profitability. The successful operation of our vessels in the highly competitive spot charter market depends upon, among other things, obtaining profitable spot charters and minimizing, to the extent possible, time spent waiting for charters and time spent traveling unladen to pick up cargo. The spot market is very volatile and, in the past, there have been periods when spot or current market time charter rates have declined below the operating cost of vessels. In the event we are unable to find suitable employment for a vessel at economically viable charter rates, management may opt to lay up the vessel until such time that rates become attractive again. During the period of lay up, such vessel will continue to incur expenditure such as insurance, reduced crew wages and maintenance costs. If future spot charter rates decline, then we may be unable to operate our vessels trading in the spot market profitably, meet our obligations, including payments on indebtedness, or to pay dividends in the future. Furthermore, as charter rates for spot charters are fixed for a single voyage which may last up to several weeks, during periods in which spot charter rates are rising, we will generally experience delays in realizing the benefits from such increases.

An increase in operating costs would decrease earnings and available cash.

Vessel operating costs include the costs of crew, provisions, deck and engine stores, lubricants, insurance and maintenance and repairs, which depend on a variety of factors, many of which are beyond our control. Some of these costs, primarily relating to insurance enhanced security measures implemented after September 11, 2001, have been increasing. In buoyant or cabotage markets, we may experience increases in crewing costs due to lack of qualified crew. Such scarcity of qualified crewmembers may be prolonged in time, affecting our results of operations. If our vessels suffer damage, they may need to be repaired at a drydocking facility. The costs of drydocking repairs are unpredictable and can be substantial. Increases in any of these vessel operating expenses would decrease earnings and available cash.

In addition, unlike under time charters where we are responsible only for vessel operating expenses but not voyage costs, under spot charter agreements and the employment of our container feeder vessels, we are responsible for both voyage costs and vessel operating costs. Voyage costs include the costs of bunkers, port expenses and brokerage commissions paid by us to third parties. An increase in such voyage costs, or an increased reliance on spot charters which thereby increase our exposure to voyage costs, would adversely affect our earnings and available cash.

In our shipyard an increase in operational costs may impact the cost of each barge produced for our fleet which would impact our desired return of the asset and may affect the profitability of selling barges to third parties.

We may not be able to grow or to effectively manage our growth.

A principal focus of our strategy is to continue to grow in part by increasing the number of vessels in our fleet. The rate and success of any future growth will depend upon factors, which may be beyond our control, including our ability to:

●	identify attractive businesses for acquisitions or joint ventures;

●	identify vessels for acquisitions;

●	integrate any acquired businesses or vessels successfully with our existing operations;

●	hire, train and retain qualified personnel to manage and operate our growing business and fleet;

●	identify new markets;

●	expand our customer base;

●	improve our operating and financial systems and controls; and

●	obtain required financing or re-financing for our existing and new operations.

We may not be successful in executing our growth plans and could incur significant expenses and losses in connection therewith.

We may discontinue one or more lines of business for commercial or strategic reasons. The redeployment of the capital invested in any discontinued line of business may take time, resulting in reduced earnings during such period and/or delay to our overall growth.

We may start a new line of business or a new activity within an existing line of business and may incur losses to start up the new service.

Furthermore, because the volume of cargo we ship in our River Business during a normal crop year is at or near the capacity of our barges during the peak season, our ability to increase volumes shipped in our River Business is limited by our ability to increase our barge fleet's carrying capacity, either through the building of barges in our own yard, purchasing additional barges, providing faster transit times, or increasing the size of our existing barges and the number of barges in our convoys.

Our subsidiaries' credit facilities impose significant operating and financial restrictions on us that may limit our ability to successfully operate our business.

Our subsidiaries' credit facilities impose significant operating and financial restrictions on us, including those that limit our ability to engage in actions that may be in our long-term interests. These restrictions limit our ability to, among other things:

●	incur additional debt;

●	pay dividends or make other restricted payments;

●	create or permit certain liens;

●	make investments;

●	engage in sale and leaseback transactions;

●	sell vessels or other assets;

●	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

●	engage in transactions with affiliates; and

●	consolidate or merge with or into other companies or sell all or substantially all of our assets.

In addition, some of our subsidiaries' credit facilities require that our subsidiaries maintain specified financial ratios and satisfy financial covenants and debt-to-asset and similar ratios. We may be required to take action to reduce our debt or to act in a manner contrary to our business objectives in order to meet these ratios and satisfy these covenants. Events beyond our control, including changes in the economic and business conditions in the markets in which our subsidiaries operate, may affect their ability to comply with these covenants. We cannot assure you that our subsidiaries will meet these ratios or satisfy these covenants or that our subsidiaries' lenders will waive any failure to do so. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our subsidiaries' credit facilities could result in a default under them.

If a default occurs under our credit facilities or those of our subsidiaries, the lenders could elect to declare such debt, together with accrued interest and other fees and expenses, to be immediately due and payable and proceed against the collateral securing that debt. Moreover, if the lenders under a credit facility or other agreement in default were to accelerate the debt outstanding under that facility, it could result in a cross default under our other debt. If all or part of our debt were to be accelerated, we may not have or be able to obtain sufficient funds to repay the debt upon acceleration.

Our credit facilities contain both financial and non-financial covenants. We have not been in compliance with some of our financial covenants in the past but were able to obtain waivers from our lenders for such non-compliance. If we are not in compliance with some of our loan covenants and are successful in obtaining waivers for the covenants breached, our lenders may declare an event of default and accelerate our outstanding indebtedness under the relevant agreement, which, unless cured, would impair our ability to continue to conduct our business.

Our loan agreements require that we comply with certain financial and other covenants.

A violation of loan covenants constitutes an event of default under our credit facilities, which would, unless waived by our lenders, provide our lenders with the right to require us to fully repay our indebtedness. Furthermore, an uncured or unwaived breach of loan covenants could cause our lenders to accelerate our indebtedness and foreclose their liens on the assets securing the loans, which would impair our ability to continue to conduct our business. Most of our loan agreements contain cross-default or cross-acceleration provisions that may be triggered by a default under one of our other debt agreements.

In 2012, a severe drought affected agricultural production in Paraguay, Brazil and Argentina and caused abnormally low water levels in the Hidrovia Parana-Paraguay, which in turn affected the navigability of the Upper Paraguay river during parts of 2012.  The lowered agricultural production and reduced navigability severely affected the results of operations of our River Business segment for the year ended December 31, 2012.  This in turn caused us to breach our historical debt service coverage ratio of our loans with IFC and OFID, our lenders in our River Business as of December 31, 2012. At March 31, 2013, the aggregate outstanding principal balance under these loans agreements with IFC and OFID was $93.5 million. The historical debt service ratio requires us to maintain a historical debt service coverage ratio, on a consolidated basis, at the level of UABL Limited (our holding wholly owned subsidiary in the River Business and the guarantor of the IFC and OFID credit facilities) of not less than 1.3 for the last four fiscal quarters prior to the relevant date of calculation. IFC and OFID waived, respectively, on March 8 and 14, 2013 compliance with this ratio as of both December 31, 2012 and March 31, 2013. Since June 30, 2013 and thereafter we are in compliance with the historical debt service coverage ratio under our IFC and OFID financings. Had we been unable to receive waivers from IFC and OFID for this breach, IFC and OFID could have accelerated our loans and foreclose on the collateral securing their loans.  Such acceleration and foreclosure would have triggered cross-default or cross-acceleration provisions in our other indebtedness.

Our ability to continue as a going concern is dependent on management's ability to successfully generate revenue to meet our obligations as they become due and have the continued support of our lenders.

The non financial covenants in our facilities (such as negative pledges, collateral maintenance provisions, and other similar provisions) while not posing an outright risk of triggering a financial non-compliance and consequent potential event of default, gradually and increasingly limit our ability to carry out our business while –for example in the case of negative pledges on assets- limiting the quantity and value of the assets that are free to be pledged as guarantee to future financings. Such limitation could in the future make it more difficult or even keep us from accessing new sources of financing by limiting our ability to provide suitable collateral. If we are unable to obtain waivers which allow us to release our assets from such negative pledges on a timely manner, we may be unable to obtain additional financing in satisfactory commercial terms, or at all. Similarly, loan to value ratios or collateral maintenance provisions also represent a risk by having the potential to cause early prepayments in order to regain compliance which could affect our liquidity in the future.

For a more detailed discussion of our loan covenants and the waivers mentioned above, please see "Description of Credit Facilities and Other Indebtedness".

We are involved in, and may expand further into, the building of dry bulk and tank barges for the river trade as well as construction of vessels either by subcontracting with several parties the various tasks necessary to complete the construction or by carrying them out ourselves.

We inaugurated a purpose built barge building facility at Punta Alvear in December 2009. We have similarly subcontracted and may subcontract in the future with different parties the building of the steel hull, the supply and assembly of engines, pipes, electrical conducts and other equipment and materials necessary to build vessels. Our production is dependent on a unionized local labor force, local generation of electrical power, on the availability of steel and other materials and suitable subcontractors. Any delay or interruption in the availability of these materials could cause delay in our production schedule. Also, registration of vessels following construction may take time due to the requirement in some jurisdictions of import licenses or individual authorizations by governmental authorities and/or by classification societies.

This ship or barge building activity could be disrupted or become delayed by circumstances beyond our control such as lack of timely supply of materials or poor workmanship, quality or design problems, strikes or other labor disputes or the construction executed by us could be deficient because of problems concerning design, workmanship or because of defective materials or equipment. These deficiencies, disruptions or delays may result in failure of timely delivery of the vessels that we are building or that we are committed to build for ourselves or for third parties with the consequent negative impact in our financial results through loss of earnings and/or penalties and/or cancellation of contracts and/or responsibilities under guarantees for construction contracts.

Additionally, given the prominently industrial nature of the barge or ship building activity, we may be unable to maintain an adequate balance between purchase orders from third parties and our own. If for some reason we were to suffer a cancelation on a large order by a third party in our shipyard or if we should have to interrupt the building of barges for ourselves, we may have to incur large working capital outlays, for which we may not have sufficient funds, resulting in disruptions to our manufacturing process and the consequent impact on our results from operations.

Finally, since we may receive large orders for building barges for third parties at fixed prices, we may or may not be able to hedge our exposure to cost increases which may result in decreased margins or even operating losses.

The failure of Petrobras to successfully implement its business plan for 2012-2016 could adversely affect our business.

During 2012, Petrobras announced its business plan for 2012-2016, which includes a projected capital expenditure budget of $236.5 billion between 2012 and 2016 and provides for an increase in drilling rigs and in connection therewith forecasts a growth in the demand for supply and specialty vessels from 287 in December 2010 to 423 by 2013. In addition, Petrobras has entered into the Assignment Agreement with the Brazilian federal government to conduct operations in specified pre-salt areas, which will require additional capital expenditures by Petrobras to explore and develop the areas covered by the Assignment Agreement. The Assignment Agreement as well as other agreements and Brazilian regulations require that Petrobras acquire a minimum level of goods and services from Brazilian providers. In addition, Brazilian law provides a preference for the utilization of Brazilian-flagged vessels in its cabotage trade.

We believe that Petrobras' capital expenditure plans and the Assignment Agreement will provide significant opportunities within the Brazilian PSV market, particularly for companies that own or are constructing Brazilian-built vessels and we intend to actively pursue the further expansion of our PSV operations in Brazil, including seeking chartering opportunities for our PSVs under construction, evaluating the construction of additional PSVs within Brazil and identifying opportunities to utilize the preferential rights provided by our current Brazilian-built PSVs and any future PSVs we may construct. However, in the event Petrobras does not successfully implement its business plan for 2012-2016 or does not otherwise capitalize on the growth opportunities presented by the Assignment Agreement and favorable Brazilian regulations, there may be fewer opportunities to employ PSVs in Brazil than we may initially expect. Consequently, we may not be able to expand our PSV operations in Brazil as planned, which may adversely affect our Offshore Supply Business and results of operations.

Petrobras represented 30% and 31% of total revenues for the three-month periods ended March 31, 2013 and 2012, respectively.

We depend on a few significant customers for a large part of our revenues both on a consolidated and on a business segment basis and the loss of one or more of these customers could adversely affect our revenues.

For the three-month period ended March 31, 2013, our three largest customers were Petrobras, Cargill and Trafigura and accounted for 30%, 26% and 9% of our revenues in that quarter. Our two largest customers, Petrobras and Trafigura, accounted for 29% and 16% of revenues for the fiscal year ended December 31, 2012, respectively, and our five largest customers in terms of revenue accounted for 63% of our revenue for the fiscal year ended December 31, 2012. In each of our business segments, we derive a significant part of our revenues from a small number of customers. Additionally, some of these customers, including many of our most significant ones, operate vessels and/or barges of their own. These customers may decide to cease or reduce the use of our services for any number of reasons, including employing their own vessels. The loss of any one or a number of our significant customers, whether to our competitors or otherwise, could adversely affect our cash flow, revenues and earnings.

Changes in governmental policies in South America could adversely affect our business, results of operations, financial condition and prospects.

We engage in business activities throughout South America. For the three-month period ended March 31, 2013, 22%, 25%, and 30% of our revenues were derived from charterers domiciled or whose cargoes originate in Argentina, Brazil and Paraguay, respectively. As a result, our business is and will continue to be subject to the risks generally associated with doing business in South America.

Governments throughout South America have exercised and continue to exercise, significant influence over the economies of their respective countries. Accordingly, the governmental actions, political developments, monetary policy, financial, regulatory and legal changes or administrative practices in these countries concerning the economy in general and the transportation industry in particular could have a significant impact on us. We cannot assure you that changes in the governmental policies of these countries will not adversely affect our business, results of operations, financial condition and prospects.

Our ability to carry out our expansion plans as scheduled depends upon our ability to generate sufficient funds.

We expect to fund our capital expenditures with our cash on hand, cash generated from our operations and funds borrowed under existing or new loan facilities, net of debt service and taxes payable. If we do not have sufficient available cash from these sources to meet our capital expenditures, we may not be able to carry out our expansion plans as scheduled, or at all.

We may be unable to obtain further financing for our growth or to fund our future capital expenditures, which could negatively impact our results of operations and financial condition.

In order to follow our current strategy for growth, we will need to fund future vessel acquisitions, barge building, increased working capital levels and generally increased capital expenditures. In the future, we will also need to make capital expenditures required to maintain our current fleet and infrastructure. Cash generated from our earnings may not be sufficient to fund all of these uses of cash. Accordingly, we may need to raise capital through borrowings or the sale of debt or equity securities. Our ability to obtain bank financing or to access the capital markets for future offerings may be limited by our financial condition at the time of any such financing or offering, as well as by adverse market conditions resulting from, among other things, depressed ship finance markets, general economic conditions and contingencies and uncertainties that are beyond our control. If we fail to obtain the funds necessary for capital expenditures required to maintain our fleet and infrastructure, we may be forced to take vessels out of service or curtail operations, which would harm our revenue and profitability. If we fail to obtain the funds that might be necessary to acquire new vessels, or increase our working capital or capital expenditures, we might not be able to grow our business and our future earnings could suffer. Furthermore, the debt service required for any debt financing would limit cash available to pay interest on the notes.

The volatility in LIBOR could affect our profitability, earnings and cash flow.

If the London market for dollar loans between banks were to become volatile, the spread between published LIBOR and the lending rates actually charged to banks in the London interbank market could widen. Interest in most loan agreements in our industry has been traditionally based on published LIBOR rates. After the financial crisis of the end of 2008, however, lenders have insisted on loan provisions that entitle them, in their discretion, to replace published LIBOR as the base for the interest calculation with their own cost-of-funds rate. Since then, we have been required to include similar provisions in some of our financings. If our lenders were to use the interest rate on their costs of funds instead of LIBOR in connection with such provisions, our lending costs could increase significantly, which would have an adverse effect on our profitability, earnings and cash flow.

As of March 31, 2013, the Company had $68.5 million of LIBOR-based variable rate borrowings under its credit facilities with IFC and OFID subject to an interest rate collar agreement, designated as cash flow hedge, to fix the interest rate of these borrowings within a floor of 1.69% and a cap of 5.0% per annum.

As of March 31, 2013, the Company had $20.3 million of LIBOR-based variable rate borrowings under its credit facility with DVB Bank SE (together with DVB Bank AG, former entity of DVB Bank SE "DVB Bank SE"), NIBC and ABN AMRO Capital USA LLC ("ABN AMRO") subject to an interest rate swap, designated as cash flow hedge, to fix the interest rate of these borrowings at a weighted average cost of debt of 0.9% per annum.

As of March 31, 2013, the Company had $8.3 million of LIBOR-based variable rate borrowings under its credit facility with DVB Bank SE and Banco Security, subject to an interest rate swap, designated as cash flow hedge, to fix the interest rate of these borrowings at a weighted average interest rate of 3.39% per annum.

Additionally, as of March 31, 2013, the Company had other variable rate debt (due 2013 through 2021) totaling $126.3 million. These debts call for the Company to pay interest based on LIBOR plus a 120-400 basis point margin range. Some loans provide for the use of cost of funds in replacement of LIBOR under certain circumstances. The interest rates generally reset either quarterly or semi-annually. As of March 31, 2013, the weighted average interest rate on these borrowings was 2.8%.

A 1% increase in LIBOR or a 1% increase in the cost of funds used as base rate by some of our lenders would translate to a $1.3 million increase in our interest expense per year, which would adversely affect our earnings.

Our planned investments in our River Business are subject to significant uncertainty.

We intend to continue investing in the building of new barges and the installation of new engines that burn less expensive fuel in some of our line pushboats. It is possible that these initiatives will fail to result in increased revenues and lower fuel costs, fail to result in cost-effective barge construction, or that they will lead to other complications that would adversely affect our business.

The increased capacity created by building new barges may not be utilized by the local transportation market at prevailing prices or at all. Our expansion activities may also be subject to delays in construction or registration, which may result in cost overruns or lost revenues. Any of these developments would adversely affect our cash flow, revenue and earnings.

While we expect the heavier fuel that our new engines burn to continue to be available at a discount to the price of the fuel that we currently use, the heavier fuel may not be available at such a large discount or at any discount at all. In addition, operating our new engines will require specially trained personnel, and such personnel may not be readily available. Higher fuel or personnel costs would adversely affect our profitability.

The operation of these new engines may also result in other complications that cannot easily be foreseen and that may adversely affect the quantity of cargo we carry or lead to additional costs, which could adversely affect our cash flow, revenue and earnings.

We believe that our initiatives will result in improvements in efficiency allowing us to move more cargo per barge and/or per unit of pushing capacity. If we do not fully achieve these efficiencies, or do not achieve them as quickly as we have planned, we will need to incur higher repair expenses to maintain fleet size by maintaining older barges or invest new capital as we replace aging / obsolete capacity. Either of these options would adversely affect our results of operations.

Our River Business may be affected by the dependence on cargoes carried into and out of Paraguay or Brazil.

Future developments of alternative means of transportation in Paraguay or Brazil such as railways and pipelines may affect our results of operations due to the heavy dependency we have on cargo carried into and out of such countries. Various projects on investment in transportation infrastructure have been under consideration and, if any of those were to materialize at any point in time, could impact our results of operations.

We may not be able to charter our new PSVs at attractive rates.

We have two additional PSVs under construction in India, which are expected to commence operation in the third quarter of 2013 and early 2014, respectively (however, the delivery of these PSVs has been significantly delayed from their original delivery dates and may be further delayed). The vessel expected to be delivered in early 2014 has not yet been chartered, and although we intend to charter the vessel by the time it is delivered, we may be unable to do so. Even if we do obtain charters for the vessel, it may be at rates lower than those that currently prevail or those that we anticipated at the time we ordered the vessel. If we fail to obtain charters or if we enter into charters with low charter rates, our financial condition and results of operations could suffer.

We may face continued delays in delivery under our newbuilding contracts for PSVs which could adversely affect our financial condition and results of operations.

The two PSVs currently under construction and additional newbuildings for which we may enter into contracts may be subject to further delays in their respective deliveries or even non-delivery from the shipyards. The delivery of our PSVs, and/or additional newbuildings for which we may enter into contracts, could be further delayed, canceled, become more expensive or otherwise not completed because of, among other things:

●	quality or engineering problems;

●	changes in governmental regulations or maritime self-regulatory organization standards;

●	work stoppages or other labor disturbances at the shipyard;

●	bankruptcy or other financial crises of the shipyard;

●	economic factors affecting the yard's ability to continue building the vessels as originally contracted;

●	a backlog of orders at the shipyard;

●	weather interference or a catastrophic event, such as a major earthquake, flood or fire or any other force majeure;

●	our requests for changes to the original vessel specifications;

●	shortages of or delays in the receipt of necessary construction materials, such as steel or machinery, engines and critical components such as dynamic positioning equipment;

●	our inability to obtain requisite permits or approvals or to receive the required classifications for the vessels from authorized classification societies;

●	a shipbuilder's failure to otherwise meet the scheduled delivery dates for the vessels or failure to deliver the vessels at all; or

●	inability or unwillingness by the shipyard to extend the refund guarantees required to be up to date according to the building contracts.

If the delivery of any PSV, and/or additional newbuildings for which we may enter into contracts, continues to be materially delayed or is canceled, especially if we have committed that vessel to a charter for which we become responsible for substantial liquidated damages to the customer as a result of the delay or cancellation, our business, financial condition and results of operations could be adversely affected. Although the building contracts typically incorporate penalties for late delivery, we cannot assure you that the vessels will be delivered on time or that we will be able to collect the late delivery payment from the shipyards or that in the case we collect those late delivery penalties, they are sufficient to compensate for losses suffered.

We cannot assure you that we will be able to repossess the vessels under construction or their parts in case of a default of the shipyards and in those cases where we may have bank refund guarantees, we cannot assure that we will always be able to collect or that it will be in our interest to collect under these guarantees.

A continued delay in the delivery of one or more of the PSVs may render unavailable the pre-delivery financing arranged for that vessel forcing us either to refinance at more expensive terms or to have to cancel one or more newbuildings.

In the event the shipyard building our PSVs does not perform under its agreements with us and we are unable to enforce certain bank refund guarantees, we may lose all or part of our investment, which would have a material adverse effect on our results of operations, financial condition and cash flows.

Currently, we have outstanding newbuilding contracts with a shipyard in India for the construction of two new PSVs. According to the shipyard, these PSVs are scheduled to be delivered commencing in the second quarter of 2013 with our UP Pearl (although the delivery of the vessels has been substantially delayed from their original delivery dates and may be further delayed). As of March 31, 2013, we have made total advance payments to this yard in the amount of $31.4 million and we have remaining advance payments in the amount of $12.6 million (before deducting late delivery penalties of $3.6 million that may be applied to the shipyard and after deducting $0.6 million already advanced to complete the construction of UP Pearl) before we take possession of these two PSVs. In the event that the shipyard does not perform under its agreements with us and we are unable to enforce certain bank refund guarantees due to an outbreak of war, bankruptcy or otherwise, we may lose all or part of our investment, which would have a material adverse effect on our results of operations, financial condition and cash flows.

We are exposed to U.S. dollar and foreign currency fluctuation risk.

Since we are a global company, our international operations are exposed to foreign currency exchange rate risks on all charter hire contracts denominated in foreign currencies. For some of our international contracts, a portion of the revenue and local expenses are incurred in local currencies and the company is at risk of changes in the exchange rates between the U.S. dollar and foreign currencies. Any foreign currency rate fluctuations associated with foreign currency contracts that arise in the normal course of business exposes us to the risk of exchange rate losses. Gains and losses from the revaluation of our assets and liabilities denominated in currencies other than our functional currency are included in our consolidated statements of operations. Foreign currency fluctuations may cause the U.S. dollar value of our non-U.S. results of operations and net assets to vary with exchange rate fluctuations. This could have a negative impact on our results of operations and financial position. In addition, fluctuations in currencies relative to currencies in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations. To minimize the financial impact of these items, the company attempts to contract a significant majority of its services in U.S. dollars. In addition, the company attempts to minimize its financial impact of these risks, by matching the currency of the company's operating costs with the currency of revenue streams when considered appropriate. The company continually monitors the currency exchange risks associated with all contracts not denominated in U.S. dollars.

We have from time to time hedged our exposure to changes in foreign currency exchange rates and as a result, we could incur unanticipated losses. This operation may be performed again in the future.

Rising fuel prices may adversely affect our profits.

Fuel is the largest operating expense in our River Business where most of our contracts are contracts of affreightment under which we are paid per ton of cargo shipped. Currently, most of these agreements permit the adjustment of freight rates based on changes in the price of fuel. We may be unable to include this provision in these contracts when they are renewed or in future contracts with new customers. In our Offshore Supply Business, the risk of variation of fuel prices under the vessels' current employment is generally borne by the charterers, since the PSVs are on time charter and it is the time charterers who are generally responsible for the cost and supply of fuel; however, such cost may affect the charter rates we are able to negotiate for our Offshore Supply Business vessels. In addition, we may become responsible for the positioning and repositioning supply of fuel to such vessels, in which case variations in the price of fuel could affect our earnings. In our Ocean Business, while fuel costs and supply are the charterers' responsibility during the vessel's time charter, fuel is a significant, if not the largest, expense in our shipping operations or for those employed in our container feeder service. We are responsible for the supply of fuel to such vessels and variations in the price of fuel could have a significant impact on our earnings to the extent they are different (higher than) those employed when estimating the expected result of such voyages and fixing the corresponding freight. We may not be able to increase our container feeder freights to compensate for the fuel adjustment. Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

To the extent our contracts do not pass-through changes in fuel prices to our clients, we will be forced to bear the cost of fuel price increases. We may hedge in the futures market all or part of our exposure to fuel price variations; however, we cannot assure you that we will be successful in hedging such exposure. In the event of a default by our charterers or other circumstance affecting the performance of a contract of affreightment we may incur losses in connection with our hedging instruments. Even in case we were able to hedge (partially or totally) our exposure to fuel price variations, we may have to post collateral (i.e., margin calls) under those hedges. Such posting of collateral may require substantial amounts of cash and in case we are not able to post such cash to the margin accounts, the hedges may be unilaterally cancelled by our counterparts, negatively affecting our results and reinstating our exposure to fuel prices.

In certain jurisdictions, the price of fuel is affected by high local taxes and may become more expensive than prevailing international prices. We may not be able to pass onto our customers the additional cost of such taxes and may suffer losses as a consequence of such inability.

Our success depends upon our management team and other employees and if we are unable to attract and retain key management personnel and other employees, our results of operations may be negatively impacted.

Our success depends to a significant extent upon the abilities and efforts of our management team and our ability to retain them. In particular, many members of our senior management team, including our CEO and Executive Vice President, have extensive experience in the shipping industry and have held their roles with us since our inception. If we were to lose their services for any reason, it is not clear whether any available replacements would be able to manage our operations as effectively. The loss of any of the members of our management team could adversely affect our business prospects and results of operations and could lead to a decrease in the price of our notes and common stock. We do not maintain "key man" insurance on any of our officers. Further, the efficient and safe operation of our vessels requires skilled and experienced crew members. Difficulty in hiring and retaining such crew members, including as a result of a lack of supply, could adversely affect the operation of our vessels and in turn, adversely affect our results of operations.

Secondhand vessels are more expensive to operate and repair than newbuildings and may have a higher likelihood of incidents which could adversely affect our earnings and as our fleet ages, the risks associated with older vessels could adversely affect our ability to obtain profitable charters.

We purchased all of our ocean-going vessels and substantially all of our other vessels with the exception of our PSVs and part of our river fleet, secondhand and our current business strategy generally includes growth through the acquisition of additional secondhand vessels in all our business segments. While we inspect secondhand vessels prior to their purchase, this does not provide us with the same knowledge about their condition that we would have had if these vessels had been built for and operated exclusively by us. Consequently, we may not discover defects or other problems with such vessels prior to purchase. Any such hidden defects or problems, when detected, may be expensive to repair and if not detected, may result in accidents or other incidents for which we are liable to third parties. If we purchase and operate additional secondhand vessels, we could be exposed to increased operating costs which could adversely affect our cash flows and our earnings.

In general, the cost of maintaining a vessel in good operating condition increases with the age of the vessel. Also, older vessels are typically less fuel-efficient than more recently built vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers. Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which the vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

New vessels may experience initial operational difficulties.

New vessels, during their initial period of operation, have the possibility of encountering structural, mechanical and electrical problems. Normally, we will receive a warranty from the shipyard but we cannot assure you that it will always be effective to resolve the problem without additional costs to us or in a timely manner.

In an industry such as offshore oil exploration and production where security concerns are widespread as is the intervention of governmental regulators, operational difficulties with newly delivered vessels may affect our commercial reputation either temporarily or permanently. In addition, in a fleet where most vessels are sister vessels, mechanical design, electrical or other problems may affect more than one of our vessels simultaneously.

As our fleet ages, the risks and costs associated with older vessels increase.

The costs to operate and maintain a vessel in operation increase with the age of the vessel. Charterers may prefer newer vessels which carry lower cargo insurance rates and are more fuel-efficient than older vessels. Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which these vessels may engage. As our vessels age, market conditions may not justify the expenditures necessary for us to continue operation of our vessels and charterers may no longer charter our vessels at attractive rates or at all. Either development could adversely affect our earnings.

Spare parts or other key elements needed for the operation of our vessels may not be available off-the-shelf and we may face substantial delays which could result in loss of revenues while waiting for those spare parts to be produced and delivered to us.

Our vessels may need spare parts to be provided in order to replace old or damaged parts in the normal course of their operations. Given the increased activity in the maritime industry and the industry that supplies it, the manufacturers of key elements of our vessels (such as engine makers, propulsion systems makers, control systems makers and others) may not have the spare parts needed available immediately (or off-the-shelf) and may have to produce them when required. If this was the case, our vessels may be unable to operate while waiting for such spare parts to be produced, delivered, installed and tested, resulting in substantial loss of revenues for us. Also, the availability of local drydocks where such work is required to be completed may be difficult to contract on a timely basis.

We may not have adequate insurance to compensate us if our vessels or property are damaged or lost or if we harm third parties or their property or the environment.

We insure against tort claims and some contractual claims (including claims related to environmental damage and pollution) through memberships in protection and indemnity, or P&I, associations, or clubs. We also procure hull and machinery insurance and war risk insurance for our fleet. In some instances, we procure loss of hire and strike insurance, which covers business interruptions due to mechanical breakdowns or incidents that result in the loss of use of a vessel. We cannot assure you that if such insurance is taken out that it will continue to be available on a commercially reasonable basis.

In addition to the P&I entry that we hold for all our fleet, the PSVs currently maintain third party liability insurance covering contractual claims that may not be covered by our P&I entry in the amount of $50.0 million. If claims affecting such policy exceed this amount, it could have a material adverse effect on our business and the results of operations.

All insurance policies that we carry include deductibles (and some include limitations on partial loss) and since it is possible that a large number of claims may be brought, the aggregate amount of these deductibles could be material. Further, our insurance may not be sufficient to fully compensate us against losses that we incur, whether resulting from damage to or loss of our vessels, liability to a third party, harm to the environment, or other catastrophic claims. For example, our protection and indemnity insurance has a coverage limit of $1.0 billion for oil spills and related harm to the environment and $3.0 billion for seamen claims. Although the coverage amounts are significant, such amounts may be insufficient to fully compensate us and thus, any uninsured losses that we incur, may be substantial and may have a very significant effect on our financial condition. In addition, our insurance may be voidable by the insurers as a result of certain of our actions, such as our ships failing to maintain certification with applicable maritime self-regulatory organizations or lack of payment of overdue premiums.

We cannot assure you that we will be able to renew our existing insurance policies on the same or commercially reasonable terms, or at all, in the future. For example, more stringent environmental regulations have led in the past to increased costs for and in the future may result in lack of availability of, protection and indemnity insurance against risks of environmental damage or pollution. Each of our policies is also subject to limitations and exclusions, and our insurance policies may not cover all types of losses that we could incur. Any uninsured or under-insured loss could harm our business, financial condition and operating results. Furthermore, we cannot assure you that the P&I clubs to which we belong will remain viable. We may also become subject to funding calls due to our membership in the P&I clubs which could adversely affect our profitability. Also, certain claims may be covered by our P&I insurance, but subject to the review and at the discretion of the board of the P&I club. We cannot assure you that the board will exercise its discretion to vote to approve the claim.

Labor disruptions in the shipping or shipbuilding industry could adversely affect our business.

As of December 31, 2012, we employed 269 land-based employees, 239 shipyard workers and approximately 995 seafarers as crew on our vessels. Most of these seafarers are covered by industry-wide collective bargaining agreements that set basic standards applicable to almost all companies who hire such individuals as crew.

Because most of our employees, including the workers in our shipyards, may be covered by these industry-wide collective bargaining agreements, failure of industry groups to renew these agreements may disrupt our operations and adversely affect our earnings. In addition, we cannot assure you that these agreements will prevent labor interruptions or that they may not result in increased costs. Any labor interruption could disrupt our operations and harm our financial performance.

In our River Business, different degrees of unionization of our employees and crewmembers may lead to a change or leveling of such unionization, which could result in higher costs for us, thus affecting our results of operations. Furthermore, due to the unionized nature of our activity in South America, while in the process of negotiating such leveling, our operations may be affected by strikes in our River and Ocean businesses, causing us to suffer delays due to lack of the necessary crewing onboard our pushboats and ocean vessels. In our barge building facility at Punta Alvear, our workforce is also mainly unionized and negotiations over wages and conditions may have very little bearing on negotiations we have with our other employees and crew members.

On our Offshore Supply Business, our Brazilian crewmembers are also unionized and a strike could affect our results of operations.

Strikes or labor disruptions affecting some of our key suppliers could also have a significant impact on our operations, such as those affecting stevedores, port/pilotage unions, truck drivers, steal workers, etc.

Our sale of barges to third parties could be adversely impacted by local cost increases.

We have made a substantial investment on our own barge building facility in Punta Alvear yard in Rosario, Argentina, where we build barges for sale to third parties and for our own account. Our production is subject to local unionization of our shipyard employees, inflation in local currency and exchange rate risks, which may result in cost increases. If one or more of these factors take place we may lose barge construction contracts to our competitors.

A reduction in the total output of the yard for any reason impacts the production cost of the barges because of the allocation of fixed costs over the total number of units produced. A severe reduction in the number of barges produced could render our production uneconomical. If the production is reduced we may not be able to reduce the labor force proportionately or we may have to incur significant severance costs to do so with a negative financial impact to us.

Our River Business could be adversely impacted by the construction or acquisition of existing or new barges by its competitors.

If one or more of our competitors in our river business were to acquire or contract for the construction of barges for their operation in the Hidrovia, we could have a material effect on our results of operations.

The Company's sale of barges to third parties could be adversely impacted by regional competition.

In the event that a competing barge building facility were to be established in the region then our third party barge sales would be subject to more price competition and our competitors would have access to new barges that would enable them to undergo fleet renewal.

Certain conflicts of interest may adversely affect us.

Certain of our directors and officers hold similar positions with other related companies. Felipe Menendez Ross, who is our President, Chief Executive Officer and a Director, is a Director of Oceanmarine, a related company that previously provided administrative services to us and has entered into joint ventures with us in salvage operations. Oceanmarine also operates slot charter container services between Argentina and Brazil, an activity in which we do not engage in at the present time. Ricardo Menendez Ross, who is our Executive Vice President and one of our Directors, is the President of Oceanmarine and is also the Chairman of The Standard Steamship Owners' Protection and Indemnity Association (Bermuda) Limited, or Standard, a P&I club with which some of our vessels are entered. For the years 2010, 2011 and 2012, we paid to Standard $3.9 million, $3.3 million and $3.5 million, respectively, in P&I insurance premiums. Both Mr. Ricardo Menendez Ross and Mr. Felipe Menendez Ross are Directors of Maritima SIPSA, a company owned 49% by us and 51% by SIPSA S.A. (a related company), are Directors of Shipping Services Argentina S.A. (formerly I. Shipping Services) and Directors of Navalia S.A., companies that provide vessel agency services for third parties in Argentina and for our vessels calling at Buenos Aires, Ushuaia and other Argentinean ports. We are not engaged in the vessel agency business for third parties and the consideration we paid for the services provided by Shipping Services Argentina S.A. and Navalia to us amounted to nil in 2010, $3.5 million in 2011 and $1.7 million in 2012. Although these directors and officers attempt to perform their duties within each company independently, in light of their positions with such entities, they may face conflicts of interest in selecting between our interests and those of Oceanmarine, Shipping Services Argentina S.A., Navalia S.A. and Standard. In addition, Shipping Services Argentina S.A., Navalia S.A. and Oceanmarine are indirectly controlled by the Menendez family, including Felipe Menendez Ross and Ricardo Menendez Ross. These conflicts may limit our fleet's earnings and adversely affect our operations. Although we cannot ascertain the exact amount of time allocated by these officers and directors to our business, generally such officers and directors dedicate a substantial portion of their average working week to our business and in any event in an amount sufficient to fulfill their obligations to us in their role as officer or director.

If we are unable to fund our capital expenditures, we may not be able to continue to operate some of our vessels, which would have a material adverse effect on our business and financial condition or our ability to pay dividends.

In order to fund our capital expenditures, we may be required to incur or refinance borrowings or raise capital through the sale of debt or equity securities. Our ability to obtain new credit facilities and access the capital markets through future offerings may be limited by our financial condition at the time of any such offering as well as by adverse market conditions resulting from, among other things, general economic conditions, poor market conditions for shipowning companies and other contingencies and uncertainties that are beyond our control. Our failure to obtain the funds necessary for future capital expenditures would limit our ability to continue to operate some of our vessels and could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends. Even if we are successful in obtaining such funds through financings, the terms of such financings could limit our ability to pay dividends if we determine to pay dividends in the future.

Because we are a non-U.S. corporation, you may not have the same rights that a creditor of a U.S. corporation may have.

We are incorporated under the laws of The Bahamas. Our organizational documents and the International Business Companies Act, 1989 govern our affairs. Investors may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a United States jurisdiction.

We may have to pay tax on U.S. source income, which would reduce our earnings and cash flows.

Under the U.S. Internal Revenue Code of 1986, as amended, or the Code, 50% of the gross shipping income of our vessel owning or chartering non-U.S. subsidiaries attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be characterized as U.S. source shipping income. Such income will be subject to a 4% U.S. federal income tax without allowance for deduction, unless our subsidiaries qualify for exemption from tax under Section 883 of the Code and the Treasury Regulations promulgated thereunder.

We believe that the U.S. source shipping income, if any, of our non-U.S. subsidiaries will qualify for the exemption from tax under Section 883 of the Code on the basis that our stock is primarily and regularly traded on the Nasdaq Global Select Market. However, we cannot assure you that our non-U.S. subsidiaries will at all times qualify for that exemption. In addition, changes in the Code, the Treasury Regulations or the interpretation thereof by the U.S. Internal Revenue Service (the "IRS") or the courts could adversely affect the ability of our non-U.S. subsidiaries to qualify for such exemption. If any of our non-U.S. subsidiaries are not entitled to that exemption, they would be subject to a 4% U.S. federal income tax on their gross U.S.-source shipping income. The imposition of this tax could have a negative effect on our business and would result in decreased earnings.

It should be noted that for the calendar years 2010, 2011 and 2012, our non-U.S. subsidiaries did not derive any U.S.-source shipping income. Therefore our non-U.S. subsidiaries should not be subject to any U.S. federal income tax for 2010, 2011 or 2012, regardless of their qualification for exemption under Section 883 of the Code.

Changes in tax laws or the interpretation thereof and other tax matters related to our UK tonnage tax election may adversely affect our future results.

Six of our non-Brazilian flagged PSVs are operated within the UK's tonnage tax regime. Under UK tonnage tax, UK corporation tax liabilities are calculated by reference to a notional daily profit, based on the tonnage of the vessels. This results in a lower effective tax rate than would be achieved if we were to be taxed in the UK outside of the tonnage tax regime. Tonnage tax is an elective regime with certain qualifying conditions, and is monitored by HMRC (the UK tax authority). Changes in tax laws, in the interpretation of the tax laws, or in the manner in which HMRC views our UK operations in the context of the tonnage tax rules, may adversely affect our future results due to potentially higher tax charges.

We are subject to certain antitrust legislations in certain countries in which we operate.

In some of the countries in which we operate, we are subject to antitrust legislations and governmental regulations. If any or all of the consolidations, mergers, joint ventures and acquisitions carried out by us or our subsidiaries or involving our controlling shareholders were to result in a non-compliance or breach or contravention under such legislations, we may be forced to sell, divest, or reorganize our Company and structure of operations and/or may be fined, affecting our results of operations.

Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial health, harm our ability to react to changes to our business and prevent us from fulfilling our obligations under our indebtedness, including the notes.

We have, and following this offering will continue to have, a significant amount of indebtedness. As of March 31, 2013, after giving effect to the offering of our outstanding notes and the redemption of our 9% First Preferred Ship Mortgage Notes due 2014, we would have had total debt of approximately $444 million outstanding.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our substantial debt could also have other significant consequences. For example, it could:

●	increase our vulnerability to general economic downturns and adverse competitive and industry conditions;

●
require us to dedicate a substantial portion, if not all, of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	place us at a competitive disadvantage compared to competitors that have less debt or better access to capital;

●	limit our ability to raise additional financing on satisfactory terms or at all; and

●
adversely impact our ability to comply with the financial and other restrictive covenants in the indenture governing the notes and the credit agreements governing the debts of our subsidiaries, which could result in an event of default under such agreements.

Furthermore, our interest expense could increase if interest rates increase because some of the debt under the credit facilities of our subsidiaries is variable rate debt. See "Description of Credit Facilities and Other Indebtedness." If we do not have sufficient earnings, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee we will be able to do.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and the credit agreements governing the debts of our subsidiaries contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and restrictions, and the indebtedness incurred in compliance with these restrictions could be substantial. Furthermore, the indenture for the notes will specifically allow us to incur additional debt. See "Description of the Notes—Certain Covenants—Limitation on Indebtedness." Any additional borrowings could be structurally senior to the notes and the related guarantees if they are secured using vessels that are not used to secure the notes. If we incur additional debt above the levels in effect upon the closing of this offering, the risks associated with our substantial leverage would increase. See "Capitalization," "Selected Historical Consolidated Financial Data," "Description of Credit Facilities and Other Indebtedness" and "Description of the Notes-Certain Covenants—Limitation on Indebtedness."

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes and amounts borrowed under any of our other or our subsidiaries' other credit facilities, and to fund our operations, will depend on our ability to generate cash in the future, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated business opportunities will be realized on schedule or at all or that future borrowings will be available to us in amounts sufficient to enable us to service our indebtedness, including the notes and any other amounts borrowed under other credit facilities, or to fund our other liquidity needs.

If we cannot service our debt, we will have to take actions such as reducing or delaying capital investments, selling assets, restructuring or refinancing our debt or seeking additional equity capital. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. In addition, the indenture for the notes and the credit agreements governing our subsidiaries' various credit facilities may restrict us from adopting any of these alternatives. Because of these and other factors beyond our control, we may be unable to pay the principal, premium, if any, interest or other amounts due on the notes.

The indenture governing the notes and our credit facilities impose significant operating and financial restrictions on us that may limit our ability to successfully operate our business.

The indenture governing the notes will, and our subsidiaries' credit facilities currently, impose significant operating and financial restrictions on us, including those that limit our ability to engage in actions that may be in our long-term interests. These restrictions will limit our ability to, among other things:

●	incur additional debt;

●	pay dividends or make other restricted payments;

●	create or permit certain liens;

●	make investments;

●	engage in sale and leaseback transactions;

●	sell vessels or other assets;

●	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

●	engage in transactions with affiliates; and

●	consolidate or merge with or into other companies or sell all or substantially all of our assets.

See "Description of Credit Facilities and Other Indebtedness" and "Description of the Notes-Certain Covenants." These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

In addition, some of our credit facilities require us to maintain specified financial ratios and satisfy financial covenants. We may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. Events beyond our control, including changes in the economic and business conditions in the markets in which we operate, may affect our ability to comply with these covenants. We cannot assure you that we will meet these ratios or satisfy these covenants or that our lenders will waive any failure to do so. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our credit facilities would prevent us from borrowing additional money under the facilities and could result in a default under them. If a default occurs under our credit facilities, the lenders could elect to declare that debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing that debt. Moreover, if the lenders under a credit facility or other agreement in default were to accelerate the debt outstanding under that facility, it could result in a default under other debt. If all or any part of our debt were to be accelerated, we may not have or be able to obtain sufficient funds available to repay it or to repay the notes upon acceleration.

We are a holding company, and we depend entirely on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial and other obligations, including the notes.

We are a holding company, and we have no significant assets other than the equity interests of our subsidiaries. Our subsidiaries conduct all of our operations and own all of our operating assets. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, restrictions under the indenture governing the notes, our credit facilities and applicable laws of the jurisdictions of their incorporation or organization. For example, some of our existing credit agreements contain significant restrictions on the ability of our subsidiaries that borrow under such agreements or guarantee such debts to pay dividends or make other transfers of funds to us. See "Description of Other Credit Facilities and Other Indebtedness." In addition, the indenture governing the notes will permit our subsidiaries to enter into additional agreements that can limit our ability to receive distributions from such subsidiaries. If we are unable to obtain funds from our subsidiaries, we will not be able to pay interest and principal on the notes when due, redeem to notes upon a change of control, or service our other debt, unless we obtain funds from other sources. We cannot assure you that we will be able to obtain the necessary funds from other sources.

Unless our subsidiaries are guarantors of the notes, they have no obligations to pay amounts due on the notes and the notes will be effectively subordinated to all obligations of such subsidiaries.

Our subsidiaries who are not guarantors of the notes, such as certain of our subsidiaries involved in the River and Ocean Business and all of our subsidiaries involved in the Offshore Supply Business, do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. As a result of this structure, the notes will be effectively subordinated to all indebtedness and other obligations (such as trade payables) of our non-guarantor subsidiaries. For further information regarding the liabilities of our non-guarantor subsidiaries, see note 17 to our audited consolidated financial statements. The effect of this subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving a non-guarantor subsidiary, the assets of that subsidiary could not be used to pay the notes until after all other claims against that subsidiary, including trade payables, have been fully paid. In addition, holders of minority equity interests in non-guarantor subsidiaries may receive distributions pro rata with us depending on the terms of the equity interests.

A substantial portion of our revenues, net income (loss) and adjusted consolidated EBITDA are generated by, and a substantial portion of our assets are held by, our non-guarantor subsidiaries who have no obligations to pay amounts due on the notes and whose indebtedness and all other obligations are effectively senior to the notes.

The historical consolidated financial data included in this prospectus are presented on a consolidated basis for our entire business and include our non-guarantor subsidiaries, such as certain of our subsidiaries involved in the River and Ocean Business and all of our subsidiaries involved in the Offshore Supply Business. As of March 31, 2013, our Subsidiary Guarantors represented 52% and 70%, respectively, of our consolidated total assets and total liabilities, before consolidating adjustments. As discussed in the preceding risk factor, these non-guarantor subsidiaries have no obligation to pay amounts due on the notes or to make funds available for these purposes and the notes will be effectively subordinated to all these subsidiaries' liabilities, except to the extent that such subsidiaries pledge assets to secure the notes (such as the mortgage of a barge or vessel).

The entity engaged in the Offshore Supply Business will not guarantee the notes.

UP Offshore (Bahamas) Ltd. and all of its subsidiaries will not guarantee the notes, though it will be a restricted subsidiary under the indenture governing the notes. Because UP Offshore (Bahamas) Ltd. will not guarantee the notes, it will have no obligation to make payments on the notes or otherwise make funds available to us for that purpose. The notes will be effectively subordinated to all liabilities of UP Offshore and will also be effectively subordinated to any other indebtedness or obligations, including trade payables, assumed by it in the future.

Your right to receive payments on the notes and the Subsidiary Guarantees may be effectively junior to all of our and the Subsidiary Guarantors' future borrowings.

The notes and guarantees may effectively rank junior to all of our and the Subsidiary Guarantors' future borrowings, to the extent that collateral, such as new vessels that we acquire, is used to secure that debt. Therefore, in the event of a bankruptcy, liquidation or reorganization of our company or any of the Subsidiary Guarantors, any of our or such Subsidiary Guarantors' assets that are used to secure other indebtedness will not be available to pay amounts due on the notes or Subsidiary Guarantees until that other secured indebtedness has been paid in full, and as a result, we or such Subsidiary Guarantor may not have sufficient assets remaining to pay amounts due on the notes or Subsidiary Guarantees. See "Description of the Notes—Ranking."

If the value of the vessels or barges securing the notes declines, we are not obligated to pledge additional vessels or barges as collateral, and the notes may become under-secured.

The notes will be secured by mortgages on certain of our existing vessels and barges owned by the Subsidiary Guarantors, as well as the Pledgors, Compañía Paraguaya de Transporte Fluvial S.A. and Riverpar S.A. If we or the Subsidiary Guarantors default on our obligations to make payments on the notes, holders of the notes would be entitled to payment out of the proceeds from the sale of the vessels and barges that are subject to those mortgages, net of any payments required to be made to maritime or other lienholders that have a superior legal right to the proceeds. The value of such vessels and barges securing the notes and the Subsidiary Guarantees and the amount to be received upon a sale of such vessels will depend upon many factors including, among others, the physical condition of the vessels, then current conditions in the industries in which we operate, the ability to sell the vessels and barges in an orderly sale, the condition of the international, national and local economies, the availability of buyers and other factors, many of which are beyond our control. The book value of the vessels and barges should not be relied on as a measure of realizable value for such vessels and barges. Further, by their nature, portions of the collateral, such as the barges in our River Business, may be illiquid and may have no readily ascertainable market value. In addition, a significant portion of the collateral includes assets that may only be usable, and thus retain value, as part of our existing operating businesses. Accordingly, any such sale of the collateral separate from the sale of certain operating businesses may not be feasible or of significant value.

Further, we are only required under certain circumstances, such as upon the loss or sale of a mortgaged vessel, to pledge additional or new vessels or barges to secure the notes or Subsidiary Guarantees. If the value of the vessels or barges securing the notes and Subsidiary Guarantees declines, neither we nor the Subsidiary Guarantors have any general obligation to pledge additional vessels, barges or assets to secure the notes or guarantees. As of May 2013, the appraised value of the vessels and barges pledged to secure the notes and Subsidiary Guarantees was approximately $253 million. Further, the value of vessels and barges generally declines over time as the vessels and barges age. As a result, it is very likely that, as the value of the vessels and barges pledged to secure the notes and guarantees declines, the notes and guarantees will become under-secured. If this were to coincide with the time in which those vessels and barges were sold to satisfy payment obligations on the notes or Subsidiary Guarantees, there may be insufficient proceeds from such sales to satisfy all payment obligations due on the notes. If that were to occur, any remaining obligations due on the notes or Subsidiary Guarantees would be our or the applicable Subsidiary Guarantors' senior unsecured obligations, and would rank equal in right of payment with all other senior obligations of such parties.

A significant amount of collateral available to you as an unsecured creditor may be pledged as collateral to other creditors over time, which will reduce the amount of collateral available to you as an unsecured creditor in the future.

A significant amount of collateral that is available to you as an unsecured creditor may be pledged to other creditors and thereby reduce the amount of collateral available to you as an unsecured creditor. Our credit facilities are described in detail in "Description of Credit Facilities and other Indebtedness." As the fair market value of the collateral securing these loans declines over time, collateral not currently pledged to secure the notes but currently available to you as a senior unsecured creditor may be pledged as collateral to secure these loans, thereby reducing the amount of collateral available to you as a senior unsecured creditor of these subsidiaries. Therefore, any assets used to secure these loans will not be available to pay amounts due on the notes until the secured indebtedness under these credit agreements has been paid in full, and as a result, we or such subsidiaries may not have sufficient assets remaining to pay amounts due on the notes. See "Description of the Notes—Ranking" and "Description of Credit Facilities and Other Indebtedness."

It may be difficult to serve process on or enforce a United States judgment against us, our officers and directors.

We are a Bahamas corporation. Each of the Subsidiary Guarantors is incorporated in one of the following jurisdictions: Argentina, Liberia, Panama, Paraguay or Spain. Each of the vessels and barges that secure the notes is flagged in Argentina, Liberia, Panama or Paraguay. All of our and the Subsidiary Guarantors' offices, administrative activities and other assets, as well as those of certain experts named herein, are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us, any of the Subsidiary Guarantors or such persons. In addition, some of our directors and officers and the directors and officers of the Subsidiary Guarantors are residents of jurisdictions other than the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons.

There is uncertainty as to whether the courts of the jurisdictions where we and our Subsidiary Guarantors are incorporated would (i) enforce judgments of United States courts obtained against us, the Subsidiary Guarantors, our directors and officers, the directors and officers of the Subsidiary Guarantors and the experts named herein, as applicable, predicated upon the civil liability provisions of the Federal securities laws of the United States or (ii) entertain original actions brought against such parties, predicated upon the Federal securities laws of the United States. As a result, it may be difficult for you to enforce judgments obtained in United States courts against us, the Subsidiary Guarantors, our directors and officers, the directors and officers of the Subsidiary Guarantors or the experts named herein, or the assets of any such parties located outside the United States. Further, it may be difficult for you to entertain actions, including those predicated upon the civil liability provision of the Federal securities laws of the United States, against such parties in courts outside of the United States.

Foreclosing on mortgaged vessels may be difficult due to the laws of certain jurisdictions.

The mortgaged vessels and barges are registered under various flags and operate in international waters and various foreign jurisdictions. If we default under our notes or if a Subsidiary Guarantor defaults under its Subsidiary Guarantee, the holders of a majority of the aggregate principal amount of the notes may direct the trustee to bring a foreclosure action against such party. We cannot assure you that any vessel or barge that secures the notes or the Subsidiary Guarantees will be located in a jurisdiction having effective or favorable foreclosure procedures and lien priorities. Any foreclosure proceedings could be subject to lengthy delays resulting in increased custodial costs, deterioration in the condition of the vessel and substantial reduction in the value of the vessel or barge. Some jurisdictions may not provide a legal remedy for the enforcement of vessel mortgages.

Foreclosing on mortgaged vessels may be difficult because our vessels are easily transported.

All of our mortgaged vessels and barges are relatively easy to transport around the globe. This may make it difficult for the trustee to bring a successful foreclosure action against these vessels and barges because it may be difficult for the trustee or officials of the applicable government or agency to physically seize the vessels and barges and engage in a foreclosure sale. In addition, there are approximately 335 barges that secure the notes. These barges are similar to each other and have an average appraised value of approximately $524,900 per barge. Given the high number of barges that secure the notes and the relatively low appraised value per barge, it may be difficult or cost-inefficient for the trustee to engage in a successful foreclosure sale against all of these barges.

The insolvency laws of the jurisdictions of our Subsidiary Guarantors may not be as favorable to holders of the notes as US insolvency laws or those of any other jurisdiction with which you may be familiar.

Each of the Subsidiary Guarantors is incorporated in one of the following jurisdictions: Argentina, Liberia, Panama, Paraguay or Spain. Accordingly, insolvency proceedings with respect to a Subsidiary Guarantor may proceed under, and be governed by, Argentine, Liberian, Panamanian, Paraguayan or Spanish law. The insolvency laws in these jurisdictions may be less favorable to you as a secured creditor than the insolvency laws of the U.S. or another jurisdiction with which you may be familiar. In the event that any one or more of the Subsidiary Guarantors experiences financial difficulty, it is not possible to predict with certainty the outcome of insolvency or similar proceedings.

Your rights in the collateral may be adversely affected by bankruptcy proceedings.

If we were to become the subject of a bankruptcy proceeding, the right of the trustee to lay-up, lease, charter, operate or otherwise use our vessels or barges or to sell any vessel or barge or other collateral securing the notes may be significantly impaired. Under applicable bankruptcy laws, the bankruptcy receiver may have the right, following the first stages of the bankruptcy, to sell our vessels or barges, or under certain circumstances, be allowed to continue the operation of our business. In addition, a secured creditor, such as the trustee, may need the approval of the bankruptcy receiver or the bankruptcy court to repossess and dispose of the collateral if bankruptcy proceedings have already been commenced against us.

It is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral. There is also uncertainty as to whether the trustee's claim for satisfaction from the proceeds of any sale of a vessel or barge would take priority over the rank of certain other liens on such vessel or barge, such as maritime liens. Irrespective of whether any such sale has been instigated by the bankruptcy receiver or by the trustee, the priority of any liens on such vessel or barge may be determined by the laws of the country where such sale takes place, in conjunction with the laws of the country in which such vessel or barge is registered.

We may not be able to fulfill our repurchase obligations in the event of a change of control.

Upon the occurrence of any change of control, we will be required to make a change of control offer to repurchase the notes. Under certain circumstances, a change of control may also constitute a default under our senior credit facilities. Therefore, upon the occurrence of a change of control, the lenders under our senior credit facilities would have the right to accelerate their loans, and if so accelerated, we would be required to repay all of our outstanding obligations under our senior credit facilities. See "Description of Credit Facilities and Other Indebtedness."

In addition, if a change of control occurs, there can be no assurance that we will have available funds sufficient to pay the change of control purchase price for any of the notes that might be delivered by holders of the notes seeking to accept the change of control offer and, accordingly, none of the holders of the notes may receive the change of control purchase price for their notes. Our failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the indenture governing the notes. See "Description of the Notes—Defaults."

Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

The collateral securing the notes includes certain vessels and barges and the stock of certain of our subsidiaries, whether now owned or acquired or arising in the future. Applicable law provides that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The trustee for the notes will not monitor the future acquisition of vessels or barges or stock that constitute collateral, or take action to perfect the security interest in such acquired collateral. There can be no assurance that we will monitor, or that we will inform the trustee of, the future acquisition of vessels or barges or stock that constitute collateral, or that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

The capital stock of certain of our subsidiaries securing the notes will automatically be released from the collateral to the extent the pledge of such collateral would require the filing of separate financial statements for any of our subsidiaries with the SEC.

The indenture governing the notes and the related security documents will provide that, to the extent that any rule would require the filing with the SEC (or any other governmental agency) of separate financial statements of any of our subsidiaries due to the fact that such subsidiary's capital stock or other securities secure the notes, then such capital stock or other securities will automatically be deemed not to be part of the collateral securing the notes to the extent necessary to not be subject to such requirement. Under SEC regulations in effect as of the date of this prospectus, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, then such subsidiary would be required to provide separate financial statements to the SEC. As a result of these rules and provisions in the indenture, holders of the notes could lose their security interest in such portion of the collateral if and for so long as any such rule is in effect. In addition, the release of capital stock of a subsidiary pursuant to this provision in certain circumstances could result in less than a majority of the capital stock of a subsidiary being pledged to secure the notes, which could impair the trustee's ability to sell a controlling interest in such subsidiary or to otherwise realize value on its security interest in such subsidiary's stock or assets. It may be more difficult, costly and time-consuming for holders of notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

As of March 31, 2013, the book value of two of the Subsidiary Guarantors, Ultrapetrol S.A. and UABL Paraguay S.A., exceeds 20% of the aggregate principal amount of the notes being offered hereby. Pursuant to the terms of the indenture, the collateral securing the notes will only include the capital stock of Ultrapetrol S.A. and UABL Paraguay S.A. (in the case of UABL Paraguay S.A., if and when its capital stock is pledged, see "Description of the Notes—Collateral") to the extent that and for so long as the applicable value of such capital stock is less than 20% of the aggregate principal amount of the notes outstanding. See "Description of the Notes—Limitations on Stock Collateral."

Federal, state and foreign laws permit a court to void the notes and the Subsidiary Guarantees, and if that occurs, you may not receive any payments on the notes.

The notes will be secured by mortgages granted by, and guarantees made by, certain of our subsidiaries. Our issuance of the notes and the Subsidiary Guarantors' making of the guarantees and granting of the mortgages, and any payments made on the notes by us or the Subsidiary Guarantors, may be subject to review under relevant Federal, state or foreign fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or a lawsuit (including circumstances in which bankruptcy is not involved) were commenced by, or on behalf of, unpaid creditors of ours or the Subsidiary Guarantors. These laws differ among jurisdictions. In general, under these laws, if a court were to find that at the time an obligation was incurred, it was incurred with the intent of hindering, delaying or defrauding creditors, or the entity incurring the obligation received less than reasonably equivalent or fair value consideration in exchange for the incurrence of the obligation, such court could impose legal and equitable remedies or other action detrimental to the interests of the holders of the notes, including voiding the notes or the Subsidiary Guarantees.

If a court were to find that the issuance of the notes or a Subsidiary Guarantee were a fraudulent conveyance, the court could void the payment obligations under the notes or such Subsidiary Guarantee or subordinate the notes or such Subsidiary Guarantee to presently existing and future indebtedness of us or the applicable Subsidiary Guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such Subsidiary Guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any payment on the notes or the Subsidiary Guarantees.

We believe that at the time of, or as a result of, the issuance of the Subsidiary Guarantees and mortgages, each of our Subsidiary Guarantors will not be considered insolvent or rendered insolvent under fraudulent conveyance standards, will not be engaged in a business or transaction for which its remaining assets would constitute unreasonably small capital, and will not have incurred debts beyond its ability to pay such debts as they mature. These beliefs are based in part on our operating history and our analysis of internal cash flow projections and estimated values of assets and liabilities. We cannot assure you, however, that a court passing on these issues would adopt or utilize the same methodology or assumptions, or arrive at the same conclusions. Further, each guarantee will contain a provision intended to limit the Subsidiary Guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. However, this provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

An active trading market for the notes may never develop.

The notes are a new issue of securities for which there is no established trading market. We do not intend to apply to list the notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result of this and the other factors listed below, an active trading market for the notes may not develop, in which case the market price and liquidity of the notes may be adversely affected.

In addition, you may not be able to sell your notes at a particular time or at a price favorable to you. Future trading prices of the notes will depend on many factors, including:

●	our operating performance and financial condition;

●	our prospects or the prospects for companies in our industry generally;

●	our ability to complete the offer to exchange the notes for registered notes or to register the notes for resale;

●	changes in government regulation;

●	the interest of securities dealers in making a market in the notes;

●	the market for similar securities;

●	prevailing interest rates; and

●	the other factors described in this prospectus under "Risk Factors."

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the notes, regardless of our prospects or performance.

Although the initial purchasers have advised us that they intend to make a market in the notes, they are not obligated to do so. The initial purchasers may also discontinue any market making activities at any time, in their sole discretion, which could further negatively impact your ability to sell the notes or the prevailing market price at the time you choose to sell.

USE OF PROCEEDS

We are making the exchange offer to satisfy our obligations under the outstanding notes, the indenture and the registration rights agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of outstanding notes. Any outstanding notes that are properly tendered in the exchange offer will be accepted, canceled and retired and cannot be reissued. Accordingly, issuance of the exchange notes will not result in a change in the capitalization of the Company.

We issued $200 million principal amount of the outstanding notes on June 10, 2013 to the initial purchasers. Our net proceeds from the offering of the outstanding notes, after deducting the initial purchasers' discounts and commissions, and other expenses related to the offering were approximately $194 million.

We used the net proceeds to redeem our existing 9% First Preferred Ship Mortgage Notes due 2014 in an amount of $180 million plus accrued and unpaid interest to redemption and the remainder for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2013 and as adjusted to give effect to the offering of our outstanding notes and the application of the estimated net proceeds. You should read this table in conjunction with the information in the sections entitled "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Financial Data" and "Description of Credit Facilities and Other Indebtedness" and our historical consolidated financial statements, together with the respective notes thereto, included elsewhere in this prospectus. Since March 31, 2013, as so adjusted, there have been no significant changes to our consolidated capitalization.(1)

	At March 31, 2013
	Actual	As Adjusted
	(Dollars in millions)
Cash and cash equivalents(2)	$123.6	$137.6
Debt:
9% First Preferred Ship Mortgage Notes due 2014	$180.0	$—
Long-term financial debt, including current portion (guaranteed, secured)(3)	244.0	244.0
8⅞% First Preferred Ship Mortgage Notes due 2021 offered hereby(4)	—	200.0
Total debt	$424.0	$444.0

Equity:
Common stock, $.01 par value: 250,000,000 authorized shares; 140,419,487 shares outstanding	1.4	1.4
Additional paid in capital	490.9	490.9
Treasury stock: 3,923,094 shares at cost	(19.5)	(19.5)
Accumulated deficit(5)	(76.3)	(76.3)
Accumulated other comprehensive loss	(2.1)	(2.1)
Total Ultrapetrol (Bahamas) Limited stockholders' equity	394.4	394.4
Noncontrolling interest	7.0	7.0
Total equity	401.4	401.4
Total capitalization	$825.4	$845.4

______________
(1)
On May 31, 2013, we entered into a Loan Agreement with DVB Bank SE for a $40.0 million reducing, revolving credit facility. The commitment under this revolver decreases quarterly by $1.25 million, or $5.0 million per year. The facility bears interest at LIBOR plus 3% (or lender's cost of funds, if the lenders in their discretion determine that LIBOR is not representative of such costs). No drawdowns have been made under the facility to date.

(2)	As adjusted column reflects $14.0 million from the net proceeds of the offering of our outstanding notes.

(3)	Includes $66.8 million of long-term debt (including current portion) of the Subsidiary Guarantors and $177.2 million of long-term debt (including current portion) of non-Subsidiary Guarantors.

(4)	The exchange offer will replace the outstanding notes with exchange notes of the same value.

(5)
As a result of the offering of our outstanding notes and the extinguishment of our existing 9% First Preferred Ship Mortgage Notes due 2014 in the period in which the notes are extinguished, we will realize a non-recurring loss of, and total equity will be reduced by, $1.7 million.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the related notes, incorporated by reference herein.

	Three-month Period Ended March 31, (Unaudited)				Year Ended December 31,
	2013		2012		2012		2011		2010	2009		2008
					(Dollars in thousands)
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(1)	—	(1)	1.0	—	(1)	2.5
Dollar amount of deficiency earnings to fixed charges	$3,738		$12,086		$64,558		$18,899		—	$36,899		—

_________________________
(1)	In these fiscal periods, earnings were inadequate to cover fixed charges.

For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes plus fixed charges (excluding amortization of capitalized interest), less capitalized interest. Fixed charges consist of interest incurred (whether expensed or capitalized) and amortization of deferred financing costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected historical consolidated financial information set forth below may not contain all of the financial information that you should consider when making a decision to participate in the exchange offer. You should carefully read our consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus for additional financial information about us. Our financial information as of and for the fiscal years ended December 31, 2012, 2011, 2010, 2009 and 2008 have been derived from our respective audited consolidated financial statements. Our condensed financial data as of March 31, 2013 and 2012 and for the three-month periods then ended have been derived from our respective unaudited condensed consolidated financial statements and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth in those condensed consolidated financial statements on a basis consistent with our respective audited consolidated financial statements.

	Three-month Period Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Unaudited)
Statement of Operations Data:
Revenues	$77,890	$64,538	$313,169	$304,482	$230,445	$220,529	$303,575
Operating expenses:
Voyage and manufacturing expenses(1)	(26,007)	(28,084)	(126,368)	(112,252)	(61,583)	(60,575)	(75,290)
Running costs(2)	(31,472)	(28,022)	(128,059)	(112,355)	(89,339)	(80,032)	(89,186)
Depreciation and amortization	(10,120)	(10,492)	(43,852)	(39,144)	(34,371)	(41,752)	(38,620)
Administrative and commercial expenses	(8,822)	(7,787)	(32,385)	(29,604)	(27,051)	(25,065)	(24,396)
Loss on write-down of vessels	—	—	(16,000)	—	—	(25,000)	—
Other operating income, net	450	5,764	8,376	8,257	617	2,844	6,513
Operating profit/ (loss)	1,919	(4,083)	(25,119)	19,384	18,718	(9,051)	82,596

Operating income (expenses)
Financial expense(3)	(7,939)	(9,337)	(35,793)	(35,426)	(25,925)	(24,248)	(25,128)
Financial loss on extinguishment of debt	(3,605)	—	(940)	—	—	—	—
Foreign currency (losses) gains, net	6,255	1,251	(2,051)	(2,552)	(492)	1,011	(5,414)
Financial income	76	42	6	332	399	340	1,156
(Loss) gains on derivatives, net	(216)	—	—	(16)	10,474	241	8,816
Investments in affiliates	(195)	(313)	(1,175)	(1,073)	(341)	(28)	(442)
Other, net	(228)	41	(661)	(621)	(875)	(707)	(558)
Total other income (expenses)	(5,852)	(8,316)	(40,614)	(39,356)	(16,760)	(23,391)	(21,570)
Income/(Loss) from continuing operations	(3,933)	(12,399)	(65,733)	(19,972)	1,958	(32,442)	61,026
Income taxes benefit (expense)	(1,622)	(1,259)	2,969	1,737	(6,363)	(5,355)	4,173
Income/(Loss) from continuing operations	(5,555)	(13,658)	(62,764)	(18,235)	(4,405)	(37,797)	65,199
Loss from discontinued operations	—	—	—	—	(515)	(2,131)	(16,448)
Net income/(loss)	(5,555)	(13,658)	(62,764)	(18,235)	(4,920)	(39,928)	48,751
Net income/(loss) attributable to non-controlling interest	299	169	893	570	451	(90)	1,228
Net income/(loss) attributable to Ultrapetrol (Bahamas) Limited	$(5,854)	$(13,827)	$(63,657)	$(18,805)	$(5,371)	$(39,838)	$47,523

Basic and diluted income/(loss) per share of Ultrapetrol (Bahamas) Limited from continuing operations	$(0.04)	$(0.47)	$(1.80)	$(0.64)	$(0.16)	$(1.28)	$1.99
Diluted weighted average number of shares	140,092,934	29,568,622	35,382,913	29,547,365	29,525,025	29,426,429	32,213,741
Certain Balance Sheet Data (at period end):
Cash and cash equivalents(4)	$123,613		$222,215	$34,096	$105,570	$53,201	$105,859
Working capital(5)	112,892		108,245	32,245	98,318	68,352	135,746
Vessels and equipment, net	646,106		647,519	671,445	612,696	571,478	552,683
Total assets	928,133		1,010,318	830,287	823,797	732,934	825,059
Long-term debt (including current portion)	424,014		517,552	512,993	499,379	405,531	412,940
Total equity	401,435		406,499	250,171	268,794	288,583	376,859
Ratio of earnings to fixed charges	— (6)	— (6)	— (6)	— (6)	1.0	— (6)	2.5
Dollar amount of deficiency earnings to fixed charges	$3,738	$12,086	$64,558	$18,899	$—	$36,899	$—
_________________
(1)
Voyage expenses, which are incurred when a vessel is operating under a contract of affreightment (as well as any time when they are not operating under time or bareboat charter), comprise all costs relating to a given voyage, including port charges, canal dues and fuel (bunkers) costs, are paid by the vessel owner and are recorded as voyage expenses. Voyage expenses also include charter hire payments made by us to owners of vessels that we have chartered in. Manufacturing expenses, which are incurred when a constructed river barge is sold, is comprised of steel cost, which is the largest component of our raw materials and the cost of labor.

(2)
Running costs, or vessel operating expenses, include the cost of all vessel management, crewing, repairs and maintenance, spares and stores, insurance premiums, lubricants and certain drydocking costs.

(3)	Financial expense includes interest expense and the amortization of debt issuance expense.
(4)	Excluding restricted cash.
(5)	Current assets less current liabilities.
(6)	In these fiscal periods, earnings were inadequate to cover fixed charges.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with the Selected Historical Consolidated Financial Data and our consolidated financial statements and the related notes included elsewhere in this prospectus. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements, see "Forward-Looking Statements."

Our Company

We are an industrial transportation company serving the marine transportation needs of our clients primarily in South America. We serve the shipping markets for soybeans, grain, forest products, minerals, crude oil, petroleum, refined petroleum products and general cargo, as well as the offshore oil platform supply market with our extensive and diverse fleet of vessels. These include river barges and pushboats, platform supply vessels, tankers and two container feeder vessels.

●
River Business. We are the largest owner and operator of river barges and pushboats in the Hidrovia Region of South America, one of the largest navigable river systems in the world, which facilitates trade in a fertile and resource-rich region and provides access to the global export market. We believe our river barges provide the most efficient means of transportation in the region. In many of the areas that we serve, access to rail is limited or non-existent and the distances make trucking uneconomical for large volumes of cargo. Our river business fleet, which consists of 679 barges and 33 pushboats, which we believe is the largest in the Hidrovia and approximately as large in capacity as the fleets of our next three competitors combined. We control the largest independent network of infrastructure along the river system, consisting of two loading and storage terminals and five logistic hubs, which serve as fleeting areas at key locations, to provide integral transportation services to our customers from origin to destination. We also own a vertically integrated barge manufacturing facility at Punta Alvear, which is one of the most modern of its kind in the world and provides us with the ability to increase our fleet capacity at a very efficient cost. We believe the size and quality of our fleet and infrastructure allow us to operate through an efficient hub system across the Hidrovia, which provides us with a distinct competitive advantage.

●
Offshore Supply Business. We own and operate a fleet of technologically advanced Platform Supply Vessels that provide critical logistical and transportation services for offshore petroleum exploration and production companies, in the coastal waters of Brazil and in the UK's North Sea. Our Offshore Supply Business fleet consists of ten PSVs already in operation and two under construction, scheduled to commence operation in the third quarter of 2013 and early 2014, respectively. Our large, modern PSVs have advanced dynamic positioning systems which enable us to better serve customers operating in challenging deepwater offshore environments. We believe that we are currently the second largest owner of 4,500 dwt class platform supply vessels in the Brazilian market, which have large cargo capacity and deck space, making them the most efficient vessels to serve the distant deepwater operations underway in Brazil. Brazilian law provides a preference for the utilization of Brazilian-flagged vessels in its offshore supply business. Four of our PSVs were built in Brazil and operate under the Brazilian flag, which provides them with a preference for employment over foreign vessels in the Brazilian market, while extending such preference to another two foreign-flagged PSVs in our fleet.

●
Ocean Business. We operate a fleet of product and chemical tankers and feeder containerships on cabotage trades along part of the eastern coast of South America, where we have preferential rights and strong customer relationships. Our fleet includes four product and chemical tankers that serve the principal oil refineries in the region transporting petroleum products from refineries and crude oil to various coastal destinations, as well as two container feeder vessels which transport mostly foreign containers from the transshipment ports of Buenos Aires and Montevideo to the southern region of Patagonia for the largest long-distance container lines in the world. The local cabotage market are generally restricted by law to established local operators with local-flagged vessels or vessels with equivalent flag privileges.

Our business strategy is to continue to operate as a diversified marine transportation company with an aim to maximize our growth and profitability while limiting our exposure to the cyclical behavior of individual sectors of the transportation industry.

Recent Developments

New PSV Contracts

On April 11, 2013, we entered into four-year time charters with Petrobras for three of our Brazilian-flagged PSVs, UP Agua-Marinha, UP Diamante and UP Topazio. These charters are scheduled to commence in the second quarter of 2013 and the daily contractual time charter rate agreed per vessel is $35,380.

On May 10, 2013, we entered into a four-year time charter with Petrobras for one of our non Brazilian-flagged PSVs operating in Brazil, UP Esmeralda. The charter is scheduled to commence in the third quarter of 2013 and the daily contractual time charter rate agreed for this vessel is $31,950.

Additionally on May 10, 2013, we entered into four-year time charters with Petrobras for two of our Indian-built PSVs, UP Amber and UP Pearl. The charters are scheduled to commence in the third quarter of 2013 and the daily contractual time charter rate per vessel is $32,950.

Sale of Additional Barges to Third Parties

On July 8, 2013, we entered into a Rake Barge Master Agreement with one of our customers to purchase from us seven additional newbuild jumbo tank barges to be produced in our Punta Alvear barge building facility on terms and conditions similar to its previous order. On July 12, 2013, we received the 50% advance of the total price under such contract. Delivery for these barges is expected by the end of December 2013. Including this transaction, we expect to have sold and delivered 58 barges to third parties in 2013.

New Revolving Credit Facility

On May 31, 2013, we entered into a Loan Agreement with DVB Bank SE for a $40.0 million reducing, revolving credit facility. The commitment under this revolver decreases quarterly by $1.25 million, or $5.0 million per year. The facility bears interest at LIBOR plus 3% (or lender's cost of funds, if the lenders in their discretion determine that LIBOR is not representative of such costs). No drawdowns have been made under the facility to date.

Revenues

In our River Business, we currently contract for the carriage of cargoes, in the majority of cases, under contracts of affreightment, or COAs. Most of these COAs currently provide for adjustments to the freight rate based on changes in the price of fuel. When transporting containers or vehicles, we charge our clients on a per-trip per unit basis. In addition, we derive revenues from the sale of new barges built at our Punta Alvear yard to third parties.

Finally, under our transshipment service agreement, we will recognize revenues per ton of iron ore transshipped.

In our Offshore Supply Business, we contract substantially all of our capacity under time charters to a charterer in Brazil. We may decide to employ our Indian-built PSVs in the North Sea spot and/or term market.

In our Ocean Business, we currently contract our tanker vessels on a time charter basis. In addition, we sell space on our container feeder vessels on a per Twenty Foot-Equivalent Unit, or TEU, basis which is very similar to a COA basis as far as recording of revenues and voyage expenses is concerned. Some of the differences between time charters and COAs are summarized below.

Time Charter (TC)

●	We derive revenue from a daily rate paid for the use of the vessel and

●	the charterer pays for all voyage expenses, including fuel and port charges.

Contract of Affreightment (COA)

●	We derive revenue from a rate based on tonnage shipped expressed in dollars per metric ton of cargo and

●	we pay for all voyage expenses, including fuel and port charges.

Our ships on time charters generate both lower revenues and lower expenses for us than those under COAs. At comparable price levels both time charters and COAs result in approximately the same operating income, although the operating margin as a percentage of revenues may differ significantly.

Time charter revenues accounted for 44% of the total revenues derived from transportation services for the three months ended March 31, 2013, and COA revenues accounted for 56%. With respect to COA revenues, most of them were in respect of repetitive voyages for our regular customers.

Our container vessels are paid on a rate based on each container shipped and expressed in dollars per TEU. By comparison, these vessels' results are expressed similar to those vessels operating under COA.

In our River Business, demand for our services is driven by agricultural, mining and petroleum related activities in the Hidrovia Region. Droughts and other adverse weather conditions, such as floods, could result in a decline in production of the agricultural products we transport, which would likely result in a reduction in demand for our services. Further, most of the operations in our River Business occur on the Paraná and Paraguay rivers, and any changes adversely affecting navigability of either of these rivers, such as low water levels, could reduce or limit our ability to effectively transport cargo on the rivers.

In our Offshore Supply Business, we currently have eight of our PSVs operating under term time charter contracts with Petrobras in Brazil, one recently delivered PSV on route to Brazil and one PSV operating under a medium-term period time charter the UK's North Sea.

In our Ocean Business, we employed our four tanker vessels on time charter to different customers while our container vessels carry cargoes for a freight per container equivalent to COA's.

Expenses

Our operating expenses generally include the cost of all vessel management, crewing, spares and stores, insurance, lubricants, repairs and maintenance. Generally, the most significant of these expenses are repairs and maintenance, wages paid to marine personnel and marine insurance costs.

In addition to the vessel operating expenses, our other primary operating expenses included general and administrative expenses related to ship management and administrative functions.

In our River Business, our voyage expenses include port expenses and bunkers as well as charter hire paid to third parties.

In our Offshore Supply Business, voyage expenses include offshore and brokerage commissions paid by us to third parties which provide brokerage services and bunker costs incurred when our vessels are repositioned between the North Sea and Brazil, which are fully covered by us.

In our Ocean Business, through our container feeder operation, our operating expenses include bunker costs which are fully covered by us, port expenses, Terminal Handling Costs, or THC, incurred in the regular operation of our container feeder service and, agency fees paid by us to third parties. It also includes container leasing, storage and insurance expense.

Through our River Business, we own a repair facility for our river fleet at Pueblo Esther, Argentina, where we operate one floating dry dock, a shipyard for building barges and other vessels in Punta Alvear, Argentina, land for the construction of two terminals in Argentina, one grain loading terminal and 50% of a second terminal in Paraguay. UABL also rents offices in Asuncion, Paraguay and Buenos Aires, Argentina.

Through our Offshore Supply Business, we hold a lease for office space in Rio de Janeiro, Brazil. In addition, through Ravenscroft, we own a building located at 3251 Ponce de Leon Boulevard, Coral Gables, Florida, United States. We also hold subleases to additional office space at Avenida Leandro N. Alem 986, Capital Federal, Buenos Aires, Argentina, and rent an office in Aberdeen, Scotland.

Foreign Currency Transactions

During the three months ended March 31 2013, 92% of our revenues were denominated in U.S. dollars. Also, for the three months ended March 31, 2013, 5% of our revenues were denominated and collected in Brazilian reais and 3% were denominated and collected in British pounds. However, 61% of our total revenues are denominated in U.S. dollars but are collected two thirds in Brazilian and Paraguayan currency and one-third in Argentinean pesos. During the three months ended March 31, 2013, the majority of our expenses were denominated in U.S. dollars of which 38% of them were paid in Argentine pesos, Brazilian reais and Paraguayan guaranies.

Our operating results, which we report in U.S. dollars, may be affected by fluctuations in the exchange rate between the U.S. dollar and other currencies. For accounting purposes, we use U.S. dollars as our functional currency. Therefore, revenue and expense accounts are translated into U.S. dollars at the average exchange rate prevailing on the month of each transaction.

Inflation, Rates of Exchange Variation and Fuel Price Increases

Inflationary pressures in the South American countries in which we operate may not be compensated by equivalent adjustments in the rate of exchange between the U.S. dollar and the local currencies. Additionally, revaluations of the local currencies against the U.S. dollar, even in the absence of inflation, have an incremental effect on the portion of our operating expenses incurred in those local currencies measured in U.S. dollars. Please see Foreign Currency Transactions.

If the London market for dollar loans between banks were to become volatile the spread between published LIBOR and the lending rates actually charged to banks in the London interbank market could widen. Interest in most loan agreements in our industry has been traditionally based on published LIBOR rates. After the financial crisis of the end of 2008, however, lenders have insisted on loan provisions that entitle them, in their discretion, to replace published LIBOR as the base for the interest calculation with their own cost-of-funds rate. Since then, we have been required to include similar provisions in some of our financings. If our lenders were to use the interest rate on their costs of funds instead of LIBOR in connection with such provisions, our lending costs could increase significantly, which would have an adverse effect on our profitability, earnings and cash flow.

As of March 31, 2013, the Company had $68.5 million of LIBOR-based variable rate borrowings under its credit facilities with IFC and OFID subject to an interest rate collar agreement, designated as cash flow hedge, to fix the interest rate of these borrowings within a floor of 1.69% and a cap of 5.0% per annum.

As of March 31, 2013, the Company had $20.3 million of LIBOR-based variable rate borrowings under its credit facility with DVB Bank SE, NIBC and ABN AMRO subject to an interest rate swap, designated as cash flow hedge, to fix the interest rate of these borrowings at a weighted average cost of debt of 0.9% per annum.

As of March 31, 2013, the Company had $8.3 million of LIBOR-based variable rate borrowings under its credit facility with DVB Bank SE and Banco Security, subject to an interest rate swap, designated as cash flow hedge, to fix the interest rate of these borrowings at a weighted average interest rate of 3.39% per annum.

Additionally, as of March 31, 2013, the Company had other variable rate debt (due 2013 through 2021) totaling $126.3 million. These debts call for the Company to pay interest based on LIBOR plus a 120-400 basis point margin range. Some loans provide for the use of cost of funds in replacement of LIBOR under certain circumstances. The interest rates generally reset either quarterly or semi-annually. As of March 31, 2013, the weighted average interest rate on these borrowings was 2.8%.

A 1% increase in LIBOR or a 1% increase in the cost of funds used as base rate by some of our lenders would translate to a $1.3 million increase in our interest expense per year, which would adversely affect our earnings.

We have negotiated fuel price adjustment clauses in most of our contracts in the River Business. However, we may experience temporary misalignments between the adjustment of fuel in our freight contracts and our fuel purchase agreements (either positive or negative) because one may adjust prices on a monthly basis while the other adjusts prices weekly. Similarly, in some of our trades the adjustment formula may not be one hundred percent effective to protect us against fuel price fluctuations. Additionally, as our re-engining and repowering program progresses and more pushboats in our fleet start to consume heavy fuel (as opposed to diesel oil), the adjustment formulas in our transportation contracts will gradually cease to reflect the change in our fuel costs, resulting in gradually larger misalignments between such adjustments and our fuel purchases.

In the Offshore Supply Business, the risk of variation of fuel prices under the vessels' current employment is generally borne by the charterers, since the charterers are generally responsible for the supply and cost of fuel. During their positioning voyage from their delivery shipyard up to their area of operation and if and when a vessel is off-hire for technical or commercial reasons, fuel consumption will be for owners' own account.

In our Ocean Business, for those vessels that operate under time charters, inflationary pressures on bunker (fuel oil) costs do not have a material effect on the results of those vessels which are time chartered to third parties, since it is the charterers' responsibility to pay for fuel. When our ocean vessels are employed under COAs, however, freight rates for voyage charters are fixed on a per ton basis including bunker fuel for our account, which is calculated for the voyage at an assumed cost. A rise or fall in bunker prices may have a temporary negative or positive effect on results as the case may be as the actual cost of fuel purchased for the performance of a particular voyage or COA may be higher or lower than the price considered when calculating the freight for that particular voyage. Generally, in the long term, freight rates in the market should be sensitive to variations in the price of fuel. However, a sharp rise in bunker prices may have a temporary negative effect on results since freights generally adjust only after prices have settled at a higher level.

In our container feeder operation, the operation of our two container feeder vessels, Asturiano and Argentino, involves some degree of fuel price fluctuation risk since we have to pay for the cost of bunkers and although we can adjust our rates per TEU in connection with these variations, we may not always be able to, or may even be unable to, pass these variations to our customers (either fully or partially) in the future, which could have an adverse effect on our results of operations.

Seasonality

Each of our businesses has seasonal aspects, which affect their revenues on a quarterly basis. The high season for our River Business is generally between the months of March and September, in connection with the South American harvest and higher river levels. However, growth in the soy pellet manufacturing, minerals and forest industries may help offset some of this seasonality. The Offshore Supply Business operates year-round, particularly off the coast of Brazil, although weather conditions in the North Sea may reduce activity from December to February. In the Ocean Business, we generally employ our Product Tankers on long-term time charters so there is no seasonality effect, however, shorter term contracts covering the winter months generally carry higher rates than those covering only the summer months. Our container feeder service experiences a somewhat slower season during the first quarter of each year.

Results of Operations

Three months ended March 31, 2013, compared to three months ended March 31, 2012

Revenues. Total revenues from our River Business increased 34% from $29.4 million in the three months ended March 31, 2012, to $39.3 million in the same period of 2013. This $9.9 million increase results mainly from a $10.2 million increase in revenues from river operations related to a 26% increase in net tons transported, rates increases and normal rainfall as compared to the first quarter of 2012 which was severely affected by the drought on the soybean production in Paraguay and by low river levels, to a $1.3 million increase in revenues related to the sale of barges constructed at our yard in Punta Alvear; partially offset by a $1.5 million decrease in other river revenues as compared to the first quarter of 2012.

Total revenues from our Offshore Supply Business increased by 27% from $17.0 million in the three months ended March 31, 2012, to $21.6 million in the same period of 2013. This $4.6 million increase is primarily attributable to the $2.8 million increase related to the operation of our UP Jade which commenced operation with Petrobras on August 10, 2012, and to a combined $2.0 million increase in revenues from our UP Turquoise, UP Jasper and UP Rubi related to offhire days during the first quarter of 2012.

Total revenues from our Ocean Business decreased $1.2 million, from $18.1 million in the three months ended March 31, 2012, to $16.9 million in the same period of 2013, or a decrease of 7%. This decrease is mainly attributable to a $3.5 million freight related to the transportation of the barges sold to a third party during the first quarter of 2012, to a $0.5 million on account of a success fee received by Ravenscroft for ship management services during the first quarter of 2012; partially offset by a $1.2 million increase from our Amadeo related to its drydock during the first quarter of 2012, to a $1.2 million increase in revenues from our Argentino and to a $0.5 million increase related to the higher charter rates of our Product Tankers during the first quarter of 2013 when compared to the same period of 2012.

Voyage and manufacturing expenses. In the three months ended March 31, 2013, voyage expenses of our River Business were $19.4 million, as compared to $18.9 million for the same period of 2012, an increase of $0.5 million, or 2%. This increase is mainly attributable to a $1.2 million increase related to higher activity consistent with higher net tons transported; partially offset by a $0.4 million decrease related to the manufacturing expenses incurred in the construction of barges for third parties in our Punta Alvear yard and to a $0.3 million expense incurred in other river activity during the first quarter of 2012.

In the three months ended March 31, 2013, voyage expenses of our Offshore Supply Business were $0.9 million, as compared to $1.2 million in the same period of 2012. This decrease of $0.3 million, or 22%, is primarily attributable to a charge against our UP Agua-Marinha and UP Rubi for underperformance under their charter contracts during the first quarter of 2012.

In the three months ended March 31, 2013, voyage expenses of our Ocean Business were $5.7 million, as compared to $7.8 million for the same period of 2012, a decrease of $2.1 million, or 29%. This decrease is primarily attributable to $3.5 million related to the costs incurred for the transportation of barges sold to a third party during the first quarter of 2012; partially offset by a $1.2 million combined increase in voyage expenses of our Asturiano and Argentino related to average decrease in round voyage durations quarter on quarter which translated into higher number of round voyages.

Running costs. In the three months ended March 31, 2013, running costs of our River Business were $14.1 million, as compared to $11.5 million in the same period of 2012, an increase of $2.6 million, or 23%. This increase is mainly attributable to the larger number of active equipment consistent with larger volume carried, to salary increases for both Argentinean and Paraguayan crewmembers, increases in barge maintenance costs related to the inflation in local currency with a stagnant rate of exchange in Argentina and by a revaluation of the Paraguayan guarani in the first quarter of 2013.

In the three months ended March 31, 2013, running costs of our Offshore Supply Business were $8.4 million, as compared to $8.5 million in the same period of 2012, a decrease of $0.1 million, or 2%. This decrease in running costs in the first quarter of 2013 is mainly attributable to a devaluation of the Brazilian real against the U.S. dollar in the first quarter of 2013; partially offset by the entry into operation of our UP Jade on August 10, 2012.

In the three months ended March 31, 2013, running costs of our Ocean Business were $9.0 million, as compared to $8.0 million in the same period of 2012, an increase of $1.0 million, or 13%. This variation results mainly from increases in crew costs on our ocean fleet related to the inflation in local currency coupled with a stagnant rate of exchange in Argentina.

Amortization of drydocking and intangible assets. Amortization of drydocks and intangible assets in the three months ended March 31, 2013, were $0.7 million, as compared to $1.0 million for the same period of 2012, a decrease of $0.3 million, or 32%. This decrease is primarily attributable to a $0.2 million decreased level of amortization of our PSV fleet.

Depreciation of vessels and equipment. Depreciation of vessels and equipment remained unchanged at $9.4 million in the three months ended March 31, 2013, with respect to the same period of 2012. A $0.2 million increase in the level of depreciation of our PSV fleet due to the entry into operation of our UP Jade on August 10, 2012 was partially offset by a reduction of $0.3 million in the depreciation charge of our Product Tanker Amadeo.

Administrative and commercial expenses. Administrative and commercial expenses were $8.8 million in the three months ended March 31, 2013, as compared to $7.8 million in the same period of 2012, resulting in an increase of $1.0 million or 13%. This increase is mainly associated to a $0.9 million increase in other taxes mainly related to a higher level of activity in 2013 as opposed to 2012 of our subsidiaries in Argentina operating in our Ocean and River Businesses.

Other operating income, net. Other operating income was $0.5 million in the three months ended March 31, 2013, as compared to other operating income of $5.8 million in the same period of 2012. This decrease of $5.3 million is mainly explained by a $3.2 million related to the sale of pushboat Cavalier VIII during the first quarter of 2012, to a combined $1.1 million related to loss of hire insurance of our UP Jasper, UP Turquoise and UP Rubi during the first quarter of 2012, in our Offshore Supply Business and by a combined $1.0 million related to loss of hire insurances of our Asturiano and Argentino and Amadeo, in our Ocean Business.

Operating profit (loss). Operating profit for the three months ended March 31, 2013, was $1.9 million, an increase of $6.0 million from an operating loss of $4.1 million for the same period of 2012. This increase is mainly attributable to a $3.4 million increase in operating profit of our Offshore Supply Business from $4.0 million in the first quarter of 2012 to $7.4 million in the same period of 2013 mainly associated to the full quarter operation of our UP Jade which commenced operation on August 10, 2012, coupled with higher operating profits from the rest of the PSV fleet; to a $1.6 million decrease in our River Business operating loss from $5.5 million in the first quarter of 2012 to a $3.9 million operating loss in the same period of 2013 driven mainly by the normal rainfall of the 2013 soybean season (with normal seasonality in cargo loadings) as compared to the drought and low water levels in the river system during the same period of 2012, and by comparatively less barge sales during the same period of 2012, in our River Business; and to a $1.1 million decrease in the operating loss of our Ocean Business from $2.6 million in the three months ended March 31, 2012, to a loss of $1.5 million in the same period of 2013, mainly related to the offhire days of our Amadeo during the first quarter of 2012 and to the cost increase in local currency with a stagnant rate of exchange in Argentina during the first quarter of 2013.

Financial expense and other financial expense. Financial expense and other financial expense decreased $2.8 million to $5.3 million in the three months ended March 31, 2013, as compared to $8.1 million in the same period of 2012. This variation is mostly explained by a $6.3 million foreign currency exchange gains related to several transactions in sovereign bonds during the first quarter of 2013, of which $3.2 million correspond to exchange difference affecting the River Business operating expenses, and to a $1.4 million decrease in interest expense mainly related to the repayment of our Senior Convertible Notes on January 23, 2013; partially offset by a $3.6 million financial loss related to the extinguishment of debts, mainly our Senior Convertible Notes, and by a $1.3 million decrease in other foreign currency exchange gains related to exchange rate fluctuations of foreign currencies against the U.S. dollar.

Income taxes benefit (expenses). The income tax expense for the three months ended March 31, 2013, was $1.6 million, compared to $1.3 million in the same period of 2012. This $0.3 million change in the income tax charge is mainly attributable to a combined $0.6 million increase in the current income tax provision of our Argentinean, Paraguayan and Brazilian subsidiaries in the River and Offshore Supply Business, respectively and by a charge of $0.8 million attributable to a higher pretax income in our Argentinean subsidiary operating in the Ocean Business; partially offset by a decrease of $0.7 million in the income tax charge of our Brazilian subsidiaries in the Offshore Supply Business and by $0.5 million increase in the income tax expense deferred originated in intercompany barge sales activities (which were higher in 2013 than in 2012).

Year Ended December 31, 2012, Compared to Year Ended December 31, 2011

Revenues. Total revenues from our River Business decreased by 6% from $174.6 million in 2011 to $163.3 million in 2012. This $11.3 million decrease is mainly attributable to a 24% decrease in net tons transported mostly explained by the severe drought that impacted the soybean production in 2012 and to a significant change in the cargo mix which focused significantly on iron ore in replacement of soybean; partially offset by a $11.2 million increase in revenues related to the sale of fifteen dry bulk and eight liquid cargo barges constructed at our yard in Punta Alvear for third parties compared to twenty dry barges sold in 2011, and by an increase in the average freight rate per ton (before adjustment for fuel price variations) resulting mainly from the renegotiation and/or renewal of some of our contracts during 2012.

Total revenues from our Offshore Supply Business increased by 19% from $64.6 million in 2011 to $76.7 million in 2012. This $12.1 million increase is primarily attributable to a $5.3 million increase in revenues from our UP Jasper which entered into service with Nexen Petroleum UK Ltd. on September 29, 2011, to the $4.6 million additional revenue generated by our UP Jade which commenced its charter with Petrobras on August 10, 2012, to an increase in revenues of $1.1 million of our UP Turquoise which entered into service with Petrobras on March 12, 2011, and to a $1.0 million joint increase in revenues from our vessels UP Topazio, UP Diamante, UP Rubi, UP Esmeralda, UP Agua-Marinha and UP Safira mainly attributable to higher operating days during 2012 as compared to 2011 (UP Agua-Marinha and UP Topazio had drydocks during first and second quarter of 2011, respectively, UP Rubi underwent repairs during the first quarter of 2011 and UP Diamante had drydock during the fourth quarter of 2011).

Total revenues from our Ocean Business increased $7.9 million, from $65.3 million in 2011 to $73.2 million in 2012, or 12%. This increase is mainly attributable to a combined $4.0 million increase in revenues of our container feeder vessels Asturiano and Argentino mainly associated to tariff increases as well as by increases on TEUs transported year on year, to a $3.5 million increase related to the transportation of the barges sold to a third party, to a $0.7 million increase related to the operation of our Paraná Petrol, and to a combined $2.3 million increase in revenues of our Product Tankers (excluding Amadeo) on account of charter rate adjustments in accordance with manning expense increases; partially offset by a $2.6 million decrease in revenues on account of the offhire days of our Amadeo during the third and fourth quarter of 2012.

Voyage and manufacturing expenses. In 2012, voyage and manufacturing expenses of our River Business were $94.7 million, as compared to $87.0 million for 2011, an increase of $7.7 million, or 9%. This increase is attributable to a $5.8 million increase related to the manufacturing expenses incurred in the construction of barges for third parties in our Punta Alvear yard, to a $2.9 million increase related to higher fuel expense; partially offset by a $1.0 million decrease in other transportation expenses.

In 2012, voyage expenses of our Offshore Supply Business were $5.2 million, as compared to $4.1 million in 2011. This increase of $1.1 million, or 28%, is primarily attributable to our UP Jade which entered into operation with Petrobras on August 10, 2012.

In 2012, voyage expenses of our Ocean Business were $26.4 million, as compared to $21.1 million for 2011, an increase of $5.3 million, or 25%. This increase is primarily attributable to a $3.5 million increase related to the transportation costs of the barges sold to a third party, to a combined $1.4 million increase in voyage expenses attributable to our vessels Asturiano and Argentino and to a $0.5 million increase related to the operation of our Paraná Petrol; partially offset by a $0.2 million decrease in the voyage expenses of our Product Tankers.

Running costs. In 2012, running costs of our River Business were $53.9 million, as compared to $45.7 million in 2011, an increase of $8.2 million, or 18%. This increase in costs is mainly attributable to a $7.0 million increase in crew and maintenance costs as well as other running costs, coupled with a $1.0 million increase related to other river revenues.

In 2012, running costs of our Offshore Supply Business were $38.2 million, as compared to $34.8 million in 2011, an increase of $3.4 million, or 10%. This increase in running costs is mainly attributable to a $2.3 million increase related to the entry into operation of our UP Jade which commenced operation with Petrobras on August 10, 2012, to a $1.5 million increase on account of the operation of our UP Jasper which entered into service with Nexen Petroleum UK Ltd. on September 29, 2011.

In 2012, running costs of our Ocean Business were $36.0 million, as compared to $31.9 million in 2011, an increase of $4.1 million, or 13%. This variation results mainly from a combined $2.9 million increase in running costs of our Product Tankers, to a joint increase of $0.8 million in crew expenses of our vessels Asturiano and Argentino, both mainly related to inflationary increase in our costs not compensated by an equivalent devaluation of local currencies versus the U.S. dollar, and to a $0.5 million increase related to the operation of our Paraná Petrol.

Amortization of drydocking and intangible assets. Amortization of drydocking and intangible assets in 2012 was $4.9 million, as compared to $4.3 million, an increase of $0.6 million, or 16%. This increase is primarily attributable to the amortization of drydock of our Product Tanker Amadeo.

Depreciation of vessels and equipment. Depreciation increased by $4.0 million, or 10%, to $38.9 million in 2012, as compared to $34.9 million in 2011. This increase is primarily attributable to $3.6 million associated with our new jumbo barges built at Punta Alvear, Argentina, by a $1.0 million increase in depreciation of our vessels UP Jasper and UP Jade, which were delivered to us on June 10, 2011, and May 22, 2012, respectively.

Loss on write-down of vessels. In 2012, loss on write-down of vessels was $16.0 million from zero in 2011 due to an impairment charge on the value of our Product Tanker Amadeo.

Administrative and commercial expenses. Administrative and commercial expenses were $32.4 million in 2012 as compared to $29.6 million in 2011, resulting in an increase of $2.8 million, or 9%. This increase is mainly associated to salary increases and general inflation in local currency not compensated by an equivalent devaluation of such currencies.

Other operating income, net. Other operating income increased $0.1 million from $8.3 million in 2011 as compared to $8.4 million in 2012. This difference is mostly attributable to a $3.5 million increase related to the sale of pushboat Cavalier VIII, to $0.8 million related to export benefits associated with the export of the barges produced by our yard and by a $0.6 million loss of hire insurance of our Product Tanker Amadeo during 2012, partially offset by a $4.8 million favorable arbitration settlement in the fourth quarter of 2011 in our River Business.

Operating (loss) profit. Operating loss for the year 2012 was $25.1 million, as compared to an operating profit of $19.4 million in 2011. This $44.5 million decrease is mainly attributable to a $32.1 million decrease in our River Business operating profit from $13.1 million in 2011 to an operating loss of $19.0 million in 2012, which was mainly attributable to the severe drought that impacted the soybean production in the Hidrovia Region during 2012 in addition to low river water levels during 2012; to a $19.0 million decrease in operating profit of our Ocean Business from a $4.8 million operating loss in 2011 to a $23.8 million operating loss in 2012 mainly related to an impairment charge on our Product Tanker Amadeo of $16.0 million; partially offset by a $6.6 million increase in operating profit of our Offshore Supply Business driven mainly by the entry into operation of our UP Jasper and UP Jade on March 12, 2011, and August 10, 2012, respectively.

Financial expense and other financial income (expenses), net. Financial expense and other financial expenses decreased $0.2 million to $37.8 million in 2012, as compared to $38.0 million in 2011. This decrease is mainly attributable a $0.9 million decrease related to the exchange rate fluctuation of the Brazilian Reais against the U.S. dollar in our Offshore Supply segment; partially offset by a $0.4 million increase in financial expenses and by a $0.4 million increase related to exchange rate fluctuation of foreign currencies against the U.S. dollar on our River Segment.

Financial loss on extinguishment of debt. Loss on extinguishment of debt was $0.9 million in 2012 as compared to zero in 2011. This difference is entirely attributable to partial extinguishment of our DVB Bank SE-Natixis $93.6 million loan facility on account of its refinancing.

Financial income. Financial income in 2012 was zero as compared to $0.3 million in 2011.

Income taxes benefit (expenses). Income tax benefit increased by $1.3 million from an income tax benefit of $1.7 million in 2011 to an income tax benefit of $3.0 million, mainly attributable to an increase of $4.0 million in the income tax benefit attributable to higher pretax losses of our Argentinean subsidiaries operating in the Ocean and the River Business, partially offset by a decrease of $0.5 million in the income tax benefit of our Brazilian subsidiaries in the Offshore Supply Business originated in the effect of a higher depreciation of the Brazilian real against the US Dollar in 2012 compared to 2011, partially offset by a deferred income tax liability related to the accelerated depreciation scheme in Brazil and by $2.2 million decrease in the income tax expense deferred originated in intercompany barge sales activities (which were higher in 2011 than in 2012).

Non-controlling interest. Non-controlling interest increased by $0.3 million. This increase is attributable to higher results of our subsidiary in the Offshore Supply Business where we have a non-controlling partner that owns 5.56% of the equity in that business.

Year Ended December 31, 2011, Compared to Year Ended December 31, 2010

Revenues. Total revenues from our River Business increased by 45% from $120.0 million in 2010 to $174.6 million in 2011. This $54.6 million increase is mainly attributable to a 14% increase in net tons transported which translated into a $16.0 million increase in revenues, a $14.4 million increase related to increases in freight revenues as a result of the fuel adjustment formula in our contracts of affreightments, coupled with a $2.6 million increase due to changes in cargo mix and average price increases and $2.5 million increase in other river revenues. The remaining $19.1 million increase is explained by the sale of twenty dry bulk cargo barges constructed at our yard in Punta Alvear for third parties.

Total revenues from our Offshore Supply Business increased by 19% from $54.3 million in 2010 to $64.6 million in 2011. This $10.3 million increase is primarily attributable to the $8.7 million additional revenue generated by our UP Turquoise which commenced its charter with Petrobras on March 12, 2011, to an increase in revenues of $2.7 million of our vessels UP Esmeralda and UP Safira on account of their fewer operational days during the first quarter of 2010 due to their positioning from the North Sea to Brazil in addition to time lost for their registration in Brazil, coupled with a $2.4 million increase on account of our UP Jasper which had a 10-day spot operation while repositioning from China to the North Sea in addition to its charter initiation with Nexen on September 29, 2011; partially offset by a $2.4 million decrease in revenues of our UP Agua-Marinha and UP Topazio on account of their drydocks held on the first quarter and second quarter of 2011, respectively, to a $0.9 million decrease related to the offhire days of our UP Rubi on account of repairs during the first quarter of 2011 and to a $0.2 million decrease on account of the drydock undergone by our UP Diamante during the fourth quarter of 2011.

Total revenues from our Ocean Business increased $9.1 million, from $56.1 million in 2010 to $65.3 million in 2011, or 16%. This increase is mainly attributable to a combined $26.3 million increase in revenues of our vessels Asturiano and Argentino which commenced operation on May 21, 2010, and January 10, 2011, respectively, coupled with a combined $2.5 million increase in revenues of our Product Tankers on account of charter rate adjustments in accordance with manning expense increases; partially offset by an $15.0 million decrease in revenues on account of the sale of our Princess Marisol and Princess Katherine which were sold and delivered on April 23, 2010, and September 15, 2010, respectively, and to a $4.2 million decrease related to the re-delivery of the Mediator I, which was under bareboat charter to us, on October 6, 2010.

Voyage and manufacturing expenses. In 2011, voyage and manufacturing expenses of our River Business were $87.0 million, as compared to $46.7 million for 2010, an increase of $40.3 million, or 86%. This increase is attributable to a $17.1 million increase related to higher fuel costs associated with higher fuel prices and larger volumes consumed consistent with an increase in the volume of cargo transported, to a $12.7 million increase related to the manufacturing expenses incurred in the construction of barges for third parties in our Punta Alvear yard and to a $10.5 million increase related to higher port expenses, such as charge and discharge expenses, port dues and agency fees and third party harbor tug expenses, mainly attributable to larger volumes carried, as well as higher costs.

In 2011, voyage expenses of our Offshore Supply Business were $4.1 million, as compared to $3.5 million in 2010. This increase of $0.6 million, or 17%, is primarily attributable to a $1.3 million increase related to the positioning voyages of our UP Turquoise and UP Jasper from China to Brazil and the North Sea, respectively, coupled with a $0.2 million increase related to the operation of those vessels in their respective markets; partially offset by a $0.6 million decrease in the brokerage commissions of our UP Rubi, UP Agua-Marinha, UP Topazio and UP Diamante related to the greater off-hire days of these vessels during 2011, coupled with a $0.5 million decrease related to an importation tax incurred by our UP Esmeralda and UP Safira during 2010 when they were moved into Brazil.

In 2011, voyage expenses of our Ocean Business were $21.1 million, as compared to $11.4 million for 2010, an increase of $9.7 million, or 85%. This increase is primarily attributable to a $15.2 million increase in voyage expenses of our vessels Asturiano and Argentino, which commenced operation on May 21, 2010, and January 10, 2011, respectively, and whose bunker costs and port expenses are borne by us; partially offset by a $1.8 million decrease on account of the hire expenses of the Austral as a result of its bareboat contract renewal with her owners at a lower rate, a $1.5 million decrease on account of the re-delivery of the Mediator I to its owners (under bareboat charter to us) on October 6, 2010, and a $1.2 million decrease on account of the sale of our Princess Marisol and Princess Katherine on April 23, 2010, and September 15, 2010, respectively.

Running costs. In 2011, running costs of our River Business were $45.7 million, as compared to $34.0 million in 2010, an increase of $11.7 million, or 34%. This increase in costs is mainly attributable to a $10.0 million increase in crew and maintenance costs as well as other running costs.

In 2011, running costs of our Offshore Supply Business were $34.8 million, as compared to $26.1 million in 2010, an increase of $8.7 million, or 33%. This increase in running costs is mainly attributable to a $5.0 million increase on account of the delivery of our UP Turquoise and UP Jasper on December 20, 2010, and June 10, 2011, respectively, coupled with a general increase in crew and maintenance costs of our PSV fleet of $3.7 million mainly attributable to the revaluation of the local currency against the U.S. dollar for part of 2011.

In 2011, running costs of our Ocean Business were $31.9 million, as compared to $29.2 million in 2010, an increase of $2.7 million, or 9%. This variation results mainly from a $6.0 million increase in running costs of our vessels Asturiano and Argentino which were delivered to us on April 16, 2010, and December 14, 2010, respectively, coupled with a $4.8 million increase in crew and maintenance costs of our Tanker vessels and Parana Petrol; partially offset by a $5.7 million decrease in running costs of our Capesize vessels Princess Nadia, Princess Marisol and Princess Katherine which were sold and delivered on January 28, 2010, April 23, 2010, and September 15, 2010, respectively, and by a $2.3 million decrease related to the re-delivery of the Mediator I on October 6, 2010, which was under bareboat charter to us. Also, in general, inflation in the local currency not reflected in an equivalent variation of the rate of exchange negatively affected our running costs for the period.

Amortization of drydocking and intangible assets. Amortization of drydocking and intangible assets in 2011 was $4.3 million, as compared to $4.5 million, a decrease of $0.2 million, or 5%. This decrease is primarily attributable to a $0.6 million decreased level of amortization of drydock of our dry barges and to the elimination of the amortization of drydock of $0.5 million on our sold Capesize vessel Princess Katherine; partially offset by an increased level of amortization of drydock of $0.5 million for our PSV fleet, coupled with an increased level of amortization of drydock of $0.4 million of our Amadeo Product Tanker.

Depreciation of vessels and equipment. Depreciation increased by $5.0 million, or 17%, to $34.9 million in 2011, as compared to $29.9 million in 2010. This increase is primarily attributable to $2.8 million associated to the entry into operation of our jumbo barges built at Punta Alvear, Argentina, by a $2.7 million increase in depreciation of our vessels Asturiano, Argentino, UP Turquoise and UP Jasper, which were delivered to us on April 16, 2010, December 14, 2010, December 20, 2010, and June 10, 2011, respectively, and by a $0.7 million increased depreciation related to the certification works performed on our Parana Petrol prior to its entry into operation; partially offset by a $1.6 million lower depreciation of our Capesize vessels Princess Marisol and Princess Katherine which were sold in 2010 .

Administrative and commercial expenses. Administrative and commercial expenses were $29.6 million in 2011 as compared to $27.1 million in 2010, resulting in an increase of $2.5 million, or 9%. This increase is associated with increases in legal and other fees and increases in the cost of shore based personnel in our Ocean, River and Offshore Supply Businesses mainly as a result of general inflation in the local currency not reflected in an equivalent variation of the rate of exchange.

Other operating income, net. Total other operating income increased from $0.6 million in 2010 to $8.3 million in 2011, a $7.7 million increase. This increase is mainly explained by a $4.8 million increase related to a favorable arbitration settlement of our River Business subsidiary, $1.5 million loss of hire coverage insurance for the time lost by our UP Rubi during the first quarter of 2011, to a $1.3 million loss of hire coverage insurance for the time lost by our UP Diamante, and to a $0.6 million increase on account of an insurance claim of our UP Jasper; partially offset by a $0.8 million loss of hire insurance cover for time lost of our UP Esmeralda in the first quarter of 2010.

Operating profit. Operating profit for the year 2011 was $19.4 million, an increase of $0.7 million from $18.7 million operating profit in 2010. This increase is mainly attributable to a $3.2 million increase in our River Business operating profit from $10.2 million in 2010 to $13.1 million in 2011, including a $4.8 million increase related to a favorable arbitration settlement with a former client and by a $4.5 million operating profit resulting from barge sales to third parties, partially offset by higher operating costs; to a $0.4 million increase in operating profit of our Offshore Supply Business driven mainly by a $3.3 million increase related to the entry into operation of our UP Turquoise on March 12, 2011, and by a $2.2 million increase of our UP Esmeralda and UP Safira on account of their positioning from the North Sea to Brazil where they operated at higher rates than they obtained during 2010 in the North Sea, partially offset by a $4.4 million decrease of our UP Agua-Marinha and UP Topazio on account of their drydocks held on the first quarter and second quarter of 2011, respectively; and to a $2.6 million decrease in operating profit of our Ocean Business from a $2.1 million operating loss in 2010 to a $4.7 million operating loss in 2011, driven mainly by a $5.1 million decrease in operating profit related to the sale of our Capesize vessels Princess Marisol and Princess Katherine coupled with a $3.8 million general increase in costs in local currency, partially offset by a $5.2 million increase due to the operation of our two feeder container vessels Asturiano and Argentino.

Financial expense and other financial income (expenses), net. Financial expense and other financial expenses increased $11.6 million to $38.0 million in 2011, as compared to $26.4 million in 2010. This increase is mainly attributable to a $5.5 million increase in financial expenses due to the issuance of the Convertible Senior Notes, to a $2.1 million increase related to exchange rate differences, a $1.4 million increase related to the commitment fee and margin rate increase in our $93.6 million DVB Bank SE -Natixis facility, to a $1.0 million increase related to the drawdowns under the DVB Bank SE – Banco Security financing in connection with the deliveries of our UP Turquoise and UP Jasper, to a $0.8 million increase related to the interest capitalization on our $61.3 million DVB Bank SE loan, and to a $0.4 million increase in the interest rate as a result of an interest rate collar derivative entered into with IFC in May 2010.

Financial income. Financial income in 2011 decreased by $0.1 million to $0.3 million from $0.4 million in 2010. This decrease is mainly attributable to lower interest received on lower average cash balances.

Gains on derivatives. Gain on derivative instruments decreased to zero in 2011, from $10.5 million in the same period of 2010. This decrease is attributable to the closing of our derivatives contracts due to the sale of our Capesize vessels Princess Nadia, Princess Marisol and Princess Katherine, which were sold and delivered on January 28, 2010, April 23, 2010, and September 15, 2010, respectively.

Income taxes benefit (expenses). Income taxes benefit increased by $8.1 million, from an income tax expense of $6.4 million in 2010 to an income tax benefit of $1.7 million in 2011. This change is mainly explained by a decrease of $2.6 million in the current income tax expense and for a change of $5.4 million in the deferred income tax from a deferred income tax expense of $1.8 million in 2010 to a deferred income tax benefit of $3.6 million in 2011. The decrease in the current income tax expense is mainly explained by a decrease of $1.7 million in the income tax expense of our Offshore Supply Business operations in Brazil and for a one-time payment in 2010 of $1.3 million made to the tax authorities of Paraguay in full settlement of a claim pertinent to years 2002 to 2004; partially offset by an increase of $0.5 million in the income tax in Argentina. The change in the deferred income tax is mainly explained by a decrease of $4.7 million of the provision of the deferred tax for unrealized exchange differences in our Brazilian subsidiary due to the devaluation of the Brazilian real during 2011 as compared to a revaluation during 2010.

Non-controlling interest. Non-controlling interest increased by $0.1 million to $(0.6) million in 2011 as compared to $(0.5) million in 2010. This increase is attributable to higher results of our subsidiary in the Offshore Supply Business where we have a non-controlling partner that owns 5.56% of our Offshore Supply Business.

(Loss) from discontinued operations. Losses from discontinued operations, net of tax, decreased by $0.5 million from a loss of $0.5 million in 2010 to zero in 2011. This decrease in loss is attributable to the expenses and overhead related to our passenger vessel Blue Monarch, which remained in lay up during 2009 until it was delivered to her new buyers on February 5, 2010.

Liquidity and Capital Resources

We are a holding company and operate in a capital-intensive industry requiring substantial ongoing investments in revenue producing assets. Our subsidiaries have historically funded their vessel acquisitions through a combination of debt, shareholder loans, cash flow from operations and equity contributions.

The ability of our subsidiaries to make distributions to us may be restricted by, among other things, restrictions under our credit facilities and applicable laws of the jurisdictions of their incorporation or organization.

At March 31, 2013, we had aggregate indebtedness of $424.0 million, consisting of $180.0 million aggregate principal amount of our 2014 Notes, indebtedness of our subsidiary UP Offshore Apoio Maritimo Ltda. under a senior loan facility with DVB Bank SE of $6.6 million and $15.5 million under a loan facility with BNDES, indebtedness of our subsidiary UP Offshore (Bahamas) Ltd. of $49.5 million under two senior loan facilities with DVB Bank SE and $33.3 million under an additional senior loan agreement with DVB Bank SE and Banco Security as co-lenders, indebtedness of our subsidiary Ingatestone Holdings Inc. of $8.6 million under a senior loan facility with DVB Bank SE and Natixis as co-lenders and $25.3 million under a senior loan facility with DVB Bank SE, NIBC and ABN AMRO as co-lenders, indebtedness of our subsidiary Stanyan Shipping Inc. of $6.3 million under a senior loan facility with Natixis, indebtedness of our subsidiary Hallandale Commercial Corp. of $5.3 million under a senior loan facility with Nordea Bank, indebtedness of our subsidiaries UABL Barges (Panama) Inc., Marine Financial Investment Corp., Eastham Barges Inc. and UABL Paraguay S.A. of $54.8 million in the aggregate under two senior loan facilities with IFC, indebtedness of our subsidiary UABL Paraguay S.A. of $13.7 million under a senior loan facility with OFID, and indebtedness of our subsidiaries UABL Paraguay S.A. and Riverpar S.A. of $25.0 million under a senior loan facility with IFC and OFID as co-lenders and accrued interest of $7.0 million.

On January 23, 2013, pursuant to the terms of the indenture governing our 2017 Convertible Notes, we paid $80 million to redeem all outstanding 2017 Convertible Notes.

At March 31, 2013, we had cash and cash equivalents on hand of $123.6 million plus $7.0 million in restricted cash, making a total of $130.6 million.

Operating Activities

In the three months ended March 31, 2013, cash flow provided by operations was $3.9 million compared to $7.4 million used in operations in the same period of 2012. Net loss for the three months ended March 31, 2013, was $5.6 million as compared to a net loss of $13.7 million in the three months ended March 31, 2012, an increase of $8.1 million.

Cash flow from operating activities increased by $11.3 million to $3.9 million in the three months ended March 31, 2013, from a cash use of $7.4 million in that same period of 2012. This increase in cash flow from operations is mainly attributable to an aggregate increase of $12.0 million in the Gross Profit Contribution (defined as hire or freight revenues minus voyage expenses and running costs), or GPC, during the period resulting from an increase of $6.9 million in our GPC from our River Business mostly as a result of the increase in net tons transported as compared to the first quarter of 2012 when we have adverse effects related to the drought and low river levels and to a GPC increase of $5.0 million from our Offshore Supply Business mostly related to the entry into operation of our UP Jade on August 10, 2012 and the performance of our PSV UP Turquoise, UP Jasper and UP Rubi. In addition, we had $11.3 million of net cash received as advances by customers; offset by an increase of $10.9 million in our accounts receivable, mainly in our River Business and by a $6.6 million of cash used in our river barges production and bunkers in our River Business.

Investing Activities

During the three months ended March 31, 2013, we disbursed $3.1 million in the refurbishment of our Paraná Petrol, $0.7 million in enhancements/additions to our Punta Alvear barge-building facility and $0.6 million in the re-engining and re-powering program, in our River Business; $2.7 million to fund the delivery advance on our UP Amber and $0.6 million on our UP Pearl, in our Offshore Supply Business; and $1.0 million to fund the drydock of our Parana Petrol, in our Ocean Business.

Financing Activities

Net cash flow from financing activities decreased $105.2 million from cash provided of $9.1 million in the three months ended March 31, 2012, to a cash use of $96.0 million in the same period of 2013. This decrease is mainly attributable to the $80.0 million prepayment of our Senior Convertible Notes, to $10.4 million and $20.8 million used in the early repayment of our DVB Bank SE-Natixis and DVB Bank SE-NIBC loan facilities, respectively, to a $4.1 million used in the repayment of a short-term credit facility with DVB Bank SE, to $1.7 million increase used in other financing activities and a $0.5 million increase in scheduled repayments quarter on quarter; partially offset by an increase in proceeds from long-term financial debt in our Offshore Supply Business of $12.4 million.

Future Capital Requirements

Our near-term cash requirements are related primarily to funding operations, constructing new vessels, potentially acquiring other assets including second-hand ocean vessels, rebottoming some of our barges, funding the construction of barges in our shipyard at Punta Alvear and replacing the engines in our line pushboats with new engines that burn heavy fuel which has been historically less expensive than the types of fuel currently used. We estimate that for the nine month period ending December 31, 2013, we will invest between $4.0 million and $5.0 million in the construction of new barges and re-engining of our line pushboats, $2.3 million in the refurbishing, conversion and crane acquisition of our Paraná Petrol, $1.2 million for the construction of one port pushboat, $0.8 million in upgrade works and new constructions in our Punta Alvear yard and combined $0.9 million in our fleeting area in Km. 456 and our new terminal in Paraguay. We currently estimate that the construction of new vessels that are currently on order in India will require additional funds of approximately $12.6 million (before deducting late delivery penalties that may be applied to the shipyard). We expect to disburse an aggregate amount of $7.0 to $8.0 million in drydock expenses, including the Paraná Petrol.

We may order additional vessels and/or incur other capital expenditures, which are not discussed above or contemplated at this time. The funds will be disbursed at various times over the next few years and, accordingly, are subject to significant uncertainty. We may in the future incur indebtedness to fund some of our other initiatives, which we are currently funding through our cash flow from operations. We cannot provide assurance that our actual cash requirements will not be greater than we currently expect. If we cannot generate sufficient cash flow from operations, we may obtain additional sources of funding through capital market transactions, although it is possible these sources will not be available to us.

Contractual Obligations

The following schedule summarizes our contractual obligations and commercial commitments as of March 31, 2013 after giving effect to the refinancing of our existing 9% First Preferred Ship Mortgage Notes due 2014 with the proceeds of the offering of our outstanding notes. The amounts below include both principal and interest payments.

		Payments Due by Period
	Total	Current(a)	1 to 3 Years(b)	3 to 5 Years(c)	After 5 Years(d)
			(Dollars in thousands)
1. Long-term debt obligations(e)
- DVB Bank SE (up to $15.0 million)
● Tranche A	$6,625	$675	$1,800	$4,150	$—
- DVB Bank SE (up to $61.3 million)	37,013	7,363	8,600	21,050	—
- DVB Bank SE (up to $25.0 million)	12,500	1,500	4,000	7,000	—
- Nordea Bank Finland PLC	5,252	5,252	—	—	—
- Natixis	6,319	881	1,816	3,622	—
- IFC UABL II Paraguay	22,826	2,174	4,348	6,793	9,511
- IFC UABL II	31,957	3,044	6,087	9,511	13,315
- OFID	13,695	1,304	2,609	4,076	5,706
- DVB Bank SE / Natixis (up to $93.6 million)
● Tranche A	8,625	464	4,615	3,546	—
- BNDES	15,540	833	2,220	2,220	10,267
- 8 7/8% Senior Notes due 2021 ($200.0 million)	200,000	—	—	—	200,000
- DVB Bank SE / Security (up to $40 million)	33,333	2,500	6,666	6,667	17,500
- IFC UABL III Loan (up to $15.0 million)	15,000	1,765	3,529	3,529	6,177
- OFID UABL III Loan (up to $10.0 million)	10,000	1,176	2,353	2,353	4,118
- DVB Bank SE / NIBC/ABN AMRO (up to $84.0 million)	25,329	1,564	5,223	18,542	—
Total long-term debt obligations	$444,014	$30,495	$53,866	$93,059	$266,594
Estimated interest on long-term debt obligations
- DVB Bank SE (up to $15.0 million)
● Tranche A	$236	72	153	11	—
- DVB Bank SE (Up to $61.3 million)	1,481	413	778	290	—
- DVB Bank SE (Up to $25.0 million)	718	162	334	222	—
- Nordea Bank Finland PLC	20	20	—	—	—
- Natixis	267	67	140	60	—
- IFC UABL II Paraguay	4,105	890	1,520	1,125	570
- IFC UABL II	5,746	1,246	2,127	1,575	798
- OFID	2,463	534	912	675	342
- DVB Bank SE / Natixis (up to $93.6 million)
● Tranche A	628	222	312	94	—
- BNDES	3,332	348	830	696	1,458

		Payments Due by Period
	Total	Current(a)	1 to 3 Years(b)	3 to 5 Years(c)	After 5 Years(d)
			(Dollars in thousands)
- DVB Bank SE (SBLC)	328	328	—	—	—
- 8 7/8% Senior Notes 2021 ($200.0 million)	142,394	9,269	35,500	35,500	62,125
- DVB Bank SE / Security (up to $40.0 million)	5,724	1,008	2,297	1,751	668
- IFC UABL III Loan (up to $15.0 million)	2,849	614	1,005	709	521
- OFID UABL III Loan (up to $10.0 million)	1,900	410	670	472	348
- DVB Bank SE / NIBC/ABN AMRO (up to $84.0 million)	4,638	916	2,117	1,605	—
Total estimated interest on long-term debt obligations	$176,829	$16,519	$48,695	$44,785	$66,830

2. Operating lease obligations	$33,146	$4,422	$8,144	$6,595	$13,985

3. Purchase obligations
- Vessel construction
● Bharati Shipyard(f)(g)	12,600	12,600	—	—	—
Total purchase obligations	$12,600	$12,600	$—	$—	$—

Total Contractual Obligations	$666,589	$64,036	$110,705	$144,439	$347,409
_____________________
(a)	Represents the period from April 1, 2013 through December 31, 2013.
(b)	Represents the period from January 1, 2014 through December 31, 2015.
(c)	Represents the period from January 1, 2016 through December 31, 2017.
(d)	Represents the period after December 31, 2017.
(e)
Represents principal amounts due on outstanding debt obligations, current and long-term, as of March 31, 2013, after giving effect to the refinancing of our existing 9% First Preferred Ship Mortgage Notes due 2014 with the proceeds of the offering of our outstanding notes. Amounts do not include interest payments.

(f)	Fully financed with proceeds from DVB Bank SE / NIBC/ABN AMRO loan facility.
(g)	Before deducting late delivery penalties of $3.6 million that may be applied to the shipyard and after deducting $0.6 million already advanced to complete the construction of our UP Pearl.

The interest rate and term assumptions used in these calculations are contained in the following table:

Obligation	Principal at March 31, 2013	Interest Rate		Period From-To
- DVB Bank SE (up to $15.0 million)
● Tranche A	$6,625	1.48%		01/04/2013—02/14/2016
- DVB Bank SE (up to $61.3 million)	32,875	1.48%		01/04/2013—12/14/2016
- DVB Bank SE (up to $61.3 million)	4,138	3.78%		01/04/2013—29/3/2013
- DVB Bank SE (up to $25.0 million)	12,500	1.78%		01/04/2013—10/31/2017
- Nordea Bank Finland PLC	5,252	3.28%		01/04/2013—15/4/2013
- Natixis (up to $13.6 million)	6,319	1.48%		01/04/2013—02/21/2017
- IFC UABL II Paraguay	22,826	3.94%		01/04/2013—06/15/2020
- IFC UABL II	31,957	3.94%		01/04/2013—06/15/2020
- OFID	13,695	3.94%		01/04/2013—06/15/2020
- DVB Bank SE / Natixis (up to $93.6 million)
● Tranche A	8,625	4.51	%(1)	01/04/2013—12/31/2019(1)
- BNDES	15,540	3.00%		01/04/2013—03/10/2027
- DVB Bank SE (SBLC)	21,500	2.00%		01/04/2013—11/11/2013
- DVB Bank SE-Security (up to $30.0 million)	25,000	3.31%		01/04/2013—12/31/2018
- DVB Bank SE-Security (up to $10.0 million)	8,333	6.39%		01/04/2013—12/31/2018
- IFC UABL III Loan (up to $15.0 million)	15,000	4.16%		01/04/2013—06/15/2021
- OFID UABL III Loan (up to $10.0 million)	10,000	4.16%		01/04/2013—06/15/2021
- DVB Bank SE / NIBC / ABN AMRO (up to $84.0 million)	10,165	4.90%		01/04/2013—11/30/2017
- DVB Bank SE / NIBC / ABN AMRO (up to $84.0 million)	10,165	4.89%		01/04/2013—11/30/2017
______________
(1)
Tranche A carries interest at 4.51% per annum until the delivery date of the corresponding vessel. As from delivery, Tranche A's spread is adjusted downwards by 4% and, thus, an interest rate of 0.51% is used in the table here above as from the assumed delivery dates of each PSV.

Interest expense calculations begin on April 1, 2013, end on the respective maturity dates and are based on contractual terms with the exception of the IFC/OFID, DVB Bank SE /Security and DVB Bank SE /NIBC credit facilities. The Company, through its subsidiaries, has entered into an interest rate collar under its IFC/OFID facility and into two interest rate swap agreements related to borrowings and DVB Bank SE/Security and DVB Bank SE /NIBC credit facilities, respectively, whereby it has converted most of its variable rate borrowings into fixed rate borrowings. For purpose of this table, the Company has assumed the fixed rates of interest in calculating its obligations.

As a result of the offering of our outstanding notes and the redemption of our existing 9% First Preferred Ship Mortgage Notes due 2014, we will realize a loss of $1.7 million in the period in which the notes are extinguished, which is non-recurring. We believe, after giving effect to the offering of our outstanding notes and the application of net proceeds therefrom to redeem our 9% First Preferred Ship Mortgage Notes due 2014, based upon current levels of operation, that cash flow from operations, combined with other sources of funds, will provide adequate liquidity to fund required payments of principal and interest on our debt, complete anticipated capital expenditures and fund working capital requirements.

Our ability to make scheduled payments of principal, or to pay interest on, or to refinance, our indebtedness, including the notes, or to fund planned capital expenditures will depend on our ability to generate cash from our operations in the future. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Critical accounting policies are those that reflect significant judgments or uncertainties and potentially lead to materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies that involve a high degree of judgment and the methods of their application. For a description of all of our significant accounting policies, see Note 2 to our audited consolidated financial statements.

Revenue Recognition

We record revenue when services are rendered, when we have signed a charter agreement or another evidence of an arrangement, pricing is fixed or determinable and collection is reasonably assured.

The Company does not begin recognizing revenue if the charter agreement has not been entered into with the customer, even if the vessel has discharged its cargo and is sailing to the anticipated load port on its next voyage.

We earn our revenues under time charters, bareboat charters, consecutive voyage charters or affreightment / voyage contracts and contracts for sale of barges to third parties. We earn and recognize revenue from time charters and bareboat charters on a daily basis. Within the shipping industry, there are two methods used to account for consecutive voyage charters or affreightment / voyage contracts: (1) ratably over the estimated length of each voyage and (2) completed voyage. The recognition of voyage revenues ratably over the estimated length of each voyage is the most prevalent method of accounting for voyage revenues and the method used by us. Under each method, voyages may be calculated on either a load-to-load or discharge- to-discharge basis. In applying its revenue recognition method, management believes that the discharge-to-discharge basis of calculating voyages more accurately estimates voyage results than the load-to-load basis. Since, at the time of discharge, management generally knows the next load port and expected discharge port, the discharge-to-discharge calculation of voyage revenues can be estimated with a greater degree of accuracy.

In our River Business we use the completed contract method for river barges built, which typically has construction periods of 30 days or less. Contracts are considered complete when title has passed, the customer has accepted the river barges and we do not retain risks or rewards of ownership of the river barges. Losses are accrued if manufacturing costs are expected to exceed manufacturing contract revenue.

Manufacturing expenses are primarily composed of steel cost, which is the largest component of our raw materials cost and the cost of labor.

We account for multiple element arrangements, in accordance with ASC 605-25. For such transactions, revenue on arrangements that include multiple elements is allocated to each element based on the relative fair value of each element and fair value is determined by vendor-specific objective evidence of fair value (VSOE).

Insurance claims receivable

Insurance claims receivable comprise claims submitted relating to Hull and Machinery (H&M), Protection and Indemnity (P&I), Loss of Hire (LOH) and Strike insurance coverage. They are recorded when the recovery of an insurance claim is probable. Deductible amounts related to covered incidents are expensed in the period of occurrence of the incident. The amount of the receivable is based on the type of the claim. These receivables are estimated based upon the insured losses incurred on damages to the vessels and historical experience with similar claims. These claims are subject to uncertainty related to the results of negotiated settlements and other developments.

Depreciation

We state vessels and equipment at cost less accumulated depreciation. This cost includes the purchase price and all directly attributable costs (initial repairs, improvements and delivery expenses, interest and on-site supervision costs incurred by us during the construction periods). We also capitalize subsequent expenditures for conversions, renewals or major improvements when they appreciably extend the life, increase the earning capacity or improve the safety features of our vessels.

We compute depreciation net of the estimated scrap value, which is equal to the product of each vessel's lightweight tonnage and estimated scrap value in US dollars per lightweight ton, or lwt. We use scrap value at the time the vessel was purchased or delivered by the shipyard, which will likely fluctuate over time. The estimated scrap value ranges from $180 to $300 per lwt. Estimated scrap values are based on price levels in effect at the time vessels are purchased.

We record depreciation using the straight-line method over the estimated useful lives of our vessels. Useful life is determined through economic analysis, such as reviewing existing fleet plans, obtaining appraisals and comparing estimated lives to other industrial transportation companies that operate similar fleets. Second hand vessels are assigned lives that are generally consistent with the experience of Ultrapetrol, the practice of other industrial transportation companies and laws or regulations affecting the vessels operations.

Drydocking

Within the shipping industry, two methods are used to account for drydockings: (1) the deferral method, in which drydocking costs are capitalized and then amortized over the estimated period to the next scheduled drydocking and (2) the incurred method, in which drydocking costs are expensed as incurred. We use the deferral method and amortize drydocking costs on a straight-line basis over the period to the next drydock, generally 24 to 36 months. The costs we incur at the dry-dock yard are mainly comprised of steel renewals, painting the vessel's hull and sides, recoating cargo and fuel tanks and performing engine and equipment maintenance activities which have to be made in order to bring or keep the vessel into compliance with classification standards. We expense expenditures for maintenance and minor repairs as we incur them. We believe the deferral method better matches costs with revenue than expensing the costs as incurred. We use judgment when estimating the period between drydocks performed, which can result in adjustments to the amortization expense if the subsequent drydock is expected earlier than anticipated. In estimating the periods, we primarily have relied upon actual experience with the same or similar vessels types, current and projected future market information and recommendations from classification societies.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. The assumptions used to develop estimates of future undiscounted cash flows are based on historical trends as well as future expectations. To the extent impairment indicators are present, the Company determines undiscounted projected net operating cash flows for each vessel in the Ocean and Offshore Supply Business and as a fleet in the River Business and compares them to their carrying value. The cash flow period is based on the remaining lives of the vessels or the fleet, which range from four to 24 years. The projected net operating cash flows are determined by considering the charter revenues from existing time charters for the fixed fleet days and an estimated daily time charter equivalent for the unfixed days. The Company estimates the daily time charter equivalent for the unfixed days based on the historical average for similar vessels and utilizing available market data for time charter and spot market rates and forward freight agreements over the remaining estimated life of the vessel, net of brokerage commissions, expected outflows for assets' maintenance and assets' operating expenses (including planned drydocking and special survey expenditures), and fleet utilization ranging from 93% to 99%. The salvage value used in the impairment test is estimated in $405 (four hundred and five U.S. dollars) per light weight ton (lwt) in accordance with the Company's assets' depreciation policy.

In developing estimates of future cash flows, the Company must make assumptions about future charter rates, ship operating expenses, estimated scrap values and the estimated remaining useful lives of the vessels. These assumptions are based on historical trends as well as future expectations. Although management believes that the assumptions used to evaluate potential impairment are reasonable and appropriate, such assumptions are highly subjective.

After the global financial crisis in 2008, charter rates for product tankers have been relatively low compared to the rates achieved in the years preceding the global financial crisis. For the year ended December 31, 2012, the Company recorded an impairment charge of $16.0 million to write down the carrying amount of its Product Tanker, Amadeo, to its estimated fair value as of that date.

Quantitative and Qualitative Disclosures about Market Risks

Inflation and Fuel Price Increases

Inflation may have a material impact on our operations, as certain of our operating expenses (e.g., crewing, insurance and drydocking costs) are subject to fluctuations as a result of market forces. A sudden outburst or a very high level of inflation can have a negative impact on our results.

Inflationary pressures on bunker (fuel oil) costs are not expected to have a material effect on our future operations in the case of those ocean vessels and our offshore supply vessels which are time chartered to third parties since it is the charterers who pay for fuel. If our ocean vessels are employed under COAs, freight rates for voyage charters are generally sensitive to the price of a ship's fuel. However, a sharp rise in bunker prices may have a temporary negative effect on our results since freight rates generally adjust only after prices settle at a higher level.

In our River Business, we have most of our freight agreements adjusted by a bunker price adjustment formula, in other cases we have periodic renegotiations which adjust for fuel prices and in other cases we adjust the fuel component of our cost into the freights on a seasonal or yearly basis as our COAs roll over.

Generally, inflationary pressure on our voyage expenses (other than fuel) and running costs incurred in local currencies not reflected in an equivalent devaluation of the rates of exchange between the U.S. dollar and these local currencies can have a significant negative impact on our results.

Interest Rate Fluctuation

We are exposed to market risk from changes in interest rates, which may adversely affect our results of operations and financial condition.

On May 7, 2010, through UABL Limited, our holding subsidiary in the River Business, we entered into an interest rate collar transaction with IFC through which we expect to hedge our exposure to interest volatility under our financings with IFC and OFID from June 2010 to June 2016. The initial notional amount is $75.0 million (subsequently adjusted in accordance with the amortization schedule under these financings), with UABL Limited being the USD Floor Rate seller at a floor strike rate of 1.69% and IFC being the USD Cap Rate seller at a cap strike rate of 5.00%. As of March 31, 2013, the notional amount is $68.5 million. Should LIBOR remain at levels below 1.69% which is our floor, we will continue to incur losses from this financial instrument.

As of March 31, 2013, the Company had $20.3 million of LIBOR-based variable rate borrowings under its credit facility with DVB Bank SE, NIBC and ABN AMRO subject to an interest rate swap, designated as cash flow hedge, to fix the interest rate of these borrowings at a weighted average cost of debt of 0.9% per annum.

As of March 31, 2013, the Company had $8.3 million of LIBOR-based variable rate borrowings under its credit facility with DVB Bank SE and Banco Security, subject to an interest rate swap, designated as cash flow hedge, to fix the interest rate of these borrowings at a weighted average interest rate of 3.39% per annum.

Additionally, as of March 31, 2013, the Company had other variable rate debt (due 2013 through 2021) totaling $126.3 million. These debts call for the Company to pay interest based on LIBOR plus a 120-400 basis point margin range. Some loans provide for the use of cost of funds in replacement of LIBOR under certain circumstances. The interest rates generally reset either quarterly or semi-annually. As of March 31, 2013, the weighted average interest rate on these borrowings was 2.8%.

A 1% increase in LIBOR or a 1% increase in the cost of funds used as base rate by some of our lenders would translate to a $1.3 million increase in our interest expense per year, which would adversely affect our earnings.

Foreign Currency Fluctuation

We are an international company and while our financial statements are reported in U.S. dollars, some of our operations are conducted in foreign currencies. We use the U.S. dollar as our functional currency and therefore our future operating results may be affected by fluctuations in the exchange rate between the U.S. dollar and other currencies. A large portion of our revenues is denominated in U.S. dollars as well as a significant amount of our expenses. However, changes in currency exchange rates could affect our reported revenues and even our margins if costs incurred in multiple currencies are different than, or proportionally different from, the currencies in which we receive our revenues. We maintain tax credits in local currencies, which may be negatively impacted if those currencies revalue relative to the U.S. dollar.

Trend Information

We believe the following developments and initiatives will have a significant impact on the operations of our various businesses.

River Business

●
Expansion and fuel efficiency initiatives—We continue working on our re-engining program for which we have contracted and received 25 heavy fuel engines with MAN Diesel. Such program was initiated in June 2006 and consists of replacing diesel engines in 11 of our main line pushboats with new engines that will burn heavy fuel oil which has been historically less expensive than the types of fuel currently used. We have completed the installation of 15 engines and put into operation six of our main pushboats, including one newbuilding. We also have one pushboat under conversion which is expected to be back into service by the end of 2013.

●
The pushboat Alto Paraná has already begun its operation on June 22, 2012, and Cavalier XII has been operational since July 18, 2012. Alto Paraná and Cavalier XII have 3 and 2 heavy fuel propelled engines totaling 6,141 HP and 4,680 HP, respectively.

●
Punta Alvear barge building facility—During 2012, our Punta Alvear yard has produced 29 dry barges and 8 tank barges for third parties, most of them for markets outside our scope of operation. We expect to continue to sell barges to third parties and to build up fleet's transport capacity which will significantly increase our future revenues and enhance our operation through economies of scale.

Offshore Supply Business

●
New vessels—Our ninth PSV, UP Jade, which was under construction in India, commenced its time charter with Petrobras on August 10, 2012. Recently, on January 30, 2013, our second PSV under construction in India, UP Amber, was delivered to us. We expect to place her on a time charter with Petrobras in the short term. In addition, we have two PSVs under construction in India, the first of which, UP Pearl, is expected to be delivered during the third quarter of 2013. The successive addition of PSVs to our fleet will continue to bring positive returns for the Company.

Ocean Business

●
Container feeder service—We have regular service with two vessels, Asturiano and Argentino. The Southbound leg has maintained high utilization rates and we have increased the utilization rate in the northbound leg to high levels with domestic cargoes returning to Buenos Aires and transshipment cargoes, which are loaded from other southern ports in Patagonia such as Bahía Blanca or Puerto Madryn, being carried with our service to Buenos Aires for export. Additionally, growth opportunities are still available in the Patagonia service and from a potential expansion into Brazil, which is Argentina's main commercial partner and whose demand may provide us with opportunities to call ports in the southern part of the country.

BUSINESS

Our Company

We are an industrial shipping company serving the marine transportation needs of our clients primarily in South America. We serve the shipping markets for soybeans, grain, forest products, minerals, crude oil, petroleum, refined petroleum products and general cargo, as well as the offshore oil platform supply market. We operate through three segments of the marine transportation industry:

●
River Business. We are the largest owner and operator of river barges and pushboats in the Hidrovia Region of South America, one of the largest navigable river systems in the world, which facilitates trade in a fertile and resource-rich region and provides access to the global export market. We believe our river barges provide the most efficient means of transportation in the region. In many of the areas that we serve, access to rail is limited or non-existent and the distances make trucking uneconomical for large volumes of cargo. Our river business fleet, which consists of 679 barges and 33 pushboats, which we believe is the largest in the Hidrovia and approximately as large in capacity as the fleets of our next three competitors combined. We control the largest independent network of infrastructure along the river system, consisting of two loading and storage terminals and five logistic hubs, which serve as fleeting areas at key locations, to provide integral transportation services to our customers from origin to destination. We also own a vertically integrated barge manufacturing facility at Punta Alvear, which is one of the most modern of its kind in the world and provides us with the ability to increase our fleet capacity at a very efficient cost. We believe the size and quality of our fleet and infrastructure allow us to operate through an efficient hub system across the Hidrovia, which provides us with a distinct competitive advantage.

●
Offshore Supply Business. We own and operate a fleet of technologically advanced Platform Supply Vessels ("PSVs") that provide critical logistical and transportation services for offshore petroleum exploration and production companies, in the coastal waters of Brazil and in the UK's North Sea. Our Offshore Supply Business fleet consists of ten PSVs already in operation and two under construction, scheduled to commence operation in the third quarter of 2013 and early 2014, respectively. Our large, modern PSVs have advanced dynamic positioning systems which enable us to better serve customers operating in challenging deepwater offshore environments. We believe that we are currently the second largest owner of 4,500 dwt class platform supply vessels in the Brazilian market, which have large cargo capacity and deck space, making them the most efficient vessels to serve the distant deepwater operations underway in Brazil. Brazilian law provides a preference for the utilization of Brazilian-flagged vessels in its offshore supply business. Four of our PSVs were built in Brazil and operate under the Brazilian flag, which provides them with a preference for employment over foreign vessels in the Brazilian market, while extending such preference to another two foreign-flagged PSVs in our fleet.

●
Ocean Business. We operate a fleet of product and chemical tankers and feeder containerships on cabotage trades along part of the eastern coast of South America, where we have preferential rights and strong customer relationships. Our fleet includes four product and chemical tankers that serve the principal oil refineries in the region transporting petroleum products from refineries and crude oil to various coastal destinations, as well as two container feeder vessels which transport mostly foreign containers from the transshipment ports of Buenos Aires and Montevideo to the southern region of Patagonia for the largest long-distance container lines in the world. The local cabotage markets are generally restricted by law to established local operators with local-flagged vessels or vessels with equivalent flag privileges.

We have a diverse customer base that includes large and well-known agricultural, petroleum and mining companies as well as major shipping lines. Some of our customers in the last three years include affiliates of ADM, Bunge, Cargill, ESSO, MMX, Petrobras, Petropar, Siderar, Trafigura, Vale, Nexen, A.P. Moller-Maersk and Hamburg Süd. We have a long history of operating in the Hidrovia Region, being founded in 1992 by one of our predecessor companies which had operated in the region for over a century, and have been able to generate and maintain longstanding relationships with our customers. We have been serving our key customers for more than 10 years on average.

We are focused on growing our businesses with an efficient and versatile fleet that will allow us to provide an array of transportation services to customers in several different industries. Our business strategy is to leverage our expertise and strong customer relationships to increase volume, efficiency and market share in a targeted manner. We have built and put into operation the most modern barge building automated shipyard in South America which can produce very efficient jumbo size barges of 2,500 dwt at a low cost for our fleet and also produce barges for third parties at attractive margins. In addition, we are in the process of installing 25 new engines in our eleven river pushboats as part of our re-engining program and increasing the pushing capacity of some of them, with new engines that allow us to use heavier grades of fuel instead of diesel oil. Heavier fuels have been historically less expensive than diesel. This initiative seeks to maximize the size of our convoys, thus reducing costs per ton transported. We expect that the four new PSVs built in India (two of which we have received in the last twelve months, a third of which is scheduled for delivery within the second quarter of 2013 and the fourth of which is scheduled for delivery by the end of 2013) will allow us to further capitalize on the attractive offshore petroleum services market, continuing what we have done with our other PSVs, and particularly in the Brazilian market which is the fastest growing in the world. In our Ocean fleet, we have maintained our strong presence in the flag-restricted product tanker market of Argentina while successfully developing a cabotage container feeder service throughout the southern-most part of South America. This allows us to participate in a growing logistics services market that has synergies with our other businesses. We believe that the versatility of our fleet and the diversity of industries that we serve reduce our dependency on any particular sector of the shipping industry and offer numerous growth opportunities.

Each of our businesses has seasonal aspects, which affect their revenues on a quarterly basis. The high season for our River Business is generally between the months of March and September, in connection with the South American harvest and higher river levels. However, growth in the petroleum products, soy pellet manufacturing, and the minerals and forest industries as well as our barge building activities may help offset some of this seasonality. The Offshore Supply Business operates year-round, particularly off the coast of Brazil, although weather conditions in the North Sea may reduce activity from December to February. In the Ocean Business, we employ our Product Tankers on time charters so there is no seasonality effect, while our container feeder service experiences a somewhat slower season during the first quarter of every year.

Our Lines of Business

Revenues	2012		2011		2010
Attributable to River Business	$163,279	52%	$174,594	57%	$120,024	52%
Attributable to Offshore Supply Business	76,661	25%	64,606	21%	54,283	24%
Attributable to Ocean Business	73,229	23%	65,282	22%	56,138	24%
Total	$313,169	100%	$304,482	100%	$230,445	100%

Our Three Lines of Business

River Business

We are the leading integrated river transportation company in the Hidrovia Region. Our River Business, which we operate through our subsidiary UABL, owns and operates 679 barges with approximately 1.2 million dwt capacity and 33 pushboats. Of those, 598 are dry barges that can transport agricultural and forestry products, iron ore and other cargoes and the other 81 are tank barges that can carry petroleum products, vegetable oils and other liquids. We believe that our fleet size is roughly as large as the next three competitors in the Hidrovia river system combined. Our advanced infrastructure along the banks of the Hidrovia river system, including our modern automated shipyard, distinguishes us from all other operators in the Hidrovia.

We operate our pushboats and barges on the navigable waters of the Parana, Paraguay and Uruguay Rivers and part of the River Plate in South America, also known as the Hidrovia Region. At over 2,200 miles in length, the Hidrovia Region is comparable in length to the Mississippi River in the United States and connects Bolivia, Brazil, Paraguay, Argentina and Uruguay.

Our River Business operations includes transportation of dry cargo (including soy pellets, grains, iron ore) and liquid cargo (vegetable oil) downriver where it typically transfers to ocean-going vessels for export, and transportation of petroleum products and general cargos northward to upstream destinations in Argentina, Paraguay, Bolivia and Brazil.

Our River Business infrastructure allows us to operate an efficient hub system where our pushboats use hubs or fleeting areas to drop their barge tows, utilizing our pushboats more effectively in comparison to the use of dedicated tows. Our networks of River Terminals, which includes the Tres Fronteras Terminal at kilometer 1,928 and the Dos Fronteras Terminal at kilometer 1,800, together with multiple fleeting areas in Chaco-I, San Gotardo, Confluencia, San Lorenzo and Corumbá, provide the necessary network required for us to efficiently operate in the river system.

Our shipyard at Punta Alvear, which commenced production in January 2010, enables us to build new barges and other vessels and has given us the ability to efficiently increase our capacity in both dry and tank barges. We are also able to sell barges we produce to third parties, which has continued to contribute to the revenues and operating profits of our River Business. Our facility produces barges with a capacity of 2,500 dwt each, or approximately 66% larger than the standard Mississippi-size barge with a capacity of 1,500 dwt, which is designed to accommodate the size of the locks on the Mississippi river system. We believe our facility is one of the most modern of its kind in the world and has proven to be capable of producing barges at high rates of productivity at a cost significantly lower than any alternative source available to the region.

For the fiscal year ended December 31, 2011, revenues from barge sales to third parties from our Punta Alvear yard were $19.1 million, and manufacturing expenses for the same period were $12.7 million, resulting in an operating profit from sales of barges to third parties of $6.4 million. These results corresponded to the sale of twenty dry jumbo barges.

For the fiscal year ended December 31, 2012, revenues from barge sales to third parties from our Punta Alvear yard were $30.3 million, and manufacturing expenses for the same period were $18.5 million, resulting in an operating profit from sales of barges to third parties of $11.8 million. These results corresponded to the sale of 23 jumbo barges. The operating profit for the fiscal year ended December 31, 2012, does not include $2.1 million from the sales of 14 dry barges to a non-related third party which are on lease back to us and which operating profit is deferred over the life of the operating lease.

We have received contracts for 58 barges to be built and delivered in 2013.

We are in the process of converting our Paraná Petrol barge into an iron ore transshipment station in our River Business, capable of transshipping 800,000 tons per year from barges transporting iron ore down the river into ocean-going vessels for export to international markets. We expect that conversion to be finalized in the third quarter of 2013. We have entered into a take-or-pay contract for a period of three years with a major iron ore producer in the region. Separately, as part of our engine replacement program, we have re-engined six out of eleven of our biggest main line pushboats with new engines from MAN which consume heavier grades of fuels instead of diesel oil, and expect to complete re-engining of a seventh pushboat by the end of 2013. Heavier fuels have been, from 2001 to 2011, 25% cheaper on average than diesel fuel and we anticipate will deliver cost savings. The engines for the remaining five pushboats have already been purchased and delivered to us, and we expect to have completed the re-engining program by 2015.

Offshore Supply Business

Our Offshore Supply Business, which we operate through our subsidiary UP Offshore, is focused on serving companies that are involved in the complex and logistically demanding activities of deepwater oil exploration and production. Our PSVs are designed to transport supplies, equipment, drill casings and pipes on deck, along with fuel, water, drilling fluids and bulk cement in under-deck tanks and a variety of other supplies to drilling rigs and offshore platforms.

Our offshore supply fleet, as of March 31, 2013, consists of ten PSVs in operation. We also have two additional PSVs under construction in India, which are expected to commence operation in the third quarter of 2013 and early 2014, respectively. Ten of the twelve vessels currently in our offshore supply fleet, including the vessel we expect to take delivery of in the second quarter of 2013, are contracted for employment in the Brazilian market, under term time charters with Petrobras. Through one of our Brazilian subsidiaries, we have the competitive advantage of being able to operate a number of our PSVs in the Brazilian market with cabotage trading privileges, enabling those PSVs to obtain employment in preference to other non-Brazilian-flagged vessels.

The trend for offshore petroleum exploration, particularly in Brazil, has been to operate a fleet capable of servicing deeper, larger, more complex projects, such as the Tupi and Jupiter fields in Brazil, which we believe will result in increased demand for more sophisticated and technologically advanced PSVs to handle the increasingly challenging environments and greater distances. Our PSVs are of a larger deadweight and are equipped with dynamic positioning capabilities, greater cargo capacity and deck space than other PSVs serving shallow water offshore rigs. These attributes provide us with a competitive advantage in efficiently serving our customers' needs.

Only one of our PSVs, the UP Jasper, is currently operating in the UK's North Sea. Our ability to operate in the UK's North Sea, where we have had a presence since 2005, allows us the flexibility to deploy our vessels in either the UK's North Sea or off the coast of Brazil in accordance with prevailing market conditions and we believe enhances our negotiating power within the Brazilian market.

Ocean Business

In our Ocean Business, we operate six ocean-going vessels. Our four Product Tankers, one of which is on bareboat charter to us from a non-related third party, are currently employed in the South American cabotage trade of petroleum and petroleum products. Waterborne transportation via the coastwise tanker trades forms a key part of the region's oil supply system. Argentina's refining capacity is largely located in the River Plate estuary near Buenos Aires. Crude oil from oil fields in southern Argentina is shipped to refineries near Buenos Aires by tankers. Coastal cities in Southern Argentina receive petroleum products by tankers from these refineries. Cabotage tankers are also used for lightering of international tankers (discharge of cargo to reduce draft) and for short voyages within the Plate Estuary and Parana River. Transportation demand is based on distribution requirements and tends to be stable, following the underlying petroleum product demand trends. Due to the remoteness of the region from active spot market tanker routes, time charters are often viewed as necessary by refineries and oil companies to ensure availability of quality vessels meeting their operating, safety and environmental requirements. Our four Tankers, Miranda I, Alejandrina, Amadeo and Austral are currently employed under time charters with principal oil refineries serving regional trades in Argentina and Brazil.

We have pursued the expansion of our ocean fleet by participating in a cabotage, flag-protected container feeder service along a portion of the eastern coast of South America, through the acquisition of two container vessels, the Asturiano and Argentino during May 2010 and February 2011, respectively. Coastal container feeder shipping provides important north-south links between Buenos Aires, Montevideo and coastal ports in southern Patagonia. Economic development programs have encouraged the development of the manufacturing industry in the southern region of Tierra del Fuego in Patagonia. Components required by the manufacturing facilities in that region are imported on containerships from the Far East and other foreign ports of origin by the major international container lines, to Buenos Aires or Montevideo, with transshipment to Ushuaia under feeder agreements. Finished goods from the manufacturing facilities in the south are in turn transported north with feeder containerships from the port of Ushuaia to Buenos Aires for distribution. Cargo is also carried to and from other southern Patagonia ports, such as Puerto Madryn, to meet local demand. We have seen demand for containerized cargo increase steadily since we initiated our feeder service in 2010.

Generally throughout South America, voyages between two ports within the same country are considered "cabotage" and require the use of vessels flying the domestic flag or enjoying the equivalent privileges. Our ocean vessels enjoy such privileges in the markets they operate in.

Our Fleet Summary

River Fleet	Number of Vessels	Capacity	Description
Alianza G2	1	35,000 tons	Storage
Paraná Petrol	1	43,164 tons	Under Conversion into an Iron Ore Floating Transshipment Station
Pushboat Fleet(1)	32	120,559 BHP	Various Sizes and Horse Power Carry
Tank Barges	81	197,522 m3	Liquid Cargo (Petroleum Products, Vegetable Oil)
Dry Barges	598	1,063,270 tons	Dry Cargo (Soy, Iron Ore, Other Products)

Total	713

Offshore Supply Fleet	Year Built/ Delivery Date		Capacity (dwt)	Deck Area (sq. meters)
In Operation
UP Esmeralda	2005		4,200	840
UP Safira	2005		4,200	840
UP Agua-Marinha	2006		4,200	840
UP Topazio	2006		4,200	840
UP Diamante	2007		4,200	840
UP Rubi	2009		4,200	840
UP Turquoise	2010		4,900	1,020
UP Jasper	2011		4,900	1,020
UP Jade	2012		4,200	840
UP Amber	2013		4,200	840
Total			43,400	8,760

Under Construction
UP Pearl	2013	(2)	4,200	840
UP Onyx	2013	(3)	4,200	840
Total			8,400	1,680

Ocean Fleet	Year Built	Capacity (dwt/TEUs)	Description
Miranda I(4)	1995	6,575	Product / Chemical Tanker
Amadeo(4)	1996	39,530	Oil / Product Tanker
Alejandrina	2006	9,219	Product Tanker
Austral(5)	2006	11,299	Product / Chemical Tanker
Asturiano	2003	1,118	Container Feeder Vessel
Argentino	2002	1,050	Container Feeder Vessel
Total		66,623

______________
(1)	Does not include Alianza Rosario, an ocean-going pushboat which we employ in our River Business for salvage operations.
(2)	UP Pearl is expected to be delivered by August 2013 and to commence operations in the fourth quarter of 2013.
(3)	UP Onyx is expected to be delivered by the end of 2013 and to commence operations in early 2014.
(4)	Our Miranda I and Amadeo were both rebuilt to double hull in 2007.
(5)	The Austral is operated by us under a Bareboat charter.
(6)	Twenty Foot-Equivalent Units, or TEUs.
(7)	Represents sum of dwt capacity, excluding the capacity of the Asturiano and Argentino which is measured in TEUs.

We are offering to exchange up to $200.0 million aggregate principal amount of our 8 7/8% First Preferred Ship Mortgage Notes due 2021 that have been registered under the Securities Act, in exchange for any or all of our outstanding 8 7/8% First Preferred Ship Mortgage Notes due 2021. The notes offered hereby will be secured by first preferred mortgages on 353 vessels, consisting of four ocean vessels, 335 barges and 14 pushboats having an aggregate appraised value of approximately $253 million, as of May 2013. The vessel values are based on the average of two appraisals prepared by independent appraisers included in the definition of "Appraiser" in the "Description of the Notes." While the indenture governing the notes permits us to substitute other vessels for vessels that constitute collateral in certain circumstances, the appraised value of such other vessels must be at least equal to the appraised value of the vessels for which they are substituted. See "Description of the Notes—Tender of Qualified Substitute Vessels."

Strong Market Fundamentals

We believe that the following factors allow us to successfully capitalize on the growth in our principal markets:

●
Increased Reliance on River Transportation of Agricultural and Mineral Commodities in the Hidrovia Region. The Hidrovia Region produces and exports a significant and growing amount of agricultural products and mineral commodities. Argentina, Bolivia, Brazil, Paraguay and Uruguay accounted for an estimated 55% of world soybean production in 2013, as compared to only 30% in 1995. Soybean production in these countries increased from about 41.5 million tons, or mt, in aggregate in 1995 to an estimated 115.0mt in 2012, representing a 17-year compound annual growth rate, or CAGR, of 6.2% during the period. Global growth in wealth and in industrialized agricultural products has resulted in greater consumption of meat and convenience foods, raising demand for soybeans as animal feed and as soybean oil (the second most widely used vegetable oil after palm oil). Soybeans are vital to the production of livestock feed, industrial oils, infant formula, soaps, solvents, clothing and other household materials, as well as a primary source for the production of biodiesel which, by government regulation, represents an increasing percentage of diesel consumed in Europe and other areas of the world. Production of corn (maize) and wheat in the Hidrovia Region have also grown significantly, with corn production increasing from 50.3mt in 1995 to 98.3mt in 2012, and wheat production increasing from 14.4mt in 1995 to 24.4mt in 2012. We believe that increases in crop yields through improvements in farming techniques, including the distribution of genetically modified seed technology to local farmers, as well as the large amounts of unused arable land available in the region, will allow for continued expansion of the production of soybeans and other crops.

In the Corumbá area of Brazil reached by the High Paraguay River, there are three large iron ore mines, two of which are owned by Vale while the third one is owned by MMX. Volumes of iron ore shipped down the river system have grown from approximately 2 million tons to approximately 8 million tons per year over the past decade.

The Hidrovia river system is a vital transportation link for large volume production of bulk commodities in South America, given the long distances and the limited highway and rail transportation alternatives. It is critical to providing access to the Atlantic Ocean and the global export market, where most of these cargos are destined. River barges are the most efficient and cost-effective mode of transportation compared to other modes of transportation such as railroads and trucks. According to data collected by the Paraguayan Chamber of Grains and Oilseed Exporters, ("Capeco") approximately 97%, 98% and 93% of Paraguayan soybean production was transported along the river in 2010, 2011 and 2012, respectively. Although not all grain commodities produced in the Hidrovia Region are shipped for export through the Hidrovia waterway, the increased grain production in the region is expected to proportionally increase the amount of grains transported via the river system over time.

We believe the Hidrovia Region, and demand for barge transportation along the river system, will benefit from these continuing trends going forward. The Hidrovia river system, at over 2,200 miles in length, is one of the largest navigable river systems in the world, comparable in length to the Mississippi River system in the United States. A comparison of the two river systems illustrates the significant potential for future development of the Hidrovia, which serves economies that are expected to grow faster than the U.S. economy. We estimate that there are only approximately 1,900 barges operating in the Hidrovia, compared to over 22,000 barges in the Mississippi River system. Moreover, we believe a substantial number of barges will need to be replaced over the next four years as they approach the end of their economic useful lives, further reducing the available barge capacity.

We own the most modern barge building facility in the river system. Our facility, in Punta Alvear, which commenced production in 2010, is currently capable of producing up to two 2,500 dwt barges per week, allowing us to replenish and increase our barge capacity in the river system. In addition, we have been able to sell over half of the barge production from our facility to third parties, generating significant revenues and operating profits.

●
Significant Demand for Offshore Supply Vessels to Support the Growth in Offshore Oil Production. Offshore exploration and production activities are expanding globally, with total offshore oil production accounting for approximately 26.8 million bpd in 2012, according to Clarksons Research Services Ltd. Deepwater oil production is one of the fastest growing areas of the global oil industry and is replacing shallow water as the main focus of offshore oil field development. According to the IEA—World Energy Outlook 2012, deepwater production will expand from 4.8 million bpd in 2011 to 8.7 million bpd in 2035. Offshore oil production principally occurs off the coasts of Brazil and West Africa, and in the North Sea and the Gulf of Mexico. The North Sea is one of the largest offshore oil producing regions in the world and includes oil fields on the United Kingdom and Norwegian continental shelves, while Brazil is one of the fastest growing regions of deepwater and ultra-deepwater offshore production. Our offshore vessels currently operate in both Brazil and the North Sea.

Driven by Brazil's policy of becoming energy self-sufficient as well as by oil price and cost considerations, offshore exploration, development and production activities within Brazil have grown significantly and Brazil is increasingly becoming a major exporter of oil. The deepwater Campos Basin, an area located about 80 miles offshore, has been the leading area for offshore activity. Activities have been extended to the deepwater Santos and Espirito Santo Basins located far off the coast while additionally requiring resources to develop pre salt areas of water depths of over 9,000 feet. During 2008, 2009 and 2010, several significant discoveries have been made, which could possibly more than double Brazilian oil reserves when confirmed. This increase in activity is driven primarily by Petrobras and other producers, including BP, Chevron, Exxon Mobil, OGX and Shell.

Platform supply vessels generally support oil exploration, production, construction and maintenance activities and have a high degree of cargo flexibility. They utilize space above and below deck to transport dry and liquid cargo, including heavy equipment, pipe, drilling fluids, provisions, fuel, dry bulk cement and drilling mud. The market for offshore platform supply vessels, or PSVs, both on a worldwide basis and within Brazil, is driven by a variety of factors. On the demand side, the driver is the growth in offshore oil development / production activity, which in the long term is driven by the price of oil and the cost of developing the particular offshore reserves. Demand for PSVs is further driven by the location of the reserves, with fields located further offshore and in deeper waters generally requiring more vessels per field and larger, more technologically advanced vessels. Petrobras has announced that it expects to increase the use of supply and special vessels from 287 vessels at the end of 2010 to 423 vessels by 2013, 479 vessels by 2015 and 568 vessels by 2020. The Brazilian market has seen an increasing demand for larger PSVs since 2005 (prior to 2005 large PSVs in excess of 4,000 dwt were unusual in Brazilian waters), and we believe the demand for this type of vessel will grow significantly in the next three years.

The trend for offshore petroleum exploration, particularly in Brazil, has been to move toward deeper, larger and more complex projects, such as the Tupi and Jupiter fields in Brazil, which we believe will result in increased demand for more sophisticated and technologically advanced PSVs to handle the more challenging environments and greater distances. Each offshore drilling or production unit working on deepwater projects typically requires more than one offshore supply vessel to service it. Deepwater service favors large, modern vessels that can provide a full range of flexible services, including dynamic positioning systems, while providing economies of scale to installations distant from shore. Large PSVs typically service several platforms in a single voyage, which can last between three to five days.

Our Competitive Strengths

We believe that the following strengths allow us to maintain a competitive advantage within the markets we serve:

●
Largest Fleet and Transportation Network in the Hidrovia River System. We are the largest provider of transportation services in the Hidrovia river system with a fleet capacity approximately as large as our next three competitors combined. We have also developed the largest independently held network of loading and storage terminals, fleeting areas and transfer facilities strategically located along the river system. The size and quality of our river fleet and infrastructure allows us to operate an efficient hub system which improves our fleet utilization and provides us with a significant competitive advantage. The significant investments that have been made in our technology, on 66 new jumbo-sized barges (with a capacity of 2,500 dwt vs. 1,500 dwt for a standard Mississippi-size barge) and a significant investment in modern, highly-powered heavy fuel consuming engines, further enable our River Business to use its assets more efficiently than its competitors while providing a unique service to our customers. Our vertically integrated barge manufacturing facility, which is one of the most modern of its kind in the world, provides us with the distinct ability to increase our fleet capacity at a cost significantly lower than any alternative source available to the region and at the same time produce and sell barges to third parties both for use in the Hidrovia Region and other areas of the world.

●
Modern Fleet of Large PSVs Serving the Offshore Platform Supply Market. Our large, modern PSVs have substantial cargo capacity and deck space, as well as advanced dynamic positioning systems which enable us to better serve customers operating in challenging and distant deepwater offshore environments. We have doubled the size of our PSV fleet over the past five years, and we believe we are the second largest owner of 4,500 dwt class platform supply vessels in the Brazilian market, where we have an established presence with local flag privileges for part of our fleet and have secured employment for our vessels under term contracts. We believe that our operation of large, modern and technologically advanced PSVs and our track record provide us a competitive advantage in securing attractive long-term employment for our vessels.

●
Diverse Revenue Base Across Multiple End Markets. We believe that our diversification across multiple segments of the marine transportation industry allows us to limit our exposure to the business cycles in any particular segment, helping provide stability in our revenues and profitability. Our River Business is driven by the growing worldwide consumption of agricultural products and the demand for iron ore to manufacture steel. Our Offshore Supply Business benefits from the increasing global consumption of energy and the continued development of offshore drilling and production. Our Ocean Business meets the logistical needs to supply and distribute petroleum products and general container cargo in niche flag-protected markets. We believe this diversity in the sources of our revenues reduces the risk of exposure to any single end market.

●
Preferential Treatment in Certain Markets. Most countries provide preferential treatment, referred to as "cabotage privileges," for vessels that are flagged in their jurisdiction or chartered in for operation by local ship operators. For example, Brazilian law provides a preference for the utilization of Brazilian-flagged vessels in its cabotage trade. Through one of our Brazilian subsidiaries, we have the competitive advantage of being able to trade many of our PSVs currently in operation in the Brazilian cabotage market, enabling them to obtain employment in preference to vessels without those cabotage privileges. Similarly, all of our ocean-going vessels enjoy cabotage privileges in Argentina.

●
Long-Term Relationships with High Quality Customers. We have longstanding relationships with large, stable customers, including affiliates of major international agricultural and oil companies, such as Cargill, Petrobras, ADM, Trafigura and Continental Grain. We pride ourselves on our operational excellence, our ability to provide high quality service and our commitments to safety, quality and the environment. The quality of our vessels as well as the expertise of our vessel crews and engineering resources helps us maintain highly reliable and consistent performance for our customers. Our two largest customers, Petrobras and Trafigura, accounted for 29% and 16% of revenues for the fiscal year ended December 31, 2012, respectively, and our five largest customers accounted for 63% of revenues for the fiscal year ended December 31, 2012.

Our Business Strategy

Our business strategy is to continue to grow by leveraging our expertise and customer relationships through our investments in different sectors of the transportation industry. Our River Business is the leading barge transportation company in the Hidrovia Region and is well positioned to deliver strong operational results. We plan on expanding our presence in the Brazilian offshore oil platform supply services industry in order to capitalize on attractive trends in that market. We plan to implement our business strategy by doing the following:

●
Leverage Our Market Position to Capitalize on Strong Underlying River Fundamentals. We plan to leverage our leading market position in the Hidrovia to capitalize on the attractive supply and demand fundamentals for marine transportation in the region and to further expand our lines of business and the capacity and range of marine transportation services provided by us. The Hidrovia river system is one of the largest navigable river systems in the world, comparable in length to the Mississippi River system in the United States, and represents the most efficient means of transportation in a fertile and commodity-rich region with a shortage of transportation infrastructure alternatives. Our ability to enlarge our fleet with barges produced at our vertically integrated facility at a competitive cost, and to continue to take advantage of the economies of scale afforded to us by our large fleet, increasingly fuel-efficient pushboats and network of infrastructure should allow us to extend our dominant position in the river system.

●
Continue Expanding our Offshore Operations. We intend to continue to leverage our expertise, local presence and success in the Brazilian offshore market by deploying additional vessels in the region. We currently have ten vessels operating in the Brazilian offshore supply market and intend to deploy one of the two additional PSVs, which is now in the final stages of construction in India, in the Brazilian market upon delivery in third quarter of 2013. The demand for long-term employment at attractive and improving charter rates, particularly for our large, modern PSVs, reflects the attractive fundamentals of the Brazilian offshore market. We believe that the opening of the Brazilian oil exploration and production market to private and foreign participation will allow for further growth opportunities and customer diversification.

●
Maintain and Optimize our Asset Diversification and Employment. We continually monitor developments in the shipping industry and make charter-related decisions based on an individual vessel and segment basis, as well as on our view of overall market conditions in order to implement our overall business strategy. In our River Business, we have contracted a substantial portion of our fleet's barge capacity on a one- to five-year basis to our major customers. These contracts typically provide for fixed pricing, minimum volume requirements and fuel price adjustment formulas, and we intend to develop new customers and cargoes as we grow our fleet capacity. In our Offshore Supply Business, we plan to continue chartering our PSV fleet primarily in Brazil under long-term time charter employment. We have historically operated our cabotage Ocean Business tanker vessels under period time charters with oil refineries and major oil companies and will aim to continue to do so. Our two container feeder vessels operate on a voyage by voyage basis.

●
Focusing on Generating Operational Efficiencies. We have identified opportunities and are implementing our plans to improve overall efficiency and profitability. In our River Business our re-engining program is underway, and we have invested in new, bigger engines for our main line pushboats, which will burn less expensive fuels. We also continue to focus on optimizing our barge and tug scheduling, maximizing loads and tow size and reducing empty back-hauls through our strategically located fleeting areas. We believe that the increased traffic density from the continued growth in overall demand for waterborne transportation of commodities and the expansion of our footprint in the river system will reduce non-revenue producing days and increase our overall transportation volumes and strengthen our margins. At our barge manufacturing facility, we are focused on establishing an infrastructure that optimizes our production capabilities and efficiencies, to maximize profitability and return on capital. Our facility has increased its output and its third party sales from 19 barges in 2011 to 37 barges in 2012 with over 50 barges already contracted for sales to third parties in 2013.

Our Fleet Management

We conduct the day-to-day management and administration of our operations in-house.

Our subsidiaries, UP Offshore Brazil, Sernova and Ravenscroft undertake the technical and marine related management for our offshore and ocean vessels including dry docks, repairs and maintenance, the purchasing of supplies, spare parts and husbandry items, crewing, superintendence and preparation and payment of a portion of the related accounts on our behalf through its related offices in Coral Gables, Aberdeen, Buenos Aires and Rio de Janeiro. All three entities are ISM certified and between them hold Documents of Compliance for the management and operation of tankers, PSVs, general cargo vessels and container ships.

Ravenscroft seeks to manage vessels for and on behalf of vessel owners who are not related to us and will actively pursue new business opportunities through Ship Management and Commercial Services Ltd., or SMS, which is our subsidiary dealing with third party ship management.

Competition

River Business

We maintain a leading market share in our River Business. We own the largest fleet of pushboats and barges in the Hidrovia Region. We believe that our fleet is approximately as large in capacity as the fleets of our next three competitors combined. We compete based on reliability, efficiency and price. Key competitors include Navios South American Logistics, Interbarge and Fluvioalba. In addition, some of our customers, including Archer Daniels Midland, Cargill, Louis Dreyfus and Vale have some of their own dedicated barge capacity, which they can use to transport cargo in lieu of hiring a third party. Our River Business also indirectly competes with other forms of land-based transportation such as truck and rail, though in many areas that we serve, access to rail is limited or non-existent and the distances make trucking uneconomical for large volumes of cargo.

Through our presence in the barge-building industry we compete with other shipyards in the region such as Astillero Tsuneishi Paraguay S.A., CIE, Riopal and other shipyards located outside of South America, mainly in China and South Korea.

Offshore Supply Business

In our Offshore Supply Business, our main competitors in Brazil are the local offshore companies that own and operate modern PSVs. The largest of these companies are CBO, Wilson Sons and Chouest who currently own a substantial number of modern PSVs and are in the process of building additional units. Also, some of the international offshore companies that own and operate PSVs, such as Tidewater and Maersk, have built Brazilian-flagged PSVs. In the North Sea market, where three of our PSVs operated during 2008 and 2009 and where our UP Jasper is operating today, we actively compete with other large, well established owners and operators such as Gulfmark Offshore, Bourbon and DOF Farstad.

Ocean Business

We face competition in the transportation of crude oil and petroleum products as well as other bulk commodities from other independent ship owners and from vessel operators who primarily charter-in vessels to meet their cargo carrying needs. The charter markets in which our vessels operate are highly competitive. Competition is primarily based on prevailing market charter rates, vessel location and the vessel manager's reputation. Our competitor in crude oil and petroleum products transportation within Argentina and between Argentina and other South American countries, is Antares Naviera S.A. and its affiliated companies. Navios South American Logistics, who is a competitor in our River operation, also competes in the Argentinean Coastal Tanker market, as do Naviera Sur Petrolera S.A., Naviera Elcano (through their various subsidiaries) and Maruba. These companies and other smaller entities are regular competitors of ours in our primary tanker trading areas.

We operate two container vessels in the Argentinean market to supply the domestic trade between different ports and operate as a feeder service for mainline carriers such as Maersk Line, Evergreen, MOL, MSC, Hamburg Sud, CMA-CGM, PIL and Login for import and export cargoes. Our main competitor in this sector is a local company called Maruba, which currently operates chartered vessels of similar characteristic as ours and that offer a similar service in the market. Our Container Business also indirectly competes with other forms of land-based transportation such as trucks.

Seasonality

Each of our businesses has seasonal aspects, which affect their revenues on a quarterly basis. The high season for our River Business is generally between the months of March and September, in connection with the South American harvest and higher river levels. However, growth in the soy pellet manufacturing, minerals and forest industries may help offset some of this seasonality. The Offshore Supply Business operates year-round, particularly off the coast of Brazil, although weather conditions in the North Sea may reduce activity from December to February. In the Ocean Business, we employ our Product Tankers on time charters so there is no seasonality effect, while our container feeder service experiences a somewhat slower season during the first quarter due to the congestion at the main discharge terminal in Patagonia in connection with the cruise tourist season.

Ownership and Corporate Structure

Our management team is led by members of the Menendez family. The family collectively has been involved in the shipping industry for over 130 years. Our senior executive officers have on average 39 years of experience in the shipping industry. Our management team has significant expertise in various lines of business and has been instrumental in developing and maintaining our certified safety and quality management systems and our operational plans.

On December 12, 2012, we announced the closing of the Investment Agreement entered into on November 13, 2012, with Sparrow, a subsidiary of Southern Cross. Southern Cross is a private equity firm founded in 1998 to make investments in Latin American companies that have significant potential for improved performance and growth. At that closing, we sold 110,000,000 shares of newly issued common stock to Sparrow at a purchase price of $2.00 per share. We received proceeds of $220.0 million from the transaction. As of March 31, 2013, Southern Cross beneficially owned 78.34% of the outstanding common shares of Ultrapetrol, representing approximately 58.9% of the voting power of our outstanding shares. Since inception, Southern Cross has raised over $2.5 billion and has invested in over 30 companies in a wide range of industries, including consumer goods, retail, homebuilding, entertainment, logistics, pharmaceuticals, energy, oil & gas, public services, IT and telecom.

As of March 31, 2013, our Subsidiary Guarantors represented 52% and 70%, respectively, of our consolidated total assets and total liabilities, before consolidating adjustments.

Corporate Information

We are incorporated in The Bahamas under the name Ultrapetrol (Bahamas) Limited. Our registered office is situated at H&J Corporate Services Ltd., Ocean Center, Montagu Foreshore, East Bay Street, Nassau, Bahamas. Our telephone number there is 1-242-364-4755. Our website is http://www.ultrapetrol.net. The information on our website is not part of this prospectus.

Industry Conditions

River Industry

Key factors driving cargo movements in the Hidrovia Region are agricultural production and exports, particularly soybeans, from Argentina, Brazil and Paraguay, exports of Brazilian iron ore, regional demand and Paraguayan imports of petroleum products. A significant portion of the cargos transported in the Hidrovia Region are export or import-related cargoes and the applicable freights are paid in U.S. Dollars.

The Parana / Paraguay, the High Parana and the Uruguay rivers consist of over 2,200 miles of a natural interconnected navigable river system serving five countries namely Argentina, Bolivia, Brazil, Paraguay and Uruguay. The extension of this river system is comparable to that of the Mississippi river in the United States.

Dry Bulk Cargo

Soybeans. Argentina, Bolivia, Brazil, Paraguay and Uruguay produced in aggregate about 41.5 million tons, or mt, of soybeans in 1995 and an estimated 115.0mt in 2012, a 17-year compound annual growth rate, or CAGR, of 6.2% from 1995. These countries account for an estimated 48% of world soybean production in 2012, up from only 30% in 1995.

Of the above-mentioned countries of the Hidrovia Region, the area harvested of soybeans has increased from approximately 18.9 Mha (million hectares, 1 hectare = 2.47 acres) in 1995 to an estimated 47.5 Mha in 2012, a 17-year CAGR of 5.6%. Further, with advances in technology, productivity of farmland has also improved.

The growth in soybean production has not occurred at the expense of other key cereal grains. Production of corn (maize) in Argentina, Bolivia, Brazil, Paraguay and Uruguay combined grew from 50.3mt in 1995 to 98.3mt in 2012, a 16-year CAGR of 4.0%. Production of wheat in these countries grew from 14.4mt in 1995 to 24.4mt in 2012, a 17-year CAGR of 3.1%.

Iron Ore. In the Corumbá area of Brazil reached by the High Paraguay River, there are three large iron ore mines, two of which are owned by Vale (following the 2009 acquisition of Rio Tinto's assets in the region) while the third one is owned by MMX Mineração & Metálicos S.A. (MMX). Their combined production of iron ore, which is entirely transported by river barge, has grown from about 1.1 million mt, or mmt, since 2001 to 7.1 mmt in 2011, a 10-year CAGR of 20.4%. Production for 2012 was 8.2 mmt (based on reported production for Vale and MMX) which provides an annual increase of 16%. Iron ore prices have on average increased 22% from December 2009 to December 2012. Continued high iron ore prices during 2013 and 2014 should support continued growth in production of iron ore.

In addition to the above, Jindal Steel & Power Limited, through one of its subsidiaries, Jindal Steel Bolivia S.A., has acquired the development rights for 40.0 billion tonnes of El Mutun iron ore reserves located in Bolivia.

Oil transportation

Most petroleum products travel north to destinations in Northern Argentina, Paraguay and Bolivia, creating synergies with dry cargo volumes that mostly travel south.

Mode Comparison

Along with growth in production of commodities transported by barge in the Hidrovia Region, cost, safety and environmental incentives exist to shift commodity transport to barges.

Inland barge transportation is generally the most cost efficient, safest and cleanest means of transporting bulk commodities as compared with railroads and trucks.

According to a 2007 Texas Transport Institute study commissioned by the U.S. government, one Mississippi River-type barge (1,500 dwt) has the carrying capacity of about 15 railcars or 58 tractor-trailer trucks and is able to move 576 ton-miles per gallon of fuel compared to 413 ton-miles per gallon of fuel for rail transportation or 155 ton-miles per gallon of fuel for tractor-trailer transportation. In the case of Jumbo barges (2,500 dwt) as are many of UABL's existing barges or the ones Ultrapetrol builds in its yard, these efficiencies are even larger. The study also shows barge transportation is the safest mode of cargo transportation, based on the percentage of fatalities or injuries and the number of hazardous materials incidents. Inland barge transportation predominantly operates away from population centers, which generally reduces both the number and impact of waterway incidents. According to industry sources, in terms of unit transportation cost for most dry bulk cargos, barge is cheapest, rail is second cheapest and truck is third cheapest. There are clear and significant incentives to build port infrastructure and switch from truck to barge to reduce transportation costs.

Offshore Supply Industry

The market for offshore supply vessels, or OSVs, both on a worldwide basis and within Brazil, is driven by a variety of factors. On the demand side, the driver is the growth in offshore oil development / production activity, which in the long term is driven by the price of oil and the cost of developing the particular offshore reserves. Demand for OSVs is further driven by the location of the reserves, with fields located further offshore and in deeper waters generally requiring more vessels per field and larger, more technologically advanced vessels. The supply side is driven by the availability of the vessel type needed (i.e., appropriate size and technology), which in turn is driven by historical newbuilding patterns and scrapping rates as well as the current employment of vessels in the worldwide fleet (i.e., whether under long-term charter) and the rollover schedule for those charters. Technological developments also play an important role on the supply side, with technology such as dynamic positioning better able to meet certain support requirements.

Both demand for and supply of OSVs are heavily influenced by cabotage laws (such as the U.S. Jones Act). Since most offshore supply activities occur within the jurisdiction of a country, they fall within that country's cabotage laws. This distinguishes the OSV sector from most other types of shipping. Cabotage laws may restrict the supply of tonnage, give special preferences to locally flagged ships or require that any vessel working in that country's waters be owned, flagged, crewed and, in some cases, constructed in that country.

OSVs generally support oil exploration, production, construction and maintenance activities on the continental shelf and have a high degree of cargo flexibility relative to other offshore vessel types. They utilize space above and below deck to transport dry and liquid cargo, including heavy equipment, pipe, drilling fluids, provisions, fuel, dry bulk cement and drilling mud.

The OSV sector includes conventional supply vessels, or SVs, and platform supply vessels, or PSVs. PSVs are large and often sophisticated vessels constructed to allow for economic operation in environments requiring some combination of deepwater operations, long distance support, economies of scale and demanding operating conditions. PSVs serve drilling and production facilities and support offshore construction and maintenance work for clusters of offshore locations and/or relatively distant deepwater locations. They have larger deck space and larger and more varied cargo handling capabilities relative to other offshore support vessels to provide more economic service to distant installations or several locations. Some vessels have dynamic positioning, which allows close station keeping while underway. PSVs can be designed with certain characteristics required for specific offshore trades such as the North Sea or deepwater Brazilian service.

Brazilian Offshore Industry

Driven by Brazil's policy of becoming energy self-sufficient as well as by oil price and cost considerations, offshore exploration, development and production activities within Brazil have grown significantly. Brazil is becoming a major exporter of oil. Since most Brazilian reserves are located far offshore in deep waters, Brazil has become a world leader in deep drilling technology.

The primary customer for PSVs in Brazil is Petrobras, the Brazilian national oil company. The Brazilian government has also allowed foreign companies to participate in offshore oil and gas exploration and production since 1999. Other companies active in Brazil in offshore oil and gas exploration and production industry include Total, Shell, BP, OGX, Repsol YPF and ChevronTexaco. The deepwater Campos Basin, an area located about 80 miles offshore, has been the leading area for offshore activity. Activities have been extended to the deepwater Santos and Espirito Santo Basins located far off the coast while additionally requiring resources to develop pre salt areas of water depths of over 9,000 feet. During 2008, 2009 and 2010, several significant discoveries have been made, which could possibly more than double Brazilian oil reserves when confirmed.

Petrobras has announced that it expects to increase the use of supply and special vessels from 287 vessels at the end of 2010 to 423 vessels by 2013. The Brazilian market has seen an increasing demand for PSVs since 2006 (prior to 2006 large PSVs in excess of 4,000 dwt were unusual in Brazilian waters), and now according to Petrobras, the demand for this type of vessel will grow significantly in the next three years.

Deepwater service favors large modern vessels that can provide a full range of flexible services including dynamic positioning systems while providing economies of scale to installations distant from shore. Cabotage laws favor employment of Brazilian flag vessels. Temporary authority is granted for foreign vessels to operate only if no Brazilian flag vessels are available.

Ocean Industry

Regional Cabotage Trades

Voyages between two Argentine ports are regulated by the Argentine government as "cabotage" and require the use of an Argentine flag vessel or a vessel operated under special permit by an Argentine company. Cabotage is used to mean both voyages between two national ports and laws that reserve such voyages for nationally operated vessels. Argentine registry requires that vessels be built in an Argentine shipyard or that import duty be paid, which increases the cost of new vessels versus foreign construction. The special permit described above allows younger foreign-built vessels to enter cabotage trades while retaining the Argentine nationality requirement for operations.

Access to the Argentine coastal cabotage market is thus controlled by legal requirements, which limit its access to those companies with a legitimate operating presence in Argentina with vessels registered or holding a special permit in Argentina.

Regional tanker and container shipping market factors, including local demand factors and vessel supply information, are described below, reflecting market conditions in the primary area of employment for these vessels.

The Regional Tanker Market

Regional Oil Demand

Argentina's oil demand was estimated at about 623,000 barrels per day, or bpd, in 2010, up from about 511,000 bpd in 2000, resulting in a 10-year CAGR of 2.0%.

Argentina's refining capacity is largely located in the River Plate estuary near Buenos Aires. Crude oil from oil fields in southern Argentina is shipped to refineries near Buenos Aires by tankers. Coastal cities in Southern Argentina receive petroleum products by tankers from these refineries. Cabotage tankers are also used for lightering of international tankers (discharge of cargo to reduce draft) and for short voyages within the Plate Estuary and Parana River. Vessels with IMO chemical classification (see below) are also used for Argentine or other regional voyages carrying petroleum products and chemicals such as styrene monomer.

The Regional Patagonian Container Shipping Trades

Regional Container Shipping Demand

Coastal container shipping provides important north-south links between Buenos Aires and coastal ports in southern Argentina. Buenos Aires city and province have about 46% of Argentina's population and is the centre of much economic activity. However, Argentine economic development programs encourage manufacturing in the southern Argentine region of Tierra del Fuego. Finished goods from the manufacturing are transported north from the port of Ushuaia to Buenos Aires for distribution. Most of the cargo in this service initiates as containers transported by the major international lines containing components for manufacturing that are carried from China and other foreign ports of origin to Buenos Aires with transshipment to Ushuaia under feeder agreements with the major international lines. Cargo is also carried to and from other southern Argentine ports, such as Puerto Madryn, as demand requires.

Disclaimer

Throughout this Industry Section, all figures related to harvested area and production of soybean, corn and wheat for South America and specifically for Argentina, Bolivia, Brazil, Paraguay and Uruguay are obtained through the USDA Foreign Agricultural Service website some time prior to the date of this prospectus.

Figures related to Iron Ore production in the Corumbá Region from Vale, MMX, Rio Tinto and Jindal Steel & Power were extracted from each of the respective companies' public records (including Earnings Presentation, 20-Fs and Annual Reports). Iron Ore price trends were extracted from Indexmundi's website whose source in the International Monetary Fund.

Data included in the Brazilian offshore section has been extracted from public information presented by both Petrobras and ANTAQ, as well as industry sources, while both current North Sea activities and crude oil prices have been retrieved from industry sources.

Oil demand figures were extracted from Indexmundi's website whose source is the International Monetary Fund.

Environmental and Government Regulation

Government regulations significantly affect our operations, including the ownership and operation of our vessels. Our operations are subject to international conventions, national, state and local laws and regulations in force in international waters and the jurisdictional waters of the countries in which our vessels may operate or are registered, including OPA, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the U.S. Port and Tanker Safety Act, the IMO International Convention for the Prevention of Pollution from Ships, or MARPOL, other regulations adopted by the IMO and the European Union, various volatile organic compound emission requirements, the IMO / U.S. Coast Guard pollution regulations and various SOLAS amendments, as well as other regulations. Compliance with these requirements entails significant expense, including vessel modifications and implementation of certain operating procedures.

A variety of governmental and private entities, each of which may have unique requirements, subject our vessels to both scheduled and unscheduled inspections. These entities include the local port authorities (U.S. Coast Guard, harbor master or equivalent), port state controls, classification societies, flag state administration (country of registry) oil majors and charterers, particularly terminal operators. Certain of these entities require us to obtain permits, licenses, certificates or approvals for the operation of our vessels. Failure to maintain necessary permits, licenses, certificates or approvals could require us to incur substantial costs or temporarily suspend operation of one or more of our vessels.

We believe that the heightened level of environmental and quality concerns among insurance underwriters, regulators and charterers will lead to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the industry. Increasing environmental concerns have created a demand for vessels that conform to the stricter environmental standards. We are required to maintain operating standards for all of our ocean-going vessels for operational safety, quality maintenance, continuous training of our officers and crews and compliance with U.S. and international regulations. We believe that the operation of our vessels is in substantial compliance with applicable environmental laws and regulations. However, such laws and regulations may change and impose stricter requirements, such as in response to the 2010 Deepwater Horizon oil spill or future serious marine incidents. For example, on August 15, 2012, the U.S. Bureau of Safety and Environmental Enforcement (BSEE) issued a final drilling safety rule for offshore oil and gas operations that strengthen the requirements for safety equipment, well control systems, and blowout prevention practice. Furthermore, in April 2013, the BSEE issued a final rule, Safety and Environmental Management Systems II (SEMS II), that would amended the Workplace Safety Rule by requiring the imposition of additional safety procedures to company's existing SEMS and revising existing obligations regarding the requirements of an audit of a company's SEMS. Future requirements may limit our ability to do business, increase our operating costs, force the early retirement of our vessels and / or affect their resale value, all of which could have a material adverse effect on our financial condition and results of operations.

International Maritime Organization

The IMO has adopted the International Convention for the Prevention of Marine Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto (collectively referred to as MARPOL 73/78 and herein as "MARPOL"). MARPOL entered into force on October 2, 1983. It has been adopted by over 150 nations, including many of the jurisdictions in which our vessels operate. MARPOL sets forth pollution-prevention requirements applicable to drybulk carriers, among other vessels, and is broken into six Annexes, each of which regulates a different source of pollution. Annex I relates to oil leakage or spilling; Annexes II and III relate to harmful substances carried, in bulk, in liquid or packaged form, respectively; Annexes IV and V relate to sewage and garbage management, respectively; and Annex VI, lastly, relates to air emissions. Annex VI was separately adopted by the IMO in September of 1997.

MARPOL Annex II and IBC code were revised and the revisions came into force as of January 1, 2007. This revision affected 33 cargoes which account for almost 78% of the world chemical and vegetable oil trade. Many of these cargoes which could be carried in product tankers with NLS certificates are now required to be carried by chemical tankers.

Air Emissions

In September of 1997, the IMO adopted Annex VI to MARPOL to address air pollution. Effective May 2005, Annex VI sets limits on nitrogen oxide emissions from ships whose diesel engines were constructed (or underwent major conversions) on or after January 1, 2000. It also prohibits "deliberate emissions" of "ozone depleting substances," defined to include certain halons and chlorofluorocarbons. "Deliberate emissions" are not limited to times when the ship is at sea; they can for example include discharges occurring in the course of the ship's repair and maintenance. Emissions of "volatile organic compounds" from certain tankers, and the shipboard incineration (from incinerators installed after January 1, 2000) of certain substances (such as polychlorinated biphenyls (PCBs)) are also prohibited. Annex VI also includes a global cap on the sulfur content of fuel oil (see below).

Annex VI seeks to further reduce air pollution by, among other things, implementing a progressive reduction of the amount of sulfur contained in any fuel oil used on board ships. As of January 1, 2012, the amended Annex VI requires that fuel oil contain no more than 3.50% sulfur. By January 1, 2020, sulfur content must not exceed 0.50%, subject to a feasibility review to be completed no later than 2018.

Sulfur content standards are even stricter within certain "Emission Control Areas" or ECAs. As of July 1, 2010, ships operating within an ECA were not permitted to use fuel with sulfur content in excess of 1.0% (from 1.50%), which is further reduced to 0.10% on January 1, 2015. Amended Annex VI establishes procedures for designating new ECAs. Currently, the Baltic Sea and the North Sea have been so designated. On August 1, 2012, certain coastal areas of North America were designated ECAs, as will the applicable areas of the United States Caribbean Sea, effective January 1, 2014. Ocean-going vessels in these areas will be subject to stringent emissions controls and may cause us to incur additional costs. ECA designations subject ocean-going vessels within the designated area to stringent emissions controls, which might cause vessels to require segregated bunker tanks and cylinder oil tanks to use different fuels in coastal waters and open seas, which threatens to add an additional cost burden to ship owners. If other ECAs are approved by the IMO or other new or more stringent requirements relating to emissions from marine diesel engines or port operations by vessels are adopted by the EPA or the states where we operate, compliance with these regulations could entail significant capital expenditures or otherwise increase the costs of our operations.

As of January 1, 2013, MARPOL made mandatory certain measures relating to energy efficiency for new ships. It makes the Energy Efficiency Design Index (EEDI) apply to all new ships, and the Ship Energy Efficiency Management Plan (SEEMP) apply to all ships.

Amended Annex VI also establishes new tiers of stringent nitrogen oxide emissions standards for new marine engines, depending on their date of installation. The U.S. Environmental Protection Agency promulgated equivalent (and in some senses stricter) emissions standards in late 2009.

On March 26, 2010, the IMO amended the International Convention for the Prevention of Pollution from Ships (MARPOL) designating specific portions of U.S., Canadian and French waters as an Emission Control Area (ECA). The proposal for ECA designation was introduced by the U.S. and Canada, reflecting common interests, shared geography and interrelated economies. In July 2009, France joined as a co-proposer on behalf of its island territories of Saint-Pierre and Miquelon, which form an archipelago off the coast of Newfoundland. Allowing for the lead time associated with the IMO process, the North American ECA became enforceable in August 2012. The North America ECA includes coastal boundaries of U.S. and Canada to an extent of 200 miles from the coast, excluding areas infringing boundary states. The emission requirements are same as other IMO ECAs, with present fuel oil sulfur limit of 1% which will be reduced to 0.1% as of 2015. For NOx reduction, tier III engines will be required to be installed on all new vessels as of 2016.

Safety Management System Requirements

The IMO also adopted the International Convention for the Safety of Life at Sea, or SOLAS, and the International Convention on Load Lines, or the LL Convention, which impose a variety of standards that regulate the design and operational features of ships. Amendments to SOLAS Chapter VII apply to vessels transporting dangerous goods and require those vessels are in compliance with the International Maritime Dangerous Goods Code (IMDG Code). The IMO periodically revises the SOLAS and LL Convention standards. The Convention on Limitation for Liability for Maritime Claims (LLMC) was recently amended and the amendments are expected to go into effect on June 8, 2015. The amendments alter the limits of liability for a loss of life or personal injury claim and a property claim against ship owners.

The operation of our ships is also affected by the requirements set forth in Chapter IX of SOLAS, which sets forth the IMO's International Management Code for the Safe Operation of Ships and Pollution Prevention, or the ISM Code. The ISM Code requires ship owners and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a ship owner or bareboat charterer to comply with the ISM Code may subject such party to increased liability, may decrease available insurance coverage for the affected ships and may result in a denial of access to, or detention in, certain ports. Currently, each of the ships in our fleet is ISM code-certified. However, there can be no assurance that such certification will be maintained indefinitely.

The ISM Code requires that ship operators obtain a safety management certificate, or SMC, for each ship they operate. This certificate evidences compliance by a ship's operators with the ISM Code requirements for a safety management system, or SMS. No ship can obtain an SMC under the ISM Code unless its manager has been awarded a document of compliance, or DOC, issued in most instances by the ship's flag state.

Pollution Control and Liability Requirements

The IMO has negotiated international conventions that impose liability for pollution in international waters and the territorial waters of the signatories to such conventions. For example, the IMO has adopted the International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended by different Protocol in 1976, 1984, and 1992, and amended in 2000, or the CLC. Under the CLC and depending on whether the country in which the damage results is a party to the 1992 Protocol to the CLC, a vessel's registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain exceptions. The 1992 Protocol changed certain limits on liability, expressed using the International Monetary Fund currency unit of Special Drawing Rights. The limits on liability have since been amended so that the compensation limits on liability were raised. The right to limit liability is forfeited under the CLC where the spill is caused by the ship owner's actual fault and under the 1992 Protocol where the spill is caused by the ship owner's intentional or reckless act or omission where the ship owner knew pollution damage would probably result. The CLC requires ships covered by it to maintain insurance covering the liability of the owner in a sum equivalent to an owner's liability for a single incident. We believe that our insurance will cover the liability under the plan adopted by the IMO

The IMO adopted the International Convention on Civil Liability for Bunker Oil Pollution Damage, or the Bunker Convention, to impose strict liability on ship owners for pollution damage in jurisdictional waters of ratifying states caused by discharges of bunker fuel. The Bunker Convention requires registered owners of ships over 1,000 gross tons to maintain insurance for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime (but not exceeding the amount calculated in accordance with the Convention on Limitation of Liability for Maritime Claims of 1976, as amended). With respect to non-ratifying states, liability for spills or releases of oil carried as fuel in ship's bunkers typically is determined by the national or other domestic laws in the jurisdiction where the events or damages occur.

The IMO amended Annex I to MARPOL, including a new regulation relating to oil fuel tank protection, which applies to various ships delivered on or after August 1, 2010. It includes requirements for the protected location of the fuel tanks, performance standards for accidental oil fuel outflow, a tank capacity limit and certain other maintenance, inspection and engineering standards.

IMO regulations also require owners and operators of certain vessels to adopt Ship Oil Pollution Emergency Plans. Periodic training and drills for response personnel and for vessels and their crews are required.

The IMO adopted the International Convention for the Control and Management of Ships' Ballast Water and Sediments, or the BWM Convention, in February 2004. The BWM Convention's implementing regulations call for a phased introduction of mandatory ballast water exchange requirements, to be replaced in time with mandatory concentration limits. The BWM Convention will not enter into force until 12 months after it has been adopted by 30 states, the combined merchant fleets of which represent not less than 35% of the gross tonnage of the world's merchant shipping tonnage. To date, there has not been sufficient adoption of this standard for it to take force. However, Panama may adopt this standard in the relatively near future, which would be sufficient for it to take force. Upon entry into force of the BWM Convention, mid-ocean ballast exchange would be mandatory for our vessels. In addition, our vessels would be required to be equipped with a ballast water treatment system that meets mandatory concentration limits not later than the first intermediate or renewal survey, whichever occurs first, after the anniversary date of delivery of the vessel in 2014, for vessels with ballast water capacity of 1500-5000 cubic meters, or after such date in 2016, for vessels with ballast water capacity of greater than 5000 cubic meters. If mid-ocean ballast exchange or ballast water treatment requirements become mandatory, the cost of compliance could increase for ocean carriers. Although we do not believe that the costs of compliance with a mandatory mid-ocean ballast exchange would be material, it is difficult to predict the overall impact of such a requirement on our operations.

The MEPC adopted revised guidelines on implementation of effluent standards and performance tests for sewage treatment plants installed on vessels after January 1, 2010, and is planning to further revise them at an upcoming session. The maximum discharge rate of untreated sewage beyond the 12-mile limit from land has also been revised.

The U.S. Oil Pollution Act of 1990 and Comprehensive Environmental Response, Compensation and Liability Act

OPA established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all "owners and operators" whose vessels trade with the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States' territorial sea and its 200 nautical mile exclusive economic zone around the United States. The United States has also enacted the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, which applies to the discharge of hazardous substances other than oil, whether on land or at sea. OPA and CERCLA both define "owner and operator" in the case of a vessel as any person owning, operating or chartering by demise, the vessel. Both OPA and CERCLA impact our operations.

Under OPA, vessel owners and operators are "responsible parties" and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels.

OPA contains statutory caps on liability and damages; such caps do not apply to direct cleanup costs. OPA limits the liability of responsible parties with respect to single-hull tankers over 3,000 gross tons to the greater of $3,200 per gross ton or $23,496 million; but for all other tankers over 3,000 gross tons, liability is limited to the greater of $2,000 per gross ton or $17.088 million. For non-tank vessels (e.g. drybulk), liability is limited to the greater of $1,000 per gross ton or $854,400 (subject to periodic adjustment for inflation). These limits of liability do not apply if an incident was proximately caused by the violation of an applicable U.S. federal safety, construction or operating regulation by a responsible party (or its agent, employee or a person acting pursuant to a contractual relationship), or a responsible party's gross negligence or willful misconduct. The limitation on liability similarly does not apply if the responsible party fails or refuses to (i) report the incident where the responsible party knows or has reason to know of the incident; (ii) reasonably cooperate and assist as requested in connection with oil removal activities; or (iii) without sufficient cause, comply with an order issued under the Federal Water Pollution Act (Section 311 (c), (e)) or the Intervention on the High Seas Act.

CERCLA contains a similar liability regime whereby owners and operators of vessels are liable for cleanup, removal and remedial costs, as well as damage for injury to, or destruction or loss of, natural resources, including the reasonable costs associated with assessing same, and health assessments or health effects studies. There is no liability if the discharge of a hazardous substance results solely from the act or omission of a third party, an act of God or an act of war. Liability under CERCLA is limited to the greater of $300 per gross ton or $5.0 million for vessels carrying a hazardous substance as cargo and the greater of $300 per gross ton or $500,000 for any other vessel. These limits do not apply (rendering the responsible person liable for the total cost of response and damages) if the release or threat of release of a hazardous substance resulted from willful misconduct or negligence, or the primary cause of the release was a violation of applicable safety, construction or operating standards or regulations. The limitation on liability also does not apply if the responsible person fails or refused to provide all reasonable cooperation and assistance as requested in connection with response activities where the vessel is subject to OPA.

OPA and CERCLA both require owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet the maximum amount of liability to which the particular responsible person may be subject. Vessel owners and operators may satisfy their financial responsibility obligations by providing a proof of insurance, a surety bond, qualification as a self-insurer or a guarantee.

We currently maintain, for each of our vessels, pollution liability coverage insurance in the amount of $1 billion per incident. If the damages from a catastrophic spill exceeded our insurance coverage, it could have a material adverse effect on our business and the results of operations.

Under OPA, with certain limited exceptions, all newly-built or converted vessels operating in U.S. waters must be built with double-hulls, and existing vessels that do not comply with the double-hull requirement are prohibited from trading in U.S. waters unless retrofitted with double-hulls. Notwithstanding the prohibition to trade schedule, the act currently permits existing single-hull and double-sided tankers to operate until the year 2015 if their operations within U.S. waters are limited to discharging at the Louisiana Offshore Oil Port or off-loading by lightering within authorized lightering zones more than 60 miles off-shore. Lightering is the process by which vessels at sea off-load their cargo to smaller vessels for ultimate delivery to the discharge port.

We believe we are in substantial compliance with OPA, CERCLA and all applicable state regulations in the ports where our vessels call or are likely to call.

The U.S. Clean Water Act

The U.S. Clean Water Act, or CWA, prohibits the discharge of oil, hazardous substances and ballast water in U.S. navigable waters unless authorized by a duly-issued permit or exemption, and imposes strict liability in the form of penalties for any unauthorized discharges. The CWA also imposes substantial liability for the costs of removal, remediation and damages and complements the remedies available under OPA and CERCLA. Furthermore, many U.S. states that border a navigable waterway have enacted environmental pollution laws that impose strict liability on a person for removal costs and damages resulting from a discharge of oil or a release of a hazardous substance. These laws may be more stringent than U.S. federal law.

The EPA regulates the discharge of ballast water and other substances in U.S. waters under the CWA. EPA regulations require vessels 79 feet in length or longer (other than commercial fishing and recreational vessels) to comply with a Vessel General Permit (VGP) authorizing ballast water discharges and other discharges incidental to the operation of vessels. The VGP imposes technology and water-quality based effluent limits for certain types of discharges and establishes specific inspection, monitoring, recordkeeping and reporting requirements to ensure the effluent limits are met. On March 28, 2013, the EPA issued the 2013 VGP that will become effective on December 19, 2013 when the current 2008 VGP expires. The 2013 VGP contains ballast water discharge standards for most vessels that now contain numeric limits. Later this year the EPA is also planning to finalize the VGP for small vessels- the small VGP.

U.S. Coast Guard regulations adopted under the U.S. National Invasive Species Act, or NISA, also impose mandatory ballast water management practices for all vessels equipped with ballast water tanks entering or operating in U.S. waters. In 2009, the Coast Guard proposed new ballast water management standards and practices, including limits regarding ballast water releases. As of June 21, 2012, the U.S. Coast Guard implemented revised regulations on ballast water management by establishing standards on the allowable concentration of living organisms in ballast water discharged from ships into U.S. waters. The revised ballast water standards are consistent with those adopted by the IMO in 2004. Compliance with the EPA and the U.S. Coast Guard regulations could require the installation of equipment on our vessels to treat ballast water before it is discharged or the implementation of other port facility disposal arrangements or procedures at potentially substantial cost, and/or otherwise restrict our vessels from entering U.S. waters.

As of January 1, 2007, vessels operating in coastal waters of the state of California were required to comply with the State's Marine Vessel Rules concerning emissions from auxiliary diesel engines. These rules impose emission limits on vessels operating in the 24-nautical mile coastal area from the California baseline. They additionally require certain emission requirements compliance based on the fleet size and frequency of port calls and alternatively requires use of shore power or payment of fees for non compliance. They are codified at California Code of Regulations (CCR), Title 13, 2299.1 and CCR Title 17, 93118. Currently, however, the rules are not being enforced. On February 27, 2008, the United States Court of Appeals for the Ninth Circuit, in Pacific Merchant Shipping Association v. Goldstene, 517 F.3d 1108 (No. 07-16695), held that the rules were preempted by the United States Clean Air Act and issued an injunction preventing their enforcement.

The U.S. Clean Air Act

The U.S. Clean Air Act of 1970 (including its amendments of 1977 and 1990), or the CAA, requires the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. Our vessels are subject to vapor control and recovery requirements for certain cargoes when loading, unloading, ballasting, cleaning and conducting other operations in regulated port areas. Our vessels that operate in such port areas with restricted cargoes are equipped with vapor recovery systems that satisfy these requirements. The CAA also requires states to draft State Implementation Plans, or SIPs, designed to attain national health-based air quality standards in each state. Although state-specific, SIPs may include regulations concerning emissions resulting from vessel loading and unloading operations by requiring the installation of vapor control equipment. As indicated above, our vessels operating in covered port areas are already equipped with vapor recovery systems that satisfy these existing requirements.

The state of California has more stringent regulations of air emissions from ocean-going vessels. The California Air Resources Board of the State of California, or CARB, has approved clean-fuel regulations applicable to all vessels sailing within 24 miles of the California coastline. The new CARB regulations require such vessels to use low sulfur marine fuels rather than bunker fuel. As of August 1, 2012, the State of California requires that both U.S. and foreign flagged vessels, subject to specified exceptions, use reduced sulfur content fuel of no more than 1% for marine gas oil or 0.5% for diesel oil when operating within 24 nautical miles of California's coastline. These new regulations may require significant expenditures on low-sulfur fuel and would increase our operating costs.

Our operations occasionally generate and require the transportation, treatment and disposal of both hazardous and non-hazardous solid wastes that are subject to the requirements of the U.S. Resource Conservation and Recovery Act, or RCRA, or comparable state, local or foreign requirements. The RCRA imposes significant recordkeeping and reporting requirements on transporters of hazardous waste In addition, from time to time we arrange for the disposal of hazardous waste or hazardous substances at offsite disposal facilities. If such materials are improperly disposed of by third parties, we may still be held liable for cleanup costs under applicable laws.

European Union Regulations

In October 2009, the European Union amended a directive to impose criminal sanctions for illicit ship-source discharges of polluting substances, including minor discharges, if committed with intent, recklessly or with serious negligence and the discharges individually or in the aggregate result in deterioration of the quality of water. Aiding and abetting the discharge of a polluting substance may also lead to criminal penalties. Member States were required to enact laws or regulations to comply with the directive by the end of 2010. Criminal liability for pollution may result in substantial penalties or fines and increased civil liability claims. The directive applies to all types of vessels, irrespective of their flag, but certain exceptions apply to warships or where human safety or that of the ship is in danger.

China

As China becomes more aware of the impact of pollution and with increased sea going traffic in its coastal waters, they are beginning to impose new regulations for vessels entering Chinese coastal waters. As of January 1, 2012, China Marine Safety Agency, or MSA, requires certain vessels entering Chinese coastal waters to have a contract in place with a qualified ship pollution response company in the region. These vessels are required to notify the contracted Pollution Response company of the vessel's movements as per China MSA rules.

Greenhouse Gas Regulation

Currently, the emissions of greenhouse gases from international shipping are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which entered into force in 2005 and pursuant to which adopting countries have been required to implement national programs to reduce greenhouse gas emissions. On January 1, 2013, two new sets of mandatory requirements to address greenhouse gas emissions from ships which were adopted by MEPC in July 2011, entered into force. Currently operating ships are required to develop Ship Energy Efficiency Management Plans (SEEMPs), and minimum energy efficiency levels per capacity mile will apply to new ships. These requirements could cause us to incur additional compliance costs. The IMO is also planning to implement market-based mechanisms to reduce greenhouse gas emissions from ships at an upcoming MEPC session. In April 2013, the European Union Parliament rejected proposed changes to the European Union Emissions law regarding carbon trading. The European Union is still considering expanding the existing European Union emissions trading scheme to include emissions of greenhouse gases from marine vessels, including drilling units, and in January 2012 the European Commission launched a public consultation on possible measures to reduce greenhouse gas emissions from ships. In the United States, the EPA has issued a finding that greenhouse gases endanger the public health and safety and has adopted regulations to limit greenhouse gas emissions from certain mobile sources and large stationary sources. Although the mobile source emissions regulations do not apply to greenhouse gas emissions from vessels, such regulation of vessels is foreseeable, and the EPA has in recent years received petitions from the California Attorney General and various environmental groups seeking such regulation. Any passage of climate control legislation or other regulatory initiatives by the IMO, European Union, the U.S. or other countries where we operate, or any treaty adopted at the international level to succeed the Kyoto Protocol, that restrict emissions of greenhouse gases could require us to make significant financial expenditures which we cannot predict with certainty at this time.

International Labor Organization

The International Labor Organization (ILO) is a specialized agency of the UN with headquarters in Geneva, Switzerland. The ILO has adopted the Maritime Labor Convention 2006 (MLC 2006). A Maritime Labor Certificate and a Declaration of Maritime Labor Compliance will be required to ensure compliance with the MLC 2006 for all ships above 500 gross tons in international trade. The MLC 2006 will enter into force one year after 30 countries with a minimum of 33% of the world's tonnage have ratified it. On August 20, 2012, the required number of countries was met and MLC 2006 is expected to come into force on August 20, 2013. MLC 2006 will require us to develop new procedures to ensure full compliance with its requirements.

Vessel Security Regulations

Since the terrorist attacks of September 11, 2001 in the United States, there have been a variety of initiatives intended to enhance vessel security such as the Maritime Transportation Security Act of 2002, or MTSA. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. The regulations also impose requirements on certain ports and facilities, some of which are regulated by the U.S. Environmental Protection Agency (EPA).

Similarly, in December 2002, amendments to SOLAS created a new chapter of the convention dealing specifically with maritime security. The new Chapter V became effective in July 2004 and imposes various detailed security obligations on vessels and port authorities, and mandates compliance with the International Ship and Port Facilities Security Code, or the ISPS Code. The ISPS Code is designed to enhance the security of ports and ships against terrorism. To trade internationally, a vessel must attain an International Ship Security Certificate, or ISSC, from a recognized security organization approved by the vessel's flag state. Among the various requirements are:

●
on-board installation of automatic identification systems to provide a means for the automatic transmission of safety-related information from among similarly equipped ships and shore stations, including information on a ship's identity, position, course, speed and navigational status;

●	on-board installation of ship security alert systems, which do not sound on the vessel but only alert the authorities on shore;

●	the development of vessel security plans;

●	ship identification number to be permanently marked on a vessel's hull;

●
a continuous synopsis record kept onboard showing a vessel's history including the name of the ship, the state whose flag the ship is entitled to fly, the date on which the ship was registered with that state, the ship's identification number, the port at which the ship is registered and the name of the registered owner(s) and their registered address; and

●	compliance with flag state security certification requirements.

Ships operating without a valid certificate may be detained at port until it obtains an ISSC, or it may be expelled from port, or refused entry at port.

Furthermore, additional security measures could be required in the future which could have a significant financial impact on us. The U.S. Coast Guard regulations, intended to be aligned with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures, provided such vessels have on board a valid ISSC that attests to the vessel's compliance with SOLAS security requirements and the ISPS Code.

Safety of Navigation

Amendments to SOLAS Chapter V Regulation 19 that were adopted by the IMO on June 5, 2009, in Resolution MSC.282(86).

This requires a Bridge Navigation Watch keepers Alarm System (BNWAS) to be fitted on all types of ships in a phased manner depending on the type, build date and size of the ship. Passenger vessels were the first to be fitted with BNWAS. All other vessels of 3000 GRT and above, before July 1, 2012, 500 GRT and above before July 1, 2013, and 150 GRT and above before July 1, 2014.

Inspection by Classification Societies

Every ocean-going vessel must be "classed" by a classification society. The classification society certifies that the vessel is "in class," signifying that the vessel has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the vessel's country of registry and the international conventions of which that country is a member. In addition, where surveys are required by international conventions and corresponding laws and ordinances of a flag state, the classification society will undertake them on application or by official order, acting on behalf of the authorities concerned.

The classification society also undertakes on request other surveys and checks that are required by regulations and requirements of the flag state. These surveys are subject to agreements made in each individual case and / or to the regulations of the country concerned.

For maintenance of the class certification, regular and extraordinary surveys of hull, machinery, including the electrical plant and any special equipment classed are required to be performed as follows:

Annual Surveys. For seagoing ships, annual surveys are conducted for the hull and the machinery, including the electrical plant and where applicable for special equipment classed, within three months before or after each anniversary date of the date of commencement of the class period indicated in the certificate.

Intermediate Surveys. Extended annual surveys are referred to as intermediate surveys and typically are conducted two and one-half years after commissioning and each class renewal. Intermediate surveys are to be carried out at or between the second or third annual survey.

Special Surveys. Special surveys, also known as class renewal surveys, are carried out for the ship's hull, machinery, including the electrical plant, and for any special equipment classed, at the intervals indicated by the character of classification for the hull. At the special survey the vessel is thoroughly examined, including audio-gauging to determine the thickness of the steel structures. Should the thickness be found to be less than class requirements, the classification society would prescribe steel renewals. The classification society may grant a one year grace period for completion of the special survey. Substantial amounts of money may have to be spent for steel renewals to pass a special survey if the vessel experiences excessive wear and tear. In lieu of the special survey, every four or five years, depending on whether a grace period was granted or not, a ship owner has the option of arranging with the classification society for the vessel's hull or machinery to be on a continuous survey cycle, in which every part of the vessel would be surveyed within a five year cycle. At an owner's application, the surveys required for class renewal may be split according to an agreed schedule to extend over the entire period of class. This process is referred to as continuous class renewal.

We have made arrangements with the classification societies for most of our vessels to be on a continuous survey cycle for machinery. Hull surveys remain under the above mentioned survey regime which is uniform for all International Association of Classification Societies (IACS) members.

Currently our ocean-going and offshore vessels are scheduled for intermediate surveys and special surveys as follows:

Intermediate survey		Special survey
Year	No. of vessels	Year	No. of vessels
2013	4	2013	1
2014	5	2014	1
2015	2	2015	4
2016	2	2016	5
2017	1	2017	3

Note: Maximum range period date has been considered.

All areas subject to survey as defined by the classification society are required to be surveyed at least once per class period, unless shorter intervals between surveys are prescribed elsewhere. The period between two subsequent surveys of each area must not exceed five years.

Most vessels are also drydocked every 30 to 36 months for inspection of the underwater parts and for repairs related to inspections. If any defects are found, the classification surveyor will issue a "recommendation" which must be rectified by the ship owner within prescribed time limits.

Most insurance underwriters make it a condition for insurance coverage that a vessel be certified as "in class" by a classification society which is a member of the International Association of Classification Societies, or IACS. All our ocean-going vessels are certified as being "in class".

Risk of Loss and Liability Insurance

General

The operation of any cargo vessel includes risks such as mechanical failure, collision, property loss, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. In addition, there is always an inherent possibility of marine disaster, including oil spills and other environmental mishaps and the liabilities arising from owning and operating vessels in international trade.

We believe that we maintain insurance coverage against various casualty and liability risks associated with our business that we consider to be adequate based on industry standards and the value of our fleet, including hull and machinery and war risk insurance, loss of hire insurance at certain times for certain vessels, protection and indemnity insurance against liabilities to employees and third parties for injury, damage or pollution, strike covers for certain vessels and other customary insurance. While we believe that our present insurance coverage is adequate, we cannot guarantee that all risks will be insured, that any specific claim will be paid, or that we will always be able to obtain adequate insurance coverage at commercially reasonable rates or at all.

Hull and Machinery and War Risk Insurance

We maintain marine hull and machinery and war risk insurance, which includes the risk of actual or constructive total loss, for our wholly-owned and bareboat chartered vessels. At times, we also obtain for part of our fleet increased value coverage and additional freight insurance during periods of improved market rates, where applicable. This increased value coverage and additional freight coverage entitles us, in the event of total loss of a vessel, to some recovery for amounts not otherwise recoverable under the hull and machinery policy. When we obtain these additional insurances, our vessels will each be covered for at least their fair market value, subject to applicable deductibles (and some may include limitations on partial loss). We cannot assure you, however, that we will obtain this additional coverage on the same or commercially reasonable terms, or at all, in the future.

Loss of Hire

We maintain loss of hire insurance at certain times for certain vessels. Loss of hire insurance covers lost earnings resulting from unforeseen incidents or breakdowns that are covered by the vessel's hull and machinery insurance and result in loss of time to the vessel. Although loss of hire insurance will cover up to ninety days of lost earnings, we must bear the applicable deductibles, which generally range between the first 14 to 21 days of lost earnings. We intend to renew these insurance policies or replace them with other similar coverage if rates comparable to those on our present policies remain available. There can be no assurance that we will be able to renew these policies at comparable rates or at all. Future rates will depend upon, among other things, our claims history and prevailing insurance market rates.

Strike Insurance

Some of our vessels are covered for loss of time due to strikes (on board and in some cases on shore and on board). There can be no assurance that we will be able to renew these policies at comparable rates or at all.

Protection and Indemnity Insurance

Protection and indemnity insurance covers our legal liability for our shipping activities. This includes the legal liability and other related expenses of injury or death of crew, passengers and other third parties, loss or damage to cargo, fines and other penalties imposed by customs or other authorities, claims arising from collisions with other vessels, damage to other third-party property, pollution arising from oil or other substances and salvage, towing and other related costs, wreck removal and other risks. Coverage is limited for vessels to approximately $6.9 billion with the exception of oil pollution liability, which is limited to $1.0 billion per vessel per incident.

This protection and indemnity insurance coverage is provided by protection and indemnity associations, or P&I Clubs, which are non-profit mutual assurance associations made up of members who must be either ship owners or ship managers. The members are both the insured parties and the providers of capital. The P&I Clubs in which our vessels are entered are currently members of the International Group of P&I Associations, or the International Group and are reinsured themselves and through the International Group in Lloyds of London and other first class reinsurance markets. We may be subject to supplementary calls based on each Club's yearly results. Similarly, the same P&I Clubs provide freight demurrage and defense insurance which, subject to applicable deductibles, covers all legal expenses in case of disputes, arbitrations and other proceedings related to our ocean-going vessels.

Legal Proceedings

UABL – Ciudad del Este Customs Authority

On September 21, 2005, the local Customs Authority of Ciudad del Este, Paraguay issued a finding that certain UABL entities owe taxes to that authority in the amount of $2.2 million, together with a fine for non-payment of the taxes in the same amount, in respect of certain operations of our River Business for the prior three-year period. This matter was referred to the Central Customs Authority of Paraguay, or the Paraguay Customs Authority. We believed that this finding was erroneous and UABL formally replied to the Paraguay Customs Authority contesting all of the allegations upon which the finding was based. After review of the entire operations for the claimed period, the Paraguayan Central Tax Authorities, asserting their jurisdiction over the matter, confirmed that the UABL entities did pay their taxes on the claimed period, but held a dissenting view on a third issue (the tax base used by the UABL entities to calculate the applicable withholding tax). The primary case was appealed by the UABL entities before the Tax and Administrative Court, and when summoned, the Paraguayan Tax Authorities filed an admission, upon which the Court on November 24, 2006, confirmed that the UABL entities were not liable for the first two issues. Nevertheless, the third issue continued, and through a resolution which was provided to UABL on October 13, 2006, the Paraguayan Undersecretary for Taxation confirmed that, in his opinion, UABL was liable for a total of approximately $0.5 million and applied a fine of 100% of that amount. UABL entered a plea with the respective court contending the interpretation on the third issue where it claimed to be equally not liable. On October 19, 2007, we presented a report by an expert highly favorable to our position. On March 26, 2009, the Tax and Administrative Court decided that UABL was not liable for the third issue under discussion (the tax base used by UABL's entities to calculate the applicable withholding tax). On April 2, 2009, the Paraguayan Tax Authorities appealed the Tax and Administrative Court´s decision to the Supreme Court. On September 22, 2010, the Paraguayan Supreme Court revoked the March 26, 2009, ruling of the Tax and Administrative Court and confirmed the decision of the Paraguayan undersecretary for taxation which condemned UABL Paraguay S.A. to pay approximately $0.6 million non-withheld taxes, $0.7 million in fines and $1.3 million in accrued due interests. We appealed the decision of the Supreme Court, seeking to clarify its ruling based on the Bona Fide basis of the UABL arguments recognized by the Court expressly in its ruling and on this appeal sought to eliminate fines and interests. Finally, in a signed agreement with the Tax Authorities on October 14, 2010, UABL paid the total amount of $1.3 million in full and final settlement of the claim and agreed to drop its appeal to the Supreme Court.

In parallel with this ruling the Office of the Treasury Attorney initiated an action in respect of the other two issues concerned in this litigation (which had been terminated on November 24, 2006, with the admission of the Central Tax Authorities that no taxes were due for these two issues and the consequent dropping of the action by the plaintiffs) to review certain formal aspects of the case on the grounds that the Paraguay Customs Department did not represent the interests of Paraguay. UABL submitted a defense in relation to the action commenced by the Office of the Treasury Attorney. Subsequently, the Office of the Treasury Attorney filed a response with regard to our defense. The evidentiary stage of the proceedings has concluded and a decision of the Court is pending.

Aside from the mentioned procedures, the Customs Authorities of Paraguay have reopened the proceedings against UABL S.A., UABL Paraguay S.A. and Yataity S.A. in connection with the possible reopening of the case pending a decision of the reopening of the case in court. Counsel notified the Customs to hold the proceedings until such decision of the court is received and also contest any new investigation into the matter on the grounds that the action is time barred. In one of those reopened proceedings the Customs Authorities of Paraguay made a wrong determination of the taxes owed and fines and upon UABL's request through the submission of a remedy such customs authorities issued a resolution on August 8, 2012 with a revised adjustment, where they found UABL S.A., UABL Paraguay S.A. and Yataity S.A. liable to pay approximately $0.4 million subject to a fine of 100% of that amount. Having ended the administrative proceedings, on August 10, 2012 UABL commenced judicial proceedings to obtain a court judgment to rule off the erroneous decision of the Customs Authorities based on concrete evidence that the sum of $0.4 million was duly paid and that no fine should then be imposed. We have been advised by UABL's counsel in the case that there is only a remote possibility that the Paraguayan Courts would find UABL liable for any of these taxes or fines still in dispute or that the final outcome of these proceedings could have a material adverse effect on the Company.

UABL International S.A. – Bolivian Tax Authority

On November 3, 2006, and April 25, 2007, the Bolivian Tax Authority (Departamento de Inteligencia Fiscal de la Gerencia Nacional de Fiscalización) issued a notice in the Bolivian press advising that UABL International S.A. would owe taxes to that authority. On June 18, 2007, legal counsel in Bolivia submitted points of defense to the Bolivian tax authorities. On August 27, 2007 the Bolivian tax authorities gave notice of a resolution determining the taxes (value added tax, transaction tax and income tax) that UABL International S.A. would owe to them in the amount of approximately $5.8 million (including interest and fines). On October 10, 2007, legal counsel in Bolivia gave notice to the Bolivian tax authorities of the lawsuit commenced by UABL International S.A. to refute the resolution above mentioned. On August 1, 2008, UABL International S.A. was served with a notice informing that the Bolivian Tax Authorities had replied to the lawsuit. On August 22, 2008, a hearing and judicial inspection took place at Puerto Quijano, Bolivia. On August 30, 2008, both parties submitted their arguments to the judge, completing this part of the case. On August 12, 2009, UABL International S.A. was served with the judgment of the Bolivian court deciding in favor of the Bolivian tax authorities. On August 22, 2009, UABL International S.A. submitted an appeal to the lower court judgment to which Bolivian tax authorities have contested. The Court of appeal confirmed the judgment of the Lower Court. UABL International S.A. submitted a cassation appeal (an appeal on points of law) before the Bolivian Supreme Court, who also confirmed the judgment of the lower Court.

On the other hand, on June 26, 2008, the same Bolivian court ordered a preemptive embargo against all barges owned by UABL International S.A. that may be registered in the International Bolivian Registry of Ships, or RIBB. According to local counsel this preemptive embargo under Bolivian law has no effect over the Company's right to use its assets nor does it have any implication over the final decision of the court, the substance of the matter and in this case it is ineffective since UABL International S.A. does not have any assets owned by it registered in the RIBB. Moreover, UABL International S.A. challenged the judge's decision to place the embargo but local attorneys have recently advised that the higher Court has reconfirmed the embargo although it has not been notified yet. The shares of UABL International S.A. ceased to belong to our Company and we have been advised by local counsel that there is only a remote possibility that we would finally be found liable for any of these taxes or fines and / or that these proceedings will have financial material adverse impact on the consolidated financial position or results of operations of the Company.

UABL Paraguay S.A. – Paraguayan Customs Asuncion

On April 7, 2009, the Paraguayan Customs in Asuncion commenced administrative proceedings against UABL Paraguay S.A. alleging infringement of Customs regulations due to lack of submission of import clearance documents in Paraguay for bunkers purchased between January 9, 2007, and December 23, 2008, from YPF S.A. in Argentina. Since those bunkers were purchased for consumption onboard pushboats, UABL Paraguay S.A. submitted a defense on April 23, 2009, requesting the closing of those proceedings based on the non-infringement of Customs regulations; however the proceedings were not closed. On August 21, 2009, as part of the evidence to be rendered in the Customs proceedings UABL Paraguay S.A. submitted a technical report of the Paraguayan Coast Guard stating that all parcels of bunkers purchased by UABL Paraguay S.A. from YPF S.A. were consumed onboard the push boats. We were advised that the Paraguayan Customs in Ciudad del Este also commenced administrative proceedings against UABL Paraguay S.A. for the same reasons as the Customs in Asuncion, however those proceedings have been suspended. Customs Authorities appraised the bunkers and determined the corresponding import tax and fine in the amount of $2.0 million. On March 22, 2010, the Customs in Asuncion issued their ruling on the matter imposing a fine of Gs. 54,723,820 (approximately $11,700), and UABL Paraguay S.A. was going to pay the fine with the aim to end these proceedings but the Director of Customs in Asunción decided to render null that ruling and ordered evidence to be filed in respect of years 2003 to 2006 before issuing the final ruling. In parallel with this ruling the denouncing parties in Ciudad del Este submitted remedies against the decision of Customs in Asuncion arguing that such ruling was taken without bringing both dossiers together.

In a similar manner, on September 20, 2010, the Paraguayan Customs in Asuncion received a complaint against UABL Paraguay S.A. alleging infringement of Customs regulations due to lack of submission of import clearance documents in Paraguay for bunkers purchased during 2009 and 2010, from YPF S.A. in Argentina. UABL Paraguay S.A. submitted its defense together with all documents related to the bunker purchases. Our local counsel is of the opinion that remedies will be rejected and therefore that there is only a remote possibility that UABL Paraguay S.A. will finally be found liable for any such taxes or fines and / or that these proceedings will have financial material adverse impact on the consolidated financial position or result of operations of the Company.

Oceanpar S.A. and UABL Paraguay S.A. – Customs investigation in connection with re-importation of barges subject to conversion

Oceanpar S.A. was notified of this investigation on June 17, 2011. The matter under investigation is whether UABL Paraguay S.A. paid all import taxes and duties corresponding to the re-importation of barges submitted to conversion in foreign yards. On June 24, 2011, Oceanpar S.A. and UABL Paraguay S.A. submitted the evidence of all payments effected in 2008 corresponding to the re-importation of these barges.  The evidentiary stage of the proceedings was concluded and the Customs issued its ruling on the matter imposing a fine of  Gs. 2.791.514.822 (approximately $0.6 million).  Oceanpar S.A. and UABL Paraguay S.A. made an administrative submission asking for a reconsideration of the decision, which was rejected on June 18, 2013.  On July 18, 2013, Oceanpar S.A. and UABL Paraguay S.A. commenced judicial proceedings in order to appeal the said decisions.  Our local counsel has advised that there is only a remote chance that these proceedings will have a material adverse impact on the consolidated financial position or result of operations of the Company.

UABL Paraguay S.A. – Paraguayan Tax Authority

On December 15, 2011, as a result of a previous investigation, the Paraguayan Tax Authorities gave notice that UABL Paraguay S.A. would have improperly used some fiscal credit and suggested some rectifications to be made. The aforementioned tax authorities also informed that UABL Paraguay S.A. may owe taxes due to differences in the rate applied to certain fiscal remittance incomes related to the operation of some barges under leasing. We believe that this finding is erroneous and UABL Paraguay S.A. commenced administrative proceedings on December 23, 2011, in order to refute the said findings and formally replied to all of the allegations upon which the finding was made. A decision of the administrative authorities is now pending. The potential amount in dispute has not been calculated yet but it should not exceed approximately $3.0 million. The proceedings are purely administrative at this point and if the tax authority should decide to insist with their opinion the Company intends to contest the same in a judicial court. Our local counsel has advised that there is only a remote chance that these proceedings, when ultimately resolved by a judicial court, will have a material adverse impact on the consolidated financial postion or result of operations of the Company.

Obras Terminales y Servicios S.A. – Judicial Administration

On August 16, 2009, Mrs. Maria L. Rodriguez-Mendieta (hereinafter the "Plaintiff") commenced legal proceedings in Ciudad del Este, Paraguay against Obras Terminales y Servicios S.A. (hereinafter "OTS"), UABL Terminals (Paraguay) S.A., our subsidiary in the River Business, certain directors and representatives in our River Business, and some of Mr. Abadie's successors and assigns. The Plaintiff alleges to be the holder of 50% of the capital stock of OTS that belongs to the Abadie family. OTS is the Company's 50% subsidiary that owns Tres Fronteras terminal. On August 21, 2009, the competent court granted an injunction to intervene OTS by appointing a Judicial Manager who replaced OTS' board of directors, while the appeal of this injunction is still pending such a court decision continues in effect. The Plaintiff is arguing that an extraordinary shareholders meeting of OTS held in 2005 resolved to increase the capital stock and consequently the whole of OTS' shares certificates were substituted prejudicing her rights since her shares certificates were neither cancelled nor substituted by new certificates. The Plaintiff is requesting the Paraguayan court: a) to recognize her capacity of shareholder of OTS in substitution of the Abadie family; b) payment of dividends; c) nullity of some legal acts; and d) removal of OTS' managers. All defendants have submitted their defenses before the competent court, however due to several motions and preceding exceptions, the evidence stage has not been reached yet. We have been advised by local counsel that if the Plaintiff succeeds in her plead, it will only affect the Abadie family without causing any financial material adverse effect on the remaining 50% capital stock of OTS that belongs to UABL Terminals (Paraguay) S.A.

Ultrapetrol S.A. – Argentine Secretary of Industry and Argentine Customs Office

On June 24, 2009, Ultrapetrol S.A. (hereinafter "UPSA") requested to the Argentine Secretary of Industry, an authorization to re-export some unused steel plates that had been temporarily imported for industrialized conversion by means of vessels repairs. The total weight of those steel plates was 473 tons and their import value was approximately $0.37 million. The request of UPSA to the Secretary of Industry was based on the cancellations made by some related shipping companies that had formerly requested repair services for their vessels. Such repairs cancellations prevented UPSA to conduct the industrialized conversion of the above referred steel plates. On August 7, 2009, since UPSA commenced negotiations with two shipping companies for repairing some of their vessels, a time extension was requested to the Argentine Secretary of Industry, and alternatively it was also requested to grant the previously requested authorization to re-export the steel plates without industrialized conversion. On January 21, 2010, the competent authority rejected the time extension request and did not resolve the alternative authorization request. On February 25, 2010, UPSA made an administrative submission asking for a reconsideration of the decision, which was rejected on April 27, 2010. On November 4, 2011, UPSA submitted an administrative appeal before the Ministry of Industry, and its decision is still pending. In the event that steel plates cannot be exported, payable import duties and Customs' charges would amount to approximately $0.9 million, however in case of payment UPSA would have offsetting-tax credits amounting to approximately $0.3 million. We have been advised by local counsel that there is a positive prospect of obtaining the requested authorization for re-exporting the steel plates and we don't expect the resolution of these administrative proceedings to have a material adverse impact on the consolidated financial portion or result of operations of the Company.

Various other legal proceedings involving us may arise from time to time in the ordinary course of business. However, we are not presently involved in any other legal proceedings that, if adversely determined, would have a material adverse effect on us.

MANAGEMENT

Directors and Executive Officers

Set forth below are the names, ages and positions of our directors, executive officers and key employees. Our board of directors is elected annually and each director elected holds office until his successor has been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. George Wood has agreed to serve on our audit committee. Officers are elected from time to time by vote of our board of directors and hold office until a successor is elected. The business address of each of our executive officers and directors is H&J Corporate Services Ltd., Ocean Centre, Montagu Foreshore, East Bay St., P.O. Box SS-19084, Nassau, Bahamas.

Name	Age	Position
Felipe Menendez Ross	58	Chief Executive Officer, President and Director
Ricardo Menendez Ross	63	Executive Vice President and Director
Cecilia Yad	46	Chief Financial Officer
Horacio Reyser	43	Chairman
Gonzalo Alende Serra	42	Director
George Wood	67	Independent Director
Eduardo Ojea Quintana	57	Director
Fernando Barros Tocornal	55	Director
Alberto G. Deyros	57	Chief Accountant

Biographical information with respect to each of our directors, executives and key personnel is set forth below.

Felipe Menendez Ross. Mr. Menendez has been President, Chief Executive Officer and a Director of the Company since incorporation in December 1997 and is the brother of Ricardo Menendez. Mr. Menendez commenced his career in shipping in 1974. He is President and has been a Director of Ultrapetrol S.A. since its incorporation in 1992, as well as the President and CEO of UABL. Mr. Menendez is also a Director of SIPSA S.A., or SIPSA, a Chilean publicly traded company controlled by the Menendez family. Mr. Menendez has been, and continues to be, actively involved in other businesses associated with the Menendez family, as well as other companies affiliated with SIPSA.

Ricardo Menendez Ross. Mr. Menendez is the Executive Vice President of the Company and CEO of UP Offshore, and has been a Director of the Company since incorporation in December 1997 and is the brother of Felipe Menendez. Mr. Menendez began his career in the shipping industry in 1970 with Compania Chilena de Navegación Interoceania S.A. and has continuously been involved in the management of the Menendez family's shipping interests. He has been the Executive Vice President and a Director of the Company since it was formed in 1992. Mr. Menendez is also a Director of SIPSA and remains involved in the management of other Menendez family businesses. Mr. Menendez has been a member of the board of The Standard Steamship Owners' Protection & Indemnity Association Club Limited (Bermuda) since 1993 and is currently its Chairman and the Chairman and President of the Standard Club Europe Ltd. (a member of the International Group of Protection and Indemnity Association).

Cecilia Yad. Ms. Yad joined us as Chief Financial Officer in May 2013. She is a Certified Public Accountant with over 25 years of finance experience working with diverse multinational companies. Most recently, she was the CFO for Iberia-Latin America of ISS, a Denmark-based services company. Prior to ISS, she held planning, accounting and finance executive positions with Clorox, a U.S. consumer goods company where she worked for 10 years. She also worked for Energizer, Deloitte, and the Royal Bank of Canada, where she gained substantial experience in cost accounting, auditing and credit analysis.

Horacio Reyser. Mr. Reyser is a partner with Southern Cross and has been with the firm since 1998 and was appointed Director of the Company in December 2012 and Chairman in 2013. Prior to joining Southern Cross, Mr. Reyser worked for INFUPA, a regional M&A advisory firm. Mr. Reyser also worked for the Techint Group, initially in strategic planning at Tenaris-Siderca and later at Siderar-Ternium, where he focused on a wide variety of operational projects and strategic acquisitions. Mr. Reyser holds a degree in Industrial Engineering from Instituto Tecnológico de Buenos Aires (ITBA) and completed an Advanced Management Program at Harvard Business School.

Gonzalo Alende Serra. Mr. Alende Serra joined Southern Cross in 2007 after a 16-year career working in finance at several world-class companies with a regional focus. He was appointed Director of the Company in December 2012. Prior to joining Southern Cross, Mr. Alende served as Compliance Manager and Global Risk Manager for Tenaris from 2003 to 2006 and Vice President, Investor Relations for Impsat in 2002. Prior to that, he worked as a management consultant with Arthur D. Little and McKinsey and as an auditor with PricewaterhouseCoopers, then Price Waterhouse. Mr. Alende received his Accounting degree from the Universidad de Belgrano in Buenos Aires, and his MBA from the University of London (Imperial College). He is a CFA Charterholder.

George Wood. Mr. Wood has been a Director since October 2006. He has recently retired as managing director of Chancery Export Finance LLC (Chancery), a firm licensed by the Export Import Bank of the United States of America (ExIm Bank). Chancery provides ExIm Bank guaranteed financing for purchase of U.S. manufactured capital goods by overseas buyers. Prior to his designation as Managing Director of Chancery, Mr. Wood worked as Managing Director of Baltimore based Bengur Bryan & Co. (Bengur Bryan) providing investment-banking services to transportation related companies in the global maritime, U.S. trucking, motor coach and rail industries. Before his employment with Bengur Bryan in 2000, Mr. Wood was employed for 27 years in various managerial positions at the First National Bank of Maryland which included managing the International Banking Group as well as the bank's specialized lending divisions in leasing, rail, maritime and motor coach industries, encompassing a risk asset portfolio of $1.2 billion. Mr. Wood is a member of the board of Baltic Trading Inc. as well as part of the Audit Committee and Nominating and Governance Committee. Baltic Trading Inc. is a shipping company focused on the dry bulk industry spot market and is currently trading on the NYSE. Mr. Wood holds a B.S. in Economics and Finance from University of Pennsylvania and an MBA from University of North Carolina and became a CPA in 1980. Mr. Wood presently serves as member of the board of Wawa Inc., as well as part of the Finance Committee, Strategic Fuels Committee and Compensation Committee. Wawa Inc. is a $10.0 billion revenue privately held convenience store chain operating in the Mid-Atlantic area and in Florida. Mr. Wood recently served in the boards of LASCO Shipping Co. and Infinity Rail LLC.

Fernando Barros Tocornal. Mr. Barros is an Attorney and founding partner of the Chilean law firm of Barros & Errazuriz. He has been a Director since October 2010. Mr. Barros has vast experience in commercial, corporate and tax law, with an extensive practice in connection with the creation and development of financial, industrial and service companies. Mr. Barros is a member of the National Board of Arbitrators, appointed by the President of Chile and is also a member of the Arbitration and Mediation Center of the Chamber of Commerce of Santiago and of the National Center of Arbitration, as well as acting as a private arbitrator. As part of his academic activities, Mr. Barros was a professor of Commercial and Economic Law and is actively involved in the development of corporate governance best practices in Chile. He served for more than 10 years as a member of the Board of Universidad Finis Terrae, where he was elected Dean of the School of Law for the term 2000-2003. He is also a member of the Consulting Committee of the Pro Bono Foundation of Chile and was part of the board of the Chilean non-profit association for the entrepreneur development and corporate governance, ICARE. Mr. Barros is also a Director of Chilean listed companies including the real estate developer and construction company, Socovesa; the chemical producer and trader, Sintex-Oxiquim; the supermarket chain SMU, and Ultrapetrol's former parent company, SIPSA S.A.

Eduardo Ojea Quintana. Mr. Ojea Quintana is currently the President of the Board of Directors of Transportadora de Gas del Norte S.A. and a member of the board of directors of several other energy companies in South America. He was elected Director of the Company in December 2012. He has served as a member of the Argentine Chamber of Oil Companies, part of the Argentine Institute of Oil and Gas, the Argentine Council for the Sustainable Development Companies and the Academy Center for the Energy Regulatory Activity. He also represented Argentina on the Executive Committee for the International Gas Union. Mr. Ojea Quintana holds a degree in Law from the University Museo Social Argentino.

Alberto G. Deyros. Mr. Deyros is the Chief Accountant of the Company and was appointed in April 2006. Mr. Deyros has been employed by the Company and its subsidiaries for more than ten years. Prior to that, he specialized in ship administration management over a period of more than 20 years. Mr. Deyros is a Certified Public Accountant and a graduate of Universidad de Buenos Aires.

Compensation of Directors and Senior Management

The aggregate annual net cost to us for the compensation paid to members of the board of directors and our executive officers was $3.9 million for the fiscal year ended December 31, 2012. Neither the Company nor any of its subsidiaries provides retirement benefits. Please see "Certain Related Party Transactions—Employment Agreements" below.

In September 2006, in connection with our IPO, we granted stock options for 348,750 shares of common stock with an exercise price of $11 per share to certain members of our board of directors. These options expire ten years after their issuance date. To date, none of these options had been exercised by their holders.

On October 29, 2012, certain members of management entered into new Consultancy Agreements pursuant to which they were granted stock options for 109,792 shares of common stock with an exercise price of $1.43 per share. These options expire ten years after their issuance date. To date, none of these options have been exercised by their holders.

We have no funds set aside or accrued to provide pension, retirement or similar benefits for our directors or officers.

Management Agreements

For the day-to-day management of our operations, we and/or our subsidiaries have entered into administrative and management agreements to provide specific services for our operations. We refer you to "Certain Related Party Transactions."

Board Practices

As provided in our organizational documents and the International Business Companies Act, 1986, each of our elected directors holds office until a successor is elected or until his earlier death, resignation or removal. Officers are elected from time to time by vote of the board of directors and hold office until a successor is elected. Our Board of Directors has not appointed an audit or a compensation committee. Our full board performs the functions of the audit and the compensation committee.

OWNERSHIP

The following table sets forth information regarding the owners of more than five percent of our common stock as of March 31, 2013. The address of Inversiones Los Avellanos S.A., and Hazels (Bahamas) Investments Inc. is Ocean Centre, Montagu Foreshore, East Bay St., P.O. Box SS-19084, Nassau, Bahamas. The address of Sparrow Capital Investments Ltd. and Sparrow CI Sub Ltd. is Sassoon House, Shirley St. & Victoria Ave., P.O. Box SS-5383, Nassau, New Providence, The Bahamas.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned	Voting Percentage
Sparrow Capital Investments Ltd.(1)	117,864,085	83.9%	87.9%
Sparrow CI Sub Ltd.(2)	117,864,085	83.9%	87.9%
Inversiones Los Avellanos S.A.(3)	117,864,085	83.9%	87.9%
Hazels (Bahamas) Investments Inc.(4)	117,864,085	83.9%	87.9%
All directors and executive officers as a group(5) (6)	119,400,709	84.8%	88.6%
______________
(1)
Sparrow Capital Investments Ltd. ("Sparrow") may be deemed the beneficial owner of 117,864,085 shares of Common Stock. This consists of 93,940,000 shares of Common Stock held for its own account and 16,060,000 shares of Common Stock held for the account of Sparrow CI Sub Ltd. ("Sparrow 2"). It also includes, due to the terms of a Shareholders' Agreement by and between Sparrow, Inversiones Los Avellanos S.A. ("Los Avellanos"), and Hazels (Bahamas) Investments Inc. ("Hazels"), dated November 13, 2012 (the "Sparrow Shareholders' Agreement"), an additional 7,864,085 shares of Common Stock, consisting of 4,735,517 shares held for the account of Los Avellanos and 3,128,568 shares of Common Stock held for the account of Hazels.

(2)
Sparrow 2 may be deemed the beneficial owner of 117,864,085 shares of Common Stock. This consists of 16,060,000 shares of Common Stock held for its own account and 93,940,000 shares of Common Stock held for the account of Sparrow. It also includes, due to the terms of the Sparrow Shareholders' Agreement, an additional 7,864,085 shares of Common Stock, consisting of 4,735,517 shares held for the account of Los Avellanos and 3,128,568 shares of Common Stock held for the account of Hazels.

(3)
Los Avellanos may be deemed the beneficial owner of 117,864,085 shares of Common Stock. This consists of 4,735,517 shares of Common Stock held for its own account and 3,128,568 shares of Common Stock held for the account of Hazels. It also includes, due to the terms of the Sparrow Shareholders' Agreement, an additional 110,000,000 shares of Common Stock, consisting of 93,940,000 shares held for the account of Sparrow and 16,060,000 held for the account of Sparrow 2.

(4)
Hazels may be deemed the beneficial owner of 117,864,085 shares of Common Stock. This consists of 3,128,568 shares of Common Stock held for its own account and 4,735,517 shares of Common Stock held for the account of Los Avellanos. It also includes, due to the terms of the Sparrow Shareholders' Agreement, an additional 110,000,000 shares of Common Stock, consisting of 93,940,000 shares held for the account of Sparrow and 16,060,000 held for the account of Sparrow 2. Sparrow 2 has issued to Hazels a warrant, which grants Hazels the right, exercisable upon the occurrence of certain conditions, to acquire all of the economic interests in Sparrow 2.

(5)
Los Avellanos and Hazels are controlled by members of the Menendez family, including Felipe Menendez Ross, our President, Chief Executive Officer and a Director, and Ricardo Menendez Ross, our Executive Vice President and a director.

(6)
Includes 1,141,656 shares of restricted stock issued to companies controlled by our Chief Executive Officer, our Executive Vice President and our former Chief Financial Officer as well as 46,218 shares of stock issued to our non-executive directors as part of their compensation for the services rendered to us as board members. Includes 348,750 shares of Common Stock issuable within 60 days upon exercise of options granted to these companies which have vested.

On December 12, 2012, we announced the closing of an investment agreement entered into on November 13, 2012, with Sparrow, a subsidiary of Southern Cross Latin America Private Equity Fund III, L.P. and Southern Cross Latin America Private Equity Fund IV, L.P. (jointly "Southern Cross"). Pursuant to such closing, we sold 110,000,000 shares of newly issued common stock to Sparrow at a purchase price of $2.00 per share. We received proceeds of $220.0 million from the transaction. After the closing of the transaction, Southern Cross now beneficially owns approximately 78.34% of the outstanding common shares of Ultrapetrol, representing approximately 58.92% of the voting power of our outstanding shares.

CERTAIN RELATED PARTY TRANSACTIONS

There are no revenues derived from transactions with related parties for each of the years ended December 31, 2012, 2011 and 2010. As of December 31, 2012, 2011 and 2010, the balances of the accounts receivable from and payables to all related parties were approximately $3.9 million, $6.5 million and $5.4 million and $3.8 million, $1.2 million and $0.2 million, respectively.

Shipping Services Argentina S.A. (Formerly I. Shipping Services S.A.)

We and our subsidiaries also contract with related parties for various services. Pursuant to a commercial agreement and an agency agreement with us, Shipping Services Argentina S.A. (formerly I. Shipping Services S.A.) has agreed to perform the duties of commercial agent for our container feeder service and port agent for us in Argentina. Shipping Services Argentina S.A. is indirectly controlled by the Menendez family, which includes Felipe Menendez R. and Ricardo Menendez R. For these services, we pay Shipping Services Argentina S.A. commissions and fees. For each of the years ended December 31, 2012, 2011 and 2010 the amounts paid and / or accrued for such services amounted to $0.2 million, $0.5 million and $0.2 million, respectively. We believe that payments made under the above agreements reflect market rates for the services provided and are similar to what third parties pay for similar services.

Certain of our directors and senior management hold similar positions with our related parties. Felipe Menendez R., who is our President, Chief Executive Officer and a director, is also a director of Maritima SIPSA S.A. and Shipping Services Argentina S.A. Ricardo Menendez R, who is our Executive Vice President and one of our directors, is also the President of Shipping Services Argentina S.A. and is a director of Maritima SIPSA S.A. He is also the Chairman of Standard Protection and Indemnity Club where some of our vessels are entered. In light of their positions with such entities, these officers and directors may experience conflicts of interest in selecting between our interests and those of Maritima SIPSA S.A. and Shipping Services Argentina S.A.

Navalia S.A. (Formerly Navalia S.R.L)

Pursuant to a commercial and an agency agreement with us, Navalia S.A., or Navalia, has agreed to perform the duties of commercial agent for our container feeder service and port agent for us in Ushuaia, Argentina. Navalia is directly controlled by the Menendez family, which includes Felipe Menendez R. and Ricardo Menendez R. For these services, we pay Navalia commissions and fees. For the year ended December 31, 2012, the amounts paid and / or accrued for such services amounted to $1.5 million. We believe that payments made under the above agreements reflect market rates for the services provided and are similar to what third parties pay for similar services.

Commercial Commissions paid to Firmapar Corp. (Formerly Comintra Enterprise Ltd.)

In 2003, UP Offshore (Bahamas) Ltd. signed a commercial agreement with Firmapar Corp., or Firmapar, one of its shareholders. Under this agreement Firmapar agreed to assist UP Offshore (Bahamas) Ltd. regarding the commercial activities of UP Offshore (Bahamas) Ltd.'s fleet with the Brazilian offshore oil industry. Firmapar's responsibilities, among others, include marketing the PSVs in the Brazilian market and negotiating the time charters or other revenues contracts with prospective charterers of the PSVs.

The parties agreed that Firmapar's professional fees under this agreement shall be 2% of the gross time charters revenues from Brazilian charters collected by UP Offshore (Bahamas) Ltd. on a monthly basis.

Firmapar's services in connection with this agreement began on June 25, 2003, and, unless terminated earlier, end on June 25, 2013.

UP Offshore (Bahamas) Ltd. may terminate this agreement (a) at any time upon 30 days notice if (i) PSVs representing more than 50% of the gross time charter revenues of UP Offshore (Bahamas) Ltd. arising from contracts in Brazil are sold or (ii) Ultrapetrol ceases ownership of more than 50% of its outstanding voting stock; (b) Firmapar breaches any material term of this agreement; (c) in the event of gross negligence or material failure to perform the services by Firmapar, or (d) upon mutual agreement.

In the event of termination under subsections (a) or (d) above, such termination shall not be effective unless and until UP Offshore (Bahamas) Ltd. shall have also paid to Firmapar $2.5 million (less any fees already paid to Firmapar through the termination date). Other than the figures mentioned above no further indemnification will be due by UP Offshore (Bahamas) Ltd. to Firmapar.

For the years ended December 31, 2012, 2011 and 2010 the amounts paid and/or accrued for such services amounted to $1.1 million, $1.1 million and $1.1 million, respectively.

Operations in OTS S.A.'s terminal

UABL Paraguay, our subsidiary in the River Business, operates the terminal that pertains to Obras Terminales y Servicios S.A. (OTS S.A.), a related party. For the years ended December 31, 2012, 2011 and 2010, UABL Paraguay paid to OTS S.A. $0.5 million, $1.1 million and $1.0 million, respectively, for this operation.

SIPSA S.A.

There were no intercompany activities between SIPSA S.A. and us for any of the years ended December 31, 2012, 2011 and 2010.

Registration Rights Agreement

On September 21, 2006, we entered into a registration rights agreement with Los Avellanos, Hazels and Solimar, our shareholders prior to our IPO, pursuant to which we granted them and certain of their transferees, the right, under certain circumstances and subject to certain restrictions, including restrictions included in the lock-up agreements to which Los Avellanos, Hazels and Solimar were party, to require us to register under the Securities Act shares of our common stock held by Los Avellanos, Hazels or Solimar. Under such registration rights agreement, Los Avellanos, Hazels and Solimar had the right to request that we register the sale of shares held by them on their behalf and require that we make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. We were required to pay all registration expenses in connection with the demand registrations under the registration rights agreement except that the underwriters' expenses reimbursement will be limited to one counsel. In addition, Los Avellanos, Hazels and Solimar had the ability to exercise certain piggyback registration rights in connection with registered offerings initiated by us, for which we had to pay all expenses.

On October 27, 2009, Solimar requested us to effect the registration of 2,977,690 registrable common shares issued in their name. On November 27, 2009, we filed a Registration Statement on Form F-3 and subsequently amended it on February 18, 2010. On March 12, 2010, we filed a second amendment to our F-3. The Registration Statement was declared effective on February 18, 2010, and subsequently withdrawn on July 22, 2010, in connection with a transaction concluded on July 15, 2010, through which Hazels (Bahamas) Investments Inc., an original shareholder (each party in the transaction was a shareholder in Ultrapetrol prior to its Initial Public Offering) acquired 2,977,690 shares representing a 100% of the holdings that Solimar had in Ultrapetrol. Under such transaction (concluded on July 15, 2010) all rights of Solimar pursuant to the Registration Rights Agreement were transferred to Hazels.

On December 12, 2012, concurrently with the termination of the registration rights agreement dated September 21, 2006, we entered into a new registration rights agreement with Sparrow Capital Investments Ltd. ("Sparrow"), Sparrow CI Sub Ltd. ("Sparrow CI Sub"), Los Avellanos and Hazels. Pursuant to such new registration rights agreement we granted them, and certain of their transferees, the right, under certain circumstances and subject to certain restrictions, including restrictions included in the lock-up agreements to which Sparrow, Sparrow CI Sub, Los Avellanos and Hazels were party, to require us to register under the Securities Act shares of our common stock held by Sparrow, Sparrow CI Sub, Los Avellanos or Hazels. Under such registration rights agreement, Sparrow, Sparrow CI Sub, Los Avellanos and Hazels have the right to request that we register the sale of shares held by them on their behalf and require that we make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. We are required to pay all registration expenses in connection with the demand registrations under the registration rights agreement except that the holders' expenses reimbursement will be limited to one counsel. In addition, Sparrow, Sparrow CI Sub, Los Avellanos and Hazels have the ability to exercise certain piggyback registration rights in connection with registered offerings initiated by us, for which we have to pay all expenses.

Shareholders Agreement

Solimar, Los Avellanos and Hazels were a party to the second amended and restated shareholders agreement, dated September 21, 2006, that became effective on October 18, 2006, that contained, among other things, provisions relating to director designation rights, restrictions of transfers of stock held by them and an agreement to vote their shares together on certain matters.

On July 15, 2010, Hazels acquired 2,977,690 shares representing 100% of the holdings that Solimar had in Ultrapetrol. Under such transaction all rights of Solimar pursuant to the Registration Rights Agreement have been transferred to Hazels.

On November 13, 2012, the Company, Los Avellanos, Hazels and Sparrow entered into a shareholders agreement that became effective on December 12, 2012 (the "Company Shareholders Agreement"), that contains, among other things, provisions relating to corporate governance, restrictions on transfers of stock held by them, rights upon sale of stock and an agreement to vote their shares together on certain matters. The Company Shareholders Agreement includes the following provisions:

●
For an initial period of six months after December 12, 2012, subject to extension or termination at the discretion of Sparrow, at any time, Los Avellanos and Hazels together had the right to appoint four directors to the Company's board, and Sparrow had the right to appoint two directors to the Company's board.

●
Subsequent to the termination of this initial period, which was terminated on June 12, 2013, Los Avellanos and Hazels together have the right to appoint two directors to the Company's board, and Sparrow has the right to appoint four directors to the Company's board.

●	A seventh, independent director is jointly agreed by the parties.

●	The Company Shareholders Agreement includes corporate governance provisions that require six directors to approve certain actions by the Company.

●
Los Avellanos and Hazels agree to vote their shares of common stock in the same manner as Sparrow, except for any matter that requires, but does not obtain, the approval of six directors of the Company, as required by the Company Shareholders Agreement.

●
Los Avellanos and Hazels on the one hand and Sparrow on the other hand have a right of first offer on the shares of the Company's common stock held by the other party along with customary "tag-along" rights. Sparrow also has certain "drag-along" rights with respect to the shares of common stock held by Los Avellanos and Hazels. These drag-along rights take effect beginning four years after the closing date and only if Sparrow fails to achieve certain investment returns.

On December 12, 2012, pursuant to the effectiveness of the shareholders agreement by and among Los Avellanos, Hazels and Sparrow, the second amended and restated shareholders agreement dated September 21, 2006, was terminated and is no longer in force or effect.

Employment Agreements

We have entered into employment contracts with our President and Chief Executive Officer, Felipe Menendez R., our Executive Vice President, Ricardo Menendez R., our former Chief Financial Officer, Leonard J. Hoskinson and our Chief Accountant, Mr. Alberto G. Deyros. Each of these employment agreements had an initial term of three years from October 18, 2006, and were subject to one year renewals at our written election. In addition, on July 20, 2006, we entered into separate consulting agreements that became effective October 18, 2006, with companies controlled by our chief executive officer, executive vice president, former chief financial officer and chief accountant for work they performed for us in various different jurisdictions. Under these consulting agreements we granted to these companies an aggregate of 310,000 shares of restricted stock and options to purchase 348,750 shares with an exercise price of $11.00 (the IPO price) pursuant to the Plan. These options expire ten years after the issuance date. To date, none of these options have been exercised by their holders.

On October 29, 2009, we renewed these employment agreements as well as the consulting agreements for three years. Under these consulting agreements we granted to these companies an aggregate of 329,375 shares of restricted stock. In addition, those consulting agreements also provide for up to 329,375 additional shares of restricted stock subject to performance of the consultants upon discretion of the disinterested members of our Board of Directors. On October 29, 2012, 172,906 shares and 156,469 shares were fully vested and fully forfeited, respectively, based on the achievement of the award's target.

On October 29, 2012, we entered into new employment agreements as well as into new consulting agreements for three years. Some of these consulting agreements obligate us to grant these companies an aggregate of 329,375 shares of restricted stock for which we expect to incur charges over the three-year period of the agreements equal in the aggregate to the number of shares granted multiplied by $1.43 (the quoted price of the share at the grant date) and options to purchase 329,375 shares, which will be granted over three years in equal installments, with an exercise price equal to the fair market value of a share of common stock of the Company on the applicable date on which the option is granted. For the first tranche granted on October 29, 2012 the exercise price is $1.43.

On April 29, 2013, we entered into an employment agreement with our new Chief Financial Officer—Mrs. Cecilia Yad.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the outstanding notes, we and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers of the outstanding notes, which has been filed as an exhibit to the registration statement of which this prospectus is a part. In the registration rights agreement, we agreed to use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the outstanding notes for an issue of SEC registered notes with terms identical to the notes (except that the exchange notes are not subject to restrictions on transfer and, following the exchange offer, neither the exchange notes nor the outstanding notes are subject to any increase in annual interest rate for failure to file this registration statement). We are offering the exchange notes under this prospectus in exchange for the outstanding notes to satisfy our obligations under the registration rights agreement. We refer to our offer to exchange the exchange notes for the outstanding notes as the "exchange offer." The exchange notes have been registered under the Securities Act and are being sold by us in the exchange offer in reliance on the SEC staff's position as enunciated in Exxon Capital Holdings Corporation (available April 13, 1988) and subsequent no-action letters including Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993).

Resale of Exchange Notes

Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if, among other things:

●	you are acquiring the exchange notes in the ordinary course of your business;

●	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

●	you are not an affiliate of Ultrapetrol (Bahamas) Limited (within the meaning of Rule 405 of the Securities Act).

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the SEC would make a similar determination with respect to the exchange notes as it has in such no-action letters cited above.

If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes or you are an affiliate of Ultrapetrol (Bahamas) Limited, you:

●	cannot rely on such interpretations by the SEC staff; and

●
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes and such secondary resale transaction must be covered by an effective registration statement under the Securities Act containing the selling security holder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell or otherwise transfer exchange notes only as specifically described in this prospectus. Only those broker-dealers that acquired outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where that broker-dealer acquired such outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn before the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, there are $200.0 million principal amount of outstanding notes, all of which are subject to exchange pursuant to the exchange offer. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer:

●	will remain outstanding;

●	will continue to accrue interest; and

●	will be subject to all terms and conditions specified in the indenture relating to the outstanding notes and will not have any rights under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the exchange offer and registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section of this prospectus entitled "The Exchange Offer — Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offer in accordance with Rule 14(e)-1(c) of the Exchange Act.

Expiration Date

This exchange offer expires at 5:00 p.m., New York City time, on                     , 2013, unless we extend the expiration date.

Extensions, Delay In Acceptance, Termination Or Amendment

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any outstanding notes if we extend the exchange offer by giving written notice of the extension to their holders. During any such extensions, all outstanding notes you have previously tendered will remain subject to the exchange, and we may accept them for exchange. To extend the exchange offer, we will notify the exchange agent in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

If any of the conditions described below under "The Exchange Offer — Conditions to the Exchange Offer" have not been satisfied with respect to the exchange offer, we reserve the right, in our sole discretion:

●	to delay accepting for exchange any outstanding notes;

●	to extend the exchange offer; or

●	to terminate the exchange offer.

We will give written notice of any delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by written notice of the delay to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during that period.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any exchange notes for any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

●	the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any publicly available, written interpretations of the staff of the SEC; or

●
any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described below under "The Exchange Offer — Your Representations to Us."

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will promptly give written notice of any extension, amendment, nonacceptance or termination to the registered holders of the outstanding notes.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right to assert a condition, other than a condition involving a governmental approval, will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended.

Exchange Agent

We have appointed Manufacturers and Traders Trust Company as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under the DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

Manufacturers and Traders Trust Company
25 South Charles Street, 16th Floor
Baltimore, MD 21201
Attention: Corporate Trust Administration
Facsimile: (410) 244-4236
Telephone: 410-949-3167

Procedures for Tendering Outstanding Notes

Only a holder of outstanding notes may tender those outstanding notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender described below, or (2) comply with the automated tender offer program procedures of the DTC described below.

The tender by a holder that is not withdrawn before the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How To Tender If You Are A Beneficial Owner

If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

●	make appropriate arrangements to register ownership of the outstanding notes in your name; or

●	obtain a properly completed bond power from the registered holder of your outstanding notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Procedures For Physical Tender

To complete a physical tender, a registered holder must:

●	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

●	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires;

●	mail or deliver or send by facsimile the letter of transmittal to the exchange agent prior to the expiration date; and

●	deliver the outstanding notes to the exchange agent before the expiration date or comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above in the section "The Exchange Offer — Exchange Agent" before the expiration date.

Signatures And Signature Guarantees

You must have signatures on a letter of transmittal or a notice of withdrawal described below under "The Exchange Offer — Withdrawal of Tenders" guaranteed by an eligible institution unless the outstanding notes are tendered:

●	by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

●	for the account of an eligible institution.

An eligible institution is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When Endorsements And Bond Powers Are Needed

If a person other than the registered holder of any outstanding notes signs the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the outstanding notes. An eligible institution must guarantee that signature.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC's Automated Tender Offer Program

The exchange agent and DTC have confirmed that any holder that is a participant in DTC's system may use DTC's automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

An agent's message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

●	DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering outstanding notes that are the subject of the book-entry confirmation;

●
the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

●	we may enforce the agreement against that participant.

To complete a tender through DTC's automated tender offer program, the exchange agent must receive, before the expiration date, a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

Determinations Under The Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular outstanding notes. Any waiver of a defect or irregularity of a note or of a term of the exchange offer will be applicable to all outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person, will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

When We Will Issue Exchange Notes

In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange in the exchange offer promptly after the completion of the exchange offer provided that the exchange agent has timely received:

●	outstanding notes or a timely book-entry confirmation of transfer of those outstanding notes into the exchange agent's account at DTC; and

●	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

Return of Outstanding Notes Not Accepted or Exchanged

If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged outstanding notes without expense to their tendering holder, unless otherwise provided in the letter of transmittal. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations To Us

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

●	any exchange notes you receive will be acquired in the ordinary course of your business;

●
you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the outstanding notes or the exchange notes in violation of the provisions of the Securities Act;

●	you are not an affiliate (within the meaning of Rule 405 under the Securities Act) of ours or of any of our subsidiary guarantors;

●
if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of those exchange notes.

Book-Entry Transfer

The exchange agent will use its existing account at DTC with respect to the outstanding notes for purposes of the exchange offer. Any holder participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but they are not immediately available or if you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program before the expiration date, you may tender if:

●
the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

●
before the expiration date, the exchange agent receives from the member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution, either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

●	stating your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered;

●	stating that the tender is being made thereby;

●
guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or by the eligible guarantor institution with the exchange agent; and

●
the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal Of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

●	the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "The Exchange Offer — Exchange Agent"; or

●	the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program.

Any notice of withdrawal must:

●	specify the name of the person who tendered the outstanding notes to be withdrawn;

●	identify the outstanding notes to be withdrawn, including the registration number and the principal amount of the outstanding notes to be withdrawn;

●
be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender; and

●	specify the name in which the outstanding notes to be withdrawn are to be registered, if different from that of the person who tendered the outstanding notes.

If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination will be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, those outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place promptly after the withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under the section "The Exchange Offer — Procedures for Tendering Outstanding Notes" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Fees And Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

We will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include:

●	SEC registration fees for the exchange notes;

●	fees and expenses of the exchange agent and trustee;

●	accounting and legal fees;

●	printing costs; and

●	related fees and expenses.

Transfer Taxes

No service charge will be imposed by us or the exchange agent for any registration of transfer or exchange of notes, but under certain circumstances we may require you to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any outstanding note selected for redemption. Also, we are not required to transfer or exchange any outstanding note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem that outstanding note.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

The tender of outstanding notes in the exchange offer will reduce the outstanding principal amount of the outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any outstanding notes that you continue to hold.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action, if any, to take. In the future, we may seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered outstanding notes, except as required by the registration rights agreement.

DESCRIPTION OF THE EXCHANGE NOTES

General

The outstanding notes are and the exchange notes are to be issued under an Indenture, to be dated as of June 10, 2013, to which we will refer as the Indenture, among the Company, the Subsidiary Guarantors and Manufacturers and Traders Trust Company, as trustee, to which we will refer as the Trustee.

The notes will constitute a single series of debt securities under the Indenture. Any holders of outstanding notes who do not exchange their outstanding notes for exchange notes will vote together with all holders of the notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of the outstanding notes and the exchange notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the "Notes" mean, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the outstanding notes and the exchange notes. The outstanding notes and the exchange notes are sometimes referred to herein as the "Notes."

The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "—Certain Definitions."

The Notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

The Notes will be senior secured obligations of the Company, and will mature on June 15, 2021. The Company will issue the Notes initially with a maximum aggregate principal amount of $200 million. Subject the Company's compliance with the covenant described under the subheading "—Certain Covenants—Limitation on Indebtedness" and "—Certain Covenants—Limitation on Liens" the Company is permitted to issue more Notes under the Indenture in an unlimited principal amount (the "Additional Notes"); provided, however, that in the event that any Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes, such nonfungible Additional Notes will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Notes. The Notes, the Exchange Notes and any Additional Notes will be treated as a single class of securities for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the Notes include any Additional Notes actually issued.

Payment of the principal of, premium, if any, and interest on the Notes will be irrevocably and unconditionally guaranteed by each of the Subsidiary Guarantors. The Notes will bear interest at the rate per annum shown on the cover page hereof from June 10, 2013 or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year, commencing December 15, 2013. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

The interest rate on the Notes is subject to increase in certain circumstances if the Company does not file a registration statement relating to the Registered Exchange Offer or if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "—Registered Exchange Offer; Registration Rights."

Redemptions

Optional Redemption Upon Make Whole Payment. Prior to June 15, 2016, we will be entitled at our option at any time and from time to time to redeem, in whole or in part, the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

"Applicable Premium" means with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on June 15, 2016 (such redemption price being described under "—Other Redemption" exclusive of any accrued interest), plus (2) all required remaining scheduled interest payments due on such Note through June 15, 2016 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

"Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after June 15, 2016, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to June 15, 2016, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to June 15, 2016.

"Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

"Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

"Reference Treasury Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

"Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Redemption Upon a Qualified Equity Offering. At any time and from time to time prior to June 15, 2016, we will be entitled at our option to redeem in the aggregate up to 35% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the proceeds of one or more Qualified Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 108.875% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (i) at least 65% of the original aggregate principal amount of the Notes (including the original principal amount of any Additional Notes) remains outstanding immediately after the occurrence of each such redemption and be held, directly or indirectly, by Persons other than the Company and its Affiliates, after each such redemption and (ii) each such redemption occurs within 180 after the date of the related Qualified Equity Offering.

Other Redemption. On or after June 15, 2016, we will be entitled at our option to redeem the Notes, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

Redemption Period	Prices

2016	106.656%
2017	104.438%
2018	102.219%
2019 and thereafter	100%

Selection of  Notes for Redemption. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Redemption for Changes in Withholding Taxes. We will be entitled at our option to redeem the Notes, at any time as a whole but not in part, on not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company, any of the Subsidiary Guarantors or any of the Pledgors, as the case may be, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any jurisdiction in which the Company, any Subsidiary Guarantor or any Pledgor (including any successor entity) is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (including the jurisdiction of each paying agent) (or any political subdivision or taxing authority or agency thereof or therein) (a "Relevant Taxing Jurisdiction"), or any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Prospectus, and the Company, the Subsidiary Guarantors or the Pledgors, as the case may be, cannot avoid such obligation by taking reasonable measures available to them; provided, however, that (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company, the Subsidiary Guarantors or the Pledgors, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes or the Subsidiary Guarantee were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Notes, the Company shall deliver to the Trustee or any paying agent an Officer's Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred.

Withholding Taxes

All payments made on behalf of the Company, the Subsidiary Guarantors or the Pledgors under or with respect to the Notes, the Subsidiary Guarantees or a Mortgaged Vessel, as applicable, must be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any Relevant Taxing Jurisdiction (hereinafter "Taxes"), unless the Company, the Subsidiary Guarantors or the Pledgors, as applicable, are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdiction. If the Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Subsidiary Guarantees or a Mortgaged Vessel, as applicable, the Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional

Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to a Holder (an "Excluded Holder") in respect of a beneficial owner (i) which is subject to such Taxes by reason of its being connected with the Relevant Taxing Jurisdiction otherwise than by the mere holding of Notes or the receipt of payments thereunder (or under the related Subsidiary Guarantee), (ii) which presents any Note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60-day period, (iii) which failed duly and timely to comply with a reasonable, timely request of the Company to provide information, documents or other evidence concerning the Holder's nationality, residence, entitlement to treaty benefits, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause (iii), (iv) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Tax, (v) which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Note or (vi) any combination of the foregoing numbered clauses of this proviso. The Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, will furnish to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable. The Trustee shall make such evidence available to the Holders upon request. The Company, the Subsidiary Guarantors or the Pledgors (or any successor of any of them), as applicable, will upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, the Subsidiary Guarantees or a Mortgaged Vessel, as applicable, and (ii) any Taxes imposed with respect to any such reimbursement under the immediately preceding clause (i), but excluding any such Taxes on such Holder's net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than such Taxes on such Holder's net income) on such reimbursement had not been imposed.

Whenever in the Indenture there is mentioned, in any context, (a) the payment of principal, (b) purchase prices in connection with a purchase of Notes, (c) interest or (d) any other amount payable on or with respect to any of the Notes, or any payment pursuant to the Subsidiary Guarantees or in respect of a Mortgage Vessel, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

The Company, the Subsidiary Guarantors or the Pledgors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Subsidiary Guarantees or a Mortgage or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes, the Subsidiary Guarantees or a Mortgage, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Relevant Taxing Jurisdiction, and has agreed to indemnify the Holders for any such taxes paid by such Holders.

For a discussion of the exemption from Bahamian withholding taxes applicable to payments under or with respect to the Notes, see "Tax Considerations—Bahamian Tax Considerations."

Guarantees

The Company's obligations for payment of the principal of, premium, if any, and interest on the Notes, the Subsidiary Guarantors' obligations for payment of all sums of money payable under the Security Agreements and performance of all other provisions contained in the Indenture and the Security Agreements (collectively, the "Obligations") will be irrevocably and unconditionally guaranteed on a senior secured basis by each of the Subsidiary Guarantors. The Subsidiary Guarantors as of the Issue Date are our Wholly Owned Subsidiaries that directly or indirectly own and operate in the aggregate 330 vessels, consisting of four ocean vessels, 312 barges and 14 pushboats. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the applicable Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors—Risks Relating to this Offering and the Notes—Federal, state and foreign laws permit a court to void the notes and the subsidiary guarantees, and if that occurs, you may not receive any payment on the notes."

Some of our Subsidiaries are not Guaranteeing the Notes. Our Subsidiaries that are not Guaranteeing the Notes are those that directly or indirectly own and operate the vessels used in our river business (other than those owned by Subsidiary Guarantors as described above) and all of our Subsidiaries involved in our offshore supply business. In addition, some or all of our future Subsidiaries may not be required to Guarantee the Notes. No payments are required to be made to Holders of the Notes from the assets of such non-guarantor Subsidiaries in respect of the Notes. Claims of creditors of any non-guarantor Subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company's creditors, including Holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

Upon the sale or other disposition of all the Capital Stock of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company) in compliance with the terms of the Indenture, such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee.

Collateral

The Company has pledged, in favor of the Trustee to secure the Obligations, all the issued and outstanding Capital Stock of each Subsidiary Guarantor owned, directly or indirectly, by the Company (other than Oceanpar S.A. and Parfina S.A.) (subject to the limitations described under "—Limitations on Stock Collateral" and, in the case of UABL Paraguay S.A., if the applicable IFC Loan Agreement prohibits the Company from pledging the Capital Stock of UABL Paraguay S.A. at the Issue Date, the Company will use its reasonable best efforts to enable UABL Paraguay S.A.'s Capital Stock to be pledged in favor of the Trustee to secure the Obligations within 30 days of the Issue Date) and any other cash of the Company that is required by the terms of the Indenture to be deposited with the Trustee.

Each Subsidiary Guarantor has pledged and assigned its Mortgaged Vessels and the related assets described below to the Trustee to secure on a first-priority basis (subject to Permitted Liens), among other things, the Notes, its Subsidiary Guarantee of the Notes and the other Obligations. The assets to be so pledged and assigned by each Subsidiary Guarantor that directly owns one or more Mortgaged Vessels shall include, subject to Permitted Liens, all its right, title and interest in and to (i) its Mortgaged Vessels (or any additional Vessels purchased by the Subsidiary Guarantor which shall become a Mortgaged Vessels), pursuant to a Mortgage issued by such Subsidiary Guarantor in favor of the Trustee, which Mortgage contains covenants pursuant to which such Subsidiary Guarantor, among other things, will be prohibited from selling, further mortgaging or transferring any of its interest in such Vessel (other than as permitted under the Indenture); (ii) the earnings, if any, relating to its Mortgaged Vessels, including the collateral right to receive all moneys and claims for moneys due and to become due under any Charters relating to such Mortgaged Vessels or in respect of such Mortgaged Vessels and all claims for damages arising under such Charters or relating to such Mortgaged Vessels, including all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition and all claims for damages in respect of the actual or constructive total loss of the Mortgaged Vessels; (iii) the freights, hires, passage moneys or payments in respect of indemnities relating to its Mortgaged Vessels; (iv) all its policies and contracts of insurance taken out from time to time in respect of and relating to its Mortgaged Vessels; and (v) all proceeds of the foregoing. See "—Certain Definitions."

In addition, the Collateral consists of (i) Net Event of Loss Proceeds, (ii) Net Available Cash from the sale of a Mortgaged Vessel, (iii) Trust Monies and (iv) any cash deposited from time to time by the Company with the Trustee. Any cash on deposit from time to time with the Trustee that constitutes Net Event of Loss Proceeds and Net Available Cash from the sale of Collateral will be released, subject to the terms and conditions of the Indenture, as described under "—Certain Covenants—Limitation on Asset Sales—Sales of Collateral," "Certain Covenants—Event of Loss" and "—Tender of Qualified Substitute Vessel."

Upon performance and payment in full of all the Obligations, all such pledges and assignments in favor of the Trustee shall terminate.

A Subsidiary Guarantor or a Pledgor may release any Mortgaged Vessel from the Collateral by tendering to the Trustee as part of the Collateral a Substitute Mortgaged Vessel in place of such Mortgaged Vessel. On the date on which a Substitute Mortgaged Vessel is tendered to the Trustee as part of the Collateral (a "Vessel Substitution Date"), the Company shall deliver, or cause the owner of such Substitute Mortgaged Vessel, which shall be a Restricted Subsidiary of the Company, to deliver to the Trustee, as the case may be, the documents and certificates required by the Indenture, including, among other things:

(i) a Guarantee Agreement in respect of its Subsidiary Guarantee substantially in the form required by the Indenture; provided that no Subsidiary Guarantee need be provided if each of the owner of the Mortgaged Vessel and the owner of the Substitute Mortgaged Vessel is a Pledgor or is not a Wholly Owned Subsidiary;

(ii) a Mortgage (or a preliminary registration thereof, pending delivery of a copy of the Mortgage) with respect to such Substitute Mortgaged Vessel dated the Vessel Substitution Date and substantially in the form required by the Indenture, which Mortgage, if governed by the laws of Argentina or Paraguay, shall be limited to the amount of up to two times the Appraised Value of the Mortgaged Vessel at the time such Mortgage is recorded, (such Mortgage having been duly received for recording in the appropriate registry office), together with appropriate legal opinions with respect to, among other things, the validity, perfection, enforceability and priority of such Mortgage; and

(iii) written appraisals by two independent Appraisers of the value of such Substitute Mortgaged Vessel as of a date within 90 days prior to the Vessel Substitution Date.

As of the date of this prospectus, the Notes will be secured by first preferred mortgages on 353 vessels, consisting of four ocean vessels, 335 barges and 14 pushboats owned, directly or indirectly, by the Subsidiary Guarantors and the Pledgors having an aggregate appraised value of approximately $253 million, as of May 2013. The vessel values are based on the average of two appraisals prepared by independent appraisers included in the definition of "Appraiser" in "—Certain Definitions." At the closing of this Offering, the Company will deliver appraisals by the Appraisers of the values of the Mortgaged Vessels.

Limitations on Stock Collateral

The Capital Stock and other securities of any Subsidiary constituted Collateral only to the extent that such Capital Stock and other securities can secure the Notes or the Subsidiary Guarantees without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC in publicly available interpretations to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary's Capital Stock and other securities secure the Notes or the Subsidiary Guarantees, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Indenture may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the first-priority security interests on the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Collateral.

In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC in publicly available interpretations to permit (or is replaced with another rule or regulation, or any other law, rule or regulations adopted, which would permit) such Subsidiary's Capital Stock and other securities to secure the Notes or the Subsidiary Guarantees in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Indenture may be amended or modified, without the consent of any holder of Notes, to the extent necessary to subject such additional Capital Stock and other securities to the Liens under the Indenture.

In accordance with the limitations set forth in the two immediately preceding paragraphs, as of the Issue Date, the Collateral included shares of Capital Stock of the Subsidiaries only to the extent that the applicable value of such Capital Stock (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding. As of March 31, 2013, the applicable value of the Capital Stock of each of Ultrapetrol S.A. and UABL Paraguay S.A. exceeds 20% of the aggregate principal amount of the notes being offered hereby. As a result of the limitations described in this section, the Collateral securing the notes will only include the Capital Stock of Ultrapetrol S.A. and UABL Paraguay S.A. (upon any pledge of the Capital Stock of UABL Paraguay S.A. pursuant to the requirements contained in "—Collateral") to the extent that the applicable value of such Capital Stock is less than 20% of the aggregate principal amount of the notes outstanding. Following the Issue Date, however, the portion of the Capital Stock of Subsidiaries constituting Collateral may decrease or increase as described above.

Ranking

Pursuant to the terms of the Indenture, the indebtedness evidenced by the Notes will be senior secured obligations of the Company and will be senior in right of payments to all future subordinated Indebtedness of the Company. Claims of Holders of the Notes will rank ahead of all other claims (other than claims represented by Permitted Liens that rank senior or pari passu in right of payment to the claims of Holders of the Notes) with respect to and to the extent of the value, priority and validity of the Company's pledge of the Capital Stock of each Subsidiary Guarantor owned directly by the Company that secures the Obligations. Certain additional Indebtedness, including Indebtedness incurred upon the satisfaction of certain financial tests, may be incurred by the Company. We have, and following this offering will continue to have, a significant amount of indebtedness. As of March 31, 2013, after giving effect to this Offering and assuming the application of the net proceeds from this offering to redeem our 9% First Preferred Ship Mortgage Notes due 2014, the Company would have had total debt of approximately $444 million outstanding.

Pursuant to the terms of the Indenture, with respect to each Subsidiary Guarantor, claims of Holders of the Notes will rank ahead of all other claims (other than claims represented by Permitted Liens that rank senior or pari passu in right of payment to the claims of Holders of Notes) with respect to and to the extent of the value, priority and validity of the Collateral pledged by such Subsidiary Guarantor, including the Mortgage of its respective Mortgaged Vessel and the pledge of the Capital Stock of each Subsidiary Guarantor owned directly by such Subsidiary Guarantor, that secures the Obligations. Although the Holders of the Notes should be entitled to payment of their indebtedness out of the proceeds of their Collateral prior to the holders of any general unsecured obligations of the Subsidiary Guarantors, in the event that the value of any Subsidiary Guarantor's Collateral is insufficient to discharge each Subsidiary Guarantor's obligations under its Subsidiary Guarantee, any deficiency claims of the Noteholders against such Subsidiary Guarantor will rank pari passu with the claims of creditors (including trade creditors) of such Subsidiary Guarantor.

Pursuant to the terms of the Indenture, with respect to each Pledgor, claims of Holders of Notes against the Company will be effectively subordinated to the claims of creditors (including trade creditors) and holders of preferred stock of such Pledgors; provided, however, that claims of Holders of the Notes will rank ahead of all other claims (other than claims represented by Permitted Liens that rank senior or pari passu in right of payment to the claims of Holders of the Notes) with respect to and to the extent of the value, priority and validity of the Collateral pledged by such Pledgor, including the Mortgage of its respective Mortgaged Vessel.

With respect to each Subsidiary that is neither a Subsidiary Guarantor nor a Pledgor, claims of the Noteholders against the Company will be effectively subordinated to the claims of creditors (including trade creditors) and holders of preferred stock of such Subsidiaries. Although the Indenture limits the incurrence of Indebtedness and Preferred Stock of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture.

Change of Control

Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require the Company to repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act), other than the Company or any of its Subsidiaries, one or more Permitted Holders or a "group" (as that term is used in Rule 13d-5 of the Exchange Act) controlled by one or more Permitted Holders;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office, unless one or more Permitted Holders have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors;

(iii) the consummation of any transaction (including any merger or consolidation), the result of which is that any "person" (as defined in clause (i) above), other than a Subsidiary of the Company, one or more Permitted Holders or a "group" (as that term is used in Rule 13d-5 of the Exchange Act) controlled by one or more Permitted Holders, becomes the "beneficial owner" (as that term is used in Section 13(d)(3) of the Exchange Act, except that for purposes of this clause (iii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that one or more Permitted Holders do not have the right or ability by voting power, contract or otherwise to independently elect or designate for election a majority of the Board of Directors (which majority shall also represent a majority of the number of votes of the Board of Directors) and such members of the Board of Directors elected or designated for election by the Permitted Holders have the right or ability to cast votes as members of the Board of Directors independently;

(iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company other than (A) a transaction in which the survivor or transferee is a Person that is controlled by one or more Permitted Holders or (B) a transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction; or

(v) the adoption of a plan relating to the liquidation or dissolution of the Company.

Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

The Change of Control purchase feature is solely a result of negotiations between the Company and the Initial Purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Indebtedness," "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

Future indebtedness of the Company may contain prohibitions on the ability of the Company to undertake actions that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may also be limited by the Company's then existing financial resources or the terms of its future indebtedness. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

The Indenture provides that the following covenants, among others, will be applicable to the Company and its Restricted Subsidiaries:

Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness except that the Company and its Subsidiary Guarantors may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

(b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur, directly or indirectly, any or all of the following Indebtedness:

(1) Indebtedness of the Company and its Restricted Subsidiaries Incurred pursuant to Credit Facilities (excluding Indebtedness otherwise Incurred under any other clause under paragraph (b) of this covenant) under this clause (b)(1) and in an amount at any time outstanding up to $40.0 million; provided that no Liens securing such Indebtedness Incurred pursuant to this clause (1) shall extend to any property constituting Collateral or to any Capital Stock that at such time is not part of the Collateral as a result of the application of the provisions described under "—Limitations on Stock Collateral";

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company;

(3) the Notes and the Exchange Notes other than Additional Notes;

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (10) of this covenant);

(5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or this clause (5) or clause (8) below;

(6) Indebtedness (A) in respect of performance, surety, appeal or similar bonds provided in the ordinary course of business, and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business or assets of the Company or any of its Restricted Subsidiaries, including all or any interest in any Restricted Subsidiary, and not exceeding the gross proceeds therefrom, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business or assets of the Company or any of its Restricted Subsidiaries for the purpose of financing such acquisition;

(7) Hedging Obligations Incurred in the ordinary course of business;

(8) Purchase Money Indebtedness Incurred to finance the construction, purchase or lease by the Company or a Restricted Subsidiary of additional Vessels or the construction, purchase or lease of, or repairs, improvements or additions to, Shipping Business Assets; provided, however, that, at the date of such Incurrence, the amount of such Indebtedness shall not exceed 80% of the cost of acquiring such Vessel or such Shipping Business Assets, including the purchase price of such Vessel or such Shipping Business Assets under the Acquisition Contract in respect thereof plus any Ready for Sea Cost;

(9) Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to clause (3) or (4) or pursuant to clause (5) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to clause (3) or (4);

(10) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to any IFC Loan Agreement in an aggregate principal amount which, when added together with the amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, does not exceed $100.0 million; and

(11) Indebtedness of the Company, the Subsidiary Guarantors and other Restricted Subsidiaries in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding under this clause (11) on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (10) above or paragraph (a)), does not exceed $35.0 million; provided that the aggregate principal amount of Indebtedness that may be Incurred pursuant to this clause (11) by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $20.0 million at any time outstanding.

(c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter for which financial statements are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such issuance or sale is financed with proceeds of debt provided by the Company or any Subsidiary of the Company);

(C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange);

(D) 100% of any dividends or distributions received by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period;

(E) without duplication for amounts included in (D) above, an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum in this clause (E) shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

(F) $15.0 million.

The provisions of the foregoing paragraph (a) shall not prohibit:

(i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) the amount of such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; or

(v) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1,000,000 in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness or Preferred Stock Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness or Preferred Stock Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness or Preferred Stock Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any renewal, amendment to or extension of an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are in the aggregate no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(v) in the case of clause (c) above, restrictions contained in security agreements (including mortgages, assignments of earnings, assignments of insurances and pledge agreements) securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements;

(vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(vii) any such restriction applicable to a Restricted Subsidiary contained in agreements evidencing or relating to Indebtedness of such Restricted Subsidiary permitted by paragraph (b)(8) of the covenant described under "—Limitation on Indebtedness";

(viii) customary limitations on the distribution or disposition of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitations are applicable only to the assets that are the subject of such agreements;

(ix) restrictions contained in, or in respect of, Hedging Obligations permitted to be Incurred by the Indenture; and

(x) in the case of clause (a) above, restrictions contained in security agreements (including mortgages, assignments of earnings, assignments of insurances and pledge agreements) securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; provided that (i) such restrictions are not materially more disadvantageous to the Noteholders than is customary in comparable financings or agreements (as determined by the Board of Directors in good faith) and (ii) the Board of Directors determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such restrictions) that such restrictions will not materially affect the Company's ability to make principal or interest payments on the Notes and any other Indebtedness that is an obligation of the Company.

Limitation on Asset Sales.

Sales of Collateral. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in Asset Sales of Collateral (other than an Incidental Asset) unless:

(i)	no Default shall have occurred and be continuing;

(ii)
the sale or transfer shall be effected in a commercially reasonable manner as determined in good faith by the Board of Directors and evidenced by a board resolution and the Company or such Restricted Subsidiary receives at least fair market value for the assets disposed of;

(iii)
the entire consideration for such sale, and all Bareboat Charter Funds in respect of a Bareboat Charter, shall be cash or Cash Equivalents, which, in the case of a Sold Mortgaged Vessel, shall be not less than the Appraised Value of such Sold Mortgaged Vessel determined within 90 days prior to the date of such sale;

(iv)
funds in an amount equal to the Net Available Cash (or the Sale Equivalent Portion of Bareboat Charter Funds), shall be paid in full directly to the Trustee as Collateral and shall be received by the Trustee free of any Lien

(other than the Lien of the Indenture and the Security Agreements); and

(v)	the Company shall have complied with the other provisions of the Indenture applicable to such sale.

Within 365 days (subject to extension as provided in the immediately following paragraph) after the receipt of any Net Available Cash from an Asset Sale involving Collateral, the Company or the applicable Restricted Subsidiary shall apply such Net Available Cash to:

(1)
provided that no Default or Event of Default shall have occurred and be continuing, substitute one or more Qualified Substitute Vessels, including by making an installment payment in respect of a binding contract described in the immediately following paragraph, (and to make any Permitted Repairs with respect thereto) for such Sold Mortgaged Vessel and make such Qualified Substitute Vessel(s) subject to the Lien of the Indenture and the applicable Security Agreements in accordance with the provisions thereof;

(2)	make a Collateral Sale Offer in accordance with the provisions described below and in the Indenture; or

(3)	any combination of the transactions permitted by the foregoing clauses (1) and (2).

A binding contract to apply Net Available Cash in accordance with clause (1) above will toll the 365-day period in respect of such Net Available Cash for a period not to exceed 365 days from the expiration of the initial 365-day period, provided that such binding contract shall be treated as a permitted application of Net Available Cash from the date of such binding contract until and only until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) (i) in the case of any Vessel Construction Contract, the date of expiration or termination of such Vessel Construction Contract and (ii) otherwise, the 365th day following the expiration of the initial 365-day period (clause (i) or clause (ii) as applicable, the "Collateral Proceeds Reinvestment Termination Date"). Any refunds in respect of any payments (including installment payments) pursuant to such acquisitions, expenditures or Vessel Construction Contracts shall be treated as Net Available Cash and remain subject to the immediately preceding paragraph. If the Company or the applicable Restricted Subsidiary, as the case may be, shall not have applied such Net Available Cash pursuant to clause (1) above on or before the Collateral Proceeds Reinvestment Termination Date, such binding contract shall be deemed not to have been a permitted application of the Net Available Cash.

Any Net Available Cash from Asset Sales involving Collateral that are not applied or invested as provided in the second paragraph of this section will constitute "Excess Collateral Proceeds." When the aggregate amount of Excess Collateral Proceeds exceeds $15.0 million, the Company will make an offer (a "Collateral Sale Offer") to all holders of Notes to purchase the maximum principal amount of Notes that may be required to be purchased out of the Excess Collateral Proceeds. The offer price for the Notes in any Collateral Sale Offer will be equal to 100% of principal amount of the Notes plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Collateral Proceeds remain after consummation of a Collateral Sale Offer, those Excess Collateral Proceeds shall be retained as Trust Monies. If the aggregate principal amount of Notes tendered into such Collateral Sale Offer exceeds the amount of Excess Collateral Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Collateral Sale Offer, the amount of Excess Collateral Proceeds will be reset at zero.

Whenever Net Available Cash from any Asset Sale involving Collateral is received by the Company, such Net Available Cash shall be retained by the Trustee as Trust Monies constituting Collateral subject to disposition as provided in this covenant or as provided under the "—Collateral" and "—Use of Trust Monies" provisions described above. At the written direction of the Company, such Net Available Cash may be invested by the Trustee in Temporary Cash Investments in which the Trustee can maintain a perfected security interest.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Collateral Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions in the Indenture governing Collateral Sale Offers, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

The Mortgage entered into by each Pledgor with respect to its Mortgaged Vessel shall contain provisions substantially similar to the restrictions in this section as they relate to such Mortgaged Vessel; provided that each such Mortgage shall contain provisions that permit the applicable Pledgor to sell its Mortgaged Vessel to the Company or a Restricted Subsidiary.

Sales of Non-Collateral. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sales (other than Asset Sales permitted by "—Sales of Collateral" above) unless:

(i)	the sale or transfer shall be effected in a commercially reasonable manner and the Company or such Restricted Subsidiary receives at least fair market value for the assets disposed of; and

(ii)	at least 75% the consideration received in the Asset Sale by the Company or the Restricted Subsidiary is in the form of cash or Cash Equivalents.

Within 365 days after the receipt of any Net Available Cash from an Asset Sale involving assets other than Collateral permitted by the paragraph immediately above, the Company or any of its Restricted Subsidiaries shall apply such Net Available Cash towards a Permitted Excess Cash Use or an Asset Sale Offer.

Any Net Available Cash from such Asset Sales involving assets other than Collateral that are not applied towards a Permitted Excess Cash Use or an Asset Sale Offer will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an offer (an "Asset Sale Offer") to all Noteholders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be required to be purchased out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of principal amount of the Notes plus accrued and unpaid interest to the date of purchase, and will be payable in cash, and the offer or redemption price for such pari passu Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, those Excess Proceeds may be used for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness described above tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company or the agent for such other pari passu Indebtedness will select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Event of Loss

If an Event of Loss occurs at any time with respect to a Mortgaged Vessel (the Mortgaged Vessel suffering such Event of Loss being the "Lost Mortgaged Vessel"), the Company or the applicable Restricted Subsidiary shall deposit all Net Event of Loss Proceeds with respect to such Event of Loss with the Trustee as Trust Monies constituting Collateral subject to disposition as provided in this covenant or as provided under the "—Collateral" and "—Use of Trust Monies" provisions described above. At the direction of the Company, such Net Event of Loss Proceeds may be invested by the Trustee in Temporary Cash Investments in which the Trustee can maintain a perfected security interest.

Within 365 days (subject to extension as provided in the immediately succeeding paragraph) after the receipt of any Net Event of Loss Proceeds, the Company or the applicable Restricted Subsidiary shall apply such Net Event of Loss Proceeds to:

(1)
substitute one or more Qualified Substitute Vessels (and to make any Permitted Repairs with respect thereto) for such Lost Mortgaged Vessel and make such Qualified Substitute Vessel(s) subject to the Lien of the Indenture and the applicable Security Agreements in accordance with the provisions thereof described under "—Collateral;"

(2)	make an Event of Loss Offer in accordance with the provisions described below and in the Indenture; or

(3)	any combination of the transactions permitted by the foregoing clauses (1) and (2).

A binding contract to apply Net Event of Loss Proceeds in accordance with clause (1) above will toll the 365-day period in respect of such Net Event of Loss Proceeds, provided that such binding contract shall be treated as a permitted application of Net Event of Loss Proceeds from the date of such binding contract until and only until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) (i) in the case of any Vessel Construction Contract, the date of expiration or termination of such Vessel Construction Contract and (ii) otherwise, the 365th day following the expiration of the initial 365-day period (clause (i) or clause (ii) as applicable, the "Loss Proceeds Reinvestment Termination Date"). If the Company or the applicable Restricted Subsidiary, as the case may be, shall not have applied such Net Event of Loss Proceeds pursuant to clause (1) above on or before the Loss Proceeds Reinvestment Termination Date, such binding contract shall be deemed not to have been a permitted application of the Net Event of Loss Proceeds.

Any Net Event of Loss Proceeds that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Event of Loss Proceeds." When the aggregate amount of Excess Event of Loss Proceeds exceeds $15.0 million, the Company will make an offer (an "Event of Loss Offer") to all holders of Notes to purchase the maximum principal amount of Notes that may be required to be purchased out of the Excess Event of Loss Proceeds. The offer price for the Notes in any Event of Loss Offer will be equal to 100% of principal amount of the Notes plus accrued and unpaid interest thereon to the date of purchase, and will be payable in cash. If any Net Event of Loss Proceeds remain after consummation of an Event of Loss Offer, those Excess Event of Loss Proceeds shall be retained as Trust Monies. If the aggregate principal amount of Notes tendered into such Event of Loss Offer exceeds the amount of Excess Event of Loss Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Event of Loss Offer, the amount of Excess Event of Loss Proceeds will be reset at zero.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions in the Indenture governing Event of Loss Offers, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

Limitation on Lines of Business. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the Shipping Business.

Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1,000,000, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction (other than chartering contracts or contracts for the transportation of cargo not in excess of 13 months) involves an amount in excess of $4,000,000, have been determined by a reasonably appropriate independent qualified appraiser given the size and nature of the transaction to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

(b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Permitted Investment or Restricted Payment permitted to be paid pursuant to the covenant described under "—Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership and other employee benefit plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1,000,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) any management agreement for the provision of Vessel agency or management services in the ordinary course of business and in line with industry standards or otherwise is consistent with past practice, (viii) any Permitted Investment, non-Mortgaged Vessel sale, non-Mortgaged Vessel repurchase or other transaction in connection with a Local National Flag Arrangement in line with industry standards or otherwise is consistent with past practice and (ix) any agreement as in effect on the Issue Date or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Holders).

Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "—Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "—Limitation on Liens," (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the Company applies the proceeds of such transaction in compliance with the covenant described under "—Limitation on Asset Sales."

Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of a Permitted Flag Jurisdiction, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness";

(iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(v) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease (other than any vessel charter, including a bareboat charter, entered into in the ordinary course of business), in one transaction or a series of transactions, all or substantially all its assets to any Person (other than the Company or another Subsidiary Guarantor) unless:

(i) except in the case of a (x) Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or any of its Affiliates), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officer's Certificate to the Trustee to the effect that the Company will comply with its obligations under "—Limitation on Asset Sales" in respect of such disposition and (y) a Bareboat Charter, the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of a Permitted Flag Jurisdiction (provided that such reorganization shall not result in any Mortgaged Vessel ceasing to be subject to a Mortgage and the related Security Agreements for any period of time except as permitted pursuant to the terms of the Indenture), and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with the Indenture.

The Mortgage executed by each Pledgor with respect to its Mortgaged Vessel shall contain provisions substantially similar to those in the foregoing paragraph as if related to a merger, consolidation, conveyance, transfer or lease involving each Pledgor; provided that each such Mortgage shall contain provisions that permit the applicable Pledgor to sell its Mortgaged Vessel to the Company or a Restricted Subsidiary.

Reflagging of Vessels. Notwithstanding anything to the contrary herein, a Restricted Subsidiary may (i) reflag any of its Vessels under the laws of a Permitted Flag Jurisdiction or (ii) reconstitute itself in another jurisdiction or merge with or into another Restricted Subsidiary for the purpose of reflagging a Vessel that it owns or operates pursuant to a bareboat charter so long as at all times each Restricted Subsidiary remains a Person organized and existing under the laws of a Permitted Flag Jurisdiction; provided that the Trustee may release the Mortgaged Vessel from the Mortgage and related Security Agreements to which it is subject in connection with the reflagging of such Mortgaged Vessel in another Permitted Flag Jurisdiction only if (i) the owner of the Mortgaged Vessel has executed (A) a Mortgage and (B) the related Security Agreements with respect to such Mortgaged Vessel, dated the date such Mortgaged Vessel shall be released from the existing Mortgage and related Security Agreements to which it is subject, which Mortgage and related Security Agreements shall be in appropriate form for recording a registration in the appropriate governmental offices of the Permitted Flag Jurisdiction under which it is being reflagged if required by applicable law in order to perfect the security interest therein created, as to which the Trustee shall be entitled to rely on the Opinion of Counsel to the Company with respect thereto; and (ii) the released Mortgaged Vessel shall become subject to the Mortgage and the related Security Agreements referred to in clause (i) above within the amount of time required pursuant to the terms of the Indenture.

Future Subsidiary Guarantors. To the extent that, after the Issue Date, any Restricted Subsidiary that is not a Subsidiary Guarantor or a Pledgor acquires any Mortgaged Vessel, the Company shall cause such Restricted Subsidiary to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture.

Impairment of Security Interest. Other than in connection with the creation of Permitted Liens, the Company shall not, and shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes, and the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Trustee, for the benefit of the Trustee and the holders of the Notes, any interest whatsoever in any of the Collateral.

SEC Reports. The Company shall furnish the Trustee and make available to the Noteholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (if any). Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act applicable to a "foreign private issuer" (as such term is defined in Rule 3b-4 under the Exchange Act), the Company shall file with the SEC and furnish to the Trustee and Noteholders (i) within 120 days from the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein for such fiscal year, and (ii) within 45 days from the end of each of the first three quarters in each fiscal year, quarterly reports on Form 6-K containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders' equity and cash flows) and Management's Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of each of such quarters (with comparable financial statements for such quarter of the immediately preceding fiscal year). In each such report, the Company shall disclose in reasonable detail its calculation of EBITDA for the twelve-month period ended as of the end of such fiscal year or such fiscal quarter, as applicable. The Company will be deemed to have furnished such reports referred to in this covenant to the Trustee and Noteholders if it has filed such reports with the SEC and such reports are publicly available on the SEC's website.

Tender of Qualified Substitute Vessel

On the date on which a Qualified Substitute Vessel is tendered to the Trustee as part of the Collateral (a "Vessel Tender Date") following a sale of a Mortgaged Vessel pursuant to the terms described in "Certain Covenants—Limitation on Asset Sales—Sales of Collateral" or following an Event of Loss with respect to a Mortgaged Vessel, the Company shall deliver to the Trustee, or shall cause the owner of such Qualified Substitute Vessel, which shall be a Restricted Subsidiary of the Company, to deliver to the Trustee, as the case may be, the documents and certificates required by the Indenture, including, among other things:

(i) a Guarantee Agreement in respect of its Subsidiary Guarantee substantially in the form required by the Indenture; provided that no Subsidiary Guarantee need be provided if each of the owner of the Mortgaged Vessel and the owner of the Qualified Substitute Vessel is a Pledgor or is not a Wholly Owned Subsidiary;

(ii) a Mortgage (or a preliminary registration thereof, pending delivery of a copy of the Mortgage) with respect to such Qualified Substitute Vessel dated the Vessel Tender Date and substantially in the form required by the Indenture, which Mortgage, if governed by the laws of Argentina or Paraguay, shall be limited to the amount of up to two times the Appraised Value of the Mortgaged Vessel at the time such Mortgage is recorded, (such Mortgage having been duly received for recording in the appropriate registry office), together with appropriate legal opinions with respect to, among other things, the validity, perfection, enforceability and priority of such Mortgage; and

(iii) written appraisals by two independent Appraisers of the value of such Qualified Substitute Vessel as of a date within 90 days prior to the Vessel Tender Date.

Use of Trust Monies

All Trust Monies shall be held by the Trustee as a part of the Collateral securing the Notes and, so long as no Event of Default shall have occurred and be continuing, may either (i) be released in accordance with the Indenture to purchase a Qualified Substitute Vessel or (ii) at the direction of the Company be applied by the Trustee from time to time to the payment of the principal of (together with any related interest payment) on any Notes at the final stated maturity of the Notes, upon redemption of any Notes or in connection with any defeasance or discharge of the Notes or to pay any amounts due to the Trustee in respect of the Indenture or any Security Agreement; provided that any such amounts paid to the Trustee in respect of the Indenture or any Security Agreement shall not exceed $250,000 per calendar year. Trust Monies deposited with the Trustee shall be invested in certain specified Temporary Cash Investments pursuant to the direction of the Company as long as the trustee can maintain a perfected security interest therein.

In connection with any release of Trust Monies by the Trustee to the Company in connection with any substitution of Collateral, such Trust Monies may be released to the Company not more than five business days before the expected delivery date of the applicable Qualified Substitute Vessel (or, in the case of an installment payment in respect of any contract to purchase a Qualified Substitute Vessel or any Vessel Construction Contract, not more than five business days before the deadline for such installment payment) and will be deposited in a Company bank account and will then be remitted by the Company to the seller in the form of a conditional payment to the seller's bank in accordance with the terms of the acquisition contract and in a manner consistent with customary vessel acquisition practice. During such five business day period before the expected delivery date, the funds will be held in a bank account in the name of the Company or a Subsidiary Guarantor that owns a Mortgaged Vessel on an unsecured basis and the Trustee and holders of Notes will have no security interest or lien on such funds. In the event that the applicable Subsidiary Guarantor shall not have delivered or filed the Security Agreements required by the Indenture and the Security Agreements to perfect the security interest of the Trustee and the holders of Notes in such Vessel as required by the Indenture on or prior to the 15th day following the day on which the relevant Trust Monies were released to the Company as described above, then, on or before such 15th day, the Company shall return to the Trustee an amount equal to the full amount of such Trust Monies that were released in connection with such proposed Qualified Substitute Vessel delivery and if the Company shall fail to deliver either such Security Agreements and perfect such security interests or fail to deliver such funds then a Default shall have occurred for all purposes under the Indenture.

Defaults

An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, required repurchase, declaration or otherwise, (iii) the failure by the Company to comply with its obligations under "—Certain Covenants—Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "—Change of Control" (other than a failure to purchase Notes), "—Certain Covenants—Limitation on Indebtedness," "—Certain Covenants—Limitation on Restricted Payments," "—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries," "—Certain Covenants—Limitation on Asset Sales," "—Certain Covenants—Event of Loss," "—Certain Covenants—Limitation on Lines of Business," "—Certain Covenants—Limitation on Affiliate Transactions," "—Certain Covenants—Limitation on Liens," "—Certain Covenants—Limitation on Sale/Leaseback Transactions," "—Certain Covenants—Reflagging of Vessels," "—Certain Covenants—Impairment of Security Interest," "—Certain Covenants—Future Subsidiary Guarantors," "—Certain Covenants—SEC Reports" or "—Use of Trust Monies," (v) the failure by the Company to comply with its other agreements contained in the Indenture or in the Security Agreements, or the occurrence of an event of default under a Mortgage, and such failure or event of default continues for 60 days after notice, (vi) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of an event of default and the total amount of such Indebtedness unpaid or accelerated exceeds $20 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any final and non-appealable judgment or decree (other than and to the extent such judgment or decree has been issued by a court which does not have any personal jurisdiction over the Company or such Significant Subsidiary or any of their respective assets, and in a proceeding in which the Company or such Significant Subsidiary has made no official appearance) for the payment of money in excess of $10 million (provided that the amount of such money judgment or decree shall be calculated net of any insurance coverage that the Company has determined in good faith is available in whole or in part with respect to such money judgment or decree) is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"), (ix) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the "guarantee default provision"), or (x) the security interest under the Security Agreements shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of the Indenture and the Security Agreements) other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the "security default provision"). However, a default under clauses (iv), (v), (vi) and (viii) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture and the Security Agreements may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past Default or Event of Default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "—Redemptions" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions, (viii) make any change in any Guarantee or Security Agreement that would adversely affect the Noteholders or terminate the Lien of the Indenture or any Security Agreement on any property at any time subject hereto or thereto or deprive the Holder of the security afforded by the Lien of the Indenture or the Security Agreements.

Without the consent of any Holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture and the Security Agreements to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company or a Subsidiary Guarantor under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes, to provide additional security for the Notes, to add to the covenants of the Company or a Restricted Subsidiary for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or a Restricted Subsidiary, to make any change that does not adversely affect the rights of any Holder of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

The consent of the Holders of the Notes is not necessary under the Indenture or the Security Agreements to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture or the Security Agreements becomes effective, the Company is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notesexchange notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

The Notes will be issued in registered form and will be transferable (subject to applicable Federal and state securities laws) only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "—Change of Control" and under the covenants described under "—Certain Covenants" (other than the covenant described under "—Certain Covenants—Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision, the guarantee default provision and the security default provision described under "—Defaults" above and the limitations contained in clause (iii) of the first paragraph under, and the third paragraph under, "—Certain Covenants—Merger and Consolidation" above ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii), (ix) or (x) under

"—Defaults" above or because of the failure of the Company to comply with clause (iii) of the first paragraph under, and the third paragraph under, "—Certain Covenants—Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, the Company and each Subsidiary Guarantor will be released from all its obligations with respect to its Subsidiary Guarantee and the Security Agreements, as applicable.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. Federal income tax law).

Satisfaction and Discharge

When (i) the Company delivers to the Trustee all outstanding Notes (other than lost, stolen or destroyed Notes which have been replaced) for cancelation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to the Indenture and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than lost, stolen or destroyed Notes which have been replaced), and if in either case the Company pays all other sums payable pursuant to the Indenture by the Company, then the Indenture and the Security Agreements (except as expressly provided in the Indenture) shall cease to be of further effect.

The Trustee shall acknowledge satisfaction and discharge of the Indenture and the Security Agreements on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel.

Concerning the Trustee

Manufacturers and Traders Trust Company, as Trustee, is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Enforceability of Judgments

Since most of the operating assets of the Company and the Subsidiary Guarantors are located outside the United States, any judgment obtained in the United States against the Company or a Restricted Subsidiary, including judgments with respect to the payment of principal of and interest on the Notes, may not be collectible within the United States. See "Enforceability of Civil Liabilities."

Consent to Jurisdiction and Service

The Indenture and the Security Agreements provide that the Company, each Subsidiary Guarantor and each Pledgor will appoint CT Corporation System, New York, New York as its agent for actions brought under Federal or state laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction. See "Enforceability of Civil Liabilities."

Certain Definitions

"Acquisition Contract" means a sale and purchase contract executed by the Company or a Restricted Subsidiary to acquire an additional Vessel or Vessels or any other Shipping Business Assets.

"Additional Amounts" has the meaning assigned to it under "—Withholding Taxes."

"Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock described in (ii) and (iii) below) used or usable in a Shipping Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Shipping Business.

"Additional Notes" has the meaning assigned to it under "—Terms of the Notes."

"Additional Notes Loan To Value Ratio" means, at any time, in connection with the issuance of Additional Notes, the ratio of (x) the aggregate principal amount of the Additional Notes to be issued at such time to (y) the sum of (i) the aggregate fair market value, which in the case of Vessels for the purpose of this definition shall be the Appraised Value at the time of such issuance, of all Collateral to be owned by, purchased by or contributed to one or more Subsidiary Guarantors or Pledgors at the time of such issuance (provided that immediately following the issuance of such Additional Notes, the Subsidiary Guarantors must in the aggregate own Collateral having a fair market value that constitutes at least 80% of the aggregate fair market value of all Collateral securing the Notes (including the Additional Notes)), and (ii) any cash proceeds from the issuance of such Additional Notes and any other funds, in each case, deposited as Trust Monies in connection with the issuance of such Additional Notes.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Affiliate Transaction" has the meaning assigned to it under "—Certain Covenants—Limitation on Affiliate Transactions."

"Appraisal Date" means each date as of which the Appraised Value of a Vessel has been determined.

"Appraised Value" is defined to mean the average of the fair market sale values as of a specified date of a specified asset that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by two Appraisers selected by the Company, provided, however, that the actual purchase price of any Vessel acquired after the most recent Appraisal Date shall constitute that Vessel's Appraised Value.

"Appraiser" means each of Charles R. Weber Company, Inc.; Mallory, Jones, Lynch, Flynn & Associates; Poten & Partners; J.C. O'Keefe Shipbroking Limited; H. Clarkson & Company Limited; Galbraiths Limited; Arrow Valuations, a division of Arrow Research Ltd.; Associated Shipbroking S.A.M.; Barry Rogliano Salles; Braemar Seascope Valuations Limited; Cooper Brothers S.R.L.; Compass Maritime Services LLC; E.A. Gibson Shipbrokers Ltd.; Ernst Russ GmbH & Co. KG; Fearnleys A.S.; J.E. Hyde & Co. Ltd.; Howe Robinson Marine Evaluations, a division of Howe Robinson & Co. Ltd.; L&R Midland Inc.; Marint (Offshore Services) U.K. Ltd; Marcon International, Inc.; Offshore Shipbrokers Limited; P.F. Bassoe AS; R.S. Partners Inc.; R.S. Platou Shipbrokers AS; Samuel Stewart & Co.; Simpson Spence & Young Ltd.; and Atlantic Shipbrokers Limited D/B/A Southport Atlantic and any other appraisal firm that is a Qualified Independent Appraiser.

"Asset Sale" means any sale, lease, Bareboat Charter, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") in one transaction or a series of related transactions, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) any Vessel, all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary (other than Temporary Cash Investments transferred or disposed for at least fair market value) outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (i), (ii) and (iii) above: (A) any entry into, modification or termination of a contract for the hire or use of a vessel entered into in the ordinary course of a Shipping Business, (B) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (C) for purposes of the covenant described under "—Certain Covenants—Limitation on Asset Sales" only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments" (in the case of clauses (B) and (C), provided that (i) a disposition of Collateral from the Company or a Subsidiary Guarantor to a non-Subsidiary Guarantor shall only be excluded from the definition of "Asset Sale" if, upon such disposition, such non-Subsidiary Guarantor executes a Subsidiary Guarantee and becomes a Subsidiary Guarantor and (ii) a disposition of Collateral from a Pledgor to a Restricted Subsidiary that is not a Subsidiary Guarantor or a Pledgor shall only be excluded from the definition of "Asset Sale" if, upon such disposition, such Restricted Subsidiary executes a Subsidiary Guarantee and becomes a Subsidiary Guarantor or executes a Pledge Agreement with respect to such Collateral and becomes a Pledgor), (D) a disposition of a non-Mortgaged Vessel in connection with a Local National Flag Arrangement; provided such dispositions (i) (1) are on terms that are substantially no less favorable to the Company or the Restricted Subsidiary that owns the Vessel than those that could be obtained at the time of such disposition in an arm's-length transaction with a Person who is not an Affiliate of the Company, (2) if such disposition is an Affiliate Transaction and involves an amount in excess of $1,000,000, such disposition must be set forth in writing and have been approved by a majority of the members of the Board of Directors having no personal stake in such disposition and (3) if such disposition is an Affiliate Transaction and involves an amount in excess of $4,000,000, such disposition must be determined by a reasonably appropriate independent qualified appraiser given the size and nature of the transaction to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries and (ii) shall not, together with all other Local National Flag Arrangements, exceed $50 million in the aggregate, (E) a disposition of a Company Built Vessel within 180 days of the completion of the construction of such Company Built Vessel and (F) disposition of any asset with a fair market value of less than $500,000).

"Asset Sale Offer" has the meaning assigned to it under "—Certain Covenants—Limitation on Asset Sales—Sales of Non-Collateral."

"Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

"Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

"Bareboat Charter" means a bareboat charter of a Mortgaged Vessel pursuant to which the chartering-in party has the right to purchase the Mortgaged Vessel at the conclusion of the bareboat charter period for a less than fair market value purchase price.

"Bareboat Charter Funds" means the charterhire payments received by the Company, a Subsidiary Guarantor or a Pledgor pursuant to a Bareboat Charter of a Mortgaged Vessel.

"Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

"Business Day" means each day which is not a Saturday, Sunday or a day on which banking institutions are authorized or permitted to close in New York and Baltimore, Maryland.

"Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Cash Equivalents" means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank organized under, or authorized to operate as a bank under, the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500.0 million and a long-term debt rating of "A-1" or higher by Moody's or "A+" or higher by S&P; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months of the original issue thereof; and (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

"Charters" is defined to mean each time charter party between a Subsidiary Guarantor and any third party with respect to such Subsidiary Guarantor's Mortgaged Vessel, and as the same may be amended from time to time. For purposes of this definition, each Pledgor shall be deemed to be a Subsidiary Guarantor.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" is defined to mean in each case as pledged and assigned to the Trustee pursuant to the Indenture or the Security Agreements, (1) all the issued and outstanding Capital Stock of each Subsidiary Guarantor owned, directly or indirectly, by the Company (subject to the limitations described under "—Limitations on Stock Collateral"), pledged from time to time in favor of the Trustee pursuant to the Indenture and the Security Agreements; (2) all cash held by the Trustee pursuant to the Indenture or the Security Agreements; and (3) each Subsidiary Guarantor's and each Pledgor's right, title and interest in and to (i) its respective Mortgaged Vessels, pursuant to a Mortgage issued by such Subsidiary Guarantor or Pledgor, as the case may be, in favor of the Trustee (which Mortgage, if governed by the laws of Argentina or Paraguay, shall be limited to the amount of up to two times the Appraised Value of the Mortgaged Vessel at the time such Mortgage is recorded); (ii) the earnings, if any, relating to its Mortgaged Vessels, including the collateral right to receive all monies and claims for monies due and to become due under any Charters relating to such Mortgaged Vessels or in respect of such Mortgaged Vessels and all claims for damages arising under such Charters or relating to such Mortgaged Vessels, including all moneys or other compensation payable by reason of requisition of title or other compulsory acquisition and all claims for damages in respect of the actual or constructive total loss of the Mortgaged Vessels; (iii) the freights, hires, passage moneys or payments in respect of indemnities relating to its Mortgaged Vessels; (iv) all its policies and contracts of insurance taken out from time to time in respect of its Mortgaged Vessels; and (v) all proceeds of any of the foregoing (clauses 3(ii), 3(iii), 3(iv) and 3(v) being hereinafter referred to collectively or singly in respect of a Mortgaged Vessel as "Related Collateral"); provided, however, that Collateral owned by any entity that is an obligor under any IFC Loan Agreement (other than (i) UABL Paraguay S.A. and (ii) any other Subsidiary Guarantor that is a Subsidiary Guarantor as of the Issue Date and then becomes an obligor under any IFC Loan Agreement at any time subsequent to the Issue Date) shall be limited to the Mortgaged Vessels.

"Collateral Proceeds Reinvestment Termination Date" has the meaning assigned to it under "—Certain Covenants—Limitation on Asset Sales—Sales of Collateral."

"Collateral Sale Offer" has the meaning assigned to it under "—Certain Covenants—Limitation on Asset Sales—Sales of Collateral."

"Company Built Vessels" means any Vessels constructed, manufactured or otherwise built at a Vessel shipyard or like manufacturing facility owned or operated by the Company or any of its Subsidiaries or Affiliates.

"Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been made publicly available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; provided, however, that the pro forma calculation of Indebtedness shall not give effect to any Indebtedness Incurred on the date of determination pursuant to paragraph (b) of "—Certain Covenants—Limitation on Indebtedness";

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness; provided, however, that the pro forma calculation of Indebtedness shall not give effect to the discharge on the date of determination of any Indebtedness to the extent such discharge results from the proceeds of Indebtedness Incurred pursuant to paragraph (b) of "—Certain Covenants—Limitation on Indebtedness";

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto or to an Asset Sale, any Investment or the amount of Consolidated Interest Expense associated with any Indebtedness Incurred, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to an acquisition of a Vessel or the financing thereof, the Company may (i) if the Vessel is to be subject to a time charter by the Company, apply pro forma EBITDA for such Vessel based on such new time charter or (ii) if the Vessel is to be subject to hire on a voyage charter basis by the Company, apply EBITDA for such Vessel based upon historical earnings of the most comparable Vessel of the Company or any of its Subsidiaries (as determined in good faith by the Board of Directors) during such period, or if there is no such comparable Vessel, based upon industry average earnings for comparable vessels (as determined in good faith by the Board of Directors).

"Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary to the extent paid in cash in such period, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

"Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income, but only to the extent that such Restricted Subsidiary was not prohibited from distributing such net income of such Restricted Subsidiary during such period as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to sales of Vessels and to any sale-and-leaseback arrangement) and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, in each case which is not sold or otherwise disposed of in the ordinary course of business, as determined in good faith by the Board of Directors;

(v) extraordinary gains or losses; and

(vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

"Consolidated Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries as shown on the most recent balance sheet of the Company determined on a consolidated basis in accordance with GAAP.

"Credit Facility" or "Credit Facilities" means one or more debt facilities, commercial paper facilities or sale and lease back facilities, in each case with banks or other financial institutions or institutional investors providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other forms of guarantees and assurances, or other Indebtedness, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), restructured, repaid or refinanced (whether by means of sales of debt securities to institutional investors and whether in whole or in part and whether or not with the original administrative agent or lenders or another administrative agent or agents or other banks or institutions and whether provided under one or more other credit or other agreements) and, for the avoidance of doubt, includes any agreement extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part or must be purchased upon the occurrence of certain specified events, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "—Certain Covenants—Limitation on Asset Sales" and "—Change of Control."

"EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (b) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (c) amortization expense (including amortization of dry dock expense) of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (d) all other noncash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders; provided, however, that, for purposes of the definition of Consolidated Coverage Ratio, EBITDA for a period attributable to a Mortgaged Vessel subject to a Bareboat Charter shall be limited to the product of the EBITDA Portion and the Bareboat Charter Funds received in respect of such Mortgaged Vessel during such period.

"EBITDA Portion" in respect of Bareboat Charter Funds received by the Company, its Subsidiary Guarantors or the Pledgors in respect of a Mortgaged Vessel subject to a Bareboat Charter means a fraction, expressed as a percentage, the numerator of which is the average annual amount of EBITDA attributable to such Mortgaged Vessel derived by the Company, its Subsidiary Guarantors and the Pledgors during the two-year period immediately preceding the commencement of such Bareboat Charter (or such shorter period during which such Mortgaged Vessel was owned by the Company, its Subsidiary Guarantors or the Pledgors, in which case such actual EBITDA shall be annualized), and the denominator of which is the annual amount of Bareboat Charter Funds to be received by the Company, its Subsidiary Guarantors or the Pledgors pursuant to such Bareboat Charter.

"Event of Loss" is defined to mean any of the following events: (a) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel, (b) the destruction of a Vessel, (c) damage to a Vessel to an extent, determined in good faith by the Board of Directors within 180 days after the occurrence of such damage (and evidenced by an Officers' Certificate to such effect delivered to the Trustee, within such 180-day period), as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence) or (d) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or compulsory use of a Vessel that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (i) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss; (ii) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of the determination of such total loss pursuant to the relevant insurance policy; (iii) in the case of any event referred to in clause (c) above, upon the delivery of the Company's Officers' Certificate to the Trustee; or (iv) in the case of any event referred to in clause (d) above, on the date six months after the occurrence of such event.

"Event of Loss Offer" has the meaning assigned to it under "—Certain Covenants—Event of Loss."

"Excess Collateral Proceeds" has the meaning assigned to it under "—Certain Covenants—Limitation on Asset Sales—Sales of Collateral."

"Excess Event of Loss Proceeds" has the meaning assigned to it under "—Certain Covenants—Event of Loss."

"Excess Proceeds" has the meaning assigned to it under "—Certain Covenants—Limitation on Asset Sales—Sales of Non-Collateral."

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Notes" has the meaning assigned to it under "—Registered Exchange Offer; Registration Rights."

"Excluded Holder" has the meaning assigned to it under "—Withholding Taxes."

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the relevant date of determination, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Sections 13 or 15(d) of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

"Guarantee Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor becomes subject to the applicable terms and conditions of the Indenture.

"Hedging Obligations" of any Person means the obligations of such Person under:

(1) interest rate swap agreements (whether fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements designed to manage interest rate risk;

(2) other agreements or arrangements designed to manage interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices (including prices of fuel, bunkers or lubricants) or freight rates.

"Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

"IFC" means International Finance Corporation and its successors.

"IFC Loan Agreement" means any agreement as in effect on the Issue Date between or among any of the Company, UABL Limited or any of their respective Subsidiaries, as borrower, and IFC or OFID, as lender or lenders, and any other lenders that become a part of the lender group in respect thereof as the case may be, as it may be amended or Refinanced from time to time.

"Incidental Asset" is defined to mean any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by the Company, a Subsidiary Guarantor or a Pledgor that have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the Company, such Subsidiary Guarantor or Pledgor, as the case may be. In no event shall the term "Incidental Asset" include a Vessel or a Mortgaged Vessel.

"Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable arising in the ordinary course of business);

(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee;

(vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets or the amount of the obligation so secured; and

(viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the above, the following shall not constitute Indebtedness for purposes hereof: any commercial obligations assumed or undertaken by the Company in the ordinary course of business, including, purchasing or hedging purchases of bunkers or other consumables and obligations to suppliers.

"Inversiones Los Avellanos S.A." means Inversiones Los Avellanos S.A., a company organized under the laws of Chile.

"Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

"Issue Date" means the date on which the Notes are originally issued.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

"Local National Flag Arrangement" means a transaction, or series of transactions, pursuant to which the Company, directly or indirectly through one or more Subsidiaries, may purchase a minority ownership interest in a Local National Vessel Owner that would (i) purchase a non-Mortgaged Vessel from the Company or a Subsidiary of the Company with the proceeds of a seller's credit or other advance from the Company for a stated term and (ii) grant the Company or a Subsidiary of the Company a right to repurchase such non-Mortgaged Vessel at the expiration of such term; provided that the aggregate value of Local National Flag Arrangements shall not exceed $50.0 million.

"Local National Vessel Owner" means a company that is incorporated in a jurisdiction that requires majority ownership of Vessels flagged in such jurisdiction owned by local owners.

"Lost Mortgaged Vessel" has the meaning assigned to it under "—Certain Covenants—Event of Loss."

"Menendez Family Entity" means any Person that is directly or indirectly controlled or beneficially owned by any of Messrs. Felipe Menendez Ross, Ricardo Menendez Ross and Julio Menendez Ross, or any descendant of such individuals, or the descendants of Isabel Menendez. For purposes of this definition, "controlled" when used with respect to any Person means the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

"Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

"Mortgage" means a mortgage and the related deed of a covenants, if any, on a Vessel that is substantially in the form of and to the effect set forth as Exhibit C to the Indenture, which shall include any amendment and restatement of a mortgage covering a Mortgaged Vessel registered under Argentine or Paraguayan flag securing Indebtedness under the Company's 9% First Preferred Ship Mortgage Notes due 2014 which mortgage shall, after giving effect to such amendment and restatement, effectively secure the Indebtedness represented by the Notes issued pursuant to the Indenture.

"Mortgaged Vessels" is defined to mean certain vessels and barges owned by Subsidiary Guarantors or by Pledgors from time to time, including, as of the Issue Date, the four ocean Vessels listed below and the 335 barges and 14 pushboats identified on a schedule attached to the Indenture:

Vessel	Flag	Official or Patente Number	Year Built
Miranda I	Panama	22409-95-D	1995*
Amadeo	Panama	25784-98-F	1996*
Argentino	Panama	28674-02-C	2002
Asturiano	Panama	41857-10-A	2003
____________

*	Miranda I and Amadeo were both rebuilt to double hull in 2007.

If one of such vessels shall be sold pursuant to the terms of the Indenture, such vessel shall cease to be a Mortgaged Vessel from and after the completion of the sale of such Mortgaged Vessel. A Qualified Substitute Vessel or a Substitute Mortgaged Vessel may be substituted for a Mortgaged Vessel in certain circumstances and such substituted vessel shall become a Mortgaged Vessel upon substitution in accordance with the terms of the Indenture.

"Mortgaged Vessel Asset" has the meaning assigned to it under "—Certain Covenants—Limitation on Asset Sales."

"Net Available Cash" from an Asset Sale means cash payments received therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement (including any mortgage, assignment of earnings, assignment of insurances or pledge agreement) with respect to such assets, or which must, by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

"Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

"Net Event of Loss Proceeds" means all compensation, damages and other payments (including insurance proceeds other than certain liability insurance proceeds) received by the Company, any Subsidiary Guarantor, any Pledgor or the Trustee, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss, net of related fees and expenses and payments made to repay Indebtedness or any other obligation outstanding at the time of such Event of Loss; provided, however, that such Indebtedness or other obligation is either (A) secured by a Lien on the property or assets that suffered the Event of Loss or (B) required to be paid as a result of such Event of Loss.

"Obligations" has the meaning assigned to it under "—Guarantees."

"OFID" means The OPEC Fund for International Development and its successors.

"Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company or any duly appointed attorney-in-fact of the Company.

"Officers' Certificate" means a certificate signed by one or more Officers.

"Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Parent" means any Person that owns directly or indirectly all the Voting Stock of the Company.

"Permitted Excess Cash Use" means (i) the purchase, repurchase or repayment of unsubordinated Indebtedness of the Company or of a Subsidiary Guarantor (in each case other than Indebtedness owed to an Affiliate of the Company), (ii) the investment in Additional Assets or (iii) working capital of the Company and its Restricted Subsidiaries, to the extent reasonable (as determined by the Board of Directors in good faith) in light of the operations and prospects of the Company and its Restricted Subsidiaries.

"Permitted Flag Jurisdiction" means the Marshall Islands, the United States of America, any State of the United States or the District of Columbia, The Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, Singapore, the British Virgin Islands, the Cayman Islands, the Isle of Man, Cyprus, the Philippines, Norway, Greece, the United Kingdom, Argentina, Malta, Brazil, Chile, Paraguay, India, Bolivia, Spain, Uruguay and any other jurisdiction generally acceptable to institutional lenders in the shipping industry, as determined in good faith by the Board of Directors.

"Permitted Holders" means Inversiones Los Avellanos S.A., SIPSA S.A., Hazels (Bahamas) Investments Inc., each Southern Cross Entity, each Menendez Family Entity, and their respective Affiliates as of the Issue Date. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired and held by a Person while it is an Affiliate of one of the Permitted Holders specifically identified by name herein and as of the Issue Date will be treated as "beneficially owned" by such Permitted Holder.

"Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company (including an Investment in the Notes), a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Shipping Business, (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Shipping Business, (iii) Temporary Cash Investments, (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances, (v) payroll, travel and similar advances, and advances to ship agents, ship managers and similar advances, in each case, to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (vi) office space and related equipment in the ordinary course of business, (vii) loans or advances to employees made in the ordinary course of business in an aggregate amount not to exceed $500,000 outstanding at any one time, (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments, (ix) agreements in respect of Hedging Obligations permitted by clause (7) of paragraph (b) of "—Certain Covenants—Limitation on Indebtedness", (x) any partnership or joint venture that is not a Restricted Subsidiary in an aggregate amount not to exceed $25.0 million at any one time; provided, however, that such partnership's or such joint venture's primary business is a Shipping Business, (xi) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the Indenture, (xii) a Local National Vessel Owner in connection with a Local National Flag Arrangement; provided that that the aggregate amount of Investments made by the Company and its Restricted Subsidiaries in any such Local National Vessel Owners or Local National Flag Arrangements shall not exceed $50.0 million, and (xiii) any other Persons not to exceed the greater of: (a) $5.0 million outstanding at any one time and (b) 0.5% of Consolidated Total Assets at any such time.

"Permitted Liens" means, with respect to any Person,

(a) Liens securing obligations under the Indenture, the Notes (other than Additional Notes) and the Security Agreements;

(b) Liens existing on the Issue Date;

(c) Liens granted after the Issue Date in favor of the Holders;

(d) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company by such Restricted Subsidiary;

(e) Liens for crews' wages (including the wages of a master and the wages of stevedores employed directly by a Vessel) and pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(f) Liens imposed by law, for sums that are not yet due, are being contested in good faith by appropriate proceedings or are fully insured (other than for customary deductibles) or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(g) Liens for property taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings;

(h) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(i) Liens securing such Person's reimbursement obligations in connection with letters of credit issued for the account of such Person in connection with the establishment of the financial responsibility thereof under Title 33 Code of Federal Regulations Part 138 or Title 46 Code of Federal Regulations Part 540;

(j) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(k) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person, including Vessels; provided that (i) no such Liens shall extend to any property constituting Collateral or to any Capital Stock that at such time is not part of the Collateral as a result of the application of the provisions described under "—Limitations on Stock Collateral," (ii) such Liens may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred and (iii) the principal amount of such Indebtedness secured by such Liens on such property does not exceed in aggregate 80% of the aggregate fair market value of the assets securing such Indebtedness;

(l) Liens to further secure Indebtedness already secured by one or more Vessels or other assets of the Company or any Restricted Subsidiary, where immediately following the creation of such Lien, all Indebtedness secured by such Vessels or other assets, does not exceed in aggregate, 80% of the aggregate fair market value of such Vessels or other assets securing such Indebtedness; provided that (i) no such Liens shall extend to any property that constituted Collateral immediately prior to the incurrence of such Lien or to any Capital Stock that at such time is not part of the Collateral as a result of the application of the provisions described under "—Limitations on Stock Collateral" and (ii) such Vessels or other assets will also secure the Notes (including any Additional Notes) on a pari passu basis;

(m) Liens securing Indebtedness permitted under the provisions described in paragraph (b)(1) of the covenant described under "—Certain Covenants—Limitation on Indebtedness;" provided that no such Liens shall extend to any property constituting Collateral or to any Capital Stock that at such time is not part of the Collateral as a result of the application of the provisions described under "—Limitations on Stock Collateral";

(n) Liens on property or shares of Capital Stock of another Person (other than a Subsidiary Guarantor) at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

(o) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

(p) Liens securing Hedging Obligations permitted by "—Certain Covenants—Limitation on Indebtedness";

(q) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to the Company in the ordinary course of business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price);

(r) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

(s) Liens to secure any Refinancing (or successive Refinancings) or replacement as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (a), (b), (k), (n) and (o); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness described under clause (a), (b), (k), (n) or (o) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing and (z) such Lien need not be Incurred at the same time the original Lien is released;

(t) charters, leases or subleases granted to others in the ordinary course of business that are subject to the relevant Mortgage and that do not materially interfere with the ordinary course of business of such Person and its Restricted Subsidiaries, taken as a whole;

(u)(A) Liens in favor of the Company or any Subsidiary Guarantor, (B) Liens arising from the rendering of a final judgment or order against such Person that does not give rise to an Event of Default and (C) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(v) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(w) Liens for salvage and general average;

(x) Liens, including any existing or future Liens, to secure Indebtedness permitted under clause (b)(10) under

"—Certain Covenants—Limitation on Indebtedness"; provided that no such Liens shall extend to any property constituting Collateral or to any Capital Stock that at such time is not part of the Collateral as a result of the application of the provisions described under "—Limitations on Stock Collateral";

(y) Liens under this clause (y) securing Indebtedness not in excess of $50 million in the aggregate at any time outstanding; provided that no such Liens shall extend to any property constituting Collateral or to any Capital Stock that at such time is not part of the Collateral as a result of the application of the provisions described under "—Limitations on Stock Collateral;" and

(z) Liens securing Additional Notes; provided that, immediately after giving effect to the Incurrence of such Additional Notes, the Additional Notes Loan To Value Ratio is less than 0.75.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (k), (n) or (o) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "—Certain Covenants—Limitation on Asset Sales." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

"Permitted Repairs" means, with respect to any newly acquired second-hand Vessel, repairs which, in the reasonable judgment of the Company, are required to be made to such Vessel upon acquisition and which are made within 120 days of the acquisition thereof.

"Person" means any individual, corporation, partnership, limited liability issuer, joint venture, association, joint-stock issuer, trust, estate of a deceased individual, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Pledge Agreement" means that certain Pledge Agreement, dated as of the date of the Indenture, between the Company and Manufacturers and Traders Trust Company, as collateral agent (the "Collateral Agent").

"Pledgor" means any of Compania Paraguaya De Transporte Fluvial SA and Riverpar S.A. for so long as such entity owns a Mortgaged Vessel or any other Subsidiary that after the Issue Date owns one or more Qualified Substitute Vessels that are part of the Collateral and is not a Subsidiary Guarantor for so long as such other Subsidiary owns such a Qualified Substitute Vessel.

"Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

"principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

"Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached.

"Qualified Equity Offering" means a sale (other than to the Company or any of its Subsidiaries) of Capital Stock of the Company (other than Disqualified Stock), other than any offering, issuances or distributions with respect to a dividend reinvestment plan or an employee stock option plan, or other offerings registered on Form S-8 (or any equivalent or successor form) under the Securities Act or any similar offering in other jurisdictions.

"Qualified Independent Appraiser" means a Person:

(1) engaged in the business of appraising Vessels or other Shipping Business Assets who is generally acceptable to institutional lenders to the shipping industry; and

(2) who (a) is independent of the parties to the transaction in question and their Affiliates and (b) is not connected with the Company, any of the Restricted Subsidiaries or any of such Affiliates as an officer, director, employee, promoter, underwriter, trustee, manager, partner or person performing similar functions.

"Qualified Substitute Vessel" is defined to mean, as of any date, one or more Vessels which (i) are not Mortgaged Vessels as of such date, (ii) will be, upon acquisition thereof, wholly owned (directly or indirectly) by a Restricted Subsidiary of the Company, (iii) are registered under the laws of a Permitted Flag Jurisdiction and (iv) have an Appraised Value (which for these purposes shall be deemed to include any credit (as certified in writing in the form of an Officers' Certificate and delivered to the Trustee) (which has not previously been applied) to which the Company shall be entitled arising from the tender on a previous occasion of a Qualified Substitute Vessel having an Appraised Value in excess of the Appraised Value of the Sold Mortgaged Vessel or the Lost Mortgaged Vessel in substitution for which it was tendered) at the Vessel Tender Date applicable to the last Vessel being tendered in substitution for any Sold Mortgaged Vessel or Lost Mortgaged Vessel at least equal to the Vessel for which it is being substituted, assuming compliance by the applicable Subsidiary Guarantor with all the terms of the Indenture and the applicable Mortgage.

"Ready for Sea Cost" is defined to mean, with respect to a Vessel or Vessels (including any Qualified Substitute Vessel) to be acquired or leased (under a Capital Lease Obligation) by the Company or any Subsidiary Guarantor, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for its intended use, including any and all vessel preparation and transportation expenses, loading and discharge expenses, inspections, appraisals, repairs, modifications, additions, improvements, permits and licenses in connection with such acquisition or lease; provided that in each case such expenditures would be classified and accounted for as "property, plant and equipment" in accordance with GAAP.

"Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

"Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

"Registration Default" has the meaning assigned to it under "—Registered Exchange Offer; Registration Rights."

"Relevant Taxing Jurisdiction" has the meaning assigned to it under "—Redemptions—Redemption for Changes in Withholding Taxes."

"Restricted Payment" with respect to any Person means

(i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

(iv) the making of any Investment (other than a Permitted Investment) in any Person.

"Restricted Subsidiary" means the Subsidiary Guarantors and any other Subsidiary of the Company that is not an Unrestricted Subsidiary.

"Riverpar S.A." means Riverpar S.A., an indirect subsidiary of Ultrapetrol (Bahamas) Limited incorporated under the laws of Paraguay and its successors.

"S&P" means Standard & Poor's Rating Services or any successor to the rating agency business thereof.

"Sale Equivalent Portion" in respect of Bareboat Charter Funds received by the Company, its Subsidiary Guarantors or the Pledgors in respect of a Mortgaged Vessel subject to a Bareboat Charter means the excess of such Bareboat Charter Funds over the product of the EBITDA Portion and such Bareboat Charter Funds.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired, other than Company Built Vessels, whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

"SEC" means the Securities and Exchange Commission.

"Security Agreements" has the meaning specified in the Indenture and includes the Pledge Agreement, Mortgages, assignments of earnings, assignments of freights and hires and assignments of insurance.

"Senior Indebtedness" of any Person means (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

"Shipping Business" means the ownership or operation of Vessels and any activities within the ship owning, shipping and offshore industries and all businesses which are complementary, incidental, related or ancillary to any such activities, industries and businesses, including owning and building barges and all kind of floating vessels or crafts, floating storage production units, storage tanks and terminals, salvage, port facilities and services, pipelines and all kinds of loading and discharging facilities and equipment related thereto (including any investment in real estate in respect of the foregoing).

"Shipping Business Assets" means any assets used or usable in the ordinary course of a Shipping Business.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"SIPSA S.A." means SIPSA S.A., a company organized under the laws of Chile.

"Sold Mortgaged Vessel" means a Mortgaged Vessel (together with the applicable charters, freights and hires and other related agreements) sold pursuant to the terms of this covenant, including the transfer of a Mortgaged Vessel pursuant to a Bareboat Charter or the sale of all the interests in a Mortgaged Vessel.

"Southern Cross Entity" means each of Sparrow Capital Investments Ltd., Sparrow CI Sub Ltd., Southern Cross Latin America Private Equity Fund III, L.P., Southern Cross Latin America Private Equity Fund IV, L.P. or any entity that is directly or indirectly controlled or beneficially owned by Southern Cross Latin America Private Equity Fund III, L.P. or Southern Cross Latin America Private Equity Fund IV, L.P. and their successors.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

"Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

"Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

"Subsidiary Guarantor" means each Subsidiary of the Company, whether now owned or hereafter formed, that executes and delivers a Subsidiary Guarantee and shall not include any entity that is an obligor under any IFC Loan Agreement (other than (i) UABL Paraguay S.A. and (ii) any other Subsidiary Guarantor that is a Subsidiary Guarantor as of the Issue Date and then becomes an obligor under any IFC Loan Agreement at any time subsequent to the Issue Date).

"Subsidiary Guarantee" means a Guarantee of the Company's obligations with respect to the Notes issued by a Subsidiary of the Company.

"Substitute Mortgaged Vessel" is defined to mean, as of any date, one or more Vessels which (i) are not Mortgaged Vessels as of such date, (ii) will be owned by a Restricted Subsidiary of the Company, (iii) are registered under the laws of a Permitted Flag Jurisdiction and (iv) have an Appraised Value at the Vessel Substitution Date at least equal to the Appraised Value of the Mortgaged Vessel for which it is being substituted, assuming compliance by the applicable Subsidiary Guarantor with all the terms of the Indenture and the applicable Mortgage.

"Taxes" has the meaning assigned to it under "—Withholding Taxes."

"Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) debt issued by the national government of Argentina or Brazil or investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by any bank or trust company organized under the laws of Argentina or Brazil; provided that, the aggregate amount of such debt and deposits shall not exceed $20.0 million at any time, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications-described in clause (ii) above; (v) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard and Poor's Ratings Group; and (vi) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

"Trust Monies" means all cash or Temporary Cash Investments received by the Trustee as or in respect of Collateral: (i) upon the release of property from the Lien of a Security Agreement; (b) as compensation for, or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of; (c) in connection with an Event of Loss or Asset Sale with respect to Collateral; (d) pursuant to certain provisions of the Mortgages; (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Agreements or otherwise; (f) for application under the Indenture as provided in the Indenture or any Security Agreement, or whose disposition is not otherwise specifically provided for in the indenture or in any Security Agreement; or (g) which represent net proceeds from the issuance of Additional Notes required to be deposited with the Trustee pending the acquisition of one or more Mortgaged Vessels (and to make Permitted Repairs, as applicable), provided, however, that Trust Monies shall in no event include any property deposited with the Trustee in connection with the repurchase requirements described in "—Change of Control" or in connection with any Asset Sale Offer or optional redemption or defeasance of any notes.

"Unrestricted Subsidiary" means (i) any Subsidiary of the Company (other than a Subsidiary Guarantor) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary (other than a Subsidiary Guarantor)) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

"Vessel" means a tanker, bulk carrier, barge, liquid petroleum gas/liquid natural gas tanker, chemical carrier, bulk carrier, container vessel, reefer vessel, tug boat, push boat, off shore supply vessel, floating storage production unit, barge and in general any floating craft whose purpose may be partially or wholly to deploy, procure, process, transport, load, discharge, transfer or store lawful commodities or to transport crew, personnel or passengers, and all related spares, stores, equipment, additions and improvement equipment related to such work whether it is attached to such vessel or not. It will also include any participation in the described vessels by joint venture or other commercial forms of participation.

"Vessel Construction Contract" means any contract for the construction (or construction and acquisition) of a Vessel entered into by the Company or any Restricted Subsidiary, including any amendments, supplements or modifications thereto or change orders in respect thereof.

"Vessel Substitution Date" has the meaning assigned to it under "—Collateral."

"Vessel Tender Date" has the meaning assigned to it under "—Tender of Qualified Substitute Vessel."

"Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

"Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

Book-Entry; Delivery and Form

The Notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Notes also may be offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Following the initial distribution of Rule 144A Notes and Regulation S Notes, such Notes may be transferred to certain institutional "accredited investors" in the secondary market ("IAI Notes"). Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.

Rule 144A Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, the "Regulation S Global Notes"). IAI Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, the "IAI Global Notes"). Beneficial ownership interests in a Regulation S Global Note will be exchangeable for interests in a Rule 144A Global Note, an IAI Global Note or a definitive note in registered certificated form (a "Certificated Note") only after the expiration of the period through and including the 40th day after the later of the commencement and the closing of this offering (the "Distribution Compliance Period") and then only (i) in the case of an exchange for an IAI Global Note, upon certification that the interest in the Regulation S Global Note is being transferred to an "accredited investor" under the Securities Act that is an institutional "accredited investor" acquiring the securities for its own account or for the account of an institutional "accredited investor" and (ii) in the case of an exchange for a Certificated Note, in compliance with the requirements described under "—Exchange of Global Notes for Certificated Notes." The Rule 144A Global Notes, the IAI Global Notes and the Regulation S Global Notes are collectively referred to herein as the "Global Notes." The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes or the IAI Global Notes at any time except in the limited circumstances described below. See "—Exchanges Among Global Notes."

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Transfer Restrictions." Regulation S Notes and IAI Notes will also be subject to certain restrictions on transfer and will also bear the legend as described under "Transfer Restrictions." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

1.	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

2.
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

1.
any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

2.	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under "Transfer Restrictions," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

1.
DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

2.	the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

3.	there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Transfer Restrictions," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Transfer Restrictions."

Exchanges Among Global Notes

Beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note or the IAI Global Note only after the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that, among other things, in the case of an exchange for an interest in an IAI Global Note, the interest in the Regulation S Global Note is being transferred to an "accredited investor" under the Securities Act that is an institutional "accredited investor" acquiring the securities for its own account or for the account of an institutional "accredited investor."

Beneficial interest in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144.

Beneficial interest in the Rule 144A Global Note may be exchanged for a beneficial interest in the IAI Global Note only upon certification in a form reasonably satisfactory to the Trustee that, among other things, (i) the beneficial interest in such Rule 144A Global Note is being transferred to an "accredited investor" under the Securities Act that is an institutional "accredited investor" acquiring the securities for its own account or for the account of an institutional "accredited investor" and (ii) such transfer is being made in accordance with all applicable securities laws of the States of the United States and other jurisdictions. Beneficial interest in the IAI Global Note may be exchanged for a beneficial interest in the Rule 144A Global Note only upon certification in a form reasonably satisfactory to the Trustee that, among other things, such interest is being transferred in a transaction in accordance with Rule 144A.

Transfers involving exchanges of beneficial interests between the Regulation S Global Notes, the IAI Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect the changes in the principal amounts of the Regulation S Global Note, the IAI Global Note and the Rule 144A Global Note, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Registered Exchange Offer; Registration Rights

We have agreed pursuant to the Registration Rights Agreement that we will, subject to certain exceptions,

1.
within 60 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer (the "Registered Exchange Offer") to exchange the Notes for new notes of the Company (the "Exchange Notes") having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

2.	use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date;

3.	as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the "Effectiveness Date"), offer the Exchange Notes in exchange for surrender of the Notes; and

4.
keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Notes.

For each Note validly tendered to us and not withdrawn pursuant to the Registered Exchange Offer, we will issue to the holder of such Note an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or, if no interest has been paid on such Note, from the date of its original issue.

Under existing SEC interpretations, the Exchange Notes will be freely transferable by holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker dealers ("Participating Broker Dealers") receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement.

Under the Registration Rights Agreement, the Company is required to allow Participating Broker Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

A Holder of Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In the event that:

1.	applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer; or

2.	for any other reason we do not consummate the Registered Exchange Offer within 220 days of the Issue Date; or

3.
the Initial Purchaser shall notify us following consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

4.
certain holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we will, subject to certain exceptions,

1.	promptly file a shelf registration statement (the "Shelf Registration Statement") with the SEC covering resales of the Notes or the Exchange Notes, as the case may be;

2.
(A) in the case of clause (1) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 180th day after the Issue Date and (B) in the case of clause (2), (3) or (4) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 90th day after the date on which the Shelf Registration Statement is required to be filed; and

3.
keep the Shelf Registration Statement effective until the earliest of (A) two years from the Issue Date and (B) the date on which all Notes registered thereunder are disposed of in accordance therewith.

We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

We may require each holder requesting to be named as a selling security holder to furnish to us such information regarding the holder and the distribution of the Notes or Exchange Notes by the holder as we may from time to time reasonably require for the inclusion of the holder in the Shelf Registration Statement, including requiring the holder to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any holder as a selling security holder that fails to provide us with such information.

We will pay additional cash interest on the Notes and Exchange Notes, subject to certain exceptions,

1.	if the Company fails to file an Exchange Offer Registration Statement with the SEC on or prior to the 60th day after the Issue Date,

2.
if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date or, if obligated to file a Shelf Registration Statement pursuant to clause 2(A) above, a Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date,

3.	if the Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective,

4.
if obligated to file the Shelf Registration Statement pursuant to clause 2(B) above, the Company fails to file the Shelf Registration Statement with the SEC on or prior to the 30th day (the "Shelf Filing Date") after the date on which the obligation to file a Shelf Registration Statement arises,

5.
if obligated to file a Shelf Registration Statement pursuant to clause 2(B) above, the Shelf Registration Statement is not declared effective on or prior to the 90th day after the Shelf Filing Date, or

6.
after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6) a "Registration Default");

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.00% per annum; provided, however, that if a Registration Default shall occur and be continuing on the date that is two years following the Issue Date, such additional interest at the rate of 1.00% per annum will accrue permanently on the Notes and the Exchange Notes. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

In the event we are not eligible for Form F-3 or S-3, a Registration Default shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement pursuant to clause (6) above or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), we proceed promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 45 days, additional interest shall be from the day such Registration Default occurs until such Registration Default is cured.

All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that we have accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

DESCRIPTION OF CREDIT FACILITIES AND OTHER INDEBTEDNESS

The following is a summary of the material terms of our credit facilities and other indebtedness.

Loan Agreement with DVB Bank SE of up to $15.0 million:

On January 17, 2006, UP Offshore Apoio Maritimo Ltda. (a wholly owned subsidiary of the Offshore Supply Business) as Borrower, Packet Maritime Inc. and Padow Shipping Inc. as Guarantors and UP Offshore as Holding Company entered into a $15.0 million loan agreement with DVB Bank SE for the purposes of providing post- delivery financing of one PSV named UP Agua-Marinha delivered in February 2006.

This loan is divided into two tranches:

●
Tranche A, amounting to $13.0 million, shall be repaid by (i) 120 consecutive monthly installments of $75,000 each beginning in March 2006 and (ii) a balloon repayment of $4.0 million together with the 120th installment. The loan accrues interest at LIBOR rate plus a margin of 1.20% per annum, and

●	Tranche B, amounting to $2.0 million, was repaid by 36 consecutive monthly installments of $56,000 each beginning in March 2006.

The loan is secured by a mortgage on the UP Agua-Marinha and is jointly and severally irrevocable and unconditionally guaranteed by Packet Maritime Inc. and Padow Shipping Inc. The loan also contains customary covenants that limit, among other things, the Borrower's and the Guarantors' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, merge or consolidate, change lines of business and amend the terms of subordinated debt. The agreement governing the facility also contains customary events of default. If an event of default occurs and is continuing, DVB Bank SE may require the entire amount of the loan be immediately repaid in full. Further, the loan agreement requires the UP Agua-Marinha pledged as security had an aggregate market value of at least 133.3% of the value of the loan.

The aggregate outstanding principal balance of the loan was $6.6 million at March 31, 2013.

Loan Agreement with DVB Bank SE of up to $61.3 million:

On December 28, 2006, UP Offshore (Bahamas) Ltd., as Borrower, entered into a $61.3 million loan agreement with DVB Bank SE for the purpose of refinancing three PSVs named UP Esmeralda, UP Safira and UP Topazio. The loan is divided into two advances and shall be repaid by 40 consecutive quarterly installments as set forth in the repayment schedule therein.

The loan must be repaid by (i) 9 consecutive quarterly installments of $1.2 million each beginning in March 2007 followed by 3 consecutive quarterly installments of $1.3 million each, 25 consecutive quarterly installments of $1.1 million and 3 consecutive quarterly installments of $1.3 million; and (ii) a balloon repayment of $16.0 million payable simultaneously with the 40th quarterly installment. The loan accrues interest at LIBOR plus 1.20% per annum.

The loan is secured by a mortgage on the UP Esmeralda, UP Safira, UP Topazio and UP Agua Marinha (together, the Mortgaged Vessels) and is jointly and severally irrevocable and unconditionally guaranteed by Ultrapetrol (Bahamas) Ltd., UP Offshore Apoio Maritimo Ltda., Packet Maritime Inc., Topazio Shipping LLC and Padow Shipping Inc. The loan also contains customary covenants that limit, among other things, the Borrower's and the Guarantors' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, merge or consolidate, change lines of business and amend the terms of subordinated debt. The agreement governing the facility also contains customary events of default. If an event of default occurs and is continuing, DVB Bank SE may require the entire amount of the loan be immediately repaid in full. Further, the loan agreement requires upon the until the third anniversary of the final advance under the loan, the Mortgaged Vessels pledged as security have an aggregate market value of at least 117.6% of the value of the loan amount and at all times thereafter an aggregate market value of at least 133.3% of the value of the loan.

On August 1, 2012, we amended the DVB Bank SE $61.3 million facility to re-borrow up to $10.0 million to provide additional financing for our PSVs UP Esmeralda, UP Safira and UP Topazio. We drew down the first $1.7 million under this amendment on August 2, 2012, simultaneously with the payment of $4.4 million corresponding to the launching of our UP Pearl , under construction in India. On December 14, 2012, we drew down $6.6 million as per such amendment.

The aggregate outstanding principal balance of the loan was $37.0 million at March 31, 2013.

Senior secured term loan with Nordea Bank Finland PLC (Nordea Bank) of $20,200

On November 30, 2007, Hallandale Commercial Corp. (our wholly owned subsidiary in the Ocean Business and the owner of the Amadeo) as Borrower, Ultrapetrol (Bahamas) Ltd., as Guarantor, and Tuebrook Holdings Inc. (our wholly owned subsidiary in the Ocean Business and the holding company of Hallandale Commercial Corp.), as Pledgor, entered into a $20,200 loan agreement with Nordea Bank for the purpose of providing post delivery financing of the vessel.

On December 28, 2012 the Borrower, the Guarantor, the Pledgor and Nordea Bank amended the loan agreement. In connection with this amendment the margin was increased from 1.50% to 3.00% per annum, the change of control provisions was modified to include Sparrow into the definition, the final maturity date of the loan was changed to April 15, 2013 and Nordea Bank waived the Guarantor compliance requirement with the EBITDA to interest expense ratio until the maturity date.

The aggregate outstanding principal balance of the loan was $5.3 million at March 31, 2013. On April 15, 2013, the Company repaid in full the total outstanding of $5.3 million of this senior secured loan.

Loan Agreement with Natixis of $13.6 million:

On January 29, 2007, Stanyan Shipping Inc. (a wholly owned subsidiary in the Ocean Business and the owner of the Alejandrina) as Borrower and Ultrapetrol (Bahamas) Limited as Guarantor and Holding Company entered into a $13.6 million loan agreement with Natixis for the purpose of providing post-delivery financing of our product tanker Alejandrina.

The loan must be repaid by (i) 40 consecutive quarterly installments of $0.2 million each beginning in June 2007 and (ii) a balloon repayment of $4.5 million payable simultaneously with the 40th quarterly installment. The loan accrued interest at 6.38% per annum during the first five years of the loan and LIBOR plus 1.00% per annum thereafter for so long as the Alejandrina remains chartered under standard conditions or plus 1.20% per annum otherwise.

The loan is secured by a mortgage on the Alejandrina and is guaranteed by Ultrapetrol (Bahamas) Limited. The loan also contains customary covenants that limit, among other things, the Borrower's and the Guarantors' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, merge or consolidate, change lines of business and amend the terms of subordinated debt. The agreement governing the facility also contains customary events of default.

The aggregate outstanding principal balance of the loan was $6.3 million at March 31, 2013.

Loan Agreement with DVB Bank SE of $25.0 million:

On October 31, 2007, UP Offshore (Bahamas) Ltd., as Borrower, entered into a $25.0 million loan agreement with DVB Bank SE for the purpose of providing post delivery financing of one Brazilian flag PSV named UP Diamante.

The loan shall be repaid by (i) 8 consecutive quarterly installments of $0.75 million each beginning in February 2008 followed by 24 consecutive quarterly installments of $0.5 million each and 8 consecutive quarterly installments of $0.25 million; and (ii) a balloon repayment of $5.0 million payable simultaneously with the 40th quarterly installment. The loan accrues interest at LIBOR plus 1.50% per annum.

The loan is secured by a mortgage on the UP Diamante and is jointly and severally irrevocable and unconditionally guaranteed by Ultrapetrol (Bahamas) Ltd, Packet Maritime Inc., Padow Shipping Inc., Topazio Shipping LLC, UP Offshore Apoio Maritimo Ltda., and UP Offshore (Uruguay) S.A. The loan also contains customary covenants that limit, among other things, the Borrower's and the Guarantors' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, merge or consolidate, change lines of business and amend the terms of subordinated debt. The agreement governing the facility also contains customary events of default. If an event of default occurs and is continuing, DVB Bank SE may require the entire amount of the loans be immediately repaid in full. Further, the loan agreements require that the PSVs pledged as security have an aggregate market value of at least 133.3% of the value of the loans.

The aggregate outstanding principal balance of the loan was $12.5 million at March 31, 2013.

Loan Agreement with DVB Bank SE and Natixis of up to $93.6 million:

On June 24, 2008, Ingatestone Holdings Inc., as Borrower and Ultrapetrol (Bahamas) Limited, UP Offshore (Bahamas) Ltd., Bayshore Shipping Inc., Gracebay Shipping Inc., Springwater Shipping Inc. and Woodrow Shipping Inc. (all of these our subsidiaries in the Offshore Supply Business), as joint and several Guarantors, entered into a senior secured term loan facility of up to (originally) $93.6 million with DVB Bank SE and Natixis, as co-lenders, to finance the construction and delivery of our four PSVs then being constructed in India.

This loan was divided into two tranches:

Tranche A, amounting to $60.0 million, to be made available for each ship in the amount of up to $15.0 million in multiple advances for the payment of installments of the contract price due under the applicable shipbuilding contract. This tranche accrues interest at LIBO rate plus a margin of 1.5% and shall be repaid by (i) 40 quarterly installments of $0.25 million per ship and (ii) a balloon repayment of $5.0 million per ship together with the last installment. The first quarterly repayment shall commence on the date falling three months after the delivery date of such ship. During the pre-delivery period, advances of Tranche A in respect of each ship shall not exceed $3.45 million per advance and in the aggregate for each ship the lesser of (i) 60% of the relevant construction cost and (ii) $13.8 million.

Tranche B, amounting to $33.6 million, to be made available for each ship in the amount of up to $8.4 million in a single advance on the delivery date of such ship. This tranche accrues interest at LIBO rate plus a margin of 1.75% per annum and shall be repaid by 20 quarterly installments of $0.42 million per ship. The first quarterly repayment shall commence on the date falling three months after the delivery date of such ship.

The loan contains customary covenants which are similar to the stipulated covenants in previous loans entered with DVB Bank SE. The agreements governing the facility also contain customary events of default. If an event of default occurs and is continuing, DVB Bank SE and Natixis may require the entire amount of the loans be immediately repaid in full.

On December 9, 2010, we amended the loan. As part of the amendment, the availability period was extended through June 30, 2012, and the margin over LIBOR was increased to 3.0% per annum during the vessel's construction and to 2.0% per annum as from delivery.

On November 30, 2011, we signed a second amendment to the loan agreement, which extended the availability period through December 31, 2012, on a vessel by vessel basis.

On May 9, 2012, we amended the facility for a third time. Under the terms of the amendment, we extended the availability periods under both tranches of the facility for the UP Jade to a range between June 30, 2012 and December 31, 2012. Total commitments under this facility were reduced to $64.1 million, leaving available funds for drawdown under the amended facility at $29.6 million to be funded entirely by DVB Bank SE. In addition, we agreed to prepay the $17.3 million portion of the facility funded by Natixis on or before December 31, 2012.

On December 14, 2012, we repaid $6.9 million corresponding to Natixis' portion related to our UP Pearl and UP Onyx.

On March 28, 2013 we repaid $10.4 million ($5.2 to each Bank) related with our PSV UP Amber advances.

The aggregate outstanding principal balance of the loan was $8.6 million at March 31, 2013.

Loan Agreement with International Finance Corporation (IFC) of $25.0 million:

On September 15, 2008, UABL Paraguay S.A., as Borrower, and IFC entered into a loan agreement to partially finance: (i) the replacement of existing pushboat engines and conversion of pushboats to install such engines, (ii) the enlargement and re-bottoming of existing barges, (iii) the construction and acquisition of additional pushboats and barges and (iv) supplies and related equipment for the foregoing.

The loan has a grace period of 4 years followed by 9 consecutive semi-annual installments of $1.09 million and 8 consecutive semi-annual installments of $1.90 million, which began in June 2012. The loan accrues interest at LIBOR plus a spread which is within a range between 1.875% and 3.250% beginning with 3.00% in December 2008, and which is adjusted every June on a yearly basis and which is inversely correlated with UABL's financial performance (i.e., the margin increases after a bad year and vice-versa).

In connection with this facility, we entered into an interest rate collar agreement, designated as cash flow hedge, to fix the interest rate of this borrowing within a floor of 1.69% and a cap of 5.0% per annum.

The loan is secured by a mortgage on part of our River Business fleet. The loan requires certain financial ratios to be met and contains various restrictive covenants such as limiting the Borrower's ability to declare or pay any dividend, to incur capital expenditures, leases, or enter into derivative transactions (except for fuel swaps), among others.

On March 8, 2013, IFC waived compliance with the Historical Debt Service Coverage Ratio for the periods ending on December 31, 2012 and March 31, 2013. The waiver was granted conditional upon OFID's granting of a similar waiver on or before March 15, 2013, which condition was met on March 14, 2013.

The aggregate outstanding principal balance of the loan was $22.8 million at March 31, 2013.

On May 23, 2013, IFC waived certain covenants under the loan agreement and corresponding guarantee agreement, which waiver permitted the creation of additional security and the non-compliance with certain release priorities of IFC's security under the loan and guarantee agreements all in connection with and for the purpose of permitting the refinancing of the Senior Notes due 2014. In addition, IFC issued a release of mortgages and certain other assignments under the loan agreement, in order to meet the additional security and guarantee requirements of the outstanding notes.

Loan Agreement with International Finance Corporation (IFC) of $35.0 million:

On September 15, 2008, UABL Barges (Panama) Inc., UABL Towing Services S.A., Marine Financial Investment Corp. and Eastham Barges Inc. (all our subsidiaries in the River Business), as Borrowers, and IFC entered into a loan agreement to partially finance: (i) the replacement of existing pushboat engines and conversion of pushboats to install such engines, (ii) the enlargement and re-bottoming of existing barges, (iii) the construction and acquisition of additional pushboats and barges and (iv) supplies and related equipment for the foregoing.

The loan has a grace period of 4 years followed by 9 consecutive semi-annual installments of $1.52 million and 8 consecutive semi-annual installments of $2.66 million, which began in June 2012. The loan accrues interest at LIBOR plus a spread which is within a range between 1.875% and 3.250%, beginning with 3.00% in December 2008 and which is adjusted every June on a yearly basis and which is inversely correlated with UABL's financial performance (i.e.: the margin increases after a bad year and vice-versa).

In connection with this facility, we entered into an interest rate collar agreement, designated as cash flow hedge, to fix the interest rate of this borrowing within a floor of 1.69% and a cap of 5.0% per annum.

The loan is secured by a mortgage on part of our River Business fleet. The loan requires certain financial ratios to be met and contains various restrictive covenants such as limiting the Borrower's ability to declare or pay any dividend, to incur capital expenditures, leases, or enter into derivative transactions (except for fuel swaps), among others.

On March 8, 2013, IFC waived compliance with the Historical Debt Service Coverage Ratio for the periods ending on December 31, 2012 and March 31, 2013. The waiver was granted conditional upon OFID's granting of a similar waiver on or before March 15, 2013, which condition was met on March 14, 2013.

The aggregate outstanding principal balance of the loan was $32.0 million at March 31, 2013.

On May 23, 2013, IFC waived certain covenants under the loan agreement and corresponding guarantee agreement, which waiver permitted the creation of additional security and the non-compliance with certain release priorities of IFC's security under the loan and guarantee agreements all in connection with and for the purpose of permitting the refinancing of the Senior Notes due 2014. In addition, IFC issued a release of mortgages and certain other assignments under the loan agreement, in order to meet the additional security and guarantee requirements of the outstanding notes.

Loan Agreement with The OPEC Fund for International Development (OFID) of $15.0 million:

On November 28, 2008, UABL Paraguay S.A., as Borrower, and OFID entered into a loan agreement to partially finance: (i) the replacement of existing pushboat engines and conversion of pushboats to install such engines, (ii) the enlargement and re-bottoming of existing barges, (iii) the construction and acquisition of additional pushboats and barges and (iv) supplies and related equipment for the foregoing.

The loan has a grace period of 4 years followed by 9 consecutive semi annual installments of $0.65 million and 8 consecutive semi annual installments of $1.14 million, which began in June 2012. The loan accrues interest at LIBOR plus a spread which is within a range between 1.875% and 3.250% beginning with 3.00% in December 2008 and which is adjusted every June on a yearly basis and which is inversely correlated with UABL's financial performance (i.e.: the margin increases after a bad year and vice-versa).

In connection with this facility, we entered into an interest rate collar agreement, designated as cash flow hedge, to fix the interest rate of this borrowing within a floor of 1.69% and a cap of 5.0% per annum.

The loan is secured by a mortgage on part of our River Business fleet. The loan requires certain financial ratios to be met and contains various restrictive covenants, such as limiting the Borrower's ability to declare or pay any dividend, to incur capital expenditures, leases, or enter into derivative transactions (except for fuel swaps) among others.

On March 14, 2013, OFID waived compliance with the Historical Debt Service Coverage Ratio for the periods ending on December 31, 2012 and March 31, 2013. The waiver was granted conditional upon IFC's granting of a similar waiver on or before March 15, 2013, which condition was met on March 8, 2013.

The aggregate outstanding principal balance of the loan was $13.7 million at March 31, 2013.

On May 23, 2013, OFID waived certain covenants under the loan agreement and corresponding guarantee agreement, which waiver permitted the creation of additional security and the non-compliance with certain release priorities of OFID's security under the loan and guarantee agreements all in connection with and for the purpose of permitting the refinancing of the Senior Notes due 2014. In addition, OFID issued a release of mortgages and certain other assignments under the loan agreement, in order to meet the additional security and guarantee requirements of the outstanding notes.

Loan Agreement with BNDES of $18.7 million:

On August 20, 2009, UP Offshore Apoio Maritimo Ltda. (a wholly owned subsidiary in the Offshore Supply Business) as Borrower entered into an $18.7 million loan agreement with BNDES to partially post-finance the construction of our PSV UP Rubi.

The loan must be repaid by 204 consecutive monthly installments of $0.1 million each beginning in April 2010. The loan accrues interest at 3.0% fixed rate per annum until maturity on March 2027.

The loan is secured by a Stand-By Letter of Credit (SBLC) facility dated as of October 30, 2009, of up to $21.5 million issued by DVB Bank SE and guaranteed by Ultrapetrol (Bahamas) Limited. The SBLC accrues a fee fixed at 2.0% per annum on the outstanding amount and a fee equal to 1.0% on the settlement date on the settlement amount.

The current SBLC issued by DVB Bank SE in favor of BNDES expires on November 11, 2013. Under the facility, we were required to replace such SBLC by another acceptable SBLC by July 14, 2013, and therefore we entered into a First Demand Guarantee Facility Agreement with DVB Bank SE to counter-guarantee the BNDES loan agreement on June 26, 2013. This resulted in the issuance of a new SBLC on July 1, 2013 by DVB Bank SE in favor of BNDES for an amount of up to $16.8 million. This SBLC expires on July 1, 2017. The previous SBLC was cancelled simultaneously with the issuance of the latter.

As Facility Guarantor, UP Offshore (Bahamas) Ltd., under the SBLC facility, shall maintain certain financial covenants including: (i) an average balance of available cash in a demand deposit of not less than $5.0 million during each financial year, (ii) an equity ratio of not less than 30%, (iii) a minimum equity of $75.0 million and (iv) a ratio of consolidated EBITDA to consolidated debt service of at least 1.5.

On March 5, 2013, BNDES confirmed their approval of the change in ownership which occurred as a consequence of the Sparrow transaction. Considering such approval, we are in compliance with all covenants under this loan facility.

The aggregate outstanding principal balance of the loan was $15.5 million at March 31, 2013.

Loan Agreement with DVB Bank SE and Banco Security of $40.0 million:

On December 9, 2010, our subsidiary UP Offshore (Bahamas) Limited entered into a loan agreement with DVB Bank SE and Banco Security relating to a senior secured term loan facility in the amount of up to $40.0 million to partially finance the acquisition of two PSVs constructed for us, UP Turquoise and UP Jasper. This facility was drawn in two advances, each of $20.0 million, on the delivery of each PSV. The maturity date of the facility is eight years from the initial drawdown, but no later than December 31, 2018. The security for the loan facility includes a guarantee by us and first priority Panamanian ship mortgages on each of the PSVs.

Each advance shall be repaid by (i) 32 consecutive quarterly installments of $0.4 million and (ii) a balloon repayment of $6.7 million concurrently with the 32nd quarterly installment. The loan accrues interest at LIBOR plus 3.0% per annum.

In connection with Banco Security's $10.0 million portion, we entered into interest rate swap transactions whereby we agreed to pay Banco Security a fixed weighted average interest rate of 3.39% in exchange for receiving the floating LIBOR (US Dollar, 3-month) until December 16, 2018.

The aggregate outstanding principal balance of the loan was $33.3 million at March 31, 2013.

Loan Agreement with International Finance Corporation (IFC) of $15.0 million:

On December 2, 2011, UABL Paraguay S.A. and Riverpar S.A. as joint and several Borrowers, and IFC entered into a loan agreement to partially finance: (i) the construction and acquisition of 64 additional barges, (ii) the modification to 9 existing pushboats necessary to replace their engines, (iii) the re-bottoming of 50 existing barges and (iv) the construction and acquisition of additional pushboats and ancillary equipment.

The loan has a grace period of 2 years followed by 17 consecutive semi-annual installments of $0.9 million beginning in June 2013. The loan accrues interest at LIBOR plus 3.65% per annum.

The loan is secured by a mortgage on part of our River Business fleet. The loan requires certain financial ratios and contains various restrictive covenants such as limiting the Borrower's ability to declare or pay any dividend, to incur capital expenditures, leases, or enter into derivative transactions (except for fuel swaps), among others.

On March 8, 2013, IFC waived compliance with the Historical Debt Service Coverage Ratio for the periods ending on December 31, 2012 and March 31, 2013. The waiver was granted conditional upon OFID's granting of a similar waiver on or before March 15, 2013, which condition was met on March 14, 2013.

The aggregate outstanding principal balance of the loan was $15.0 million at March 31, 2013.

On May 23, 2013, IFC waived certain covenants under the loan agreement and corresponding guarantee agreement, which waiver permitted the creation of additional security and the non-compliance with certain release priorities of IFC's security under the loan and guarantee agreements all in connection with and for the purpose of permitting the refinancing of the Senior Notes due 2014. In addition, IFC issued a release of mortgages and certain other assignments under the loan agreement, in order to meet the additional security and guarantee requirements of the outstanding notes.

Loan Agreement with The OPEC Fund for International Development (OFID) of $10.0 million:

On December 15, 2011, UABL Paraguay S.A. and Riverpar S.A. as joint and several Borrowers, and OFID entered into a parallel loan agreement to partially finance: (i) the construction and acquisition of 64 additional barges, (ii) the modification to 9 existing pushboats necessary to replace their engines, (iii) the re-bottoming of 50 existing barges and (iv) the construction and acquisition of additional pushboats and ancillary equipment.

The loan has a grace period of 2 years followed by 17 consecutive semi-annual installments of $0.6 million beginning in June 2013. The loan accrues interest at LIBOR plus 3.65% per annum.

The loan is secured through a collateral sharing agreement with the IFC. The loan requires certain financial ratios and contains various restrictive covenants such as limiting the Borrower's ability to declare or pay any dividend, to incur capital expenditures, leases, or enter into derivative transactions (except for fuel swaps), among others.

On March 14, 2013, OFID waived compliance with the Historical Debt Service Coverage Ratio for the periods ending on December 31, 2012, and March 31, 2013. The waiver was granted conditional upon IFC's granting of a similar waiver on or before March 15, 2013, which condition was met on March 8, 2013.

The aggregate outstanding principal balance of the loan was $10.0 million at March 31, 2013.

On May 23, 2013, OFID waived certain covenants under the loan agreement and corresponding guarantee agreement, which waiver permitted the creation of additional security and the non-compliance with certain release priorities of OFID's security under the loan and guarantee agreements all in connection with and for the purpose of permitting the refinancing of the Senior Notes due 2014. In addition, OFID issued a release of mortgages and certain other assignments under the loan agreement, in order to meet the additional security and guarantee requirements of the outstanding notes.

Loan Agreement with DVB Bank SE and NIBC of $42.0 million:

On October 22, 2012, Ingatestone Holdings Inc., as Borrower and Ultrapetrol (Bahamas) Limited, UP Offshore (Bahamas) Ltd., Bayshore Shipping Inc. and Gracebay Shipping Inc. (the last three our subsidiaries in the Offshore Supply Business), as joint and several Guarantors, entered into a senior secured term loan facility of up to $42.0 million with DVB Bank SE and NIBC, as co-lenders, to refinance the advances made on UP Jade under the DVB Bank SE/ Natixis facility and to finance part of the acquisition cost of UP Amber.

Each advance shall be repaid by (i) 20 consecutive quarterly installments of $0.5 million and (ii) a balloon repayment of $10.4 million concurrently with the 20th quarterly installment. The loan accrues interest at LIBOR plus 4.0% per annum.

The loan contains customary covenants which are similar to the stipulated covenants in previous loans entered with DVB Bank SE. The agreements governing the facility also contain customary events of default. If an event of default occurs and is continuing, DVB Bank SE and NIBC may require the entire amount of the loans be immediately repaid in full.

In connection with this facility, we entered into swap derivative contracts whereby we agreed to pay DVB Bank SE and NIBC a fixed interest rate of 0.89% and 0.9%, respectively, for four years in exchange for receiving the floating LIBOR (US Dollar, 3-month).

The tranche of the loan facility in respect of the refinancing of the UP Jade was drawn down in an amount of $20.9 million on October 29, 2012.

On January 4, 2013 we terminated this senior secured post delivery term loan facility and prepaid the outstanding balance of $20.9 million with borrowings from its senior secured post delivery term loan facility with DVB Bank SE., NIBC and ABN AMRO.

Senior secured post delivery term loan facility with DVB Bank SE., NIBC and ABN AMRO of up to $84.0 million

On January 18, 2013 Ingatestone Holdings Inc., as Borrower, and UP Offshore (Bahamas) Ltd., Bayshore Shipping Inc., Gracebay Shipping Inc, Springwater Shipping Inc and Woodrow Shipping Inc. (all of these our subsidiaries in the Offshore Supply Business) and Ultrapetrol (Bahamas) Limited, as joint and several Guarantors, entered into a senior secured post delivery term loan facility of up to $84.0 million with DVB Bank SE., NIBC and ABN AMRO (the "Lenders") with the purpose of refinancing the advances made for our PSVs named UP Jade, UP Amber, UP Pearl and UP Onyx of the DVB Bank SE and Natixis and DVB Bank SE and NIBC long-term facilities.

The loan facility is divided into four tranches, each in the aggregate amount of up to the lesser of $21.0 million and 60% of the fair market value of the PSV to which such tranche relates.

A quarterly commitment fee is payable based on the average undrawn amount of the committed amount at a rate of 1.60% per annum.

The tranche of the loan facility in respect of the refinancing of the UP Jade was drawn down in the amount of $20.8 million on January 24, 2013.

Each tranche of the loan facility in respect of the financing of the acquisition of each of the UP Amber, UP Pearl and UP Onyx from the shipyard shall be divided into two advances which shall be made available to the Borrower as follows:

●	The first advance of each such tranche shall be made available to the Borrower in the amount of up to $5.0 million on the earlier of the delivery date of the ship and October 31, 2013,

●
The second advance of each such tranche shall be made available to the Borrower in the amount of up to $16.0 million not later than the earlier of the date which is six months after the delivery date of the ship and October 31, 2013, provided that the UP Amber, UP Pearl and UP Onyx have obtained employment of not less than 3 years with a charterer on terms and conditions acceptable to the Lenders.

On March 28, 2013, we drew down $5.0 million related with the first advance of the tranche of the loan to finance the acquisition of our PSV UP Amber.

On June 28, 2013, we drew down $15.6 million related to the second advance of the tranche of the loan to finance the acquisition of our PSV UP Amber.

THE MORTGAGES ON THE VESSELS

General

In order to secure all amounts owed by us to you under the notes, we will grant to you a mortgage on certain of our existing vessels. The mortgages will be held on your behalf by the trustee under the indenture. The mortgages will be recorded in accordance with the provisions of the laws where the vessels are registered.

Certain Covenants

Each mortgage contains, among other things, the following covenants:

Registration and Documentation of the Mortgaged Vessels

●	We will not permit any mortgaged vessel to be operated in any manner contrary to law.

●	We will not engage in unlawful trade or carry any cargo that would expose the mortgaged vessel to penalty, forfeiture or capture.

●
We will not permit to be done anything that will or may injuriously affect the registration or enrollment of a mortgaged vessel under the laws and regulations of the jurisdiction in which such mortgaged vessel is registered.

●
We will at all times keep each mortgaged vessel duly documented under the jurisdiction where it is registered, and/or any other Permitted Flag Jurisdiction in accordance with the indenture and, in the case of any change of registry permitted by the indenture or the mortgage, we will record the mortgage in any such permitted jurisdiction.

Restriction on Liens

●
We will not permit any lien, encumbrance or charge to be placed on any mortgaged vessel for longer than 90 days after the same becomes due and payable, except for its charters, the lien of the mortgage and certain other permitted liens (including liens relating to a covered insured incident).

●
We will pay or cause to be discharged prior to delinquency or make adequate provision for the satisfaction or discharge of all claims on or demands in respect of a mortgaged vessel, and will cause a mortgaged vessel to be released or discharged from any lien, encumbrance or charge therefor.

Maintenance of the Mortgaged Vessels

●	We will at all times and without cost or expense to the trustee maintain and preserve the mortgaged vessels in good running order and repair so that they shall be seaworthy.

●
We will keep each ocean-going mortgaged vessel in such condition to ensure it maintains its current classification rating and we will annually furnish the trustee a certificate by such classification society confirming that such classification is maintained. However, no classification will be required for vessels or equipment in our River Business.

Transfer of Flag or Sale of the Mortgaged Vessels

●	We will not transfer or change the flag or port of documentation of any mortgaged vessel, except to a Permitted Flag Jurisdiction in accordance with the indenture.

●	We will not sell, mortgage or transfer a mortgaged vessel, except as permitted by the terms of the indenture.

Insurance

●
We will at all times and at our own cost and expense maintain in respect of each mortgaged vessel insurance payable in Dollars in amounts, against risks (including, without limitation, marine hull and machinery (including increased value, if any) insurance, marine protection and indemnity insurance, war risks insurance and liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance) and in a form that is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of vessels similar to the mortgaged vessels. We will maintain such insurance with insurance companies, underwriters, funds, mutual insurance associations or clubs of reputable and recognized standing.

●	No insurance will provide for a deductible amount in excess of that which is ordinary and customary in the industry.

●
In the case of all marine and war risk hull and machinery policies, we will cause the trustee to be named as an additional insured and the trustee and us as loss payees under any physical damage polices. We will also use our best efforts (and cause our insurance broker to use its best efforts) to cause the insurers under such policies to waive any liability of the trustee for premiums or calls payable under such policies.

●
With respect to each insurance policy in respect of the mortgaged vessels, we will use best efforts with our insurance brokers/underwriters to include a clause to the effect that no policy is to be cancelable or subject to lapse without at least seven business days' prior notice to the trustee.

●	For purposes of insurance against total loss, each mortgaged vessel will be insured for an amount not less than its fair market value.

●
Any loss involving damage to a mortgaged vessel that is not in respect of a total loss may be paid directly for repair or salvage or to reimburse us for the same, unless an event of default shall be continuing.

●	In the event of an actual, constructive or compromised total loss of a mortgaged vessel, all insurance or other payments for such loss will be applied as set forth in the indenture.

Events of Default and Remedies

Under certain circumstances, if we default under the indenture that constitutes a default under the mortgages. In such cases, the trustee has the right to:

●	declare immediately due and payable all amounts due under the notes, and bring a lawsuit to recover a judgment against us for all such amounts;

●	exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law;

●
take possession of the mortgaged vessel without being responsible for loss or damage and hold, lay-up, lease, charter, operate or otherwise use such mortgaged vessel for such time and upon such terms as it may deem to be for its best advantage;

●
demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries in general average, and all other sums due or to become due in respect of such mortgaged vessel or in respect of any insurance thereon; and

●
sell such mortgaged vessel at any place and at such time as the trustee may specify and in any such manner and such place (whether by public or private sale) as the trustee may deem advisable. Any such sale of a mortgaged vessel will divest us of our right, title and interest in such vessel and bar any claim by us.

All of the mortgaged vessels owned by us are currently registered under various flags. The mortgage on each of the mortgaged vessels will be a preferred mortgage lien or will have similar status under applicable law. The laws of all of such jurisdictions provide that such mortgages may be enforced by the mortgagee by suit in admiralty in a proceeding against the vessel covered by the mortgage.

The priority that such a mortgage would have against the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the law of the country where the proceeding is brought.

All of the mortgages may be enforced against a vessel physically present in the United States, but the claim under the mortgage would rank behind preferred maritime liens, including those for supplies and other necessaries provided in the United States. There is no assurance, however, that if enforcement proceedings must be commenced against a mortgaged vessel, the mortgaged vessel will be located in a jurisdiction having the same procedures and lien priorities as the United States. Other jurisdictions may provide no legal remedy at all for the enforcement of the mortgages, or a remedy dependent on court proceedings so expensive and time consuming as to be impractical. Furthermore, certain jurisdictions, unlike the United States, may not permit the mortgaged vessel to be sold prior to entry of a judgment, entailing a long waiting time that could result in increased custodial costs, deterioration in the condition of the mortgaged vessel and substantial reduction in her value.

As additional security for the amounts due to you under the notes, we will assign to the trustee, among other things, the earnings and insurances carried on each mortgaged vessel. The assignment of earnings will provide, among other things, for the grant of a security interest in favor of the trustee in the earnings of the mortgaged vessels from any source, including, without limitation, earnings from charters, and during the continuance of an event of default under the indenture, the trustee will be entitled to receive directly all payments in respect of such earnings. The assignment of insurances will provide, among other things, for the grant of a security interest in favor of the trustee in all policies and contracts of insurance which are from time to time taken out by us in respect of the mortgaged vessels. We will be required pursuant to the terms of such assignment of insurances to notify, or cause to be notified, all insurers, underwriters, clubs and associations providing insurance in connection with the mortgaged vessels, of such assignment and procure that such notice is endorsed on all policies and entries of insurance in respect of such vessels. Additionally, the assignment of insurances will require each insurance policy relating to each mortgaged vessel to contain a loss payable clause providing for:

●	payment to the trustee of insurance proceeds in respect of a total loss or agreed, compromised or constructive total loss of such vessel;

●
unless otherwise directed by the trustee during the continuance of an event of default under the indenture, direct payment for the repair, salvage, liability or other charges involved, with respect to such vessel, except that if we have fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then payment may be made directly to us; and

●
notice to the trustee of a cancellation or non-renewal of the policy or non-payment or premiums or of any act or omission or any other event that the insurer has knowledge which might invalidate such policy or render such policy unenforceable in whole or in part.

TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The following is a summary of the principal U.S. Federal income tax consequences of the exchange of outstanding notes for exchange notes and the ownership and disposition of exchange notes. For purposes of this summary, (1) the United States Internal Revenue Code of 1986, as amended, is referred to as "the Code," (2) the regulations promulgated by the U.S. Department of the Treasury are referred to as "the Treasury Regulations" and (3) the Internal Revenue Service is referred to as "the IRS."

This summary:

●
does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to exchange outstanding notes for exchange notes or the ownership and disposition of exchange notes;

●
is based on the tax laws of the United States, including the Code, Treasury Regulations (final, temporary and proposed), administrative rulings and practice, and judicial decisions in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect;

●	deals only with holders who hold the notes as "capital assets" within the meaning of Section 1221 of the Code;

●	discusses only the tax considerations applicable to holders who purchased the notes at initial issuance for an amount equal to their "issue price" within the meaning of Section 1273 of the Code; and

●
does not address tax considerations applicable to investors that are subject to special tax rules, such as banks, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, grantor trusts, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that will hold the notes as part of a hedging transaction, "straddle" or "conversion transaction" for tax purposes, persons deemed to sell notes under the constructive sale provisions of the Code, persons liable for alternative minimum tax or U.S. Holders (as defined below) of the notes whose "functional currency" is not the U.S. dollar.

Except as indicated under "—Tax Treatment of Non-U.S. Holders" below, this summary applies only to beneficial owners of notes that for U.S. Federal income tax purposes are (1) individual citizens or residents of the United States, (2) corporations or other entities that are taxable as corporations, created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (3) estates, the income of which is subject to U.S. Federal income taxation regardless of its source, and (4) trusts, if a United States court can exercise primary supervision over the administration of such trust and one or more United States persons has the authority to control all substantial decisions of the trust (each, a "U.S. Holder"). A "Non-U.S. Holder" is a beneficial owner of notes (other than a partnership) that is not a U.S. Holder.

If a partnership holds the notes, the U.S. Federal tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding the notes are encouraged to consult their own tax advisors.

We have not sought any ruling from the IRS with respect to the statements made or the conclusions reached in the following summary and the IRS may not agree with such statements and conclusions. In addition, the IRS is not precluded from adopting a contrary position. Except as indicated under "—Bahamian Tax Considerations" below, this summary does not consider the effect of any applicable foreign, state, local or other tax laws.

HOLDERS OF THE OUTSTANDING NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF THE OUTSTANDING NOTES FOR THE EXCHANGE NOTES AND THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES.

Tax Treatment of U.S. Holders

Stated Interest

Interest on an exchange note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued in accordance with such holder's regular method of accounting for U.S. Federal income tax purposes.

Additional Amounts

Additional amounts received by a U.S. Holder of an exchange note will be subject to tax in the same manner as stated interest. In the event that amounts are withheld or deducted from payments made to a U.S Holder with respect to the exchange notes, the amount withheld and the gross amount of any additional amounts paid to a U.S. Holder will be included in such holder's income in accordance with such holder's method of accounting for U.S. Federal tax purposes.

Exchange Offer

The exchange of the outstanding notes for exchange notes pursuant to the Registered Exchange Offer will not be a taxable exchange to a U.S. Holder for U.S. Federal income tax purposes. For U.S. Federal income tax purposes, the exchange notes will be treated as a continuation of the outstanding notes in the hands of the U.S. Holder. Accordingly, a U.S. Holder's tax basis in the exchange notes immediately after the exchange will be the same as such Holder's tax basis in the notes immediately before the exchange, and the U.S. Holder's holding period for the exchange notes will include its holding period for the notes.

Although we will be required to pay additional interest to holders of exchange notes if certain circumstances relating to the exchange offer are not satisfied (we refer you to "Description of the Notes—Registered Exchange Offer; Registration Rights"), Treasury Regulations relating to the determination of whether "original issue discount" exists with respect to a particular debt instrument provide that the possibility that amounts such as additional interest may be paid on a debt instrument will not affect the instrument's yield to maturity if the likelihood of such payment is remote. We intend to take the position that the possibility of our payment of additional interest is remote and does not affect the yield to maturity of the exchange notes. Thus, although the matter is not free from doubt, we intend to take the position that a U.S. Holder should be required to report any such additional interest as ordinary income for U.S. Federal income tax purposes at the time it accrues or is received in accordance with such holder's regular method of accounting. It is possible, however, that the IRS may take a different position if it were to audit the U.S. Federal income tax return of a U.S. Holder, in which case the timing and amount of interest income recognized by the U.S. Holder may differ from that reported by the U.S. Holder.

Sale, Exchange and Retirement of the Notes

In general, a U.S. Holder of the exchange notes will have a tax basis in such exchange notes equal to such holder's tax basis in the outstanding notes immediately before the exchange and the U.S. Holder's holding period for the exchange notes will include its holding period for the outstanding notes.  Upon a sale, exchange, or retirement of the notes, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued and unpaid interest, which will be taxable as ordinary income) and the U.S. Holder's tax basis in such notes. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the exchange notes for more than one year at the time of disposition. In certain circumstances, the net long-term capital gains derived by U.S. Holders that are individuals may be entitled to a preferential tax rate; however, the ability of U.S. Holders to offset capital losses against ordinary income is limited.

U.S. Foreign Tax Credit Considerations

Interest on the exchange notes (including any additional amounts or payments in respect of interest under the Subsidiary Guarantees) will be treated as foreign source income for U.S. Federal income tax purposes, which may be relevant to a U.S. Holder in calculating such U.S. Holder's annual U.S. foreign tax credit limitation. A U.S. Holder may be eligible, subject to a number of complex limitations, for a foreign tax credit or deduction in calculating such U.S. Holder's U.S. Federal income tax liability for taxes withheld on, or deducted from, payments on the exchange notes. The foreign tax credit limitation is calculated separately with respect to specific classes of income. For this purpose, interest on the notes will be treated as "passive income" (which will be treated as "passive category income" for taxable years beginning after December 31, 2005) or, in certain cases, "financial services income" (which in certain cases will be treated as "general category income" for taxable years beginning after December 31, 2005). A U.S. Holder may be required to provide the IRS with a certified copy of the receipt evidencing payment of withholding tax imposed in respect of payments on the notes or under the Subsidiary Guarantees in order to claim a foreign tax credit in respect of such foreign withholding tax. U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits.

Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of the notes generally will be treated as U.S.-source gain or loss for foreign tax credit purposes.

Tax Treatment of Non-U.S. Holders

In general, payments on the exchange notes to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or retirement of the exchange notes will not be subject to U.S. Federal income or withholding tax, unless:

(1)
such income is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (or, in the case of an applicable U.S. tax treaty, is attributable to the Non-U.S. Holder's permanent establishment in the United States),

(2)
in the case of gain, such Non-U.S. Holder is a nonresident alien individual who is present in the United States for more than 182 days in the taxable year of the sale of the exchange notes and certain other requirements are met, or

(3)	the certification described below (see "—Information Reporting and Backup Withholding") has not been fulfilled with respect to such Non-U.S. Holder.

Except as may otherwise be provided in an applicable income tax treaty between the United States and a foreign country, a Non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. Such a Non-U.S. Holder will be required to provide the withholding agent with a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. In addition, if the Non-U.S. Holder is a corporation, such holder may be subject to a branch profits tax at a 30% rate (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. A Non-U.S. Holder will not be considered to be engaged in a trade or business within the United States for U.S. Federal income tax purposes solely by reason of holding the exchange notes.

Information Reporting and Backup Withholding

Under certain circumstances, the Code requires "information reporting" annually to the IRS and to each U.S. Holder and Non-U.S. Holder (collectively, a "Holder") and "backup withholding" with respect to certain payments made on or with respect to the exchange notes. Certain Holders are exempt from backup withholding, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its Taxpayer Identification Number, or TIN, which, for an individual would be his or her Social Security Number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

If a Non-U.S. Holder receives payments made on or with respect to the exchange notes through the U.S. office of a broker, such Non-U.S. Holder will be required to provide to the withholding agent either IRS Form W-8BEN, W-8IMY or W-8ECI, as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a United States person, in order to establish exemption from IRS reporting and withholding requirements.

The payment of the proceeds on the disposition of the exchange notes to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding unless the holder provides the certification described above or otherwise establishes an exemption from such reporting and withholding requirements.

Backup withholding is not an additional tax. Rather, the U.S. Federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of U.S. Federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is furnished. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Pursuant to recently enacted legislation, individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, Non-U.S. Holders and certain U.S. entities) who hold "specified foreign financial assets" (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury Regulations). Specified foreign financial assets would include, among other assets, the exchange notes, unless the exchange notes are held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury Regulations, a Non-U.S. Holder or a United States entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. Federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including United States entities) and Non-U.S. Holders are encouraged consult their own tax advisors regarding their reporting obligations under this legislation.

Bahamian Tax Considerations

We have been advised by our Bahamian counsel, Higgs & Johnson, that there are presently no tax or withholding provisions of The Bahamas to which any U.S. Holders of our notes would be subject. We have been further advised that, at the date hereof, there is no Bahamian income, corporation or profits tax, withholding tax, capital gains tax or capital transfer tax payable by us.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX CONSEQUENCES OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where those exchange notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify certain holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

By accepting the exchange offer, each broker-dealer that receives new securities in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

LEGAL MATTERS

Certain legal matters in connection with the exchange of the outstanding notes offered hereby are being passed upon for us by Seward & Kissel LLP, New York, New York. We have also been advised by the following special counsel in connection with the exchange offer: (i) Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr., regarding the laws of Argentina; (ii) Higgs & Johnson, regarding the laws of The Bahamas; (iii) Seward & Kissel LLP, regarding the laws of Liberia; (iv) Palacios, Prono & Talavera, regarding the laws of Paraguay; (v) Tapia, Linares y Alfaro, regarding the laws of Panama and (vi) Cuatrecasas, Gonçalves Pereira, regarding the laws of Spain. The initial purchasers have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ultrapetrol (Bahamas) Limited at December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, appearing in this Prospectus and Registration Statement have been audited by Pistrelli, Henry Martin y Asociados S.R.L., independent registered public accounting firm and a member of Ernst & Young Global, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form F-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's internet site.

The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:

Ultrapetrol (Bahamas) Limited

c/o Ravenscroft Ship Management Inc.
3251 Ponce de Leon Boulevard
Coral Gables, FL 33134

In order to ensure timely delivery of the requested documents, requests should be made no later than             , 2013. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date, as extended.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
ULTRAPETROL (BAHAMAS) LIMITED

We have audited the accompanying consolidated balance sheets of Ultrapetrol (Bahamas) Limited and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ultrapetrol (Bahamas) Limited and subsidiaries at December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Buenos Aires, Argentina March 14, 2013, except for Note 17, as to which the date is May 28, 2013	/S/ PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L. Member of Ernst & Young Global

F-i

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

Consolidated Financial Statements for the years
ended December 31, 2012, 2011 and 2010
with Report of Independent Registered Public Accounting Firm

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2012 AND 2011
(Stated in thousands of U.S. dollars, except par value and share amounts)

	At December 31,
	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$222,215	$34,096
Restricted cash	5,968	6,819
Accounts receivable, net of allowance for doubtful accounts of $1,916 and $841 in 2012 and 2011, respectively	36,487	30,993
Operating supplies and inventories	13,638	4,520
Prepaid expenses	5,973	3,212
Other receivables	22,532	26,392
Other current assets	177	101
Total current assets	306,990	106,133
	>	>
NONCURRENT ASSETS
Other receivables	22,758	15,370
Restricted cash	1,464	1,483
Vessels and equipment, net	647,519	671,445
Dry dock	4,238	5,088
Investments in and receivables from affiliates	4,282	6,851
Intangible assets	801	976
Goodwill	5,015	5,015
Other assets	10,214	12,573
Deferred income tax assets	7,037	5,353
Total noncurrent assets	703,328	724,154
Total assets	$1,010,318	$830,287
	>	>
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$32,450	$32,824
Customer advances	15,175	19
Payable to related parties	3,761	1,158
Accrued interest	4,858	4,769
Current portion of long-term financial debt	129,031	21,504
Other current liabilities	13,470	13,614
Total current liabilities	198,745	73,888
	>	>
NONCURRENT LIABILITIES
Long-term financial debt	388,521	491,489
Deferred income tax liabilities	12,441	12,951
Other liabilities	2,026	1,788
Deferred gain	2,086	—
Total noncurrent liabilities	405,074	506,228
Total liabilities	603,819	580,116
	>	>
EQUITY
Common stock, $0.01 par value: 250,000,000 authorized shares; 140,419,487 and 30,011,628 shares outstanding in 2012 and 2011, respectively	1,443	339
Additional paid-in capital	490,850	272,302
Treasury stock: 3,923,094 shares at cost	(19,488)	(19,488)
Retained earnings (deficit)	(70,476)	(6,819)
Accumulated other comprehensive loss	(2,578)	(2,037)
Total Ultrapetrol (Bahamas) Limited stockholders' equity	399,751	244,297
Noncontrolling interest	6,748	5,874
Total equity	406,499	250,171
Total liabilities and equity	$1,010,318	$830,287

The accompanying notes are an integral part of these consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010
(Stated in thousands of U.S. dollars, except share and per share data)

	For the years ended December 31,
	2012	2011	2010
REVENUES	$313,169	$304,482	$230,445
	>	>	>
OPERATING EXPENSES (1)
Voyage and manufacturing expenses	(126,368)	(112,252)	(61,583)
Running costs	(128,059)	(112,355)	(89,339)
Depreciation and amortization	(43,852)	(39,144)	(34,371)
Administrative and commercial expenses	(32,385)	(29,604)	(27,051)
Loss on write-down of vessels	(16,000)	—	—
Other operating income, net	8,376	8,257	617
	(338,288)	(285,098)	(211,727)
Operating (loss) profit	(25,119)	19,384	18,718
	>	>	>
OTHER INCOME (EXPENSES)
Financial expense	(35,793)	(35,426)	(25,925)
Financial loss on extinguishment of debt	(940)	—	—
Foreign currency (losses) gains, net	(2,051)	(2,552)	(492)
Financial income	6	332	399
(Loss) gains on derivatives, net	—	(16)	10,474
Investments in affiliates	(1,175)	(1,073)	(341)
Other, net	(661)	(621)	(875)
Total other income (expenses)	(40,614)	(39,356)	(16,760)
(Loss) Income from continuing operations before income taxes	(65,733)	(19,972)	1,958
Income taxes benefit (expense)	2,969	1,737	(6,363)
Loss from continuing operations	(62,764)	(18,235)	(4,405)
Loss from discontinued operations	—	—	(515)
Net loss	(62,764)	(18,235)	(4,920)
Net income attributable to noncontrolling interest	893	570	451
Net loss attributable to Ultrapetrol (Bahamas) Limited	$(63,657)	$(18,805)	$(5,371)
	>	>	>
Amounts attributable to Ultrapetrol (Bahamas) Limited:
Loss from continuing operations	$(63,657)	$(18,805)	$(4,856)
Loss from discontinued operations	—	—	(515)
	>	>	>
Net loss attributable to Ultrapetrol (Bahamas) Limited	$(63,657)	$(18,805)	$(5,371)
	>	>	>
LOSS PER SHARE OF ULTRAPETROL (BAHAMAS) LIMITED—BASIC AND DILUTED:
From continuing operations	$(1.80)	$(0.64)	$(0.16)
From discontinued operations	—	—	(0.02)
	>	>	>
	$(1.80)	$(0.64)	$(0.18)
	>	>	>
Basic and diluted weighted average number of shares	35,382,913	29,547,365	29,525,025

(1)	Operating expenses included $2,753, $4,622 and $1,542 in 2012, 2011 and 2010, respectively, from related parties.

The accompanying notes are an integral part of these consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010
(Stated in thousands of U.S. dollars)

	For the years ended December 31,
	2012	2011	2010
Net loss	$(62,764)	$(18,235)	$(4,920)
	>	>	>
Other comprehensive income (loss):

Reclassification of net derivative gains to revenues	—	—	(6,193)
Reclassification of net derivative gains to loss (gains) on derivatives, net	—	—	(10,710)
Reclassification of net foreign currency derivative gains to depreciation and amortization	(8)	(8)	(9)
Reclassification of net derivative losses on cash flow hedges to financial expense	889	1,129	401
Derivative (losses) gains on cash flow hedges	(1,441)	(2,588)	376
	(560)	(1,467)	(16,135)

Income tax expense	—	—	—
	(560)	(1,467)	(16,135)
Comprehensive loss	(63,324)	(19,702)	(21,055)
Comprehensive income attributable to noncontrolling interest	874	543	451
Comprehensive loss attributable to Ultrapetrol (Bahamas) Limited	$(64,198)	$(20,245)	$(21,506)

The accompanying notes are an integral part of these consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010
(Stated in thousands of U.S. dollars, except share data)

	Ultrapetrol (Bahamas) Limited stockholders' equity
Balance	Shares amount	Common stock	Additional paid-in capital	Treasury stock	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interest	Total equity
December 31, 2009	29,943,653	$338	$269,958	$(19,488)	$17,357	$15,538	$4,880	$288,583
Compensation related to restricted stock granted	—	—	1,266	—	—	—	—	1,266
Net loss	—	—	—	—	(5,371)	—	451	(4,920)
Other comprehensive loss	—	—	—	—	—	(16,135)	—	(16,135)
December 31, 2010	29,943,653	338	271,224	(19,488)	11,986	(597)	5,331	268,794

Compensation related to restricted stock granted	67,975	1	1,078	—	—	—	—	1,079
Net loss	—	—	—	—	(18,805)	—	570	(18,235)
Other comprehensive loss	—	—	—	—	—	(1,440)	(27)	(1,467)
December 31, 2011	30,011,628	339	272,302	(19,488)	(6,819)	(2,037)	5,874	250,171

Issuance of common stock	110,000,000	1,100	218,900	—	—	—	—	220,000
Fees and issuance costs	—	—	(878)	—	—	—	—	(878)
Compensation related to restricted stock granted	407,859	4	526	—	—	—	—	530
Net loss	—	—	—	—	(63,657)	—	893	(62,764)
Other comprehensive loss	—	—	—	—	—	(541)	(19)	(560)
December 31, 2012	140,419,487	$1,443	$490,850	$(19,488)	$(70,476)	$(2,578)	$6,748	$406,499

The accompanying notes are an integral part of these consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010
(Stated in thousands of U.S. dollars)

	For the years ended December 31,
	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(62,764)	$(18,235)	$(4,920)
Adjustments to reconcile net loss to total cash flows (used in) provided by operating activities:
Loss from discontinued operations	—	—	515

Depreciation of vessels and equipment	38,914	34,891	29,880
Amortization of dry docking	4,763	4,078	4,186
Expenditure for dry docking	(5,978)	(3,478)	(8,204)
(Loss) gains on derivatives, net	—	16	(10,474)

Debt issuance expense amortization	2,217	2,323	1,340
Financial loss on extinguishment of debt	940	—	—

Amortization of intangible assets	175	175	305
(Gain) on sale of vessels	(3,564)	—	(724)

Net losses from investments in affiliates	1,175	1,073	341
Allowance for doubtful accounts	1,266	598	359
Loss on write-down of vessels	16,000	—	—

Share—based compensation	530	1,079	1,266
Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(6,760)	(6,916)	(8,632)
Other receivables, operating supplies and inventories and prepaid expenses	(13,599)	(12,302)	(2,827)
Other	3,109	(2,261)	1,369
Increase (decrease) in liabilities:
Accounts payable and customer advances	18,515	10,324	10,661
Other payables	1,126	3,407	6,403
Net cash (used in) provided by operating activities from continuing operations	(3,935)	14,772	20,844
Net cash (used in) operating activities from discontinued operations	—	(15)	(1,950)
Total cash flows (used in) provided by operating activities	(3,935)	14,757	18,894
	>	>	>
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of vessels and equipment ($10,904 in 2012 for barges built, sold and leased-back)	(50,920)	(97,863)	(105,247)
Proceeds from disposals of vessels, net ($13,020 in 2012 for barges sold and leased-back)	16,870	—	36,584

Other investing activities, net	1,537	—	12,574
	>	>	>
Net cash (used in) investing activities from continuing operations	(32,513)	(97,863)	(56,089)
Net cash provided by investing activities from discontinued operations	—	—	1,950
	>	>	>
Total cash flows (used in) investing activities	(32,513)	(97,863)	(54,139)
	>	>	>
CASH FLOWS FROM FINANCING ACTIVITIES
Scheduled repayments of long-term financial debt	(20,930)	(13,286)	(11,292)
Early repayment of long-term financial debt	(23,911)	—	—
Short-term credit facility borrowings	8,275	10,500	—
Short-term credit facility repayments	—	(25,500)	—
Proceeds from issuance of common stock, net of expenses	219,122	—	—
Proceeds from long-term financial debt	41,125	41,900	25,000
Proceeds from issuance of 7.25% Senior Convertible Notes, net of issuance costs	—	—	76,095
Other financing activities, net	886	(1,982)	(2,189)
	>	>	>
Net cash provided by financing activities	224,567	11,632	87,614
	>	>	>
Net increase (decrease) in cash and cash equivalents	188,119	(71,474)	52,369
Cash and cash equivalents at the beginning of year (including $289, $304 and $304 related to discontinued operations)	34,096	105,570	53,201
	>	>	>
Cash and cash equivalents at the end of year (including $289, $289 and $304 related to discontinued operations)	$222,215	$34,096	$105,570

The accompanying notes are an integral part of these consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of U.S. dollars, except per share data and otherwise indicated)

1. NATURE OF OPERATIONS AND CORPORATE ORGANIZATION

Nature of operations

Ultrapetrol (Bahamas) Limited ("Ultrapetrol Bahamas", "Ultrapetrol", "the Company", "us" or "we") is a company organized and registered as a Bahamas Corporation since December 1997.

We are a shipping transportation company serving the marine transportation needs of our clients in the markets on which we focus. We serve the shipping markets for containers, grain soybean, forest products, minerals, crude oil, petroleum, and refined petroleum products, as well as the offshore oil platform supply market, through our operations in the following three segments of the marine transportation industry. In our River Business we are an owner and operator of river barges and pushboats in the Hidrovia region of South America, a region of navigable waters on the Parana, Paraguay and Uruguay Rivers and part of the River Plate, which flow through Brazil, Bolivia, Uruguay, Paraguay and Argentina. The Company also has a shipyard that should promote organic growth and from time to time make external sales. In our Offshore Supply Business we own and operate vessels that provide logistical and transportation services for offshore petroleum exploration and production companies, in the coastal waters of Brazil and the North Sea. In our Ocean Business, we are an owner and operator of oceangoing vessels that transport petroleum products and a container line service in the Argentine cabotage trade.

Issuance of common stock

On December 12, 2012, we entered into an investment agreement with Sparrow Capital Investments Ltd, or Sparrow, a subsidiary of Southern Cross Latin America Private Equity Fund III, L.P. and Southern Cross Latin America Private Equity Fund IV, L.P., or Southern Cross, pursuant to which we sold 110,000,000 shares of newly issued common stock to Sparrow at a purchase price of $2.00 per share, or the Sparrow Investment, and received net proceeds of $219,122. Concurrently, Sparrow designated Sparrow CI Sub Ltd. to receive 16,060,000 shares of common stock of Ultrapetrol. In connection with the investment agreement, the Company (1) made certain amendments to its Articles and Memorandum of Association at the time of closing, and (2) entered into a registration rights agreement for the shares purchased by Sparrow and shares currently owned by Inversiones Los Avellanos S.A. ("Los Avellanos") and Hazels (Bahamas) Investments Inc. ("Hazels"), two existing shareholders of the Company.

In addition, in connection with the Sparrow Investment, Sparrow entered into a Shareholders' Agreement with Los Avellanos and Hazels (the "Shareholders' Agreement") regarding, among other things, the governance of the Company and the transfer of shares of common stock held by the parties, and which includes the following provisions:

●
For an initial period of six months after December 12, 2012, subject to extension or termination at discretion of Sparrow, at any time, Los Avellanos and Hazels have together the right to appoint four directors to the Company's board of Directors, and Sparrow has the right to appoint two directors to the Company's board of Directors.

●
Subsequent to the termination of this initial period, Los Avellanos and Hazels will together have the right to appoint two directors to the Company's board of Directors, and Sparrow will have the right to appoint four directors to the Company's board of Directors.

●	A seventh, independent director is jointly agreed by the parties.

●	The Shareholders' Agreement includes corporate governance provisions that require six directors to approve certain actions by the Company.

●
Los Avellanos and Hazels agree to vote their shares of common stock in the same manner as Sparrow, except for any matter that requires, but does not obtain, the approval of six directors of the Company, as required by the Shareholders' Agreement.

●
Los Avellanos and Hazels on the one hand and Sparrow on the other hand have a right of first offer on the shares of common stock held by the other party along with customary "tag-along" rights. Sparrow also has certain "drag-along" rights with respect to the shares of common stock held by Los Avellanos and Hazels. These drag-along rights take effect beginning four years after the closing date and only if Sparrow fails to achieve certain investment returns.

2. SIGNIFICANT ACCOUNTING POLICIES

a) Basis of presentation and principles of consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

The consolidated financial statements include the accounts of the Company and its subsidiaries, both majority and wholly owned. Significant intercompany accounts and transactions have been eliminated in this consolidation. Investments in 50% or less owned affiliates, in which the Company exercises significant influence, are accounted for by the equity method.

b) Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the years. Significant estimates have been made by management, including the allowance for doubtful accounts, insurance claims receivable, useful lives and valuation of vessels, hedge accounting, recoverability of tangible and intangible assets and certain accrued liabilities. Actual results may differ from those estimates.

c) Revenues and related expenses

Revenue is recorded when services are rendered, the Company has a signed charter agreement or other evidence of an arrangement, prices are fixed or determinable and collection is reasonably assured.

The primary source of the Company's revenue, freight transportation by river barges, ocean-going vessels or PSVs, is recognized based on time charters, bareboat charters, consecutive voyage charters or affreightment / voyage contracts.

Revenue from time charters and bareboat charters is earned and recognized on a daily basis. Revenue from affreightment / voyage contracts and consecutive voyage charters is recognized based upon the percentage of voyage completion. In our River Business, a voyage is deemed to commence upon the departure of the discharged barge of the previous voyage and is deemed to end upon the completion of discharge of the current voyage. The percentage of voyage completion is based on the miles transited at the balance sheet date divided by the total miles expected for the voyage. The position of the barge at the balance sheet date is determined by locating the position of the pushboat with the barge in tow through the use of a global positioning system ("GPS").

The Company does not begin recognizing revenue if the charter agreement has not been entered into with the customer, even if the vessel has discharged its cargo and is sailing to the anticipated load port on its next voyage.

Demurrage income represents charges made to the charterer when loading or discharging time exceeds the stipulated time in the voyage charter and is recognized as it is earned.

The recognition of revenue due to shortfalls on take or pay contracts occurs at the end of each declaration period. A declaration period is defined as the time period in which the contract volume obligation was to be met. If the volume was not met during that time period, then the amount of billable revenue resulting from the failure to perform will be calculated and recognized as it is billed.

Vessel voyage costs, primarily consisting of port, canal and bunker expenses that are unique to a particular charter, are paid for by the charterer under time charter arrangements or by the Company under voyage charter arrangements. The commissions paid in advance are deferred and amortized over the related voyage charter period to the extent commissions are earned as the Company's revenues are earned. Bunker expenses are capitalized when acquired as operating supplies and subsequently charged to voyage expenses as consumed. All other voyage expenses and other vessel operating expenses are expensed as incurred.

From time to time we provide ship salvage services under Lloyd's Standard Form of Salvage Agreement ("LOF"). The Company recognizes costs as incurred on these LOF services. Revenue is recorded at the time the LOF settlement or arbitration award occurs. In those cases where a minimum salvage remuneration is guaranteed or determined by contract then such minimum amount is recognized in revenue when services are rendered.

In its River Business the Company uses the completed contract method for river barges built which typically have construction periods of 30 days or less. Contracts are considered complete when title has passed, the customer has technically accepted the river barges and the Company does not retain risks or rewards of ownership of the river barges. Losses are accrued if manufacturing costs are expected to exceed manufacturing contract revenue.

Manufacturing expenses are primarily comprised of steel cost, which is the largest component of our raw materials, and the cost of labor.

The Company accounts for multiple element arrangements, in accordance with ASC 605-25. For such transactions, revenue on arrangements that include multiple elements is allocated to each element based on the relative fair value of each element, and fair value is determined by vendor-specific objective evidence of fair value (VSOE).

d) Foreign currency translation

The Company uses the US dollar as its functional currency. Receivables and payables denominated in foreign currencies are translated into US dollars at the rate of exchange at the balance sheet date, while revenues and expenses are translated using the average exchange rate for each month.

Certain subsidiaries enter into transactions denominated in currencies other than their functional currency. Changes in currency exchange rates between the functional currency and the currency in which a transaction is denominated are included in the consolidated statements of operations in the period in which the currency exchange rate changes.

e) Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of money market instruments and interest-bearing deposits. The credit risk associated with cash and cash equivalents is considered to be low due to the high credit quality of the financial institutions with which the Company operates.

f) Restricted cash

Certain of the Company's loan agreements require the Company to fund: (a) a loan retention account equivalent to the next loan installment (depending on the frequency of the repayment elected by the Company, i.e. quarterly or semi annually) plus interest which is used to fund the loan installments coming due, (b) a drydocking account which is restricted for use and can only be used for the purpose of paying for drydocking or special survey expenses and (c) cash deposits required as collateral with certain banks under the Company's borrowing arrangements.

g) Accounts receivable

Most of the Company's accounts receivable are due from international oil companies, international grainhouses, traders and mining companies. The Company performs ongoing credit evaluations of its trade customers and generally does not require collateral. The Company routinely reviews its accounts receivables and makes provisions for probable doubtful accounts; however, those provisions are estimates and actual results could differ from those estimates and those differences may be material. Trade receivables are deemed uncollectible and removed from accounts receivable and the allowance for doubtful accounts when collection efforts have been exhausted.

Accounts receivable from one customer of Ultrapetrol Ocean and Offshore Supply Business accounted for 27% of total consolidated accounts receivable as of December 31, 2012.

Accounts receivable from one customer of Ultrapetrol Ocean and Offshore Supply Business accounted for 24% and one customer of Ultrapetrol River Business accounted for 17% of total consolidated accounts receivable as of December 31, 2011.

Changes in the allowance for doubtful accounts for the three years ended December 31, 2012, were as follow:

	For the years ended December 31,
	2012	2011	2010
Balance at January 1	$841	$555	$411
Provision	1,559	598	377
Recovery	(293)	—	(18)
Amounts written off (1)	(191)	(312)	(215)
Balance at December 31	$1,916	$841	$555
_______________
(1)	Accounts charged to the allowance when collection efforts cease.

   h) Concentrations of credit risk

The Company is exposed to concentrations of credit risk associated with its cash and cash equivalents, restricted cash and derivative instruments. The Company minimizes its credit risk relating to these positions by monitoring the financial condition of the financial institutions and counterparties involved and by primarily conducting business with large, well-established financial institutions and diversifying its counterparties. The Company does not currently anticipate nonperformance by any of its significant counterparties. The Company is also exposed to concentrations of credit risk relating to its receivables due from customers in the industries in which operates. The Company does not generally require collateral or other security to support its outstanding receivables. The Company minimizes its credit risk relating to receivables by performing ongoing credit evaluations and, to date, credit losses have not been material.

i) Insurance claims receivable

Insurance claims receivable comprise claims submitted relating to hull and machinery (H&M), protection and indemnity (P&I), loss of hire (LOH) and strike insurance coverage. They are recorded when the recovery of an insurance claim is probable. Deductible amounts related to covered incidents are expensed in the period of occurrence of the incident. The credit risk associated with insurance claims receivable is considered low due to the high credit quality and funded status of the insurance underwriters and P&I clubs in which the Company is either a client or a member. Insurance claims receivable, included in other receivables in the accompanying balance sheets, amounts to $6,017 and $4,531 at December 31, 2012 and 2011, respectively.

j) Operating supplies and inventories

Operating supplies and inventories are carried at the lower of cost or market and consist of the following:

	At December 31,
	2012	2011
River barges in progress and raw material related to barge production for sale to third parties	$10,019	$—
Fuel and supplies	3,619	4,520
	$13,638	$4,520

k) Vessels and equipment, net

Vessels and equipment are stated at cost less accumulated depreciation. This cost includes the purchase price and all directly attributable costs (initial repairs, improvements and delivery expenses, interest and on-site supervision costs incurred during the construction periods). Subsequent expenditures for conversions renewals or major improvements are also capitalized when they appreciably extend the life, increase the earning capacity or improve the safety of the vessels.

New barges built for the River Business segment in our own shipyard in Punta Alvear, Argentina are capitalized at cost.

Depreciation is computed net of the estimated scrap value which is equal to the product of each vessel's lightweight tonnage and estimated scrap value per lightweight ton and is recorded using the straight-line method over the estimated useful lives of the vessels. Acquired secondhand vessels are depreciated from the date of their acquisition over the remaining estimated useful life.

From time to time, the Company acquires vessels which have already exceeded the Company's useful life policy, in which case the Company depreciates such vessels based on its best estimate of such vessel's remaining useful life, typically until the next survey or certification date.

Improvements to leased property are amortized over the shorter of their economic life or the respective lease term.

The estimated useful life of each of the Company's major categories of assets is as follows:

Useful life (in years)
Ocean-going vessels	24 to 27
PSVs	24
River barges and pushboats	35
Buildings	20 to 30
Furniture and equipment	5 to 15

However, when regulations place limitations over the ability of a vessel to trade, its useful life is adjusted to end at the date such regulations become effective. Currently, these regulations do not affect any of our vessels.

At the time vessels are disposed of, the assets and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recorded in other operating income.

Long-lived assets are reviewed for impairment, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. The assumptions used to develop estimates of future undiscounted cash flows are based on historical trends as well as future expectations. To the extent impairment indicators are present, the Company determines undiscounted projected net operating cash flows for each vessel in the Ocean and Offshore Supply Business and as a fleet in the River Business and compares them to their carrying value. The cash flow period is based on the remaining lives of the vessels or the fleet, which range from 4 to 24 years. The projected net operating cash flows are determined by considering the charter revenues from existing time charters for the fixed fleet days and an estimated daily time charter equivalent for the unfixed days. The Company estimates the daily time charter equivalent for the unfixed days based on the historical average for similar vessels and utilizing available market data for time charter and spot market rates and forward freight agreements over the remaining estimated life of the vessel, net of brokerage commissions, expected outflows for assets' maintenance and assets' operating expenses (including planned drydocking and special survey expenditures), and fleet utilization ranging from 93% to 99%. The salvage value used in the impairment test is estimated in $405 (four hundred and five U.S. dollars) per light weight ton (LWT) in accordance with the Company's assets' depreciation policy. Although the Company believes that the assumptions used to evaluate potential impairment are reasonable and appropriate, such assumptions are highly subjective. There can be no assurance as to how long charter rates and vessel values will remain at their currently low levels or whether they will improve by any significant degree. Charter rates may remain at depressed levels for some time which could adversely affect the Company's revenue and profitability, and future assessments of asset impairment. As a result of the impairment review, the Company determined that the carrying amounts of its assets were recoverable, and therefore, concluded that no impairment loss was necessary for 2010, 2011 and 2012, except for the charge described below.

During the year ended December 31, 2012, the Company recorded an impairment charge totaling $16,000 to write down the carrying amount of its product tanker M/V Amadeo to its estimated fair value. The write down was as a consequence of the level of distress in the tanker market and its high operational costs.

l) Dry dock costs

The Company's vessels must be periodically drydocked and pass inspections to maintain their operating classification, as mandated by maritime regulations. Costs incurred to drydock a vessel / pushboat are deferred and amortized using the straight-line method over the period to the next drydock, generally 24 to 36 months. Drydocking costs incurred are comprised of: painting the vessel's hull and sides, recoating cargo and fuel tanks, and performing other engine and equipment maintenance activities to bring the vessel into compliance with classification standards. The unamortized portion of dry dock costs for vessels that are sold are written off and included in the calculation of the resulting gain or loss in the year of the vessel's sale.

Expenditures for maintenance and minor repairs are expensed as incurred.

m) Investments in affiliates

These investments are accounted for by the equity method. At December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, this includes our interest in 50% of Obras Terminales y Servicios S.A. ("OTS S.A.") and in 49% of Marítima Sipsa S.A.

At December 31, 2011 and for the years ended December 31, 2011 and 2010 it also includes our interest in 50% of Puertos del Sur S.A. As described in Note 4, during 2012 the Company purchased the other 50% of Puertos del Sur S.A.

n) Identifiable intangible assets

The Company's intangible assets arose as a result of the Ravenscroft acquisition in 2006, and consist principally of a safety management system which is being amortized over its useful life of eight years using the straight-line method.

Accumulated amortization at December 31, 2012 and 2011 amounted to $1,181 and $1,006, respectively and amortization for the three years in the period ended December 31, 2012 amounted to $175, $175 and $305, respectively. Amortization of intangible assets for the five years subsequent to December 31, 2012 is expected to be $175 in 2013 and $44 in 2014.

o) Goodwill

Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of net identified tangible and intangible assets acquired. The Company performs an annual impairment test of goodwill and further periodic tests to the extent indicators of impairment develop between annual impairment tests. The Company's impairment review process compares the fair value of the reporting unit to its carrying value, including the goodwill related to the reporting unit. To determine the fair value of the reporting unit, the Company uses a discounted future cash flow ("DCF") approach that uses estimates for revenue, costs and appropriate discount rates, among others. These various estimates are reviewed each time the Company tests goodwill for impairment and many are developed as part of the Company's routine business planning and forecasting process. The Company believes its estimates and assumptions are reasonable; however, variations from those estimates could produce materially different results.

p) Other assets

This account corresponds to costs incurred to issue debt net of amortization costs, which are being amortized over the term of the debt using the effective interest rate method. Any unamortized balance of costs relating to debt repaid or refinanced is expensed in the period the repayment or refinancing is made, subject to the accounting guidance regarding debt modifications and extinguishment. Amortization for debt issuance expense for the three years in the period ended December 31, 2012 totaled $2,217, $2,323 and $1,340, respectively, and is included in financial expense in the accompanying consolidated statements of operations.

q) Accounts payable

Accounts payable at December 31, 2012 and 2011 consists of insurance premium payables, operating expenses, among others.

r) Deferred gains—River barges sale-leaseback transactions

The Company has entered into a river barges sale-leaseback transaction (Note 15) with a finance company. Gains are deferred to the extent of the present value of future minimum lease payments and are amortized as reductions to rental expense over the applicable lease term. Deferred gains activity related to these transactions for the year ended December 31, 2012 is as follows:

Balance at beginning of year	$—
Deferred gains arising from sales	2,116
Amortization of deferred gains included in operating expenses as reduction to rental expense	(30)
Balance at end of the year	$2,086

s) Comprehensive loss

The components of accumulated other comprehensive loss in the consolidated balance sheets were as follows:

	At December 31,
	2012	2011
Unrealized net losses on interest rate collar	$(1,958)	$(1,727)
Unrealized net losses on interest rate swaps	(803)	(482)
Unrealized net gains on EURO hedge	137	145
Accumulated other comprehensive loss	(2,624)	(2,064)
Amounts attributable to noncontrolling interest	(46)	(27)
Amounts attributable to Ultrapetrol (Bahamas) Limited	$(2,578)	$(2,037)

At December 31, 2012, the Company expects that it will reclassify $996 of net losses on interest rate collar and interest rate swaps from accumulated other comprehensive loss to earnings during the next twelve months related to the payments of interest of our variable interest rate debt that will affect earnings for 2013.

t) Derivative financial instruments

The Company from time to time uses derivative financial instruments to reduce risk from foreign currency fluctuations, changes in spot market rates for oceangoing vessels, changes in interest rate and changes in bunker fuel prices.

The Company recognizes all of its derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative financial instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship.

For derivative financial instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative financial instrument is reported as a component of other comprehensive loss and reclassified into earnings in the same line item associated with the hedged transaction in the same period or periods during which the hedged transaction affects earnings. The ineffective portion of a derivative's change in fair value is immediately recognized in income.

Derivative financial instruments that are not designated as hedges for accounting purposes are adjusted to fair value through income.

u) Loss per share

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the relevant periods net of shares held in treasury. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common shares result in the issuance of such shares. In determining dilutive shares for this purpose the Company assumes, through the application of the treasury stock and if-converted methods, all restricted stock grants have vested, all common shares have been issued pursuant to the exercise of all outstanding stock options and all common shares have been issued pursuant to the conversion of all outstanding convertible notes.

For the three years in the period ended December 31, 2012, the Company had a net loss from continuing operations and therefore the effect of potentially dilutive securities was antidilutive.

The following outstanding equity awards are not included in the diluted net loss per share calculation because they would have had an antidilutive effect:

	For the years ended December 31,
	2012	2011	2010
Stock options	459,000	349,000	349,000
Restricted stock	329,000	705,000	520,000
Convertible debt	13,051,000	13,051,000	13,051,000
Total	13,839,000	14,105,000	13,920,000

The following table sets forth the computation of basic and diluted loss per share attributable to Ultrapetrol (Bahamas) Limited.

	For the years ended December 31,
	2012	2011	2010
Loss from continuing operations	$(63,657)	$(18,805)	$(4,856)
Loss from discontinued operations	—	—	(515)
Net loss	$(63,657)	$(18,805)	$(5,371)

	For the years ended December 31,
	2012	2011	2010
Basic and diluted weighted average number of shares	35,382,913	29,547,365	29,525,025
	>	>	>
Basic and diluted loss per share:
From continuing operations	$(1.80)	$(0.64)	$(0.16)
From discontinued operations	—	—	(0.02)
	$(1.80)	$(0.64)	$(0.18)

v) Stock compensation

Stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense over the employee's service period, which is generally the vesting period of the equity grant. The fair value of performance based restricted common stock awards that are probable of being earned is expensed over the performance periods as the awards vest. The Company does not estimate forfeitures in its expense calculations as forfeiture history has been minor.

w) Other operating income, net

For the three years in the period ended December 31, 2012, this account includes:

	For the years ended December 31,
	2012	2011	2010
Arbitration award (1)	$—	$4,748	$—
Gain on sale of vessels, net	3,564	—	724
Claims against insurance companies, net (2)	3,901	3,543	(46)
Other	911	(34)	(61)
	$8,376	$8,257	$617

____________________
(1)
One of our subsidiaries in the River Business, UABL Paraguay S.A., made a claim against a former customer in an arbitration proceeding where we claim damages for non performance under a transportation contract. On December 2, 2011 a final amount of $5,308 was awarded to the Company, which was collected on December 21, 2011. Due to the disputed nature of the claim, the Company had not recognized any income related to the claim and now since the arbitration proceeding was favorably settled and collected recognizing an income of $4,748, after deducting related legal fees of $560.

(2)	Corresponds to loss of hire insurance claims.

x) Income taxes

The Company accounts for deferred income taxes under the liability method. Under this method, deferred income tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at each period end corresponding to those jurisdictions subject to income taxes. Deferred tax assets are recognized for all deductible temporary differences and an offsetting valuation allowance is recorded to the extent that it is not more likely than not that the deferred tax assets will be realized. Deferred tax is measured based on tax rates and laws enacted or substantively enacted at the balance sheet date in any jurisdiction.

Income tax regulations in the different countries in which we operate are subject to interpretation by taxing authorities. As a result, our judgment in the determination of uncertain income tax positions could be interpreted differently. In this sense, the income tax returns of our primary income tax jurisdictions remain subject to examination by related tax authorities. The tax returns are open to examination from 3 to 7 years.

y) Accounting standards recently adopted

On January 1, 2012, we adopted an update issued by the Financial Accounting Standards Board, or FASB to existing guidance on the presentation of comprehensive income. This update requires the presentation of the components of net loss and other comprehensive income (loss) either in a single continuous statement or in two separate but consecutive statements. Net loss and other comprehensive income (loss) has been presented in two separate but consecutive statements for the current reporting period and prior comparative period in our consolidated financial statements.

3. DRY DOCK

The capitalized amounts in dry dock at December 31, 2012 and 2011 were as follows:

	At December 31,
	2012	2011
Original book value	$23,699	$19,786
Accumulated amortization	(19,461)	(14,698)
Net book value	$4,238	$5,088

For the three years in the period ended December 31, 2012 amortization expense was $4,763, $4,078 and $4,186, respectively.

4. VESSELS AND EQUIPMENT, NET

The capitalized cost of the vessels and equipment, and the related accumulated depreciation at December 31, 2012 and 2011 were as follows:

	At December 31,
	2012	2011
Ocean-going vessels	$115,375	$127,468
River barges and pushboats	411,820	398,391
PSVs	223,032	199,453
Advances for PSV construction	53,496	68,149
Furniture and equipment	11,822	10,458
Building, land, operating base and shipyard	54,902	52,491
Total original book value	870,447	856,410
Accumulated depreciation	(222,928)	(184,965)
Net book value	$647,519	$671,445

For the three years in the period ended December 31, 2012 depreciation expense was $38,914, $34,891 and $29,880, respectively.

Certain interest costs incurred during the construction of vessels are capitalized as part of the assets' carrying values and are depreciated over such assets' estimated useful lives. Capitalized interest for the three years in the period ended December 31, 2012 totaled $0, $0 and $1,010, respectively.

ACQUISITIONS AND DISPOSALS

Ocean Business

During 2010, we purchased and took delivery of two feeder container vessels for an aggregate total purchase price of $26,200.

During 2010, we sold and delivered three Capesize vessels for an aggregate total sale price of $36,584 net of commissions and Ultrapetrol recognized a net gain on sale of vessel of $724.

River Business

During 2012, eight river barges were built in our own shipyard in Punta Alvear, Argentina for a total cost of $9,100.

During 2012, the Company built, sold and leased back, 14 river barges for $13,020 with a lease term of 10 years. Gains of $2,116 related to the sale-leased back were deferred and are being amortized over the minimum lease period (see Note 2.r).

In February 2012, the Company sold and delivered one river pushboat, for a total sale price of $3,850 and Ultrapetrol recognized a gain on sale of vessel of $3,564.

During 2011, we purchased three pushboats, for a total aggregate purchase price of $2,900. The Company has also incurred $2,000 in additional direct costs relating to these acquisitions.

During 2011, forty-two barges were built in our own shipyard in Punta Alvear, Argentina for a total cost of $31,400.

Acquisition of 50% interest in Puertos del Sur S.A.

On April 25 and May 3, 2012, the Company through its River Business subsidiary UABL Terminals (Paraguay) S.A. obtained a 100% controlling interest in Puertos del Sur S.A. through its acquisition of its 50% partner's interest for $250.

At time of acquisition, Puertos del Sur S.A. owned a grain loading terminal in Paraguay. The Company performed a fair value analysis and the purchase price was allocated to the acquired assets and liabilities based on their fair values resulting in no goodwill being recorded. Due to immateriality, the Company has not prepared pro forma information related to this acquisition.

Offshore Supply Business

On February 21 and September 13, 2007, UP Offshore (Bahamas) Ltd. (our holding company in the Offshore Supply Business) signed shipbuilding contracts with a shipyard in India for construction of four PSVs with a combined cost of $88,052, with contracted deliveries extended to 2012 and 2013. The purchase price is to be paid in five installments of 20% of the contract price each, prior to delivery. On May 22, 2012, we took delivery of the first Indian PSV UP Jade and we paid the fifth installment net of a reduction of $1,800 in the contract price in connection with the penalty for its late delivery. As of December 31, 2012, UP Offshore (Bahamas) Ltd. had paid installments on these contracts totaling $48,400, which are recorded as Advances for PSV construction.

As of December 31, 2012, the Company had remaining commitments of $17,600 on non-cancellable contracts for the construction of three PSVs in India scheduled for delivery in 2013.

Subsequent events

On January 30, 2013, we took delivery of the second Indian PSV UP Amber and we paid the fifth installment net of a reduction of $1,800 in the contract price in connection with the penalty for its late delivery.

5. LONG-TERM DEBT AND OTHER FINANCIAL DEBT

Balances of long-term financial debt were as follows:
			At December 31,
	Financial institution / Other		2012			2011
			Nominal value
Borrower		Due-year (1)	Current	Noncurrent	Total	Total
Ultrapetrol (Bahamas) Ltd.	Private Investors	November 2014	$—	$180,000	$180,000	$180,000
Ultrapetrol (Bahamas) Ltd.	Private Investors	January 2013	80,000	—	80,000	80,000
UP Offshore Apoio Marítimo Ltda.	DVB AG	Through 2016	900	5,950	6,850	7,750
UP Offshore (Bahamas) Ltd.	DVB AG	Through 2016	12,575	29,650	42,225	38,250
UP Offshore (Bahamas) Ltd.	DVB AG	Through 2017	2,000	11,000	13,000	15,000
UP Offshore (Bahamas) Ltd.	DVB SE + Banco Security	Through 2018	3,333	30,833	34,166	37,500
Ingatestone Holdings Inc.	DVB AG	—	5,639	8,161	13,800	15,525
Ingatestone Holdings Inc	Natixis	March 2013	5,175	—	5,175	15,525
UP Offshore Apoio Marítimo Ltda.	BNDES	Through 2027	1,110	14,708	15,818	16,928
Stanyan Shipping Inc.	Natixis	Through 2017	1,108	5,438	6,546	9,303
Hallandale Commercial Corp.	Nordea	April 2013	5,644	—	5,644	7,212
UABL Paraguay	IFC	Through 2020	2,174	20,652	22,826	25,000
UABL Paraguay	OFID	Through 2020	1,304	12,391	13,695	15,000
UABL Barges and others	IFC	Through 2020	3,044	28,913	31,957	35,000
UABL Paraguay and Riverpar	IFC	Through 2021	1,765	13,235	15,000	15,000
UABL Paraguay and Riverpar	OFID	Through 2021	1,176	8,824	10,000	—
Ingatestone Holdings Inc.	DVB SE + NIBC	—	2,084	18,766	20,850	—
At December 31, 2012			$129,031	$388,521	$517,552
At December 31, 2011			$21,504	$491,489		$512,993

_________________
(1)	See the descriptions below.

Aggregate annual future payments due to the long-term financial debt were as follows:

Year ending December 31
2013	$129,031
2014	208,716
2015	24,098
2016	49,091
2017	40,022
Thereafter	66,594
Total	$517,552

9% First Preferred Ship Mortgage Notes due 2014

On November 24, 2004 the Company completed a debt offering of $180,000 of 9% First Preferred Ship Mortgage Notes due 2014 (the "2014 Senior Notes"), through a private placement to institutional investors eligible for resale under Rule 144A and Regulation S (the "Offering"). The net proceeds of the Offering were used to repay the 2008 Senior Notes, certain other existing credit facilities and to fund some vessel acquisitions.

Interest on the 2014 Senior Notes is payable semi-annually on May 24 and November 24 of each year and principal is due on November 24, 2014. The 2014 Senior Notes are senior obligations guaranteed by the Company's subsidiaries directly involved in our Ocean and River Business. At December 31, 2012, the 2014 Senior Notes are secured by first preferred ship mortgages on 13 river pushboats, 2 oceangoing barges and 337 river barges.

The 2014 Senior Notes are subject to certain covenants, including, among others, limiting the parent's and guarantor subsidiaries' ability to incur additional indebtedness or issue preferred stock, pay dividends to stockholders, incur liens or execute sale leasebacks of certain principal assets and certain restrictions on the Company consolidating with or merging into any other person.

Upon the occurrence of a change of control event, each holder of the 2014 Senior Notes shall have the right to require the Company to repurchase such notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest.

If Los Avellanos and Hazels, together, in accordance with the provisions of the Shareholder Agreement described in Note 1, no longer have the ability or right to elect or designate for election a majority of the Company's board of Directors, a change of control will occur under the indenture governing our 2014 Senior Notes.

In the first quarter of 2005 the SEC declared effective an exchange offer filed by the Company to register substantially identical senior notes to be exchanged for the 2014 Senior Notes pursuant to a registration rights agreement, to allow the 2014 Senior Notes be eligible for trading in the public markets.

Although Ultrapetrol (Bahamas) Limited, the parent company, subscribed the issued Notes, principal and related expenses will be paid through funds obtained from the operations of the Company's subsidiaries.

At December 31, 2012 and 2011, the 2014 Senior Notes are disclosed on the Company´s consolidated balance sheets as long-term debt.

At December 31, 2012 the net book value of the assets pledged as a guarantee of the 2014 Senior Notes was $67,700.

7.25% Convertible Senior Notes due 2017

On December 23, 2010, the Company completed the sale of $80,000 aggregate principal amount of its 7.25% Convertible Senior Notes due 2017 (the "2017 Convertible Notes") through a private placement to institutional investors eligible for resale under Rule 144A and Regulation S. The Convertible Notes are senior and unsecured obligations of the Company. Interest on the 2017 Convertible Notes is payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2011. Unless earlier converted, redeemed or repurchased, the 2017 Convertible Notes are due on January 15, 2017.

The 2017 Convertible Notes were convertible after January 28, 2011, at the option of the holder, into common stock at an initial conversion rate equal to 133.1691 shares of the Company common stock per $1 principal amount of 2017 Convertible Notes (equivalent to an initial conversion price of approximately $7.51 per share), which was subject to adjustment.

If the arithmetic average of the daily volume weighted average price per share of the Company common stock for each of the 20 consecutive trading days beginning on January 17, 2012 was less than $6.13, then the conversion rate would be increased such that the conversion price as adjusted would represent the greater of (i) 122.5% of such arithmetic average of the daily volume weight average price and (ii) $6.13.

As from February 14, 2012, the conversion rate has been adjusted to 163.1321 shares of the Company common stock per $1 principal amount of 2017 Convertible Notes (equivalent to a price of approximately $ 6.13 per share) as a consequence of the arithmetic average of the daily volume weighted average price per share of the Company common stock for the period from January 17, 2012 to February 13, 2012 (both inclusive) being $2.76.

On or after January 15, 2015, the Company may redeem for cash all, but not less than all, of the 2017 Convertible Notes if the last reported sale price of the Company common stock equals or exceeds 130% of the applicable conversion for a specific period of time at 100% of the principal amount of the 2017 Convertible Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

Upon a fundamental change occurring, as defined in the 2017 Convertible Notes Indenture, each holder of the 2017 Convertible Notes, shall have the right to require the Company to repurchase the 2017 Convertible Notes in cash at a price equal to 100% of the principal amount of the 2017 Convertible Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

If a fundamental change occurs under the 2017 Convertible Notes Indenture, the Company will pay a make-whole premium upon the conversion of the 2017 Convertible Notes in connection with any such transaction by increasing the applicable conversion rate. The make-whole premium will be determined by reference to the 2017 Convertible Notes Indenture and is based on the date on which the fundamental change becomes effective and the market stock price of the Company common stock on that date. In no event shall the conversion rate exceed 163.1321 shares per $1 principal amount.

As a result of the successful completion of the transaction with Sparrow described in note 1, a fundamental change (as defined in the Indenture) occurred on December 12, 2012, and each holder of the 2017 Convertible Notes had the repurchase right described above.

On December 21, 2012 the Company commenced a tender offer to repurchase up to $80,000 of the 2017 Convertible Notes at par plus accrued and unpaid interest in accordance with the fundamental change repurchase procedure as specified in the 2017 Convertible Notes Indenture. The tender offer began on December 21, 2012 and expired on January 22, 2013.

At December 31, 2011 the 2017 Convertible Notes are disclosed on the Company's consolidated balance sheets as long-term debt at face value.

Subsequent events

On January 23, 2013 the Company repaid $80,000 of its 2017 Convertible Notes. Consequently, as of December 31, 2012 the Company included the outstanding principal amount of the 2017 Convertible Notes of $80,000 as current liabilities and the Company expects to record a loss on extinguishment of debt of approximately $2,800 in the first quarter 2013 results.

Loans with DVB Bank AG (DVB AG)

a)
Senior secured term loan facility of up to $15,000: On January 17, 2006 UP Offshore Apoio Maritimo Ltda. (UP Offshore Apoio) as Borrower, Packet Maritime Inc. (Packet) and Padow Shipping Inc. (Padow) as Guarantors and UP Offshore (Bahamas) Ltd. (UP Offshore) as Holding Company (all of these our subsidiaries in the Offshore Supply Business) entered into a senior secured term loan facility of up to $15,000 with DVB AG for the purposes of providing post delivery financing of our PSV named UP Agua Marinha.

This loan is divided into two tranches:

●
Tranche A, amounting to $13,000, accrues interest at LIBOR plus a margin of 1.20% per annum and shall be repaid by (i) 120 consecutive monthly installments of $75 each beginning in March 2006 and (ii) a balloon repayment of $4,000 in February 2016.

●	Tranche B, amounting to $2,000 was fully repaid in February 2009.

For the year ended December 31, 2012, the weighted average interest rate was 1.44% and the respective interest rates ranged from 1.34% to 1.53%, including margins.

b)
Senior secured term loan facility of up to $61,306: On December 28, 2006 UP Offshore (Bahamas) Ltd. as Borrower, Packet, Padow, UP Offshore Apoio and Topazio Shipping LLC (collectively the owners of our PSVs UP Safira, UP Esmeralda, UP Agua Marinha and UP Topazio) and Ultrapetrol (Bahamas) Limited as Guarantors entered into a senior secured term loan facility of up to $61,306 with DVB AG for the purposes of providing post delivery re-financing of our PSVs named UP Safira, UP Esmeralda and UP Topazio.

The loan bears interest at LIBOR plus 1.20% per annum with quarterly principal and interest payments and matures in December 2016. The regularly scheduled principal payments are due quarterly and range from $1,075 to $1,325, with a balloon installment of $17,300 in December 2016. If a PSV is sold or becomes a total loss, the Borrower shall prepay the loan in an amount equal to the stipulated value of such PSV, which is initially stipulated in $18,750 and shall be reduced in the amount of $388 on each repayment date.

For the year ended December 31, 2012, the weighted average interest rate was 1.67% and the respective interest rates ranged from 1.59% to 1.74%, including margins.

On August 1, 2012, the Borrower, the Guarantors and DVB SE agreed to amend the loan agreement to permit the Borrower to re-borrow $10,000. During 2012, the Company drew down $8,275. This amount, bears interest at LIBOR plus 3.50% per annum and matures 50% on March 29, 2013 and 50% on June 30, 2013.

A commitment fee is payable based on the average undrawn amount of $10,000 at a rate of 1.75% per annum commencing on August 1, 2012. At the date of the issuance of these financial statements the Company canceled any undrawn commitment.

c)
Senior secured term loan facility of up to $25,000: On October 31, 2007 UP Offshore (Bahamas) Ltd. as Borrower entered into a senior secured term loan facility of up to $25,000 with DVB AG for the purposes of providing post delivery re-financing of our PSV named UP Diamante.

The Banks, at their discretion, may replace LIBOR as base rate for the interest calculation with their cost-of-funds rate.

The loan bears interest at LIBOR plus 1.50% per annum with quarterly principal and interest payments and matures in November 2017. The regularly scheduled payments commenced in February 2008 and are comprised of 8 installments of $750 each, 24 of $500 each and 8 of $250 each with a balloon installment of $5,000 in November 2017.

For the year ended December 31, 2012, the weighted average interest rate was 1.97% and the respective interest rates ranged from 1.93% to 2.05%, including margins.

All of these loans are secured by a first priority mortgage on the UP Safira, UP Esmeralda, UP Topazio, UP Agua Marinha and UP Diamante, a first priority assignment of the earnings, insurances and requisition compensation of the vessels or other employment contracts exceeding 12 months and are jointly and severally irrevocable and unconditionally guaranteed by Packet, Padow, UP Offshore Apoio, Topazio Shipping LLC and Ultrapetrol (Bahamas) Limited. The loans also contain customary covenants that limit, among other things, the Borrowers' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, merge or consolidate, change lines of business and amend the terms of subordinated debt. The agreements governing the facility also contain customary events of default. If an event of default occurs and is continuing, DVB AG may require the entire amount of the loans be immediately repaid in full. Further, the loan agreements require that the PSVs pledged as security have an aggregate market value of at least 133.3% of the value of the loans.

At December 31, 2012 the combined outstanding principal balance under the loan agreements was $62,075 and the aggregate net book value of the assets pledged was $84,700.

Senior secured term loan facility with DVB Bank AG (DVB AG) and Natixis of up to $93,600

On June 24, 2008 Ingatestone Holdings Inc., as Borrower, and UP Offshore (Bahamas) Ltd., Bayshore Shipping Inc., Gracebay Shipping Inc., Springwater Shipping Inc. and Woodrow Shipping Inc. (all of these our subsidiaries in the Offshore Supply Business) and Ultrapetrol (Bahamas) Limited, as joint and several Guarantors, entered into a senior secured term loan facility of up to $93,600 with DVB AG and Natixis (the "Banks"), as co-lender, to finance the construction and delivery of our PSVs being built in India (UP Jade, UP Amber, UP Pearl and UP Onyx).

A quarterly commitment fee is payable based on the average undrawn amount of the committed amount at a rate of 0.50% per annum through December 2010 and at a rate of 1.50% per annum thereafter.

This loan is divided into two tranches:

●
Tranche A, amounting to $60,000, to be made available for each ship in the amount of up to $15,000. This tranche accrues interest at LIBOR (base rate) plus a margin of 3.0% during each ship's construction period, and then the margin is lowered to 2.0% and shall be repaid by (i) quarterly installments of $288 per ship and (ii) a balloon repayment of all amounts outstanding at December 31, 2019.

●
Tranche B, amounting to $33,600, to be made available for each ship in the amount of up to $8,400 in a single advance on the delivery date of such ship. This tranche accrues interest at LIBOR (base rate) plus a margin of 2.0% per annum and shall be repaid by 20 quarterly installments of $420 per ship.

The Banks, at their discretion, may replace LIBOR as base rate for the interest calculation with their cost-of-funds rate.

As Facility Guarantor, UP Offshore (Bahamas) Ltd. shall comply with certain financial covenants including: (i) an average balance of available cash in a demand deposit of not less than $5,000 during each financial year, (ii) an equity ratio of not less than 30%, (iii) a minimum equity of $75,000 and, (iv) a ratio of consolidated EBITDA to consolidated debt service of at least 1.5 (on a rolling four quarter basis, tested as of the last day of each fiscal quarter).

The loan contains customary covenants which are similar to the stipulated covenants in previous loans entered with DVB AG. The agreements governing the facility also contain customary events of default. If an event of default occurs and is continuing, DVB AG and Natixis may require the entire amount of the loan be immediately repaid in full.

At March 31, 2012, the advances under Tranche A of the loan were $34,500 ($17,250 per Bank).

On May 9, 2012, the Borrower, the Guarantors and the Banks signed a third amendment to the loan agreement. In connection with this amendment, all the amounts borrowed by Natixis or $17,250 shall be paid on or before December 31, 2012, further extended to March 28, 2013 and all of the remaining commitments of this term loan facility by Natixis were cancelled.

Since March 31 2012, the Company prepaid to Natixis $12,075 and to DVB SE $10,275 in principal installment and drew from DVB SE $6,825.

During the year ended December 31, 2012 the Company recorded a debt extinguishment loss of $940, which is included in the accompanying consolidated statement of operations.

On October 22, 2012 the Company through its subsidiaries in the Offshore Supply Business, entered into a new senior secured term loan facility to replace the financing of this term loan facility in respect of the financing of the acquisition of each of the UP Jade and UP Amber. Subsequent to December 31, 2012 Ingatestone Holding Inc. (our subsidiary in the Offshore Supply Business) entered into a new senior secured term loan facility with DVB Bank America, NIBC and ABN Amro to replace all of its credit facilities in respect of the financing of its four PSVs being built in India (UP Jade, UP Amber, UP Pearl and UP Onyx).

At December 31, 2012, the outstanding principal balance under this loan agreement was $18,975 ($5,175 for Natixis and $13,800 for DVB SE).

Senior secured post delivery term loan facility with DVB Bank SE (DVB SE) and NIBC Bank NV of up to $42,000

On October 22, 2012 Ingatestone Holdings Inc., as Borrower, and UP Offshore (Bahamas) Ltd., Bayshore Shipping Inc., Gracebay Shipping Inc. (all of these our subsidiaries in the Offshore Supply Business) and Ultrapetrol (Bahamas) Limited, as joint and several Guarantors, entered into a senior secured post delivery term loan facility of up to $42,000 with DVB SE and NIBC Bank NV (the "Lenders") for the purpose of partially financing or refinancing our PSVs named UP Jade and UP Amber.

The loan facility is divided into two tranches, each in the aggregate amount of up to $21,000.

The tranche of the loan facility in respect of the refinancing of the UP Jade was drawn down in an amount of $20,850 on October 29, 2012. This tranche accrues interest at LIBOR (base rate) plus a margin of 4.0% and shall be repaid by (i) 20 consecutive quarterly installments of $521 each and (ii) a balloon payment in the amount of $10,425 which due on the fifth anniversary of the drawdown date but not later than November 30, 2017.

The Lenders, at their discretion, may replace LIBOR as base rate for the interest calculation with their cost-of-funds rate.

The tranche of the loan facility in respect of the financing of the acquisition of the UP Amber from the shipyard shall be divided into two advances which shall be made available to the Borrower until June 30, 2013.

Subsequent events

On January 24, 2013 the Company terminated this senior secured post delivery term loan facility and prepaid the outstanding balance of $20,850 with borrowings from its senior secured post delivery term loan facility with DVB Bank America, NIBC and ABN Amro.

Senior secured post delivery term loan facility with DVB Bank America NV (DVB Bank America), NIBC Bank NV (NIBC) and ABN Amro Capital USA LLC (ABN Amro) of up to $84,000

On January 18, 2013 Ingatestone Holdings Inc., as Borrower, and UP Offshore (Bahamas) Ltd., Bayshore Shipping Inc., Gracebay Shipping Inc, Springwater Shipping Inc and Woodrow Shipping Inc. (all of these our subsidiaries in the Offshore Supply Business) and Ultrapetrol (Bahamas) Limited, as joint and several Guarantors, entered into a senior secured post delivery term loan facility of up to $84,000 with DVB Bank America, NIBC and ABN Amro (the "Lenders") with the purpose of refinancing the advances made for our PSVs named UP Jade, UP Amber, UP Pearl and UP Onyx of the DVB SE and Natixis and DVB SE and NIBC long-term facilities.

The loan facility is divided into four tranches, each in the aggregate amount of up to the lesser of $21,000 and 60% of the fair market value of the PSV to which such tranche relates.

The tranche of the loan facility in respect of the refinancing of the UP Jade was drawn down in the amount of $ 20,850 on January 24, 2013. This tranche accrues interest at LIBOR (base rate) plus a margin of 4.0% and shall be repaid by (i) 20 consecutive quarterly installments of $521 each beginning on January 29, 2013 and (ii) a balloon payment in the amount of $10,425 which is due on October 29, 2017 concurrent with the last quarterly repayment.

A quarterly commitment fee is payable based on the average undrawn amount of the committed amount at a rate of 1.60% per annum.

Each tranche of the loan facility in respect of the financing of the acquisition of each of the UP Amber, UP Pearl and UP Onyx from the shipyard shall be divided into two advances which shall be made available to the Borrower as follows:

●	The first advance of each such tranche shall be made available to the Borrower in the amount of up to $5,000 on the earlier of the delivery date of the ship and October 31, 2013,

●
The second advance of each such tranche shall be made available to the Borrower in the amount of up to $16,000 not later than the earlier of the date which is six months after the delivery date of the ship and October 31, 2013, provided that the UP Amber, UP Pearl and UP Onyx have obtained employment of not less than 3 years with a charterer on terms and conditions acceptable to the Lenders.

Each tranche accrues interest at LIBOR (base rate) plus a margin of 4.0% and shall be repaid by (i) equal consecutive quarterly installments and (ii) a balloon payment equal to 50% of the advances of such tranche concurrent with the last quarterly repayment but not later than October 31, 2017. The first quarterly repayment shall commence on the date falling three months after the drawdown date.

The Lenders, at their discretion, may replace LIBOR as base rate for the interest calculation with their cost-of-funds rate.

Ingatestone Holdings Inc., as Borrower, shall comply with certain financial covenants including: (i) a ratio of consolidated debt service coverage ratio in respect of the PSVs of not less than 125% (on a historical and forward four quarter rolling basis, tested as of the last date of each fiscal quarter), (ii) an equity ratio of not less than 10% as from December 31, 2012 until September 30, 2013 and 20% as from September 30, 2013, (iii) a consolidated tangible net worth of not less than $10,000 as from December 31, 2012 until September 30, 2013 and $20,000 as from September 30, 2013 plus 50% of net income (positive only) for each succeeding fiscal year and (iv) consolidated liquidity of not less than an amount necessary to fund the payment of six months of debt service.

As Guarantor, Ultrapetrol (Bahamas) Ltd. shall comply with certain financial covenants at all times after from December 31, 2012 including: (i) an average monthly balance of available cash in a demand deposit of not less than $20,000 on a consolidated basis, (ii) an equity ratio of not less than 20%, (iii) a consolidated tangible net worth of not less than $150,000 and, (iv) a ratio of consolidated debt service coverage ratio of not less than 150% (on a historical and forward four quarter rolling basis, tested as of the last date of each fiscal quarter).

The loan is secured by a first priority mortgage on the UP Jade, UP Amber, UP Pearl and UP Onyx and a first priority assignment of the earnings, insurances and requisition compensation of the vessels. Further, the loan agreement requires that the PSVs pledged as security have an aggregate market value of at least 142.85% of the value of the loans and the swap exposure during the first two years of the loan and 150% thereafter.

The loan also contains customary covenants that limit, among other things, the Borrowers' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, merge or consolidate, change lines of business and amend the terms of subordinated debt.

Seventeen-year term $18,730 credit facility with Brazilian Development Bank (BNDES)

On August 20, 2009, UP Offshore Apoio (our subsidiary in the Offshore Supply Business) as Obligor, UP Offshore (Bahamas) Ltd., as Facility Guarantor and Ultrapetrol (Bahamas) Ltd., as Limited Guarantor, entered into a seventeen-year fixed interest credit facility for $18,730 with BNDES to partially post-finance the construction of our PSV UP Rubi.

The loan shall be repaid by 204 consecutive monthly installments of each $93 beginning in April 2010 and ending in March 2027. The loan accrues interest at 3% per annum.

On October 30, 2009, UP Offshore Apoio entered into a Standby Letter of Credit Facility Agreement (the "Letter") with DVB Bank SE relating to a $21,500 Standby Letter of Credit Facility which guarantees the BNDES credit facility from November 11, 2009 to November 11, 2013. The Letter requires PSV UP Rubi to be pledged as security and its fair market value shall be not less than 133.3% of the outstanding amount of the Letter and is guaranteed by UP Offshore (Bahamas) Ltd. and Ultrapetrol (Bahamas) Limited as Facility Guarantor and Limited Guarantor, respectively.

Under the Letter, UP Offshore Apoio is to pay an up front fee equal to 1.5% of the outstanding amount, an annual commission fee fixed of 2.0% per annum on the outstanding amount and a fee equal to 1.0% on the settlement date on the settlement amount.

As Facility Guarantor, UP Offshore (Bahamas) Ltd. shall comply with certain financial covenants including: (i) an average balance of available cash in a demand deposit of not less than $5,000 during each financial year, (ii) an equity ratio of not less than 30%, (iii) a minimum equity of $75,000 and, (iv) a ratio of consolidated EBITDA to consolidated debt service of at least 1.5 (on a rolling four quarter basis, tested as of the last day of each fiscal quarter).

On March 5, 2013, BNDES confirmed their approval of the change in ownership which occurred as a consequence of the transaction with Sparrow described in Note 1. Considering such approval, we are in compliance with all covenants under this loan facility.

At December 31, 2012, the outstanding principal balance under this loan agreement was $15,818 and the aggregate net book value of the asset pledged was $24,500.

Loan Agreement with DVB Bank SE (DVB SE)and Banco Security of up to $40,000:

On December 9, 2010 UP Offshore (Bahamas) Ltd., as Borrower, and Glasgow Shipping Inc. and Zubia Shipping Inc.

(all of these our subsidiaries in the Offshore Supply Business) and Ultrapetrol (Bahamas) Limited and Corporación de Navegación Mundial S.A., as joint and several Guarantors, entered into a senior secured term loan facility of up to $40,000 with DVB SE and Banco Security, as co-lenders, to partially finance the construction and delivery of our two PSVs being constructed in China.

The loan is drawn in two advances, each in the amount of $20,000, on the delivery of each of the respective PSVs, accrues interest at LIBOR (base rate) plus a margin of 3.0% and shall be repaid by (i) 32 equal quarterly consecutive installments of $417 each, together with a balloon payment of $ 6,667 payable concurring with the last repayment installment in December 2018.

The co-lenders, at their discretion, may replace LIBOR as base rate for the interest calculation with their cost-of-funds rate.

For the year ended December 31, 2012, the weighted average interest rate was 4.20% and the respective interest rates ranged from 4.14% to 4.26%, including margins and interest rate swaps.

The loan contains customary covenants which are similar to the stipulated covenants in previous loans entered with DVB AG. The agreements governing the facility also contain customary events of default. If an event of default occurs and is continuing, DVB SE and Banco Security may require the entire amount of the loan be immediately repaid in full.

The loan is secured by a first priority mortgage on UP Turquoise and UP Jasper, a first priority assignment of the earnings, insurances and requisition compensation of the vessels or other employment contracts exceeding 12 months. Further, the loan agreements require that the PSVs pledged as security have an aggregate fair market value of at least 133.3% of the value of the loan during the period from the first drawdown date until the fourth anniversary thereof or at least 66.7% of the value of the loan at any time thereafter.

UP Offshore (Bahamas) Limited as Guarantor shall maintain certain financial covenants including: (i) an average balance of available cash in a demand deposit of not less than $5,000, (ii) an equity ratio of not less than 30%, (iii) a minimum equity of $75,000 and, (iv) a ratio of consolidated EBITDA to consolidated debt service of at least 1.5 (on a rolling four quarter basis, tested as of the last day of each fiscal quarter).

At December 31, 2012 the outstanding principal balance was $34,166 and the aggregate net book value of the assets pledged was $50,900.

Senior secured term loan with Natixis of up to $13,616

On January 29, 2007 Stanyan Shipping Inc. (a wholly owned subsidiary in the Ocean Business and the owner of the Alejandrina) drew down an amount of $13,616 under a loan agreement with Natixis (the "Lender") to provide post-delivery financing secured by the vessel. The loan, which matures in February 2017, shall be repaid by equal quarterly installments of $227 with a balloon installment of $2,687 which due in February 2017. The loan accrues interest at 6.38% per annum for the first five years of the loan and LIBOR plus 1.20% per annum thereafter.

On May 21, 2012, we prepaid $1,849 outstanding under this senior secured loan.

For the year ended December 31, 2012, the weighted average interest rate was 3.11% and the respective interest rates ranges from 1.63% to 6.38% including margins.

The loan is secured by a mortgage on the Alejandrina, a first priority assignment of the earnings, insurances and requisition compensation of the vessels, or other employment contracts exceeding 12 months and is guaranteed by Ultrapetrol (Bahamas) Limited. The Lender may also require additional security, if at any time the fair market value of the ship becomes less than the 125% of the aggregate value of the loan. With respect to the above and in relation to any potential loan security shortfall, the Company has been reflected $200 under current liabilities in the accompanying consolidated balance sheet as of December 31, 2012.

The loan also contains customary covenants that limit, among other things, the Borrower's and the Guarantors' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, merge or consolidate, change lines of business and amend the terms of subordinated debt. The agreement governing the facility also contains customary events of default. If an event of default occurs and is continuing, Nataxis may require the entire amount of the loan be immediately repaid in full.

At December 31, 2012 the outstanding principal balance was $6,546 and the aggregate net book value of the assets pledged was $14,100.

Senior secured term loan with Nordea Bank Finland PLC (Nordea Bank) of $20,200

On November 30, 2007, Hallandale Commercial Corp. (our wholly owned subsidiary in the Ocean Business and the owner of the Amadeo) as Borrower, Ultrapetrol (Bahamas) Ltd., as Guarantor, and Tuebrook Holdings Inc. (our wholly owned subsidiary in the Ocean Business and the holding company of Hallandale Commercial Corp.), as Pledgor, entered into a $20,200 loan agreement with Nordea Bank for the purpose of providing post delivery financing of the vessel.

The loan accrues interest at LIBOR plus 1.25% per annum.

For the year ended December 31, 2012, the weighted average interest rate was 1.73% and the respective interest rates ranged from 1.67% to 1.78%, including margins.

The loan is secured by a mortgage on the Amadeo vessel a first priority assignment of the earnings, insurances and requisition compensation of the vessels, or other employment contracts exceeding 12 months and is jointly and severally irrevocably and unconditionally guaranteed by Ultrapetrol (Bahamas) Ltd. The Lender may also require additional security, if at any time the fair market value of the ship becomes less than the 130% of the aggregate value of the loan. The loan also contains customary covenants that limit, among other things, the Borrower's and the Guarantors' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, merge or consolidate, change lines of business and amend the terms of subordinated debt. The agreement governing the facility also contains customary events of default. If an event of default occurs and is continuing, Nordea Bank may require the entire amount of the loan be immediately repaid in full.

As Guarantor, Ultrapetrol (Bahamas) Ltd. shall maintain certain financial covenants including: (i) a ratio of financial indebtedness to tangible net worth of not greater than 2.5 to 1.0 and (ii) a EBITDA to interest expense of not less than 2.0 for the last four fiscal quarters prior to the relevant date of calculation.

On December 28, 2012 the Borrower, the Guarantor, the Pledgor and Nordea Bank amended the loan agreement. In connection with this amendment the margin was increased from 1.50% to 3.00% per annum, the change of control provisions was modified to include Sparrow into the definition, the final maturity date of the loan was changed to April 15, 2013 and Nordea Bank waived the Guarantor compliance requirement with the EBITDA to interest expense ratio until the maturity date.

The aggregate outstanding principal balance of the loan was $5,644 at December 31, 2012, and the aggregate net book value of the asset pledged was $6,430.

Loan with International Finance Corporation ("IFC") and OPEC Fund for International Development (OFID)

a) 2008 Loan facility of up to $25,000

On September 15, 2008 UABL Paraguay S.A. (our subsidiary in the River Business), as Borrower, UABL (Bahamas) Limited as Guarantor and IFC entered into a loan agreement to partially finance: (i) the replacement of existing pushboat engines and conversion of pushboats to install such engines, (ii) the enlargement and re-bottoming of existing barges, (iii) the construction and acquisition of additional pushboats and barges and (iv) supplies and related equipment for the foregoing.

The loan shall be repaid in semi-annual installments of $1,087 for the first 9 payments and $1,902 for the last 8 payments, beginning in June 2012. The loan accrues interest at LIBOR plus a margin which will be calculated considering a percentage ranging between 1.875% to 3.250% obtained from the Guarantor Prospective Debt Service Coverage Ratio as indicated in the agreement.

For the year ended December 31, 2012, the weighted average interest rate was 4.11% and the respective interest rates ranged from 3.94% to 4.44%, including margins and interest rate collar.

The loan is secured by a mortgage on part of our Liberian River Business fleet. The loan agreement requires that the aggregate fair market value of the Liberian mortgaged barges and pushboats dividing by the outstanding amount of the 2008 loans facility to be 1.3 during the period between the first disbursement of the loan and November 24, 2013 (one year prior to the final maturity date of the 2014 Senior Notes) and at all time thereafter 1.6. The loan contains various restrictive covenants, among others, that limit the Borrower's ability to declare or pay any dividend, incur capital expenditures, leases, enter into any derivative transaction, except hedging arrangements for fuel. The Borrower shall maintain certain financial covenants including: (i) a debt to equity ratio of not more than 2.0 and (ii) a historical debt service coverage ratio of not less than 1.0 for the last four fiscal quarters prior to the relevant date of calculation.

As Guarantor, UABL (Bahamas) Limited shall maintain certain financial covenants including; (i) a consolidated debt to equity ratio of no more than 1.4, (ii) a historical debt service coverage ratio on a consolidated basis of not less than 1.3 and (iii) a consolidated current ratio of at least 1.0 for the last four fiscal quarters prior to the relevant date of calculation.

At December 31, 2012 UABL (Bahamas) Limited (as Guarantor) is in compliance with these covenants except for (ii). Consequently, on March 8, 2013 the IFC waived the compliance to meet the financial covenant described in (ii) as of December 31, 2012 and March 31, 2013. The waiver was granted conditional upon OFID´s granting of a similar waiver on or before March 15, 2013, which condition was met on March 14, 2013. UABL (Bahamas) Limited expects to be in compliance with financial covenant in (ii) since June 30, 2013 and thereafter.

b) 2008 Loan facility of up to $35,000

On September 15, 2008 UABL Barges (Panama) Inc., UABL Towing Services S.A., Marine Financial Investment Corp. and Eastham Barges Inc. (all our subsidiaries in the River Business), as Borrowers, UABL (Bahamas) Limited as Guarantor and IFC entered into a loan agreement to partially finance: (i) the replacement of existing pushboat engines and conversion of pushboats to install such engines, (ii) the enlargement and re-bottoming of existing barges, (iii) the construction and acquisition of additional pushboats and barges and (iv) supplies and related equipment for the foregoing.

The loan shall be repaid in semi-annual installments of $1,522 for the first 9 payments and $2,663 for the last 8 payments, beginning in June 2012. The loan accrues interest at LIBOR plus a margin which will be calculated considering a percentage ranging between 1.875% to 3.250% obtained from the Guarantor Prospective Debt Service Coverage Ratio as indicated in the agreement.

For the year ended December 31, 2012, the weighted average interest rate was 4.11% and the respective interest rates ranged from 3.94% to 4.44%, including margins and interest rate collar.

The loan is secured by a mortgage on part of our Liberian River Business fleet. The loan agreement requires that the aggregate fair market value of the Liberian mortgaged barges and pushboats dividing by the outstanding amount of the 2008 loans facility to be 1.3 during the period between the first disbursement of the loan and November 24, 2013 (one year prior to the final maturity date of the 2014 Senior Notes) and at all time thereafter 1.6. The loan contains various restrictive covenants, among others, that limit the each Borrower's ability to declare or pay any dividend, incur capital expenditures, leases, enter into any derivative transaction, except hedging arrangements for fuel.

As Guarantor, UABL (Bahamas) Limited shall maintain certain financial covenants including; (i) a consolidated debt to equity ratio of no more than 1.4, (ii) a historical debt service coverage ratio on a consolidated basis of not less than 1.3 and (iii) a consolidated current ratio of at least 1.0.

At December 31, 2012 UABL (Bahamas) Limited (as Guarantor) is in compliance with these covenants except for (ii). Consequently, on March 8, 2013 the IFC waived the compliance to meet the financial covenant described in (ii) as of December 31, 2012 and March 31, 2013. The waiver was granted conditional upon OFID´s granting of a similar waiver on or before March 15, 2013, which condition was met on March 14, 2013. UABL (Bahamas) Limited expects to be in compliance with financial covenant in (ii) since June 30, 2013 and thereafter.

c) 2008 Parallel Loan facility of up to $15,000

On November 28, 2008 UABL Paraguay S.A. (our subsidiary in the River Business), as Borrower, UABL (Bahamas) Limited as Guarantor and OFID entered into a loan agreement of up to $15,000 to partially finance: (i) the replacement of existing pushboat engines and the conversion of pushboats to install such engines, (ii) the enlargement and re-bottoming of existing barges, (iii) the construction and acquisition of additional pushboats and barges and (iv) supplies and related equipment for the foregoing.

The loan shall be repaid in semi-annual installments of $652 for the first 9 payments and $1,141 for the last 8 payments, beginning in June 2012. The loan accrues interest at LIBOR plus a margin which will be calculated considering a percentage ranging between 1.875% to 3.250% obtained from the Guarantor Prospective Debt Service Coverage Ratio.

For the year ended December 31, 2012, the weighted average interest rate was 4.11% and the respective interest rates ranged from 3.94% to 4.44%, including margins and interest rate collar.

The loan is secured by a mortgage on a portion of our Liberian River Business fleet. The loan agreement requires that the aggregate fair market value of the Liberian mortgaged barges and pushboats dividing by the outstanding amount of the 2008 loans facility to be 1.3 during the period between the first disbursement of the loan and November 24, 2013 (one year prior to the final maturity date of the 2014 Senior Notes) and at all time thereafter 1.6. The loan contains various restrictive covenants, among others, that limit the Borrower's ability to declare or pay any dividend, incur capital expenditures, leases, enter into any derivative transaction, except hedging arrangements for fuel. The Borrower shall maintain certain financial covenants including: (i) a debt to equity ratio of not more than 2.0 and (ii) a historical debt service coverage ratio of not less than 1.0.

As Guarantor, UABL (Bahamas) Limited shall maintain certain financial covenants including; (i) a consolidated debt to equity ratio of no more than 1.4, (ii) a historical debt service coverage ratio on a consolidated basis of not less than 1.3 and (iii) a consolidated current ratio of at least 1.0.

At December 31, 2012 UABL (Bahamas) Limited (as Guarantor) is in compliance with these covenants except for (ii). Consequently, on March 14, 2013 the OFID waived the compliance to meet the financial covenant described in (ii) as of December 31, 2012 and March 31, 2013. The waiver was granted conditional upon IFC´s granting of a similar waiver on or before March 15, 2013, which condition was met on March 8, 2013. UABL (Bahamas) Limited expects to be in compliance with financial covenant in (ii) since June 30, 2013 and thereafter.

d) 2011 Loan facility of up to $15,000

On December 2, 2011 UABL Paraguay S.A. and Riverpar S.A. (our subsidiaries in the River Business), as joint and several Borrowers, UABL (Bahamas) Limited as Guarantor and IFC entered into a loan agreement to partially finance: (i) the construction and acquisition of 64 additional barges, (ii) the modification to 9 existing pushboats necessary to replace their engines, (iii) the re-bottoming of 50 existing barges, and (iv) the construction and acquisition of additional pushboats and ancillary equipment.

The loan shall be repaid in semi-annual installments of $882 beginning on June 15, 2013 and ending on June 15, 2021. The loan accrues interest at LIBOR plus a margin of 3.65% per annum.

For the year ended December 31, 2012, the weighted average interest rate was 4.32%, and the respective interest rates ranges from 4.16% to 4.42% including margins.

The loan is secured by a mortgage principally on part of our Paraguayan and Liberian River Business fleet. The loan agreement requires that the aggregate fair market value of the Paraguayan and others mortgaged barges and pushboats dividing by the outstanding amount of the 2011 loans facility to be at any time prior to the refinancing of the 2014 Senior Notes not less than 3.0 and at any time thereafter, not less than 1.6. Further, the loan agreement requires that the aggregate fair market value of the Liberian mortgaged barges and pushboats dividing by the outstanding amount of the 2011 loans facility to be at all times equal to or higher than 3.0.

The loan contains various restrictive covenants, among others, that limit the Borrowers' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, incur capital expenditures, leases and enter into any derivative transaction, except hedging agreements for fuel, interest rate or foreign currency in the ordinary course of business. The Borrowers shall maintain certain financial covenants including: (i) a debt to equity ratio on a consolidated basis of not more than 2.0 and (ii) a historical debt service coverage ratio on a consolidated basis of not less than 1.2 for the last four fiscal quarters prior to the relevant date of calculation.

At December 31, 2012 UABL (Bahamas) Limited (as Guarantor) is in compliance with these covenants except for (ii). Consequently, on March 8, 2013 the IFC waived the compliance to meet the financial covenant described in (ii) as of December 31, 2012 and March 31, 2013. The waiver was granted conditional upon OFID´s granting of a similar waiver on or before March 15, 2013, which condition was met on March 14, 2013. UABL (Bahamas) Limited expects to be in compliance with financial covenant in (ii) since June 30, 2013 and thereafter.

e) 2011 Parallel Loan facility of up to $10,000

On December 15, 2011 UABL Paraguay S.A. and Riverpar S.A. (our subsidiaries in the River Business), as joint and several Borrowers, UABL (Bahamas) Limited as Guarantor and OFID entered into a parallel loan agreements to partially finance: (i) the construction and acquisition of 64 additional barges, (ii) the modification to 9 existing pushboats necessary to replace their engines, (iii) the re-bottoming of 50 existing barges, and (iv) the construction and acquisition of additional pushboats and ancillary equipment.

The loan shall be repaid in semi-annual installments of $588 beginning on June 15, 2013 and ending on June 15, 2021. The loan accrues interest at LIBOR plus a margin of 3.65% per annum.

For the year ended December 31, 2012, the weighted average interest rate was 4.32% and the respective interest rates ranged from 4.16% to 4.42%, including margins

The loan is secured through a collateral sharing agreement with the IFC. The loan agreement requires that the aggregate fair market value of the Paraguayan and others mortgaged barges and pushboats dividing by the outstanding amount of the 2011 loans facility to be at any time prior to the refinancing of the 2014 Senior Notes not less than 3.0 and at any time thereafter, not less than 1.6. Further, the loan agreement requires that the aggregate fair market value of the Liberian mortgaged barges and pushboats dividing by the outstanding amount of the 2011 loans facility to be at all times equal to or higher than 3.0.

The loan contains various restrictive covenants, among others, that limit the Borrowers' ability to incur additional indebtedness, grant liens over their assets, sell assets, pay dividends, repay indebtedness, incur capital expenditures, leases and enter into any derivative transaction, except hedging agreements for fuel, interest rate or foreign currency in the ordinary course of business. The Borrowers shall maintain certain financial covenants including: (i) a debt to equity ratio on a consolidated basis of not more than 2.0 and (ii) a historical debt service coverage ratio on a consolidated basis of not less than 1.2 for the last four fiscal quarters prior to the relevant date of calculation.

The agreements governing the facilities also contain customary events of default. If an event of default occurs and is continuing, IFC and OFID may require the entire amount of the loan be immediately repaid in full.

On January 26, 2012 the Company drew down $10,000 under the 2011 Parallel Loan facility.

At December 31, 2012 UABL (Bahamas) Limited (as Guarantor) is in compliance with these covenants except for (ii). Consequently, on March 14, 2013 the OFID waived the compliance to meet the financial covenant described in (ii) as of December 31, 2012 and March 31, 2013. The waiver was granted conditional upon IFC´s granting of a similar waiver on or before March 15, 2013, which condition was met on March 8, 2013. UABL (Bahamas) Limited expects to be in compliance with financial covenant in (ii) since June 30, 2013 and thereafter.

At December 31, 2012, the aggregate outstanding principal balance under 2008 and 2011 loan agreements with OFID and IFC was $93,478 and the aggregate net book value of the assets pledged was $113,000.

6. FAIR VALUE MEASUREMENT

The fair value of an asset or liability is the price that would be received to sell an asset or transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value and defines three levels of inputs that may be used to measure fair value. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs derived from observable market data. Level 3 inputs are unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

The Company's liabilities as of December 31, 2012 that are measured at fair value on a recurring basis are summarized below:

	Level 1	Level 2	Level 3
Current liabilities:
—Interest rate collar (included in other liabilities)	—	722	—
—Interest rate swaps (included in other liabilities)	—	348	—
Noncurrent liabilities:
—Interest rate collar (included in other liabilities)	—	1,235	—
—Interest rate swaps (included in other liabilities)	—	791	—

The Company's assets as of December 31, 2012 that are measured at fair value on a non-recurring basis are summarized below:

	Level 1	Level 2	Level 3
Vessels and equipment held and used	$—	$—	$7,380

In accordance with the provisions of FASB ASC Topic 360-10-40, a vessel in the Ocean Business with a carrying amount of $23,380 was written down to its estimated fair value of $7,380, resulting in an impairment charge of $16,000, which was included in Loss on write-down of vessels for the year ended December 31, 2012.

The estimated fair value of the Company's other financial assets and liabilities were as follows:

	At December 31,
	2012		2011
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
ASSETS
Cash and cash equivalents	$222,215	$222,215	$34,096	$34,096
Restricted cash (current and noncurrent portion)	7,432	7,432	8,302	8,302

LIABILITIES
Long term financial debt (current and non-current portion—Note 5) (1)	$517,552	$517,595	$512,993	$468,393
________________
(1)	The fair value of long term financial debt is measured using Level 2 fair value inputs.

The carrying value of cash and cash equivalents and restricted cash approximates fair value. The fair value of long-term financial debt was estimated based upon quoted market prices or by using discounted cash flow analyses based on estimated current rates for similar types of arrangements. Generally, the carrying value of variable interest rate debt, approximates fair value. It was not practicable to estimate the fair value of the Company's investments in 50% or less owned companies because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs. Considerable judgment was required in developing certain of the estimates of fair value and accordingly the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

7. DERIVATIVE INSTRUMENTS AND HEDGING STRATEGIES

Liabilities arising from outstanding derivative positions are included in the accompanying consolidated balance sheets as other liabilities, as follows:

	At December 31, 2012
	Current other liabilities	Noncurrent other liabilities
Derivatives designated as hedging instruments
Interest rate collar (cash flow hedge)	$722	$1,235
Interest rate swaps (cash flow hedge)	348	791
	$1,070	$2,026

	At December 31, 2011
	Current other liabilities	Noncurrent other liabilities
Derivatives designated as hedging instruments
Interest rate collar (cash flow hedge)	$582	$1,145
Interest rate swaps (cash flow hedge)	251	643
	$833	$1,788

The Company evaluates the risk of counterparty default by monitoring the financial condition of the financial institutions and counterparties involved, by primarily conducting business with large, well-established financial institutions and international traders, and diversifying its counterparties. The Company does not currently anticipate nonperformance by any of its counterparties.

CASH FLOW HEDGE

INTEREST RATE COLLAR AGREEMENT

On May 7, 2010, through UABL Limited, our holding subsidiary in the River Business, we entered into an interest rate collar transaction with International Finance Corporation (IFC) through which we expect to hedge our exposure to interest volatility under our financings with IFC and OFID from June 2010 to June 2016. The initial notional amount is $75,000 (subsequently adjusted in accordance with the amortization schedule under these financings), with UABL Limited being the USD Floor Rate seller at a floor strike rate of 1.69%, and IFC being the USD Cap Rate seller at a cap strike rate of 5.00%. This contract qualifies for hedge accounting and as such changes in its fair value are included in other comprehensive loss in the consolidated financial statements. The fair value of this agreement equates to the amount that would be paid or received by the Company if the agreement was cancelled at the reporting date, taking into account current and prospective interest rates and creditworthiness of the Company.

As of December 31, 2012, the total notional amount of the interest rate collar is $68,478.

INTEREST RATE SWAP AGREEMENTS

Through our subsidiaries in the Offshore Supply Business, we have entered into various interest rate swap agreements maturing in October 2016 and December 2018 that call our subsidiaries to pay fixed interest rates ranging from 0.89% to 3.67% on aggregate notional values of $30,850 and receive a variable interest rate based on LIBOR on these notional values. The purpose of these interest rate swap agreements is to hedge our exposure to interest volatility under our financings with DVB Bank SE and Banco Security and DVB Bank SE and NIBC.

These contracts qualify for hedge accounting and as such changes in its fair value are included in other comprehensive loss in the consolidated financial statements. The fair value of these agreements equate to the amount that would be paid or received by the Company if the agreement was cancelled at the reporting date, taking into account current and prospective interest rates and creditworthiness of the Company.

As of December 31, 2012, the total notional amount of the interest rate swaps is $29,392.

Subsequent events

On January 18, 2013 the interest rate swap agreements entered into to hedge our exposure to interest volatility under our financing with DVB Bank SE and NIBC, were novated to hedge our exposure under our financing with DVB Bank America, NIBC and ABN Amro.

OTHER DERIVATIVE INSTRUMENTS

Freight Forward Agreement

From April 2008 onwards, the Company entered into FFAs either via a clearing house or over the counter with the objective to utilize them as hedging instruments to reduce its exposure to changes in the spot market rates earned by its vessels in the Capesize fleet.

As result of the sale of Princess Marisol and Princess Katherine in 2010, FFA positions maturing between May and December 2010 were no longer probable of occurring and thus no longer qualified as effective cash flow hedges.

During the year ended December 31, 2010, the Company recorded an aggregate realized gain of $10,710, in connection with these FFA positions, which are reflected in the Company's consolidated statements of operations as Other income (expenses) – (loss) gains on derivatives, net and received net cash settlements for its FFA positions totaling $16,666.

8. COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings, claims and contingencies arising in the ordinary course of business. When such amounts can be estimated and the contingency is probable, management accrues the corresponding liability. While the ultimate outcome of lawsuits or other proceedings against the Company cannot be predicted with certainty, management does not believe the costs of such actions will have a material effect on the Company´s consolidated financial position or results of operations.

a) Claims in Paraguay

UABL—Ciudad del Este Customs Authority

On September 21, 2005 the local Customs Authority of Ciudad del Este, Paraguay issued a finding that certain UABL entities owe taxes to that authority in the amount of $2,200, together with a fine for non-payment of the taxes in the same amount, in respect of certain operations of our River Business for the prior three-year period. This matter was referred to the Central Customs Authority of Paraguay.

After review of the entire case the Paraguayan Central Tax Authorities who have jurisdiction over the matter have confirmed the Company has no liability in respect of two of the three matters at issue, while they held a dissenting view on the third issue. Through a Resolution which was notified to UABL on October 13, 2006 the Paraguayan Undersecretary for Taxation has confirmed that, in his opinion, the Company is liable for a total of approximately $500 and has applied a fine of 100% of this amount. On November 24, 2006, the court confirmed that UABL were not liable for the first two issues. The Company has entered a plea with the respective court contending the interpretation on the third issue under consideration where the Company claims to be equally non-liable.

On March 26, 2009, the Tax and Administrative Court decided that UABL was not liable for the third issue under discussion (the tax base used by UABL's entities to calculate the applicable withholding tax). On April 2, 2009, the Paraguayan Tax Authorities appealed the Tax and Administrative Court decision. On September 22, 2010 the Paraguayan Supreme Court revoked the March 26, 2009, ruling of the Tax and Administrative Court and confirmed the decision of the Paraguayan Undersecretary for Taxation.

For the year ended December 31, 2010 the Company recorded a charge totaling $1,294 for the full and final settlement of this claim.

In parallel with this ruling the Office of the Treasury Attorney has initiated an action in respect of the other two issues concerned in this litigation (which had been terminated on November 24, 2006, with the admission of Central Tax Authorities that no taxes were due for these two issues and the consequent dropping of the action by the plaintiffs) to review certain formal aspects of the case on the grounds that the Paraguay Customs Department did not represent the interests of Paraguay. UABL has submitted a defense in relation to the action commenced by the Office of the Treasury Attorney. Subsequently, the Office of the Treasury Attorney filed a response with regard to our defense. The evidentiary stage of the proceedings has concluded and a decision of the court is pending. Aside from the mentioned procedures, the Customs Authorities of Paraguay have reopened the proceedings against UABL S.A., UABL Paraguay S.A. and Yataity S.A. in connection with the possible reopening of the case pending a decision of the reopening of the case in court. Counsel notified the Customs to hold the proceedings pending a decision of the court and also contest any new investigation into the matter on the grounds that the action is time barred. In one of those proceedings the customs authorities of Paraguay made a wrong determination of the taxes owe and fines and upon UABL's request through the submission of a remedy such customs authorities issued a final resolution on August 8, 2012 with a revised adjustment, where they found UABL S.A., UABL Paraguay S.A. and Yataity S.A. liable to pay approximately $400 subject to a fine of 100% of that amount. Having ended the administrative proceedings, on August 10, 2012 UABL commenced judicial proceedings to obtain a court judgment to rule off the erroneous decision of the customs authorities based on the fact the sum of $400 was duly paid and that no fine should then be imposed. We have been advised by UABL's counsel in the case that there is only a remote possibility that a judicial court would find UABL liable for any of these taxes or fines still in dispute or that the final outcome of these proceedings could have a material adverse impact on the consolidated financial position or results of operations of the Company.

UABL Paraguay S.A.—Paraguayan Customs Asunción

On April 7, 2009, the Paraguayan Customs in Asunción commenced administrative proceedings against UABL Paraguay S.A. alleging infringement of Customs regulations (smuggling) due to lack of submission of import clearance documents in Paraguay for some bunkers purchased between January 9, 2007 and December 23, 2008 from YPF-Repsol S.A. in Argentina. Since those bunkers were purchased for consumption on board pushboats, UABL Paraguay S.A. submitted a defense on April 23, 2009, requesting the closing of those proceedings based on the non-infringement of Customs regulations; however the proceedings were not closed. On August 21, 2009, as part of the evidence to be rendered in the Customs proceedings UABL Paraguay S.A. submitted a technical report of the Paraguayan Coast Guard stating that all parcels of bunkers purchased by UABL Paraguay S.A. from YPF-Repsol S.A. were consumed onboard the pushboats. We were advised that the Paraguayan Customs in Ciudad del Este also commenced administrative proceedings against UABL Paraguay S.A. for the same reasons as the Customs in Asuncion; however those proceedings have been suspended. Customs Authorities appraised the bunkers and determined the corresponding import tax and fine to be $2,000. On March 22, 2010 the Customs in Asuncion issued their ruling on the matter imposing a fine of Gs. 54.723.820 (approximately $12), and UABL Paraguay S.A. will be paying the fine with the aim to end these proceedings. In parallel with this ruling the denouncing parties in Ciudad del Este submitted remedies against the decision of Customs in Asuncion arguing that such ruling was taken without bringing both dossiers together. Our legal counsel has recently advised that the Director of Customs in Asuncion decided to render null the ruling dated March 22, 2010 and ordered evidence to be filed in respect of years 2003 to 2006 before issuing the final ruling. In a similar manner, on September 20, 2010 the Paraguayan Customs in Asuncion received a complaint against UABL Paraguay S.A. alleging infringement of Customs regulations due to lack of submission of import clearance documents in Paraguay for bunkers purchased during 2009 and 2010, from YPF-Repsol S.A. in Argentina. UABL Paraguay S.A. submitted its defense together with all documents related to the bunker purchases.

Our legal counsel is of the opinion that remedies will be rejected and therefore that there is only a remote possibility that UABL Paraguay S.A. will finally be found liable for any such taxes or fines and / or that these proceedings will have financial material adverse impact on the consolidated financial position or results of operations of the Company.

Oceanpar S.A. and UABL Paraguay S.A.—Customs investigation in connection with reimportation of barges subject to conversion

Oceanpar S.A. was notified of this investigation on June 17, 2011. The matter under investigation is whether UABL Paraguay S.A. paid all import taxes and duties corresponding to the reimportation of barges submitted to conversion in foreign yards. On June 24, 2011 Oceanpar S.A. and UABL Paraguay S.A. submitted the evidence of all payments effected in 2008 corresponding to the reimportation of these barges. Our Counsel has advised that there is only a remote possibility that these proceedings will have a material adverse impact on our consolidated financial position or results of operations of the Company.

UABL Paraguay S.A.—Paraguayan Tax Authority

On December 15, 2011, as a result of a previous investigation, the Paraguayan Tax Authorities gave notice that UABL Paraguay S.A. would have improperly used some fiscal credit and suggested some rectifications to be made. The aforementioned tax authorities also informed that UABL Paraguay S.A. may owe taxes due to differences in the rate applied to certain fiscal remittance incomes related to the operation of some barges under leasing. We believe that this finding is erroneous and UABL Paraguay S.A. commenced administrative proceedings on December 23, 2011, in order to refute the said findings and formally replied to all of the allegations upon which the finding was made. A decision of the administrative authorities is now pending. The potential amount in dispute has not been calculated yet but it should not exceed approximately $3,000. The proceedings are purely administrative at this point and if the tax authorities should decide to insist with their opinion the Company intends to contest the same in a judicial court. Our local counsel has advised that there is only a remote chance that these proceedings, when ultimately resolved by a judicial court, will have a material adverse impact on our consolidated financial position or results of operations of the Company.

Obras Terminales y Servicios S.A.—Judicial Administration

On August 16, 2009, Mrs. Maria L. Rodriguez-Mendieta (hereinafter the "Plaintiff") commenced legal proceedings in Ciudad del Este, Paraguay against Obras Terminales y Servicios S.A. (hereinafter "OTS"), UABL Terminals (Paraguay) S.A., our subsidiary on the River Business, certain directors and representatives in our River Business, and some of Mr. Abadie's successors and assigns. The Plaintiff was the concubine of Mr. Benito "Tito" Abadie who died after some years of illness on October 21, 2010. The Plaintiff alleges to be the holder of 50% of the capital stock of OTS that belongs to the Abadie family. OTS is the Company's 50% subsidiary that owns Tres Fronteras terminal. On August 21, 2009, the competent court granted an injunction to intervene OTS by appointing a Judicial Manager who replaced OTS' board of directors, while the appeal of this injunction is still pending such a court decision continues in effect. The Plaintiff is arguing that an extraordinary shareholders meeting of OTS held in 2005 resolved to increase the capital stock and consequently the whole of OTS' shares certificates were substituted prejudicing her rights since her shares certificates were neither cancelled nor substituted by new certificates. The Plaintiff is requesting the Paraguayan court: a) to recognize her capacity of shareholder of OTS in substitution of the Abadie family; b) payment of dividends; c) nullity of some legal acts; and d) removal of OTS' managers. All defendants have submitted their defenses before the competent court, however due to several motions and preceding exceptions, the evidence stage has not been reached yet. We have been advised by local counsel that if the Plaintiff succeeds in her plead, it will only affect the Abadie family without causing any financial material adverse effect on the remaining 50% capital stock of OTS that belongs to UABL Terminals (Paraguay) S.A.

b) Tax claim in Bolivia

On November 3, 2006 and April 25, 2007, the Bolivian Tax Authority ("Departamento de Inteligencia Fiscal de la Gerencia Nacional de Fiscalización") issued a notice in the Bolivian press advising that UABL International S.A. would owe taxes to that authority. On June 18, 2007, legal counsel in Bolivia submitted points of defense to the Bolivian tax authorities.

On August 27, 2007 the Bolivian tax authorities gave notice of a resolution determining the taxes (value added tax, transaction tax and income tax) that UABL International S.A. would owe to them in the amount of approximately $5,800 (including interest and fines). On October 10, 2007, legal counsel in Bolivia gave notice to the Bolivian tax authorities of the lawsuit commenced by UABL International S.A. to refute the resolution above mentioned.

On August 1, 2008, UABL International S.A. was served with a notice informing that the Bolivian Tax Authorities had replied to the lawsuit started by us. On August 22, 2008 a hearing and judicial inspection took place at Puerto Quijano, Bolivia. On August 30, 2008 both parties submitted their arguments to the judge, completing this part of the case. On August 12, 2009, UABL International S.A. was served with a judgment of a Bolivian court ruling on certain taxes allegedly due by UABL International S.A. On August 22, 2009, UABL International S.A. submitted an appeal to the lower court judgment to which Bolivian tax authorities have contested. The Court of appeal confirmed the judgment of the Lower Court. UABL International S.A. has submitted a cassation appeal (an appeal on points of law) which is currently pending before the Bolivian Supreme Court.

On June 26, 2008, the same Bolivian court ordered a preemptive embargo against all barges owned by UABL International S.A. that may be registered in the International Bolivian Registry of Ships, or RIBB. According to Company's local counsel this preemptive embargo under Bolivian law has no effect over the Company's right to use its assets nor does it have any implication over the final decision of the court, the substance of the matter and in this case it is ineffective since UABL International S.A. did not have any assets owned by it registered in the RIBB. Moreover, UABL International S.A. had challenged the judge's decision to place the embargo. On November 15, 2008, the lower court reconfirmed the embargo. UABL International S.A. appealed the decision of the lower court, which was later reconfirmed by a higher court. The shares of UABL International S.A. have ceased to belong to our Company and we have been advised by legal counsel that there is only a remote possibility that we would finally be found liable for any of these taxes or fines and / or that these proceedings will have financial material adverse impact on the consolidated financial position or results of operations of the Company.

c) Ultrapetrol S.A.—Argentine Secretary of Industry and Argentine Customs Office

On June 24, 2009, Ultrapetrol S.A. (hereinafter "UPSA") requested to the Argentine Secretary of Industry, an authorization to re-export some unused steel plates that had been temporarily imported for industrialized conversion by means of vessels repairs. The total weight of those steel plates was 473 tons and their import value was approximately $370. The request of UPSA to the Secretary of Industry was based on the cancellations made by some related shipping companies that had formerly requested repair services for their vessels. Such repairs cancellations prevented UPSA to conduct the industrialized conversion of the above referred steel plates. On August 7, 2009, since UPSA commenced negotiations with two shipping companies for repairing some of their vessels, a time extension was requested to the Argentine Secretary of Industry, and alternatively it was also requested to grant the previously requested authorization to re-export the steel plates without industrialized conversion. On January 21, 2010, the competent authority rejected the time extension request and did not resolve the alternative authorization request. On February 25, 2010, UPSA made an administrative submission asking for a reconsideration of the decision, which was rejected on April 27, 2010. On November 4, 2011, UPSA submitted an administrative appeal before the Ministry of Industry, and its decision is still pending. In the event that steel plates cannot be exported, payable import duties and Customs' charges would amount to approximately $900, however in case of payment UPSA would have offsetting-tax credits amounting to approximately $300. We have been advised by local counsel that there is a positive prospect of obtaining the requested authorization for re-exporting the steel plates and we don't expect the resolution of these administrative proceedings to have a material adverse impact on the consolidated financial position or results of operations of the Company.

d) Indemnification to Sparrow under the investment agreement

The investment agreement entered into with Sparrow described in Note 1 provides for our responsibility for certain liabilities related to our business. We provide indemnification in favor of Sparrow for certain matters, including labor matters, taxes, litigations, compliance with laws, environmental matters, insurances, vessels, among others as of December 12, 2012, the date of the closing of the investment agreement. These indemnification obligations will generally expire sixteen months after the closing date or six years after the closing date in the case of certain tax matters, and with certain indemnification obligations surviving indefinitely.

The Company shall not be liable for indemnity obligations unless and until the aggregate amount of indemnifiable losses equals or exceeds $10,000 with a deductible in the amount of $4,400, subject to certain exceptions. The maximum amount of indemnifiable losses which may be recovered from the Company shall not exceed $28,600 subject to certain exceptions.

e) Lease obligations

Rental expense under continuing obligations for the three years ended December 31, 2012 was $849, $1,119 and $1,048, respectively. At December 31, 2012, obligations under the companies' operating leases for office spaces and a ship repair facility with initial or remaining lease terms longer than one year were as follows:

The Company and its subsidiaries lease buildings for office spaces and a ship repair facility under various operating leases, which expire from 2012 to 2017 and which generally have renewal options at similar terms.

Year ending December 31,
2013	$1,016
2014	917
2015	273
2016	68
2017	58
Total	$2,332

On April 6, 2008 we entered into a three-year bareboat charter for an 11,299 dwt, 2006 built product tanker, the M/T Austral which was extended for minimum 35 and maximum 37 months commencing on December 1, 2010. The minimum obligations for the remaining term subsequent to December 31, 2012 is $1,292 in 2013. On March 25, 2009 we entered into a one-year bareboat charter for a 5,706 dwt, 2008 built product tanker, the M/T Mediator which was re-delivered to her owner on October 6, 2010. Rent expense for the three years ended December 31, 2012 was $1,536, $1,557 and $4,940, respectively. When cash rental payments are not made on a straight–line basis, we recognize rental expense on a straight–line basis over the lease term.

On April 25, 2012, we entered into a bareboat charter agreement with a non-related party to charter twenty-four jumbo dry barges as described in Note 15.

f) Charters-out

The future minimum revenues, before reduction for brokerage commissions, expected to be received on time charter agreements of our PSVs in our Offshore Supply Business chartered five in Brazil and one in North Sea, which terms are longer than one year were as follows:

Year ending December 31,
2013	$34,238
2014	22,503
2015	13,492
2016	5,742
Total	$75,975

The future minimum revenues, before reduction for brokerage commissions of three of our handy size-small product tanker vessels (one of them leased) in our Ocean Business chartered in South America, expected to be received on time charter agreements, which terms are longer than one year were as follows:

Year ending December 31,
2013	$18,090
2014	5,412
Total	$23,502

On November 12, 2012, one of our subsidiaries in the River Business, entered into a transshipment services agreement to provide storage and transshipment services of cargo from river barges to ocean export vessel through our Parana Petrol barge, for a three-year term from June 1, 2013. The future minimum revenues, before reduction for commissions, expected to be received were as follows: $6,600 in 2013, $13,200 in each of 2014 and 2015 and $6,600 in 2016.

Revenues from time charter agreements are generally not received when a vessel, is off-hire, which includes time required for normal periodic maintenance of the vessel. In arriving at the minimum future charter revenues, an estimated time off-hire to perform periodic maintenance on each vessel has been deducted, although there is no assurance that such estimate will be reflective of the actual off-hire in the future. The scheduled future minimum revenues should not be construed to reflect total shipping revenues for any of the periods.

g) Other

At December 31, 2012, we employed several employees as crew on our vessels, land-based employees and shipyard workers. These seafarers and shipyard workers are covered by industry-wide collective bargaining agreements that set basic standards applicable to all companies who hire such individuals in these industries. Because most of our employees are covered by these industry-wide collective bargaining agreements, failure of industry groups to renew these agreements may disrupt our operations and adversely affect our earnings. In addition, we cannot assure that these agreements will prevent labor interruptions. While we have had no significant labor interruption in the past we do not believe any labor interruptions will disrupt our operations and harm our financial performance.

On our River Business, different degrees of unionization of our employees and crewmembers may lead to a change or leveling of such unionization, which could result in higher costs for us, thus affecting our results of operations. Furthermore, due to the unionized nature of our activity in South America, while in the process of negotiating such leveling, our operations may be affected by strikes in our River and Ocean businesses, causing us to suffer delays due to lack of the necessary crewing onboard our pushboats and ocean vessels. In our barge building facility at Punta Alvear, our workforce is also mainly unionized and negotiations over wages and conditions may have very little bearing on negotiations we have with our other employees and crew members.

9. INCOME TAXES

The Company operates through its subsidiaries, which are subject to several tax jurisdictions, as follows:

a) Bahamas

The earnings from shipping operations were derived from sources outside the Bahamas and such earnings were not subject to Bahamian taxes.

b) Panama

The earnings from shipping operations were derived from sources outside Panama and such earnings were not subject to Panamanian taxes.

c) Paraguay

Our subsidiaries in Paraguay are subject to Paraguayan corporate income taxes.

d) Argentina

Our subsidiaries in Argentina are subject to Argentine corporate income taxes.

In Argentina, the tax on minimum presumed income ("TOMPI"), supplements income tax since it applies a minimum tax on the potential income from certain income generating-assets at a 1% tax rate. The Companies' tax obligation in any given year will be the higher of these two tax amounts. However, if in any given tax year TOMPI exceeds income tax, such excess may be computed as payment on account of any excess of income tax over TOMPI that may arise in any of the ten following years.

e) Brazil

Our subsidiaries in Brazil are subject to Brazilian corporate income taxes.

Income taxes in Brazil include federal income tax and social contribution (which is an additional federal income tax). Income tax is computed at the rate of 15%, plus a surtax of 10% on the amount that exceeds Brazilian reais 240,000 (equivalent to $117 at December 31, 2012) based on pretax income, adjusted for additions and exclusions established by the Brazilian tax legislation. Social contribution is calculated at the rate of 9%, on pretax income, in conformity with the tax law.

UP Offshore Apoio Maritimo Ltda., has foreign currency exchange gains recognized for tax purposes only in the period the debt (including intercompany transactions) is extinguished. A deferred income tax liability is recognized in the period the foreign currency exchange rate changes equal to the future taxable income at the applicable tax rate.

f) Chile

Our subsidiary in the Ocean Business, Corporación de Navegación Mundial S.A. (Cor.Na.Mu.S.A.) is subject to Chilean corporate income taxes.

g) United Kingdom (UK)

Our subsidiary in the Offshore Supply Business, UP Offshore (UK) Limited, is not subject to corporate income tax in the United Kingdom, rather, it qualifies under UK tonnage tax rules and pays a flat rate based on the net tonnage of qualifying PSVs.

h) United States of America (US)

Under the U.S. Internal Revenue Code of 1986, as amended, or the Code, 50% of the gross shipping income of our vessel owning or chartering subsidiaries attributable to transportation that begins or ends, but that does not both begin and end, in the U.S. are characterized as U.S. source shipping income. Such income is subject to 4% U.S. federal income tax without allowance for deduction, unless our subsidiaries qualify for exemption from tax under Section 883 of the Code and the Treasury Regulations promulgated thereunder.

For the three years in the period ended December 31, 2012, our subsidiaries did not derive any US source shipping income. Therefore our subsidiaries are not subject to any U.S. federal income taxes, except our ship management services provided by Ravenscroft.

Income tax expense (benefit) from continuing operations (which includes TOMPI) is comprised of:

	For the years ended December 31,
	2012	2011	2010
Current income tax expense	$1,385	$1,904	$4,529
Deferred income tax (benefit) expense	(4,354)	(3,641)	1,834
	$(2,969)	$(1,737)	$6,363

Ultrapetrol's pre-tax income for the three years in the period ended December 31, 2012 was taxed in foreign jurisdictions (principally Argentina, Brazil and Paraguay).

The table below shows for each jurisdiction's total income tax expense and statutory tax rate:

	For the years ended December 31,
	2012	2011	2010
Brazil (34%)	$7	$—	$1,723
Argentina (35%)	1,255	1,110	623
Paraguay (10%)	48	403	1,725
Others	75	391	458
Current income tax expense	1,385	1,904	4,529
Deferred income tax (benefit) expense	(4,354)	(3,641)	1,834
Income tax (benefit) expense	$(2,969)	$(1,737)	$6,363

Reconciliation of income tax expense (benefit) to taxes calculated based on the statutory tax rate is as follows:

	For the years ended December 31,
	2012	2011	2010
(Loss) income from continuing operations before income taxes	$(65,733)	$(19,972)	$1,958
Sources not subject to income tax	51,203	20,835	8,609
	(14,530)	863	10,567
Tax rate	35%	35%	35%
Tax (benefit) expense at statutory tax rate	(5,085)	302	3,698
Rate differential	348	(184)	(306)
Change in valuation allowance	1,549	197	1,215
Effects of foreign exchange changes related to our foreign subsidiaries	(1,479)	(4,020)	1,174
Income tax withholding in foreign jurisdictions	825	572	349
Others	873	1,396	233
Income tax (benefit) expense	$(2,969)	$(1,737)	$6,363

The Company's deferred income tax assets have been reduced by intercompany profits from the sale of river barges within the group. The Company has deferred income tax expense in Argentina in 2012 and 2011 amounting to $2,541 and $ 4,630, respectively and recognizes them as income tax expense as the river barges are consumed through using. The balance as of December 31, 2012 of $7,010 was reflected as non-current assets.

At December 31, 2012, Argentinean subsidiaries had a consolidated credit related to TOMPI of $4,068 that expires from 2013 through 2022. At December 31, 2012, Argentinean subsidiaries had accumulated benefit from tax loss carryforwards ("NOLs") for a consolidated total of $7,110 that expire from 2013 through 2017. The Company believes it is more likely than not that the Company's subsidiaries NOLs and TOMPI credit, with exception of $2,192 of NOLs and $703 of TOMPI credit, will be utilized through the turnaround of existing temporary differences, future taxable income, tax strategies or a combination thereof.

As of December 31, 2012, the valuation allowance for deferred tax assets is increase from $1,346 in 2011 to $2,895 in 2012, principally related with the increase in the Argentinean subsidiaries.

At December 31, 2012, the Brazilian subsidiaries had benefit from NOLs for a consolidated total of $1,678 that do not expire but the usage is limited to 30% of the taxable income in any year.

The components of net deferred income tax liabilities included on the balance sheets were as follows:

	At December 31,
	2012	2011
Deferred income tax assets
Other, deferred income tax current assets	$109	$286

NOLs	8,788	2,339
TOMPI credit	4,068	3,694
Other	421	3,453
Total deferred income tax noncurrent assets	13,277	9,486
Valuation allowance of deferred income tax assets	(2,895)	(1,346)
Net deferred income tax noncurrent assets	10,382	8,140
Deferred income tax liabilities
Vessels and equipment, net	13,176	11,292
Intangible assets	272	332
Unrealized exchange differences	2,120	3,851
Other	220	263
Total deferred income tax noncurrent liabilities	15,788	15,738
Net deferred income tax liabilities	$(5,297)	$(7,312)

As of January 1, 2012 and 2011, and for the years ended December 31, 2012 and 2011, the Company did not have any unrecognized tax positions. In addition, the Company does not expect to hold unrecognized tax positions within the next twelve months. Furthermore, the Company has elected to classify interest and penalties related to unrecognized tax positions, if and when required, as part of financial and operating expenses, respectively, in the consolidated statements of operations. For the years ended December 31, 2012 and 2011, the Company has no accrued interest and penalties related to unrecognized tax positions.

10. RELATED PARTY TRANSACTIONS

At December 31, 2012 and 2011, the balances of current receivables from related parties were $10 and $57, and balances of current payable to related parties were $3,761 and $1,158, respectively.

At December 31, 2012 and 2011 the balances of noncurrent receivables from related parties were as follows:

	At December 31,
	2012	2011
OTS S.A. (1)	3,852	2,195
Puertos del Sur S.A. (2)	—	4,283
Total	$3,852	$6,478
_________________

(1)	Corresponds to temporary working capital advances. The advances have no maturity date and do no accrue interest.
(2)	Since the date of our acquisition of control of Puertos de Sur S.A., our consolidated financial statements included the balances of this company.

Voyage expenses paid to related parties

For the three years ended December 31, 2012, the voyage expenses paid to related parties were as follows:

	For the years ended December 31,
	2012	2011	2010
Commercial commissions (1)	$1,064	$1,147	$1,101
Agency fees (2)	1,689	3,475	441
Total	$2,753	$4,622	$1,542
_____________________
(1)	Commercial commissions

Pursuant to a commercial agreement signed between UP Offshore (Bahamas) Ltd. (our subsidiary in the Offshore Supply Business) and Firmapar Corp. (formerly Comintra), a minority shareholder of this, the parties agreed that Firmapar Corp. charges a 2% of the gross time charters revenues from Brazilian charters collected by UP Offshore (Bahamas) Ltd. on a consolidated basis beginning on June 25, 2003 and ending on June 25, 2013.

(2)	Agency fees

Pursuant to a commercial and an agency agreement with Ultrapetrol S.A., UABL S.A. and Ravenscroft, Shipping Services Argentina S.A. (formerly I. Shipping Service S.A.) and Navalia S.A. companies of the same control group as Inversiones Los Avellanos S.A., have agreed to perform the duties of port agent for us in Argentina.

Operations in OTS S.A.'s terminal

UABL Paraguay, our subsidiary in the River Business, operates the terminal that pertains to OTS S.A., a 50% owned company.

For the three years in the period ended December 31, 2012, UABL Paraguay S.A. paid to OTS S.A. $495, $1,057 and $991, respectively, for this operation.

Ultrapetrol bridge loan facility

As provided in the investment agreement entered into with Sparrow described in note 1 the Company has a $40,000 secured credit facility that matures one year after the drawdown date. Advances under the facility are available for general corporate purposes. Interest on advances is charged at a rate per annum of 9.00%. The credit facility contains various restrictive covenants including restriction to pay dividends, as well as other customary covenants, representations and warranties, funding conditions and events of default, including a cross-default clause. As of December 31, 2012 no drawdown under the credit facility was made.

11. SHARE CAPITAL

Common shares and shareholders

On July 2, 2012, the shareholders of the Company at a Special General Meeting approved the increase in authorized share capital from 100,000,000 to 250,000,000 shares of common stock with a par value of $0.01 per share, and approved the adoption of the Third Amended and Restated Memorandum of Association and Sixth Amended and Restated Articles of Association.

The shares held directly by our Original Shareholders (Los Avellanos and Hazels), amounted to 7,864,085 shares at December 31, 2012, of which 7,713,366 are expressly entitled to seven votes per share (with the other 150,719 shares being one vote) and all other holders of our common stock are entitled to one vote per share. The special voting rights of the Original Shareholders are not transferable, unless transferred to another Original Shareholder.

If, after the date that is four years following the date of the Shareholders' Agreement (November 13, 2012), Sparrow sells all of its shares to one or more third parties, the multi-vote rights attached to the shares owned by Los Avellanos and Hazels shall terminate upon such sale and be of no further force and effect, and all such shares shall entitle the holder thereof to one vote, unless after the date that is two years following the date of the Shareholders' Agreement and prior to such sale (i) the Company or Sparrow has successfully completed a third party sale at a price such that if all of Sparrow's shares were sold at such a price on the date of such sale, Sparrow would achieve a certain rate of return on its investment in the Company or (ii) the Company's directors nominated by Sparrow have not approved a proposal to cause the Company to make such a sale, at any time when the 180-day daily weighted average price of the Company's common stock was sufficiently high to achieve such rate of return.

At December 31, 2012, the outstanding common shares are 140,419,487 par value $.01 per share.

At December 31, 2012, our shareholders Sparrow, Sparrow CI Sub Ltd. (a wholly owned subsidiary of Sparrow), Los Avellanos and Hazels hold 93,940,000, 16,060,000, 4,735,517 and 3,128,568 shares, respectively, which represent 66.9%, 11.4%, 3.4% and 2.2% of the outstanding shares, respectively. The joint voting power for these shares represents 87.9% of the total voting power and pursuant to a shareholder agreement signed between Sparrow, Los Avellanos and Hazels described in note 1, Los Avellanos and Hazels agree to vote their shares of common stock in the same manner as Sparrow, except for any matter that requires, but does not obtain, the approval of six directors of the Company.

Los Avellanos and Hazels are controlled by members of the Menendez family, including Felipe Menendez R., our president, chief executive officer and a director, and Ricardo Menendez R., our executive vice president and a director. As such, they have the ability to exert influence over the operations of the Company.

2008 Share repurchase program

Ultrapetrol's Board of Directors has approved a share repurchase program, effective March 17, 2008, for up to a total of $50,000 of the Company's common stock through December 31, 2008. The expiration date of the share repurchase program was extended by the Board of Directors until September 30, 2009, when it finally expired.

At December 31, 2012 the Company had repurchased a total of 3,923,094 common shares, at a total cost of $19,488.

Registration rights agreements

On September 21, 2006, prior to its initial public offering the Company entered into a registration rights agreement with Los Avellanos, Hazels and Solimar Holdings Ltd., its shareholders of record immediately prior to the initial public offering which was terminated on December 12, 2012. On the same date, the Company entered into a new registration rights agreement with Sparrow, Sparrow CI Sub Ltd., Los Avellanos and Hazels, pursuant to which the Company has granted them and certain of their transferees, the right, under certain circumstances and subject to certain restrictions, including any applicable lock-up agreements then in place, to require the Company to register under the Securities Act shares of the Company's common stock held by them. Under the registration rights agreement, these persons will have the right to request the Company to register the sale of shares held by them on their behalf and may also require the Company to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, these persons will have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by shareholders or initiated by the Company.

12. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest and income taxes paid for the three years in the period ended December 31, 2012, from continuing operations were as follows:

	For the years ended December 31,
	2012	2011	2010
Interest paid	30,131	$26,866	$21,750
Income taxes paid	1,014	316	100

13. BUSINESS AND GEOGRAPHIC SEGMENT INFORMATION

The Company organizes its business and evaluates performance by its operating segments, Ocean, River and Offshore Supply Business. The accounting policies of the reportable segments are the same as those for the consolidated financial statements (Note 2). The Company does not have significant intersegment transactions. These segments and their respective operations are as follows:

River Business: In our River Business, we own and operate several dry and tanker barges, and pushboats. In addition, we use one barge from our ocean fleet, the Alianza G2, as a transfer station. The dry barges transport basically agricultural and forestry products, iron ore and other cargoes, while the tanker barges carry petroleum products, vegetable oils and other liquids. We operate our pushboats and barges on the navigable waters of Parana, Paraguay and Uruguay Rivers and part of the River Plate in South America, also known as the Hidrovia region. River Business transportation services contributed 52%, 57% and 52% of consolidated operating revenues for the years ended December 31, 2012, 2011 and 2010, respectively.

The Company also has a shipyard that should promote organic growth and from time to time make external sales. Third party shipyard sales contributed 10%, 6% and 0% of consolidated operating revenues for the years ended December 31, 2012, 2011 and 2010, respectively.

Offshore Supply Business: We operate our Offshore Supply Business, using PSVs owned by UP Offshore (Bahamas), which eight are employed in the Brazilian market and one in the North Sea. PSVs are designed to transport supplies such as containerized equipment, drill casing, pipes and heavy loads on deck, along with fuel, water, drilling fluids and bulk cement in under deck tanks and a variety of other supplies to drilling rigs and platforms. Offshore Supply Business transportation services contributed 25%, 21% and 24% of consolidated operating revenues for the years ended December 31, 2012, 2011 and 2010, respectively.

Ocean Business: In our Ocean Business, we operate eight oceangoing vessels: four product tankers (one of which is on lease to us), two container feeder vessels under a container line service in Argentina cabotage trade, one oceangoing tug and one tank barge under the trade name Ultrapetrol. Our Handy size/small product tanker vessels transport liquid bulk goods such as petroleum and petroleum derivatives on major trade routes around the globe. Ocean Business transportation services contributed 23%, 22% and 24% of consolidated operating revenues for the years ended December 31, 2012, 2011 and 2010, respectively.

All of the Company's operating revenues were derived from its foreign operations. The following represents the Company's revenues attributed by geographical region in which services are provided to customers.

	For the years ended December 31,
	2012	2011	2010
Revenues (1)
—South America	$238,572	$267,420	$199,585
—Europe	28,320	19,910	19,923
—Central America	35,333	16,499	5,624
—North America	7,438	227	1,219
—Asia	3,506	426	4,094
	$313,169	$304,482	$230,445
_____________________

(1)	Classified by country of domicile of charterers/costumers.

The Company's vessels are highly mobile and regularly and routinely moved between countries within a geographical region of the world. In addition, these vessels may be redeployed among the geographical regions as changes in market conditions dictate. Because of this mobility, long-lived assets, primarily vessels and equipment cannot be allocated to any one country.

The following represents the Company's vessels and equipment based upon the assets' physical location as of the end of each applicable period presented:

	At December 31,
	2012	2011
Vessels and equipment, net
—South America	$564,352	$572,512
—Europe	25,474	26,571
—Asia	53,496	68,149
—Other	4,197	4,213
	$647,519	$671,445

For the three years in the period ended December 31, 2012, 76%, 88% and 87% of the Company's revenues, respectively, are concentrated in South America and at December 31, 2012 and 2011, 87% and 85% of the Company's vessels and equipment, respectively, are located in South America.

For the year ended December 31, 2012 revenues from charterers/customers domiciled in Argentina, Brazil, Uruguay and Paraguay represented 28%, 29%, 4% and 12%, of the Company's consolidated revenues, respectively.

For the year ended December 31, 2011 revenues from charterers/customers domiciled in Argentina, Brazil, Uruguay and Paraguay represented 29%, 25%, 20% and 12%, of the Company's consolidated revenues, respectively.

For the year ended December 31, 2010 revenues from charterers/customers domiciled in Argentina, Brazil, Uruguay and Paraguay represented 30%, 27%, 13% and 19%, of the Company's consolidated revenues, respectively.

As a result, the Company's financial condition and results of operations depend, to a significant extent, on macroeconomic, regulatory and political conditions prevailing in South America.

Revenue by segment consists only of services provided to external customers, as reported in the consolidated statement of operations. Resources are allocated based on segment profit or loss from operation, before interest and taxes.

Identifiable assets represent those assets used in the operations of each segment.

The following schedule presents segment information about the Company's operations for the year ended December 31, 2012:

	River Business	Offshore Supply Business	Ocean Business		Total
Revenues	$163,279	$76,661	$73,229		$313,169
Running and voyage and manufacturing expenses	148,653	43,405	62,369		254,427
Depreciation and amortization	21,996	10,938	10,918		43,852
Segment operating (loss) profit	(18,963)	17,615	(23,771	)(1)	(25,119)
Segment assets	387,484	263,315	123,033		773,832
Investments in and receivables from affiliates	4,032	—	250		4,282
Loss from investment in affiliates	(1,168)	—	(7)		(1,175)
Additions to long-lived assets	24,634	13,405	1,977		40,016
________________

(1)	Includes an impairment charge for our product tanker M/V Amadeo of $16,000.

The following schedule presents segment information about the Company's operations for the year ended December 31, 2011:

	River Business	Offshore Supply Business	Ocean Business	Total
Revenues	$174,594	$64,606	$65,282	$304,482
Running and voyage and manufacturing expenses	132,719	38,852	53,036	224,607
Depreciation and amortization	20,139	9,436	9,569	39,144
Segment operating (loss) profit	13,138	10,999	(4,753)	19,384
Segment assets	392,549	263,094	124,527	780,170
Investments in and receivables from affiliates	6,595	—	256	6,851
Loss from investment in affiliates	(1,042)	—	(31)	(1,073)
Additions to long-lived assets (1)	73,265	19,502	3,345	96,112
_______________

(1)	Excludes $1,751, which corresponds to additions to corporate assets.

The following schedule presents segment information about the Company's operations for the year ended December 31, 2010:

	River Business	Offshore Supply Business	Ocean Business	Total
Revenues	$120,024	$54,283	$56,138	$230,445
Running and voyage and manufacturing expenses	80,702	29,637	40,583	150,922
Depreciation and amortization	17,248	7,178	9,945	34,371
Segment operating (loss) profit	10,244	10,611	(2,137)	18,718
Segment assets	351,388	245,865	104,334	701,587
Investments in and receivables from affiliates	6,537	—	287	6,824
Income (Loss) from investment in affiliates	(322)	—	(19)	(341)
Additions to long-lived assets	67,942	7,141	30,164	105,247

Reconciliation of total assets of the segments to amount included in the consolidated balance sheets were as follow:

	At December 31,
	2012	2011
Total assets for reportable segments	$773,832	$780,170
Other assets	14,271	16,021
Corporate cash and cash equivalents	222,215	34,096
Consolidated total assets	$1,010,318	$830,287

For the year ended December 31, 2012 revenues from one customer of Ultrapetrol Ocean and Offshore Supply Business represented $92,000 or 29% of the Company's consolidated revenues and revenues from one customer of Ultrapetrol River Business represented $49,600 or 16% of the Company's consolidated revenues.

For the year ended December 31, 2011 revenues from one customer of Ultrapetrol Ocean and Offshore Supply Business represented $86,400 or 28% of the Company' s consolidated revenues and revenues from one customer of Ultrapetrol River Business represented $60,200 or 20% of the Company's consolidated revenues.

For the year ended December 31, 2010 revenues from one customer of Ultrapetrol Ocean and Offshore Supply Business represented $75,200 or 33% of the Company's consolidated revenues and revenues from one customer of Ultrapetrol River Business represented $50,400 or 22% of the Company's consolidated revenues.

14. STOCK COMPENSATION

We have adopted the 2006 Stock Incentive Plan, or the 2006 Plan, dated July 20, 2006 which entitles certain of our officers, key employees and directors to receive restricted stock, stock appreciation rights, stock options, dividend equivalent rights, unrestricted stock, restricted stock units or performance shares. Under the 2006 Plan, a total of 5,000,000 shares of common stock have been reserved for issuance. The 2006 Plan is administered by our Board of Directors. Under the terms of the 2006 Plan, our Board of Directors is able to grant new options exercisable at a price per share to be determined by our Board of Directors. Under the terms of the 2006 Plan, no options would be able to be exercised until at least one year after the closing of our IPO (October 18, 2006). Any shares received on exercise of the options would not be able to be sold until one year after the date of the stock option grant. All options will expire ten years from the date of grant. The 2006 Plan expires ten years from the closing of our IPO.

In addition, on July 20, 2006 we entered into separate consulting agreements that became effective upon completion of our IPO (October 18, 2006) with companies controlled by our chief executive officer, executive vice president, chief financial officer and chief financial accountant for work they perform for us in various different jurisdictions. On October 29, 2009 the consulting agreements were renewed for a three-year period. On October 29, 2012 the consulting agreements were further renewed for another three-year period.

Restricted common stock awards

In connection with the 2012 consulting agreements the Company awarded a total of 329,375 shares of restricted stock at no cost to three companies controlled by the chief executive officer, executive vice president and chief financial officer. These shares are non-transferable until they vest, which occurs on the third anniversary date of the grant date, subject to earlier forfeiture upon termination of the consultant's appointment with the Company. During the vesting period, the shares have voting rights and cash dividends will be paid if declared. The fair market value of the Company's share on the grant date was $1.43.

In connection with the 2009 consulting agreements, the Company awarded a total of 329,375 shares of restricted common stock at no cost to three companies controlled by our chief executive officer, executive vice president and chief financial officer which were cliff-vested on October 29, 2012. The fair market value of each share on the grant date was $5.11.

In connection with the 2009 consulting agreements, the Company awarded a total of 329,375 shares of performance restricted common stock at no cost which were also subject to continued employment to three companies controlled by our chief executive officer, executive vice president and chief financial officer. All of the performance restricted common stock cliff-vested on October 29, 2012 and contained performance criteria based on our EBITDA. On October 29, 2012 172,906 and 156,469 awards were fully vested and fully forfeited, respectively based on achievement of that award's target.

On November 29, 2010, 12,689 shares were granted to a non-employee director. These shares were vested 6,852 in 2011 and 5,837 in 2012. The fair market value of each share on the grant date was $6.83.

On December 5, 2009 the Company granted a total of 97,164 shares of restricted common stock at no cost to its non-employee directors. These shares were vested 25,640 in 2010, 23,046 in 2011 and 16,194 in 2012 and 39,136 were fully forfeited in 2010 since the resignation of two non-employee directors. The fair market value of each share on the grant date was $4.92.

Activity with respect to restricted common stock is summarized as follows:

	For the years ended December 31,
	2012	2011	2010
Nonvested shares outstanding at January 1	680,781	703,827	755,914
Granted	329,375	—	12,689
Vested	(524,312)	(23,046)	(25,640)
Forfeited	(156,469)	—	(39,136)
Nonvested shares outstanding at December 31	329,375	680,781	703,827
2006 Plan shares issued as of the end of year	1,246,503	838,644	783,358
Shares available for issuance under 2006 Plan as of the end of year	3,753,497	4,161,356	4,216,642

Total stock based compensation expense as a result of all of these grants was $512 in 2012, $1,079 in 2011 and $1,266 in 2010 ($0 in 2012, $402 in 2011 and $576 in 2010 related with the performance based restricted common stock), and is recorded in the same line item as cash compensation. The unrecognized compensation cost at December 31, 2012 was $444 of which $157 is expected to be recognized in each of 2013 and 2014 and $130 in 2015.

Stock options

In relation with the 2006 consulting agreements the Company awarded to three companies, one of which is controlled by our chief executive officer, one by our executive vice president and the other by our chief financial officer, stock options to purchase a total of 348,750 shares of common stock at an exercise price of $11.00 per share. These stock options are fully vested and expire ten years from the date of grant. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option pricing model.

Additionally and in connection with the 2012 consulting agreement, on October 29, 2012 the Company awarded options to purchase a total of 329,375 shares of common stock of the Company, which will be granted over three years in equal annual installments and cliff vest in one year. The options shall be granted with an exercise price equal to the fair market value of a share of common stock of the Company on the applicable date on which the option is granted. The options shall be non-transferable. The term of the options shall be for a period of ten years following the date of grant of the applicable options.

The fair value of the options granted were estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 0.76% which is based on the U.S. Treasury yield curve in effect at the time of the grant, expected dividend yield of 0%, expected stock price volatility of 82% and expected life of 5.5 years, which has been computed based on the short-cut method per ASC 718-10-S99-1. The aggregate fair market value of the stock options on the grant date, $105, is being amortized as compensation expenses over the vesting period, using the straight-line method.

Total stock based compensation expenses was $18 for the period from October 29, 2012 to December 31, 2012 and is recorded in the same line items used for cash compensation. The unrecognized compensation cost at December 31, 2012 was $87 which is expected to be recognized in 2013.

Activity and related information with respect to the Company's stock options is summarized as follows:

	For the years ended December 31,
	2012		2011		2010
	Shares	Exercise price	Shares	Exercise price	Shares	Exercise price
Under option at January 1	348,750	$11.00	348,750	$11.00	$348,750	$11.00
Options granted	109,762	1.43	—	—	—	—
Options exercised	—	—	—	—	—	—
Options forfeited or expired	—	—	—	—	—	—
Under option at December 31	458,512	$8.71	348,750	$11.00	348,750	$11.00
Options exercisable at December 31	348,750	11.00	348,750	11.00	348,750	11.00

      The aggregate intrinsic value of options outstanding and exercisable represents the total intrinsic value (the difference between the fair value of the Company's stock on the last day of each year and the exercise price, multiplied by the number of options where the exercise price exceeds the fair value) that would have been received by the option holders had all option holders exercised their options as of year-end.

At December 31, 2012 the intrinsic values of options outstanding and exercisable were $24 and $0, respectively and at December 31, 2011 the intrinsic values of options outstanding and exercisable were $0.

15. BUILD, SALE AND LEASE-BACK OF TWENTY-FOUR JUMBO DRY BARGES

On April 25, 2012, we entered into a barge building contract with a non-related third party whereby we agreed to sell twenty-four newbuilt jumbo dry barges. In addition, at the same time we entered into a bareboat barge charter agreement with that same non-related third party to charter those twenty-four barges for a period of 10 years, with no purchase option at the end of the lease.

At December 31, 2012 the Company delivered and leased-back 14 jumbo dry barges.

At December 31, 2012, obligations under the operating lease were as follows:

Year ending December 31
2013	$2,019
2014	1,949
2015	1,879
2016	1,809
2017	1,739
Thereafter	7,430
Total	$16,825

Rent expense for the year ended December 31, 2012 was $266. When cash rental payments are not made on a straight-line basis, we recognize rental expense on a straight-line basis over the lease term.

Subsequent events

After December 31, 2012, the Company delivered and leased-back the remaining 10 jumbo dry-barges.

16. SUPPLEMENTAL GUARANTOR INFORMATION

On November 24, 2004, the Company issued $180,000 9% First Preferred Ship Mortgage Notes due 2014.

The 2014 Senior Notes are fully and unconditionally guaranteed on a joint and several basis by Company's subsidiaries directly involved in our Ocean and River Business.

The Indenture provides that the 2014 Senior Notes and each of the guarantees granted by Subsidiaries, other than the Mortgage, are governed by, and construed in accordance with, the laws of the state of New York. Each of the mortgaged vessels is registered under either the Panamanian flag, or another jurisdiction with similar procedures. All of the Subsidiary Guarantors are outside of the United States.

Supplemental condensed consolidating financial information for the Guarantor Subsidiaries for the 2014 Senior Notes is presented below. This information is prepared in accordance with the Company's accounting policies. This supplemental financial disclosure should be read in conjunction with the consolidated financial statements.

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

AT DECEMBER 31, 2012
(stated in thousands of U.S. dollars)
	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Current assets
Receivables from related parties	$307,343	$124,498	$34,244	$(466,075)	$10
Other current assets	201,491	55,084	50,405	—	306,980
Total current assets	508,834	179,582	84,649	(466,075)	306,990

Noncurrent assets
Vessels and equipment, net	—	218,832	429,574	(887)	647,519
Investment in affiliates	151,447	—	251	(151,447)	251
Other noncurrent assets	5,171	17,173	42,134	(8,920)	55,558
	>	>	>	>	>
Total noncurrent assets	156,618	236,005	471,959	(161,254)	703,328
Total assets	$665,452	$415,587	$556,608	$(627,329)	$1,010,318
	>	>	>	>	>
Current liabilities
Payable to related parties	$—	$194,805	$275,031	$(466,075)	$3,761
Current portion of long-term financial debt	80,000	6,420	42,611	—	129,031
Other current liabilities	5,701	34,441	25,811	—	65,953
Total current liabilities	85,701	235,666	343,453	(466,075)	198,745

Noncurrent liabilities
Due to affiliates	$—	$8,920	$—	$(8,920)	$—
Long-term financial debt	180,000	55,102	153,419	—	388,521
Other noncurrent liabilities	—	262	16,291	—	16,553
Total noncurrent liabilities	180,000	64,284	169,710	(8,920)	405,074
Total liabilities	265,701	299,950	513,163	(474,995)	603,819

Equity of Ultrapetrol (Bahamas) Limited	399,751	115,637	43,445	(159,082)	399,751
Noncontrolling interest	—	—	—	6,748	6,748
Total equity	399,751	115,637	43,445	(152,334)	406,499
Total liabilities and equity	$665,452	$415,587	$556,608	$(627,329)	$1,010,318

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

AT DECEMBER 31, 2011
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Current assets
Receivables from related parties	$297,324	$101,196	$30,751	$(429,214)	$57
Other current assets	3,773	46,055	56,248	—	106,076
Total current assets	301,097	147,251	86,999	(429,214)	106,133

Noncurrent assets
Vessels and equipment, net	—	212,324	460,066	(945)	671,445
Investment in affiliates	201,323	—	373	(201,323)	373
Other noncurrent assets	6,825	7,850	63,704	(26,043)	52,336
Total noncurrent assets	208,148	220,174	524,143	(228,311)	724,154
Total assets	$509,245	$367,425	$611,142	$(657,525)	$830,287

Current liabilities
Payable to related parties	$—	$127,664	$302,708	$(429,214)	$1,158
Current portion of long-term financial debt	—	3,478	18,026	—	21,504
Other current liabilities	4,948	19,223	27,055	—	51,226
Total current liabilities	4,948	150,365	347,789	(429,214)	73,888

Noncurrent liabilities
Due to affiliates	$—	$26,043	$—	$(26,043)	$—
Long-term financial debt	260,000	51,522	179,967	—	491,489
Other noncurrent liabilities	—	218	14,521	—	14,739
Total noncurrent liabilities	260,000	77,783	194,488	(26,043)	506,228
Total liabilities	264,948	228,148	542,277	(455,257)	580,116

Equity of Ultrapetrol (Bahamas) Limited	244,297	139,277	68,865	(208,142)	244,297
Noncontrolling interest	—	—	—	5,874	5,874
Total equity	244,297	139,277	68,865	(202,268)	250,171
Total liabilities and equity	$509,245	$367,425	$611,142	$(657,525)	$830,287

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012
(stated in thousands of U.S. dollars)

	Parent	Combined Subsidiary Guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$121,985	$205,112	$(13,928)	$313,169
Operating expenses	—	(133,209)	(218,949)	13,870	(338,288)
		>			>
Operating (loss) profit	—	(11,224)	(13,837)	(58)	(25,119)
Investment in affiliates	(49,470)	—	(1,175)	49,470	(1,175)
Other (expenses) income	(14,187)	(15,185)	(10,067)	—	(39,439)
					>
Loss before income taxes	(63,657)	(26,409)	(25,079)	49,412	(65,733)
Income taxes benefit (expense)	—	2.769	200	—	2,969
	>	>	>	>	>
Loss from continuing operations	(63,657)	(23,640)	(24,879)	49,412	(62,764)
Loss from discontinued operations	—	—	—	—	—

Net loss	(63,657)	(23,640)	(24,879)	49,412	(62,764)
Net income attributable to noncontrolling interest	—	—	—	893	893
Net loss attributable to Ultrapetrol (Bahamas) Limited	$(63,657)	$(23,640)	$(24,879)	$48,519	$(63,657)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$129,340	$190,630	$(15,488)	$304,482

Operating expenses	(8,490)	(112,238)	(179,800)	15,430	(285,098)
		>
Operating (loss) profit	(8,490)	17,102	10,830	(58)	19,384
Investment in affiliates	(7,886)	—	(1,073)	7,886	(1,073)
Other (expenses) income	(2,429)	(23,212)	(12,642)	—	(38,283)

Loss before income taxes	(18,805)	(6,110)	(2,885)	7,828	(19,972)
Income taxes benefit (expense)	—	1,550	187	—	1,737

Loss from continuing operations	(18,805)	(4,560)	(2,698)	7,828	(18,235)
Loss from discontinued operations	—	—	—	—	—

Net loss	(18,805)	(4,560)	(2,698)	7,828	(18,235)
Net income attributable to noncontrolling interest	—	—	—	570	570
Net loss attributable to Ultrapetrol (Bahamas) Limited	$(18,805)	$(4,560)	$(2,698)	$7,258	$(18,805)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$106,014	$133,015	$(8,584)	$230,445

Operating expenses	(8,332)	(89,245)	(122,676)	8,526	(211,727)

Operating (loss) profit	(8,332)	16,769	10,339	(58)	18,718
Investment in affiliates	8,153 (1)	—	(341)	(8,153)	(341)
Other (expenses) income	(5,192)	(1,197)	(10,030)	—	(16,419)

(Loss) income before income taxes	(5,371)	15,572	(32)	(8,211)	1,958
Income taxes benefit (expense)	—	313	(6,676)	—	(6,363)

(Loss) income from continuing operations	(5,371)	15,885	(6,708)	(8,211)	(4,405)
Loss from discontinued operations	—	—	(515)	—	(515)

Net (loss) income	(5,371)	15,885	(7,223)	(8,211)	(4,920)
Net income attributable to noncontrolling interest	—	—	—	451	451
Net (loss) income attributable to Ultrapetrol (Bahamas) Limited	$(5,371)	$15,885	$(7,223)	$(8,662)	$(5,371)
_________________
(1)	Includes a loss of $ 515 related to discontinued operations.

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2012
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net loss	$(62,764)	$(23,640)	$(23,986)	$47,626	$(62,764)
Loss from discontinued operations	—	—	—	—	—
Adjustments to reconcile net loss to net cash (used in) provided by operating activities from continuing operations	51,532	(1,935)	56,858	(47,626)	58,829

Net cash (used in) provided by operating activities from continuing operations	(11,232)	(25,575)	32,872	—	(3,935)
Net cash (used in) operating activities from discontinued operations	—	—	—	—	—

Net cash (used in) provided by operating activities	(11,232)	(25,575)	32,872	—	(3,935)

Intercompany sources	(10,019)	43,839	(16,697)	(17,123)	—
Non-subsidiary sources	—	(14,985)	(17,528)	—	(32,513)
		>
Net cash (used in) provided by investing activities	(10,019)	28,854	(34,225)	(17,123)	(32,513)
Intercompany sources	—	(17,123)	—	17,123	—
Non-subsidiary sources	219,122	6,315	(870)	—	224,567

Net cash (used in) provided by financing activities	219,122	(10,808)	(870)	17,123	224,567
Net increase (decrease) in cash and cash equivalents	$197,871	$(7,529)	$(2,223)	$—	$188,119

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2011
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net loss	$(18,235)	$(4,560)	$(2,128)	$6,688	$(18,235)
Loss from discontinued operations	—	—	—	—	—
Adjustments to reconcile net loss to net cash (used in) provided by operating activities from continuing operations	12,134	21,396	6,165	(6,688)	33,007

Net cash (used in) provided by operating activities from continuing operations	(6,101)	16,836	4,037	—	14,772
Net cash (used in) operating activities from discontinued operations	—	—	(15)	—	(15)

Net cash (used in) provided by operating activities	(6,101)	16,836	4,022	—	14,757
				>
Intercompany sources	(17,947)	(1,322)	(6,774)	26,043	—
Non-subsidiary sources	—	(42,907)	(54,956)	—	(97,863)

Net cash (used in) investing activities	(17,947)	(44,229)	(61,730)	26,043	(97,863)
			>
Intercompany sources	—	26,043	—	(26,043)	—
Non-subsidiary sources	(15,000)	14,963	11,669	—	11,632

Net cash (used in) provided by financing activities	(15,000)	41,006	11,669	(26,043)	11,632
Net increase (decrease) in cash and cash equivalents	$(39,048)	$13,613	$(46,039)	$—	$(71,474)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2010
(stated in thousands of U.S. dollars)
	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net (loss) income	$(4,920)	$13,169	$5,307	$(18,476)	$(4,920)
Loss from discontinued operations	—	—	515	—	515
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities from continuing operations	(1,601)	(2,539)	10,913	18,476	25,249
	>	>	>	>	>
Net cash (used in) provided by operating activities from continuing operations	(6,521)	10,630	16,735	—	20,844
Net cash (used in) operating activities from discontinued operations	—	—	(1,950)	—	(1,950)
	>	>	>	>	>
Net cash (used in) provided by operating activities	(6,521)	10,630	14,785	—	18,894
	>	>	>	>	>
Intercompany sources	(60,822)	(16,189)	—	77,011	—
Non-subsidiary sources	—	(3,850)	(52,239)	—	(56,089)
	>	>	>	>	>
Net cash (used in) investing activities from continuing operations	(60,822)	(20,039)	(52,239)	77,011	(56,089)
Net cash provided by investing activities from discontinued operations	—	—	1,950	—	1,950
	>	>	>	>	>
Net cash (used in) investing activities	(60,822)	(20,039)	(50,289)	77,011	(54,139)
	>	>	>	>	>
Intercompany sources	—	—	77,011	(77,011)	—
Non-subsidiary sources	75,281	—	12,333	—	87,614
	>	>	>	>	>
Net cash provided by financing activities	75,281	—	89,344	(77,011)	87,614
Net increase (decrease) in cash and cash equivalents	$7,938	$(9,409)	$53,840	$—	$52,369

17. SUPPLEMENTAL GUARANTOR INFORMATION FOR THE NEW NOTES

On May 28, 2013, the Company intends to offer New First Preferred Ship Mortgage Notes due 2021 (the "New Notes") amounting to $200,000. The net proceeds of the offering will be used to redeem all of our 9% Ship Preferred Mortgage Notes due 2014 amounting $180,000.

The New Notes will be fully and unconditionally guaranteed on a joint and several senior basis by the following wholly owned subsidiaries of the Company, directly involved in our River and Ocean Business, which offered their assets in collateral of the above mentioned New Notes: Arlene Investments Inc., Brinkley Shipping Inc., Dampierre Holdings Spain S.L., Danube Maritime Inc., Dingle Barges Inc., General Ventures Inc., Hallandale Commercial Corp., Longmoor Holdings Inc., Oceanpar S.A., Palmdeal Shipping Inc., Parabal S.A., Parfina S.A., Princely International Finance Corp., Riverview Commercial Corp., UABL Paraguay S.A., UABL S.A. and Ultrapetrol S.A (the "New Subsidiary Guarantors").

The Indenture provides that the New Notes and each of the Security Agreements, other than the Mortgages, are governed by, and construed in accordance with, the laws of the state of New York.

Each of the mortgaged vessels and barges is registered under either the Panamanian, Paraguayan, Argentinean and Liberian Flag, or another jurisdiction with similar procedures. Although all of the New Subsidiary Guarantors are outside of the United States.

Supplemental condensed combining financial information for the New Subsidiary Guarantors for the New Notes is presented below. This information is prepared in accordance with the Company's accounting policies. This supplemental financial disclosure has been prepared on the same basis described in note 16, and should be read in conjunction with the consolidated financial statements.

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

AT DECEMBER 31, 2012
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Current assets
Receivables from related parties	$307,343	$122,035	$87,737	$(517,105)	$10
Other current assets	201,491	66,643	38,846	—	306,980
Total current assets	508,834	188,678	126,583	(517,105)	306,990

Noncurrent assets
Vessels and equipment, net	—	279,653	368,753	(887)	647,519
Investment in affiliates	151,447	—	251	(151,447)	251
Other noncurrent assets	5,171	26,032	33,275	(8,920)	55,558
Total noncurrent assets	156,618	305,685	402,279	(161,254)	703,328
Total assets	$665,452	$494,363	$528,862	$(678,359)	$1,010,318

Current liabilities
Payable to related parties	$—	$224,281	$272,568	$(493,088)	$3,761
Current portion of long-term financial debt	80,000	12,064	36,967	—	129,031
Other current liabilities	5,701	51,781	8,471	—	65,953
Total current liabilities	85,701	288,126	318,006	(493,088)	198,745

Noncurrent liabilities
Due to affiliates	$—	$32,937	$—	$(32,937)	$—
Long-term financial debt	180,000	55,102	153,419	—	388,521
Other noncurrent liabilities	—	262	16,291	—	16,553
Total noncurrent liabilities	180,000	88,301	169,710	(32,937)	405,074
Total liabilities	265,701	376,427	487,716	(526,025)	603,819

Equity of Ultrapetrol (Bahamas) Limited	399,751	117,936	41,146	(159,082)	399,751
Noncontrolling interest	—	—	—	6,748	6,748
Total equity	399,751	117,936	41,146	(152,334)	406,499
Total liabilities and equity	$665,452	$494,363	$528,862	$(678,359)	$1,010,318

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

AT DECEMBER 31, 2011
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Current assets
Receivables from related parties	$297,324	$97,396	$90,116	$(484,779)	$57
Other current assets	3,773	62,079	40,224	—	106,076
Total current assets	301,097	159,475	130,340	(484,779)	106,133

Noncurrent assets
Vessels and equipment, net	—	292,458	379,932	(945)	671,445
Investment in affiliates	201,323	—	373	(201,323)	373
Other noncurrent assets	6,825	14,632	56,922	(26,043)	52,336
Total noncurrent assets	208,148	307,090	437,227	(228,311)	724,154
Total assets	$509,245	$466,565	$567,567	$(713,090)	$830,287

Current liabilities
Payable to related parties	$—	$166,005	$298,909	$(463,756)	$1,158
Current portion of long-term financial debt	—	5,046	16,458	—	21,504
Other current liabilities	4,948	31,878	14,400	—	51,226
Total current liabilities	4,948	202,929	329,767	(463,756)	73,888

Noncurrent liabilities
Due to affiliates	$—	$47,066	$—	$(47,066)	$—
Long-term financial debt	260,000	57,166	174,323	—	491,489
Other noncurrent liabilities	—	218	14,521	—	14,739
Total noncurrent liabilities	260,000	104,450	188,844	(47,066)	506,228
Total liabilities	264,948	307,379	518,611	(510,822)	580,116

Equity of Ultrapetrol (Bahamas) Limited	244,297	159,186	48,956	(208,142)	244,297
Noncontrolling interest	—	—	—	5,874	5,874
Total equity	244,297	159,186	48,956	(202,268)	250,171
Total liabilities and equity	$509,245	$466,565	$567,567	$(713,090)	$830,287

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$207,429	$140,530	$(34,790)	$313,169
Operating expenses	—	(234,412)	(138,608)	34,732	(338,288)

Operating (loss) profit	—	(26,983)	1,922	(58)	(25,119)
Investment in affiliates	(49,470)	—	(1,175)	49,470	(1,175)
Other (expenses) income	(14,187)	(17,311)	(7,941)	—	(39,439)

Loss before income taxes	(63,657)	(44,294)	(7,194)	49,412	(65,733)
Income taxes benefit (expense)	—	3,044	(75)	—	2,969

Loss from continuing operations	(63,657)	(41,250)	(7,269)	49,412	(62,764)
Loss from discontinued operations	—	—	—	—	—

Net loss	(63,657)	(41,250)	(7,269)	49,412	(62,764)
Net income attributable to noncontrolling interest	—	—	—	893	893
Net loss attributable to Ultrapetrol (Bahamas) Limited	$(63,657)	$(41,250)	$(7,269)	$48,519	$(63,657)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$208,130	$137,274	$(40,922)	$304,482
Operating expenses	(8,490)	(185,834)	(131,638)	40,864	(285,098)
Operating (loss) profit	(8,490)	22,296	5,636	(58)	19,384
Investment in affiliates	(7,886)	—	(1,073)	7,886	(1,073)
Other (expenses) income	(2,429)	(25,378)	(10,476)	—	(38,283)
Loss before income taxes	(18,805)	(3,082)	(5,913)	7,828	(19,972)
Income taxes benefit (expense)	—	1,060	677	—	1,737
Loss from continuing operations	(18,805)	(2,022)	(5,236)	7,828	(18,235)
Loss from discontinued operations	—	—	—	—	—
Net loss	(18,805)	(2,022)	(5,236)	7,828	(18,235)
Net income attributable to noncontrolling interest	—	—	—	570	570
Net loss attributable to Ultrapetrol (Bahamas) Limited	$(18,805)	$(2,022)	$(5,236)	$7,258	$(18,805)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$154,326	$119,193	$(43,074)	$230,445
Operating expenses	(8,332)	(137,862)	(108,549)	43,016	(211,727)
Operating (loss) profit	(8,332)	16,464	10,644	(58)	18,718
Investment in affiliates	8,153 (1)	—	(341)	(8,153)	(341)
Other (expenses) income	(5,192)	(2,406)	(8,821)	—	(16,419)
(Loss) income before income taxes	(5,371)	14,058	1,482	(8,211)	1,958
Income taxes benefit (expense)	—	486	(6,849)	—	(6,363)
(Loss) income from continuing operations	(5,371)	14,544	(5,367)	(8,211)	(4,405)
Loss from discontinued operations	—	—	(515)	—	(515)
Net (loss) income	(5,371)	14,544	(5,882)	(8,211)	(4,920)
Net income attributable to noncontrolling interest	—	—	—	451	451
Net (loss) income attributable to Ultrapetrol (Bahamas) Limited	$(5,371)	$14,544	$(5,882)	$(8,662)	$(5,371)

__________________
(1)	Includes a loss of $ 515 related to discontinued operations.

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2012
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net loss	$(62,764)	$(41,250)	$(6,376)	$47,626	$(62,764)
Loss from discontinued operations	—	—	—	—	—
Adjustments to reconcile net loss to net cash (used in) provided by operating activities from continuing operations	51,532	16,695	38,228	(47,626)	58,829
Net cash (used in) provided by operating activities from continuing operations	(11,232)	(24,555)	31,852	—	(3,935)
Net cash (used in) operating activities from discontinued operations	—	—	—	—	—
Net cash (used in) provided by operating activities	(11,232)	(24,555)	31,852	—	(3,935)
Intercompany sources	(10,019)	43,839	(16,697)	(17,123)	—
Non-subsidiary sources	—	(15,507)	(17,006)	—	(32,513)
Net cash (used in) provided by investing activities	(10,019)	28,332	(33,703)	(17,123)	(32,513)
Intercompany sources	—	(17,123)	—	17,123	—
Non-subsidiary sources	219,122	4,747	698	—	224,567
Net cash (used in) provided by financing activities	219,122	(12,376)	698	17,123	224,567
Net increase (decrease) in cash and cash equivalents	$197,871	$(8,599)	$(1,153)	$—	$188,119

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2011
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net loss	$(18,235)	$(2,022)	$(4,666)	$6,688	$(18,235)
Loss from discontinued operations	—	—	—	—	—
Adjustments to reconcile net loss to net cash (used in) provided by operating activities from continuing operations	12,134	18,755	8,806	(6,688)	33,007
Net cash (used in) provided by operating activities from continuing operations	(6,101)	16,733	4,140	—	14,772
Net cash (used in) operating activities from discontinued operations	—	—	(15)	—	(15)
Net cash (used in) provided by operating activities	(6,101)	16,733	4,125	—	14,757
Intercompany sources	(17,947)	(1,322)	(6,774)	26,043	—
Non-subsidiary sources	—	(46,828)	(51,035)	—	(97,863)
Net cash (used in) investing activities	(17,947)	(48,150)	(57,809)	26,043	(97,863)
Intercompany sources	—	31,543	(5,500)	(26,043)	—
Non-subsidiary sources	(15,000)	13,395	13,237	—	11,632
Net cash (used in) provided by financing activities	(15,000)	44,938	7,737	(26,043)	11,632
Net increase (decrease) in cash and cash equivalents	$(39,048)	$13,521	$(45,947)	$—	$(71,474)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2010
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net (loss) income	$(4,920)	$14,544	$(5,431)	$(9,113)	$(4,920)
Loss from discontinued operations	—	—	515	—	515
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities from continuing operations	(1,601)	31,076	(13,339)	9,113	25,249
Net cash (used in) provided by operating activities from continuing operations	(6,521)	45,620	(18,255)	—	20,844
Net cash (used in) operating activities from discontinued operations	—	—	(1,950)	—	(1,950)
Net cash (used in) provided by operating activities	(6,521)	45,620	(20,205)	—	18,894
Intercompany sources	(60,822)	(16,189)	—	77,011	—
Non-subsidiary sources	—	(38,088)	(18,001)	—	(56,089)
Net cash (used in) investing activities from continuing operations	(60,822)	(54,277)	(18,001)	77,011	(56,089)
Net cash provided by investing activities from discontinued operations	—	—	1,950	—	1,950
Net cash (used in) investing activities	(60,822)	(54,277)	(16,051)	77,011	(54,139)
Intercompany sources	—	1,354	75,657	(77,011)	—
Non-subsidiary sources	75,281	(1,568)	13,901	—	87,614
Net cash provided by financing activities	75,281	(214)	89,558	(77,011)	87,614
Net increase (decrease) in cash and cash equivalents	$7,938	$(8,871)	$53,302	$—	$52,369

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

Condensed Consolidated Financial Statements
at March 31, 2013

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in thousands of U.S. dollars, except par value and share amounts)

	At March 31, 2013 (unaudited)	At December 31, 2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$123,613	$222,215
Restricted cash	6,973	5,968
Accounts receivable, net of allowance for doubtful accounts of $2,211 and $1,916 in 2013 and 2012, respectively	47,125	36,487
Operating supplies and inventories	20,254	13,638
Prepaid expenses	6,801	5,973
Other receivables	25,335	22,532
Other current assets	—	177
Total current assets	230,101	306,990
NONCURRENT ASSETS
Other receivables	21,933	22,758
Restricted cash	1,526	1,464
Vessels and equipment, net	646,106	647,519
Dry dock	4,631	4,238
Investments in and receivables from affiliates	4,385	4,282
Intangible assets	757	801
Goodwill	5,015	5,015
Other assets	7,382	10,214
Deferred income tax assets	6,297	7,037
Total noncurrent assets	698,032	703,328
Total assets	$928,133	$1,010,318
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$30,865	$32,450
Customer advances	26,438	15,175
Payable to related parties	1,898	3,761
Accrued interest	7,011	4,858
Current portion of long-term financial debt	34,152	129,031
Other current liabilities	16,845	13,470
Total current liabilities	117,209	198,745
NONCURRENT LIABILITIES
Long-term financial debt	389,862	388,521
Deferred income tax liabilities	13,626	12,441
Other liabilities	2,086	2,026
Deferred gain	3,915	2,086
Total noncurrent liabilities	409,489	405,074
Total liabilities	526,698	603,819
EQUITY
Common stock, $0.01 par value: 250,000,000 authorized shares; 140,419,487 shares outstanding in 2013 and 2012	1,443	1,443
Additional paid-in capital	490,915	490,850
Treasury stock: 3,923,094 shares at cost	(19,488)	(19,488)
Accumulated deficit	(76,330)	(70,476)
Accumulated other comprehensive income (loss)	(2,141)	(2,578)
Total Ultrapetrol (Bahamas) Limited stockholders’ equity	394,399	399,751

Noncontrolling interest	7,036	6,748
Total equity	401,435	406,499
Total liabilities and equity	$928,133	$1,010,318

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Stated in thousands of U.S. dollars, except share and per share data)

	For the three-month periods ended March 31,
	2013	2012
REVENUES	$77,890	$64,538

OPERATING EXPENSES

Voyage and manufacturing expenses	(26,007)	(28,084)
Running costs	(31,472)	(28,022)
Depreciation and amortization	(10,120)	(10,492)
Administrative and commercial expenses	(8,822)	(7,787)
Other operating income, net	450	5,764
	(75,971)	(68,621)
Operating profit (loss)	1,919	(4,083)
OTHER INCOME (EXPENSES)

Financial expense	(7,939)	(9,337)
Financial loss on extinguishment of debt	(3,605)	—
Foreign currency exchange gains, net	6,255	1,251
Financial income	76	42
Loss on derivatives, net	(216)	—
Investments in affiliates	(195)	(313)
Other, net	(228)	41
Total other income (expenses)	(5,852)	(8,316)
Loss before income taxes	(3,933)	(12,399)

Income tax expenses	(1,622)	(1,259)
Net loss	(5,555)	(13,658)
Net income attributable to noncontrolling interest	299	169
Net loss attributable to Ultrapetrol (Bahamas) Limited	$(5,854)	$(13,827)
LOSS PER SHARE OF ULTRAPETROL (BAHAMAS) LIMITED—BASIC AND DILUTED	$(0.04)	$(0.47)
Basic and diluted weighted average number of shares	140,092,934	29,568,622

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)
(Stated in thousands of U.S. dollars)

	For the three-month periods ended March 31,
	2013	2012
Net loss	$(5,555)	$(13,658)
Other comprehensive income (loss):

Reclassification of net derivative loss to loss on derivatives, net	216	—
Reclassification of net foreign currency derivative gains to depreciation and amortization	(2)	(2)
Reclassification of net derivative losses on cash flow hedges to interest expense	248	221
Derivative (losses) on cash flow hedges	(36)	(132)
	426	87
Income tax expense	—	—
	426	87
Comprehensive loss	(5,129)	(13,571)
Comprehensive income attributable to noncontrolling interest	288	171
Comprehensive loss attributable to Ultrapetrol (Bahamas) Limited	$(5,417)	$(13,742)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (UNAUDITED)
(Stated in thousands of U.S. dollars, except share data)

	Ultrapetrol (Bahamas) Limited stockholders’ equity
Balance	Shares amount	Common stock	Additional paid-in capital	Treasury stock	Accumulated deficit	Accumulated other comprehensive income (loss)	Noncontrolling interest	Total equity
December 31, 2011	30,011,628	$339	$272,302	$(19,488)	$(6,819)	$(2,037)	$5,874	$250,171
Compensation related to restricted stock granted	—	—	290	—	—	—	—	290
Net loss	—	—	—	—	(13,827)	—	169	(13,658)
Other comprehensive income	—	—	—	—	—	85	2	87
March 31, 2012	30,011,628	$339	$272,592	$(19,488)	$(20,646)	$(1,952)	$6,045	$236,890
December 31, 2012	140,419,487	$1,443	$490,850	$(19,488)	$(70,476)	$(2,578)	$6,748	$406,499
Compensation related to restricted stock granted	—	—	65	—	—	—	—	65
Net loss	—	—	—	—	(5,854)	—	299	(5,555)
Other comprehensive income	—	—	—	—	—	437	(11)	426
March 31, 2013	140,419,487	$1,443	$490,915	$(19,488)	$(76,330)	$(2,141)	$7,036	$401,435

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Stated in thousands of U.S. dollars)

	For the three-month periods ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,555)	$(13,658)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of vessels and equipment	9,412	9,444
Amortization of dry docking	664	1,004
Expenditure for dry docking	(1,057)	(991)
Loss on derivatives, net	216	—
Amortization of intangible assets	44	44
Gain on sale of assets	—	(3,564)
Debt issuance expense amortization	603	919
Financial loss on extinguishment of debt	3,605	—
Net losses from investments in affiliates	195	313
Allowance for doubtful accounts	295	10
Share—based compensation	65	290
Other	—	(219)
Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(10,933)	1,430
Other receivables, operating supplies and inventories and prepaid expenses	(8,496)	(3,548)
Other	41	(1,106)
Increase (decrease) in liabilities:
Accounts payable	(1,468)	2,206
Customer advances	11,263	—
Other payables	4,970	72
Net cash provided by (used in) operating activities	3,864	(7,354)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of vessels and equipment ($7,521 in 2013 for barges built, sold and leased-back)	(15,738)	(14,964)
Proceeds from disposal of assets, net ($9,300 in 2013 for barges sold and leased-back)	9,300	3,850
Net cash (used in) investing activities	(6,438)	(11,114)
CASH FLOWS FROM FINANCING ACTIVITIES
Scheduled repayments of long-term financial debt	(4,050)	(3,531)
Early repayment of long-term financial debt	(31,200)	—
Short-term credit facility repayments	(4,138)	—
Prepayment of 7.25% Senior Convertible Notes	(80,000)	—
Proceeds from long-term financial debt	25,850	13,450
Other financing activities, net	(2,490)	(774)
Net cash (used in) provided by financing activities	(96,028)	9,145
Net decrease in cash and cash equivalents	(98,602)	(9,323)
Cash and cash equivalents at the beginning of year	222,215	34,096
Cash and cash equivalents at the end of the period	$123,613	$24,773

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements and should be read in conjunction herewith.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of U.S. dollars, except per share data and otherwise indicated)
(Information pertaining to the three-month periods ended March 31, 2013 and 2012 is unaudited)

1. NATURE OF OPERATIONS AND CORPORATE ORGANIZATION

Nature of operations

Ultrapetrol (Bahamas) Limited ("Ultrapetrol Bahamas", "Ultrapetrol", "the Company", "us" or "we") is a company organized and registered as a Bahamas Corporation since December 1997.

We are a shipping transportation company serving the marine transportation needs of our clients in the markets on which we focus. We serve the shipping markets for containers, grain soybean, forest products, minerals, crude oil, petroleum, and refined petroleum products, as well as the offshore oil platform supply market, through our operations in the following three segments of the marine transportation industry. In our River Business we are an owner and operator of river barges and pushboats in the Hidrovia region of South America, a region of navigable waters on the Parana, Paraguay and Uruguay Rivers and part of the River Plate, which flow through Brazil, Bolivia, Uruguay, Paraguay and Argentina. The Company also has a shipyard that should promote organic growth and from time to time make external sales. In our Offshore Supply Business we own and operate vessels that provide logistical and transportation services for offshore petroleum exploration and production companies, in the coastal waters of Brazil and the North Sea. In our Ocean Business, we are an owner and operator of oceangoing vessels that transport petroleum products and a container line service in the Argentine cabotage trade.

2. SIGNIFICANT ACCOUNTING POLICIES

a) Basis of presentation and principles of consolidation

The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial information. The consolidated balance sheet at December 31, 2012, has been derived from the audited financial statement at that date. The unaudited condensed consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements. All adjustments which, in the opinion of the management of the Company, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal, recurring nature and have been reflected in the unaudited condensed consolidated financial statements. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period.

These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company's Annual Report on Form 20-F for the year ended December 31, 2012.

The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries, both majority and wholly owned. Significant intercompany accounts and transactions have been eliminated in this consolidation. Investments in 50% or less owned affiliates, in which the Company exercises significant influence, are accounted for by the equity method.

The Company uses the US dollar as its functional currency. Receivables and payables denominated in foreign currencies are translated into US dollars at the rate of exchange at the balance sheet date, while revenues and expenses are translated using the average exchange rate for each month. Certain subsidiaries enter into transactions denominated in currencies other than their functional currency. Changes in currency exchange rates between the functional currency and the currency in which a transaction is denominated are included in the unaudited condensed consolidated statement of operations in the period in which the currency exchange rate changes.

During the three-month period ended March 31, 2013, the Company performed through its subsidiaries several transactions in sovereign bonds. As a result of these transactions, the Company recognized foreign currency exchange gains amounting to $6,303.

b) Loss per share

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the relevant periods net of shares held in treasury. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common shares result in the issuance of such shares. In determining dilutive shares for this purpose the Company assumes, through the application of the treasury stock and if-converted methods, all restricted stock grants have vested, all common shares have been issued pursuant to the exercise of all outstanding stock options and all common shares have been issued pursuant to the conversion of all outstanding convertible notes.

For the three-month periods ended March 31, 2013 and 2012, the Company had a net loss and therefore the effect of potentially dilutive securities was antidilutive.

The following outstanding equity awards are not included in the diluted net loss per share calculation because they would have had an antidilutive effect:

	For the three month periods ended March 31, (unaudited)
	2013	2012
Stock options	459,000	349,000
Restricted stock	329,000	680,000
Convertible debt	—	13,051,000
Total	788,000	14,080,000

c) Comprehensive loss

The components of accumulated other comprehensive loss in the condensed consolidated balance sheets were as follows:

	At March 31, 2013 (unaudited)	At December 31, 2012
Unrealized net losses on interest rate collar	$(1,825)	$(1,958)
Unrealized net losses on interest rate swap	(508)	(803)
Unrealized net gains on EURO hedge	135	137
Accumulated other comprehensive income (loss)	(2,198)	(2,624)
Amounts attributable to noncontrolling interest	(57)	(46)
Amounts attributable to Ultrapetrol (Bahamas) Limited	$(2,141)	$(2,578)

3. VESSELS AND EQUIPMENT, NET

The capitalized cost of the vessels and equipment, and the related accumulated depreciation at March 31, 2013 and December 31, 2012 were as follows:

	At March 31, 2013 (unaudited)	At December 31, 2012
Ocean-going vessels	$118,483	$115,375
River barges and pushboats	412,409	411,820
PSVs	245,375	223,032
Advances for PSV construction	34,562	53,496
Furniture and equipment	11,853	11,822
Building, land, operating base and shipyard	55,692	54,902
Total original book value	878,374	870,447
Accumulated depreciation	(232,268)	(222,928)
Net book value	$646,106	$647,519

For the three-month periods ended March 31, 2013 and 2012, depreciation expense was $9,412 and $9,444, respectively.

As of March 31, 2013, the net book value of the assets pledged as a guarantee of our long term financial debt was $391,800.

River Business

During the three-month period ended March 31, 2013, the Company built, sold and leased back, 10 river barges for $9,300 with a lease term of 10 years. Gains of $1,779 related to the sale-leased back were deferred and are being amortized over the minimum lease period.

During the three-month period ended March 31, 2012, four barges had been built in our own shipyard in Punta Alvear, Argentina for a total cost of $3,238.

In February 2012, the Company sold and delivered one river pushboat, for a total sale price of $3,850 and Ultrapetrol recognized a gain on the sale of this vessel of $3,564.

Offshore Supply Business

On February 21 and September 13, 2007, UP Offshore (Bahamas) Ltd. (our holding company in the Offshore Supply Business) signed shipbuilding contracts with a shipyard in India for construction of four PSVs with a combined cost of $88,052, with contracted deliveries extended to 2013. The purchase price is to be paid in five installments of 20% of the contract price each, prior to delivery. On May 22, 2012, we took delivery of the first Indian PSV UP Jade and we paid the fifth installment net of a reduction of $1,800 in the contract price in connection with the penalty for its late delivery. On January 30, 2013, we took delivery of the second Indian PSV UP Amber and we paid the fifth installment net of a reduction of $1,800 in the contract price in connection with the penalty for its late delivery. As of March 31, 2013, UP Offshore (Bahamas) Ltd. had paid installments on these contracts totaling $30,800, which are recorded as Advances for PSV construction.

As of March 31, 2013, the Company had remaining commitments of $13,200 on non-cancellable contracts for the construction of two PSVs in India scheduled to delivery during 2013.

4. LONG-TERM DEBT

Balances of long-term financial debt at March 31, 2013 and December 31, 2012:

Borrower	Financial institution / Other	Due-year	At March 31, 2013 (unaudited)			At December 31, 2012
			Nominal value
			Current	Noncurrent	Total	Total
Ultrapetrol (Bahamas) Ltd.	Private Investors	November 2014	$—	$180,000	$180,000	$180,000
Ultrapetrol (Bahamas) Ltd.	Private Investors	—	—	—	—	80,000
UP Offshore Apoio Marítimo Ltda.	DVB AG	Through 2016	900	5,725	6,625	6,850
UP Offshore (Bahamas) Ltd.	DVB AG	Through 2016	8,438	28,575	37,013	42,225
UP Offshore (Bahamas) Ltd.	DVB AG	Through 2017	2,000	10,500	12,500	13,000
UP Offshore (Bahamas) Ltd.	DVB SE + Banco Security	Through 2018	3,333	30,000	33,333	34,166
Ingatestone Holdings Inc.	DVB AG	—	464	8,161	8,625	13,800
Ingatestone Holdings Inc.	Natixis	—	—	—	—	5,175
Ingatestone Holdings Inc.	DVB SE + NIBC	—	—	—	—	20,850
Ingatestone Holdings Inc.	DVB NV + NIBC + ABN Amro	Through 2017	2,084	23,245	25,329	—
UP Offshore Apoio Marítimo Ltda.	BNDES	Through 2027	1,110	14,430	15,540	15,818
Stanyan Shipping Inc.	Natixis	Through 2017	1,108	5,211	6,319	6,546
Hallandale Commercial Corp.	Nordea	April 2013	5,252	—	5,252	5,644
UABL Paraguay S.A.	IFC	Through 2020	2,174	20,652	22,826	22,826
UABL Paraguay S.A.	OFID	Through 2020	1,304	12,391	13,695	13,695
UABL Barges and others	IFC	Through 2020	3,044	28,913	31,957	31,957
UABL Paraguay S.A. and Riverpar S.A.	IFC	Through 2021	1,765	13,235	15,000	15,000
UABL Paraguay S.A. and Riverpar S.A.	OFID	Through 2021	1,176	8,824	10,000	10,000
At March 31, 2013			$34,152	$389,862	$424,014
At December 31, 2012			$129,031	$388,521		$517,552

7.25% Convertible Senior Notes due 2017

On December 23, 2010, the Company completed the sale of $80,000 aggregate principal amount of its 7.25% Convertible Senior Notes due 2017 (the "2017 Convertible Notes") through a private placement to institutional investors eligible for resale under Rule 144A and Regulation S. The Convertible Notes were senior and unsecured obligations of the Company. Interest on the 2017 Convertible Notes was payable semi-annually on January 15 and July 15 of each year. Unless earlier converted, redeemed or repurchased, the 2017 Convertible Notes were due on January 15, 2017.

Upon a fundamental change occurring, as defined in the 2017 Convertible Notes Indenture, each holder of the 2017 Convertible Notes, shall have the right to require the Company to repurchase the 2017 Convertible Notes in cash at a price equal to 100% of the principal amount of the 2017 Convertible Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

As a result of the successful completion of the transaction with Sparrow in December 2012, a fundamental change (as defined in the Indenture) occurred on December 12, 2012, and each holder of the 2017 Convertible Notes had the repurchase right described above.

On December 21, 2012 the Company commenced a tender offer to repurchase up to $80,000 of the 2017 Convertible Notes at par plus accrued and unpaid interest in accordance with the fundamental change repurchase procedure as specified in the 2017 Convertible Notes Indenture. The tender offer began on December 21, 2012 and expired on January 22, 2013.

As of December 31, 2012 the Company included the outstanding principal amount of the 2017 Convertible Notes of $80,000 as current liabilities.

On January 23, 2013 the Company repaid $80,000 of its 2017 Convertible Notes and during the three-month period ended March 31, 2013, the Company recorded a financial loss on extinguishment of debt of $2,821 which was included in the accompanying unaudited consolidated statement of operations.

Senior secured term loan facility with DVB Bank AG (DVB AG) and Natixis of up to $93,600

On June 24, 2008 Ingatestone Holdings Inc., as Borrower, and UP Offshore (Bahamas) Ltd., Bayshore Shipping Inc., Gracebay Shipping Inc., Springwater Shipping Inc. and Woodrow Shipping Inc. (all of these our subsidiaries in the Offshore Supply Business) and Ultrapetrol (Bahamas) Limited, as joint and several Guarantors, entered into a senior secured term loan facility of up to $93,600 with DVB AG and Natixis (the "Banks"), as co-lender, to finance the construction and delivery of our PSVs being built in India (UP Jade, UP Amber, UP Pearl and UP Onyx).

At March 31, 2012, the advances under Tranche A of the loan were $34,500 ($17,250 per Bank).

On May 9, 2012, the Borrower, the Guarantors and the Banks signed a third amendment to the loan agreement. In connection with this amendment, all the amounts borrowed by Natixis or $17,250 shall be paid on or before December 31, 2012, further extended to March 28, 2013 and all of the remaining commitments of this term loan facility by Natixis were cancelled.

On March 28, 2013 the Company repaid $10,350 ($5,175 to each Bank) related with our PSV UP Amber advances. At March 31, 2013, the outstanding principal balance under this loan agreement was $8,625.

During the three-month period ended March 31, 2013, the Company recorded a financial loss on extinguishment of debt of $165, which was included in the accompanying unaudited consolidated statement of operations.

Senior secured post delivery term loan facility with DVB Bank SE (DVB SE) and NIBC Bank NV of up to $42,000

On October 22, 2012 Ingatestone Holdings Inc., as Borrower, and UP Offshore (Bahamas) Ltd., Bayshore Shipping Inc., Gracebay Shipping Inc. (all of these our subsidiaries in the Offshore Supply Business) and Ultrapetrol (Bahamas) Limited, as joint and several Guarantors, entered into a senior secured post delivery term loan facility of up to $42,000 with DVB SE and NIBC Bank NV (the "Lenders") for the purpose of partially financing or refinancing our PSVs named UP Jade and UP Amber.

The loan facility was divided into two tranches, each in the aggregate amount of up to $21,000.

The tranche of the loan facility in respect of the refinancing of the UP Jade was drawn down in an amount of $20,850 on October 29, 2012.

On January 24, 2013 the Company terminated this senior secured post delivery term loan facility and prepaid the outstanding balance of $20,850 with borrowings from its senior secured post delivery term loan facility with DVB Bank America, NIBC and ABN Amro, described below.

During the three-month period ended March 31, 2013, the Company recorded a financial loss on extinguishment of debt of $619, which was included in the accompanying unaudited consolidated statement of operations.

Senior secured post delivery term loan facility with DVB Bank America NV (DVB Bank America), NIBC Bank NV (NIBC) and ABN Amro Capital USA LLC (ABN Amro) of up to $84,000

On January 18, 2013 Ingatestone Holdings Inc., as Borrower, and UP Offshore (Bahamas) Ltd., Bayshore Shipping Inc., Gracebay Shipping Inc, Springwater Shipping Inc and Woodrow Shipping Inc. (all of these our subsidiaries in the Offshore Supply Business) and Ultrapetrol (Bahamas) Limited, as joint and several Guarantors, entered into a senior secured post delivery term loan facility of up to $84,000 with DVB Bank America, NIBC and ABN Amro (the "Lenders") with the purpose of refinancing the advances made for our PSVs named UP Jade, UP Amber, UP Pearl and UP Onyx of the DVB SE and Natixis and DVB SE and NIBC long-term facilities.

The loan facility is divided into four tranches, each in the aggregate amount of up to the lesser of $21,000 and 60% of the fair market value of the PSV to which such tranche relates.

A quarterly commitment fee is payable based on the average undrawn amount of the committed amount at a rate of 1.60% per annum.

The tranche of the loan facility in respect of the refinancing of the UP Jade was drawn down in the amount of $20,850 on January 24, 2013.

Each tranche of the loan facility in respect of the financing of the acquisition of each of the UP Amber, UP Pearl and UP Onyx from the shipyard shall be divided into two advances which shall be made available to the Borrower as follows:

●	The first advance of each such tranche shall be made available to the Borrower in the amount of up to $5,000 on the earlier of the delivery date of the ship and October 31, 2013,

●
The second advance of each such tranche shall be made available to the Borrower in the amount of up to $16,000 not later than the earlier of the date which is six months after the delivery date of the ship and October 31, 2013, provided that the UP Amber, UP Pearl and UP Onyx have obtained employment of not less than 3 years with a charterer on terms and conditions acceptable to the Lenders.

On March 28, 2013, the Company drew down $5,000 related with the first advance of the tranche of the loan to financing the acquisition of our PSV UP Amber.

Senior secured term loan with Nordea Bank Finland PLC (Nordea Bank) of $20,200

On November 30, 2007, Hallandale Commercial Corp. (our wholly owned subsidiary in the Ocean Business and the owner of the Amadeo) as Borrower, Ultrapetrol (Bahamas) Ltd., as Guarantor, and Tuebrook Holdings Inc. (our wholly owned subsidiary in the Ocean Business and the holding company of Hallandale Commercial Corp.), as Pledgor, entered into a $20,200 loan agreement with Nordea Bank for the purpose of providing post delivery financing of the vessel.

On December 28, 2012 the Borrower, the Guarantor, the Pledgor and Nordea Bank amended the loan agreement. In connection with this amendment the margin was increased from 1.50% to 3.00% per annum, the change of control provisions was modified to include Sparrow into the definition, the final maturity date of the loan was changed to April 15, 2013 and Nordea Bank waived the Guarantor compliance requirement with the EBITDA to interest expense ratio until the maturity date.

The aggregate outstanding principal balance of the loan was $5,252 at March 31, 2013.

Subsequent events

On April 15, 2013, the Company repaid in full the total outstanding of $5,252 of this senior secured loan.

5. COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings, claims and contingencies arising in the ordinary course of business. When such amounts can be estimated and the contingency is probable, management accrues the corresponding liability. While the ultimate outcome of lawsuits or other proceedings against the Company cannot be predicted with certainty, management does not believe the costs of such actions will have a material effect on the Company´s consolidated financial position or results of operations.

a) Claims in Paraguay

UABL—Ciudad del Este Customs Authority

On September 21, 2005 the local Customs Authority of Ciudad del Este, Paraguay issued a finding that certain UABL entities owe taxes to that authority in the amount of $2,200, together with a fine for non-payment of the taxes in the same amount, in respect of certain operations of our River Business for the prior three-year period. This matter was referred to the Central Customs Authority of Paraguay.

After review of the entire case the Paraguayan Central Tax Authorities who have jurisdiction over the matter have confirmed the Company has no liability in respect of two of the three matters at issue, while they held a dissenting view on the third issue. Through a Resolution which was notified to UABL on October 13, 2006 the Paraguayan Undersecretary for Taxation has confirmed that, in his opinion, the Company is liable for a total of approximately $500 and has applied a fine of 100% of this amount. On November 24, 2006, the court confirmed that UABL were not liable for the first two issues. The Company has entered a plea with the respective court contending the interpretation on the third issue under consideration where the Company claims to be equally non-liable.

On March 26, 2009, the Tax and Administrative Court decided that UABL was not liable for the third issue under discussion (the tax base used by UABL's entities to calculate the applicable withholding tax). On April 2, 2009, the Paraguayan Tax Authorities appealed the Tax and Administrative Court's decision. On September 22, 2010 the Paraguayan Supreme Court revoked the March 26, 2009, ruling of the Tax and Administrative Court and confirmed the decision of the Paraguayan Undersecretary for Taxation.

For the year ended December 31, 2010 the Company recorded a charge totaling $1,294 for the full and final settlement of this claim.

In parallel with this ruling the Office of the Treasury Attorney initiated an action in respect of the other two issues concerned in this litigation (which had been terminated on November 24, 2006, with the admission of Central Tax Authorities that no taxes were due for these two issues and the consequent dropping of the action by the plaintiffs) to review certain formal aspects of the case on the grounds that the Paraguay Customs Department did not represent the interests of Paraguay. UABL submitted a defense in relation to the action commenced by the Office of the Treasury Attorney. Subsequently, the Office of the Treasury Attorney filed a response with regard to our defense. The evidentiary stage of the proceedings has concluded and a decision of the Court is pending. Aside from the mentioned procedures, the Customs Authorities of Paraguay have reopened the proceedings against UABL S.A., UABL Paraguay S.A. and Yataity S.A. in connection with the possible reopening of the case pending a decision of the reopening of the case in court. Counsel notified the Customs to hold the proceedings until such decision of the court is received and also contest any new investigation into the matter on the grounds that the action is time barred. In one of those reopened proceedings the Customs Authorities of Paraguay made a wrong determination of the taxes owe and fines and upon UABL's request through the submission of a remedy such customs authorities issued a final resolution on August 8, 2012 with a revised adjustment, where they found UABL S.A., UABL Paraguay S.A. and Yataity S.A. liable to pay approximately $400 subject to a fine of 100% of that amount. Having ended the administrative proceedings, on August 10, 2012 UABL commenced judicial proceedings to obtain a court judgment to rule off the erroneous decision of the Customs Authorities based on the fact the sum of $400 was duly paid and that no fine should then be imposed. We have been advised by UABL's counsel in the case that there is only a remote possibility that the Paraguayan Courts would find UABL liable for any of these taxes or fines still in dispute or that the final outcome of these proceedings could have a material adverse impact on the consolidated financial position or results of operations of the Company.

UABL Paraguay S.A.—Paraguayan Customs Asunción

On April 7, 2009, the Paraguayan Customs in Asunción commenced administrative proceedings against UABL Paraguay S.A. alleging infringement of Customs regulations (smuggling) due to lack of submission of import clearance documents in Paraguay for some bunkers purchased between January 9, 2007 and December 23, 2008 from YPF S.A. in Argentina. Since those bunkers were purchased for consumption on board pushboats, UABL Paraguay S.A. submitted a defense on April 23, 2009, requesting the closing of those proceedings based on the non-infringement of Customs regulations; however the proceedings were not closed. On August 21, 2009, as part of the evidence to be rendered in the Customs proceedings UABL Paraguay S.A. submitted a technical report of the Paraguayan Coast Guard stating that all parcels of bunkers purchased by UABL Paraguay S.A. from YPF S.A. were consumed onboard the pushboats. We were advised that the Paraguayan.

Customs in Ciudad del Este also commenced administrative proceedings against UABL Paraguay S.A. for the same reasons as the Customs in Asuncion; however those proceedings have been suspended. Customs Authorities appraised the bunkers and determined the corresponding import tax and fine to be $2,000. On March 22, 2010 the Customs in Asuncion issued their ruling on the matter imposing a fine of Gs. 54.723.820 (approximately $12), and UABL Paraguay S.A. will be paying the fine with the aim to end these proceedings. In parallel with this ruling the denouncing parties in Ciudad del Este submitted remedies against the decision of Customs in Asuncion arguing that such ruling was taken without bringing both dossiers together. Our legal counsel has recently advised that the Director of Customs in Asuncion decided to render null the ruling dated March 22, 2010 and ordered evidence to be filed in respect of years 2003 to 2006 before issuing the final ruling.

In a similar manner, on September 20, 2010 the Paraguayan Customs in Asuncion received a complaint against UABL Paraguay S.A. alleging infringement of Customs regulations due to lack of submission of import clearance documents in Paraguay for bunkers purchased during 2009 and 2010, from YPF S.A. in Argentina. UABL Paraguay S.A. submitted its defense together with all documents related to the bunker purchases.

Our legal counsel is of the opinion that remedies will be rejected and therefore that there is only a remote possibility that UABL Paraguay S.A. will finally be found liable for any such taxes or fines and / or that these proceedings will have financial material adverse impact on the consolidated financial position or results of operations of the Company.

Oceanpar S.A. and UABL Paraguay S.A.—Customs investigation in connection with reimportation of barges subject to conversion

Oceanpar S.A. was notified of this investigation on June 17, 2011. The matter under investigation is whether UABL Paraguay S.A. paid all import taxes and duties corresponding to the reimportation of barges submitted to conversion in foreign yards. On June 24, 2011 Oceanpar S.A. and UABL Paraguay S.A. submitted the evidence of all payments effected in 2008 corresponding to the reimportation of these barges. Our local counsel has advised that there is only a remote possibility that these proceedings will have a material adverse impact on our consolidated financial position or results of operations of the Company.

UABL Paraguay S.A.—Paraguayan Tax Authority

On December 15, 2011, as a result of a previous investigation, the Paraguayan Tax Authorities gave notice that UABL Paraguay S.A. would have improperly used some fiscal credit and suggested some rectifications to be made. The aforementioned tax authorities also informed that UABL Paraguay S.A. may owe taxes due to differences in the rate applied to certain fiscal remittance incomes related to the operation of some barges under leasing. We believe that this finding is erroneous and UABL Paraguay S.A. commenced administrative proceedings on December 23, 2011, in order to refute the said findings and formally replied to all of the allegations upon which the finding was made. A decision of the administrative authorities is now pending. The potential amount in dispute has not been calculated yet but it should not exceed approximately $3,000. The proceedings are purely administrative at this point and if the tax authorities should decide to insist with their opinion the Company intends to contest the same in a judicial court. Our local counsel has advised that there is only a remote chance that these proceedings, when ultimately resolved by a judicial court, will have a material adverse impact on our consolidated financial position or results of operations of the Company.

Obras Terminales y Servicios S.A.—Judicial Administration

On August 16, 2009, Mrs. Maria L. Rodriguez-Mendieta (hereinafter the "Plaintiff") commenced legal proceedings in Ciudad del Este, Paraguay against Obras Terminales y Servicios S.A. (hereinafter "OTS"), UABL Terminals (Paraguay) S.A., a Company in which we indirectly own fifty percent and which own a terminal that we operate under a lease in our River Business, certain directors and representatives in our River Business, and some of Mr. Abadie's successors and assigns. The Plaintiff alleges to be the holder of 50% of the capital stock of OTS that belongs to the Abadie family. OTS is the Company's 50% subsidiary that owns Tres Fronteras terminal. On August 21, 2009, the competent court granted an injunction to intervene OTS by appointing a Judicial Manager who replaced OTS' board of directors, while the appeal of this injunction is still pending such a court decision continues in effect. The Plaintiff is arguing that an extraordinary shareholders meeting of OTS held in 2005 resolved to increase the capital stock and consequently the whole of OTS' shares certificates were substituted prejudicing her rights since her shares certificates were neither cancelled nor substituted by new certificates. The Plaintiff is requesting the Paraguayan court: a) to recognize her capacity of shareholder of OTS in substitution of the Abadie family; b) payment of dividends; c) nullity of some legal acts; and d) removal of OTS' managers. All defendants have submitted their defenses before the competent court, however due to several motions and preceding exceptions, the evidence stage has not been reached yet. We have been advised by local counsel that if the Plaintiff succeeds in her plead, it will only affect the Abadie family without causing any financial material adverse effect on the remaining 50% capital stock of OTS that belongs to UABL Terminals (Paraguay) S.A.

b) Tax claim in Bolivia

On November 3, 2006 and April 25, 2007, the Bolivian Tax Authority ("Departamento de Inteligencia Fiscal de la Gerencia Nacional de Fiscalización") issued a notice in the Bolivian press advising that UABL International S.A. would owe taxes to that authority. On June 18, 2007, legal counsel in Bolivia submitted points of defense to the Bolivian tax authorities.

On August 27, 2007 the Bolivian tax authorities gave notice of a resolution determining the taxes (value added tax, transaction tax and income tax) that UABL International S.A. would owe to them in the amount of approximately $5,800 (including interest and fines). On October 10, 2007, legal counsel in Bolivia gave notice to the Bolivian tax authorities of the lawsuit commenced by UABL International S.A. to refute the resolution above mentioned.

On August 1, 2008, UABL International S.A. was served with a notice informing that the Bolivian Tax Authorities had replied to the lawsuit started by us. On August 22, 2008 a hearing and judicial inspection took place at Puerto Quijano, Bolivia. On August 30, 2008 both parties submitted their arguments to the judge, completing this part of the case. On August 12, 2009, UABL International S.A. was served with the judgment of the Bolivian court deciding in favor of the Bolivian tax authorities. On August 22, 2009, UABL International S.A. submitted an appeal to the lower court judgment to which Bolivian tax authorities have contested. The Court of appeal confirmed the judgment of the Lower Court. UABL International S.A. has submitted a cassation appeal (an appeal on points of law) before the Bolivian Supreme Court, who after we ceased to be the owner of UABL International S.A. we understand confirmed the judgment of the Lower Court.

On June 26, 2008, the same Bolivian court ordered a preemptive embargo against all barges owned by UABL International S.A. that may be registered in the International Bolivian Registry of Ships, or RIBB. According to Company's local counsel this preemptive embargo under Bolivian law has no effect over the right to use its assets nor does it have any implication over the final decision of the court, the substance of the matter and in this case it is ineffective since UABL International S.A. did not have any assets owned by it registered in the RIBB. The shares of UABL International S.A. have ceased to belong to our Company and we have been advised by legal counsel that there is only a remote possibility that we would finally be found liable for any of these taxes or fines and / or that these proceedings will have financial material adverse impact on the consolidated financial position or results of operations of the Company.

c) Ultrapetrol S.A.—Argentine Secretary of Industry and Argentine Customs Office

On June 24, 2009, Ultrapetrol S.A. (hereinafter "UPSA") requested to the Argentine Secretary of Industry, an authorization to re-export some unused steel plates that had been temporarily imported for industrialized conversion by means of vessels repairs. The total weight of those steel plates was 473 tons and their import value was approximately $370. The request of UPSA to the Secretary of Industry was based on the cancellations made by some related shipping companies that had formerly requested repair services for their vessels. Such repairs cancellations prevented UPSA to conduct the industrialized conversion of the above referred steel plates. On August 7, 2009, since UPSA commenced negotiations with two shipping companies for repairing some of their vessels, a time extension was requested to the Argentine Secretary of Industry, and alternatively it was also requested to grant the previously requested authorization to re-export the steel plates without industrialized conversion. On January 21, 2010, the competent authority rejected the time extension request and did not resolve the alternative authorization request. On February 25, 2010, UPSA made an administrative submission asking for a reconsideration of the decision, which was rejected on April 27, 2010. On November 4, 2011, UPSA submitted an administrative appeal before the Ministry of Industry, and its decision is still pending. In the event that steel plates cannot be exported, payable import duties and Customs' charges would amount to approximately $900, however in case of payment UPSA would have offsetting-tax credits amounting to approximately $300. We have been advised by local counsel that there is a positive prospect of obtaining the requested authorization for re-exporting the steel plates and we don't expect the resolution of these administrative proceedings to have a material adverse impact on the consolidated financial position or results of operations of the Company.

6. FINANCIAL INSTRUMENTS

The fair value of an asset or liability is the price that would be received to sell an asset or transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value and defines three levels of inputs that may be used to measure fair value. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs derived from observable market data. Level 3 inputs are unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

The Company's liabilities as of March 31, 2013 that are measured at fair value on a recurring basis are summarized below:

	Level 1	Level 2	Level 3
Current liabilities:
—Interest rate collar (included in other liabilities)	—	533	—
—Interest rate swaps (included in other liabilities)	—	247	—
Noncurrent liabilities:
—Interest rate collar (included in other liabilities)	—	1,292	—
—Interest rate swaps (included in other liabilities)	—	794	—

The estimated fair value of the Company's other financial assets and liabilities as of March 31, 2013 were as follows:

	Carrying amount (unaudited)	Estimated fair value (unaudited)
ASSETS
Cash and cash equivalents	$123,613	$123,613
Restricted cash (current and noncurrent portion)	8,499	8,499

LIABILITIES
Long term financial debt (current and non-current portion—Note 4) (1)	$424,014	$423,114
______________
(1)	The fair value of long term financial debt is measured using Level 2 fair value inputs.

The carrying value of cash and cash equivalents and restricted cash approximates fair value. The fair value of long-term financial debt was estimated based upon quoted market prices or by using discounted cash flow analyses based on estimated current rates for similar types of arrangements. Generally, the carrying value of variable interest rate debt, approximates fair value. It was not practicable to estimate the fair value of the Company's investments in 50% or less owned companies because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs. Considerable judgment was required in developing certain of the estimates of fair value and accordingly the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

7. DERIVATIVE INSTRUMENTS AND HEDGING STRATEGIES

Liabilities arising from outstanding derivative positions are included in the accompanying unaudited condensed consolidated balance sheets as other liabilities, as follows:

	At March 31, 2013 (unaudited)
	Current other liabilities	Noncurrent other liabilities
Derivatives designated as hedging instruments
Interest rate collar (cash flow hedge)	$533	$1,292
Interest rate swaps (cash flow hedge)	247	794
	$780	$2,086

	At December 31, 2012
	Current other liabilities	Noncurrent other liabilities
Derivatives designated as hedging instruments
Interest rate collar (cash flow hedge)	$722	$1,235
Interest rate swaps (cash flow hedge)	348	791
	$1,070	$2,026

The Company evaluates the risk of counterparty default by monitoring the financial condition of the financial institutions and counterparties involved, by primarily conducting business with large, well-established financial institutions and international traders, and diversifying its counterparties. The Company does not currently anticipate nonperformance by any of its counterparties.

CASH FLOW HEDGE

INTEREST RATE COLLAR AGREEMENT

On May 7, 2010, through UABL Limited, our holding subsidiary in the River Business, we entered into an interest rate collar transaction with International Finance Corporation (IFC) through which we expect to hedge our exposure to interest volatility under our financings with IFC and OFID from June 2010 to June 2016. The initial notional amount is $75,000 (subsequently adjusted in accordance with the amortization schedule under these financings), with UABL Limited being the USD Floor Rate seller at a floor strike rate of 1.69%, and IFC being the USD Cap Rate seller at a cap strike rate of 5.00%. This contract qualifies for hedge accounting and as such changes in its fair value are included in other comprehensive income (loss) in the unaudited condensed consolidated financial statements. The fair value of this agreement equates to the amount that would be paid or received by the Company if the agreement were cancelled at the reporting date, taking into account current and prospective interest rates and creditworthiness of the Company.

As of March 31, 2013, the total notional amount of the interest rate collar is $68,478.

INTEREST RATE SWAP AGREEMENTS

Through our subsidiaries in the Offshore Supply Business, we have entered into various interest rate swap agreements maturing in October 2016 and December 2018 that call our subsidiaries to pay fixed interest rates ranging from 0.89% to 3.67% on aggregate notional values of $30,850 and receive a variable interest rate based on LIBOR on these notional values. The purpose of these interest rate swap agreements is to hedge our exposure to interest volatility under our financings with DVB Bank SE and Banco Security and DVB Bank SE, NIBC and ABN Amro.

These contracts qualify for hedge accounting and as such changes in its fair value are included in other comprehensive income (loss) in the unaudited condensed consolidated financial statements. The fair value of these agreements equate to the amount that would be paid or received by the Company if the agreement was cancelled at the reporting date, taking into account current and prospective interest rates and creditworthiness of the Company.

As of March 31, 2013, the total notional amount of the interest rate swaps is $28,662.

8. INCOME TAXES

The Company operates through its subsidiaries, which are subject to several tax jurisdictions, as follows:

a) Bahamas

The earnings from shipping operations were derived from sources outside the Bahamas and such earnings were not subject to Bahamian taxes.

b) Panama

The earnings from shipping operations were derived from sources outside Panama and such earnings were not subject to Panamanian taxes.

c) Paraguay

Our subsidiaries in Paraguay are subject to Paraguayan corporate income taxes.

d) Argentina

Our subsidiaries in Argentina are subject to Argentine corporate income taxes.

In Argentina, the tax on minimum presumed income ("TOMPI"), supplements income tax since it applies a minimum tax on the potential income from certain income generating-assets at a 1% tax rate. The Companies' tax obligation in any given year will be the higher of these two tax amounts. However, if in any given tax year TOMPI exceeds income tax, such excess may be computed as payment on account of any excess of income tax over TOMPI that may arise in any of the ten following years.

e) Brazil

Our subsidiaries in Brazil are subject to Brazilian corporate income taxes.

Income taxes in Brazil include federal income tax and social contribution (which is an additional federal income tax). Income tax is computed at the rate of 15%, plus a surtax of 10% on the amount that exceeds Brazilian reais 240,000 (equivalent to $119 at March 31, 2013) based on pretax income, adjusted for additions and exclusions established by the Brazilian tax legislation. Social contribution is calculated at the rate of 9%, on pretax income, in conformity with the tax law.

UP Offshore Apoio Maritimo Ltda., has foreign currency exchange gains recognized for tax purposes only in the period the debt (including intercompany transactions) is extinguished. A deferred income tax liability is recognized in the period the foreign currency exchange rate changes equal to the future taxable income at the applicable tax rate.

f) Chile

Our subsidiary in the Ocean Business, Corporación de Navegación Mundial S.A. (Cor.Na.Mu.S.A.) is subject to Chilean corporate income taxes.

g) United Kingdom (UK)

Our subsidiary in the Offshore Supply Business, UP Offshore (UK) Limited, is not subject to corporate income tax in the United Kingdom, rather, it qualifies under UK tonnage tax rules and pays a flat rate based on the net tonnage of qualifying PSVs.

h) United States of America (US)

Under the US Internal Revenue Code of 1986, as amended, or the Code, 50% of the gross shipping income of our vessel owning or chartering subsidiaries attributable to transportation that begins or ends, but that does not both begin and end, in the US are characterized as US source shipping income. Such income is subject to 4% US federal income tax without allowance for deduction, unless our subsidiaries qualify for exemption from tax under Section 883 of the Code and the Treasury Regulations promulgated thereunder.

For the three-month period ended March 31, 2013, our subsidiaries did not derive any US source shipping income. Therefore our subsidiaries are not subject to any U.S. federal income taxes, except our ship management services provided by Ravenscroft.

9. SHARE CAPITAL

Common shares and shareholders

The shares held directly by our Original Shareholders (Los Avellanos and Hazels), amounted to 7,864,085 shares at March 31, 2013, of which 7,713,366 are expressly entitled to seven votes per share (with the other 150,719 shares being one vote) and all other holders of our common stock are entitled to one vote per share. The special voting rights of the Original Shareholders are not transferable, unless transferred to another Original Shareholder.

If, after the date that is four years following the date of the Shareholders' Agreement (November 13, 2012), Sparrow sells all of its shares to one or more third parties, the multi-vote rights attached to the shares owned by Los Avellanos and Hazels shall terminate upon such sale and be of no further force and effect, and all such shares shall entitle the holder thereof to one vote, unless after the date that is two years following the date of the Shareholders' Agreement and prior to such sale (i) the Company or Sparrow has successfully completed a third party sale at a price such that if all of Sparrow's shares were sold at such a price on the date of such sale, Sparrow would achieve a certain rate of return on its investment in the Company or (ii) the Company's directors nominated by Sparrow have not approved a proposal to cause the Company to make such a sale, at any time when the 180-day daily weighted average price of the Company's common stock was sufficiently high to achieve such rate of return.

At March 31, 2013, the outstanding common shares are 140,419,487 par value $.01 per share.

At March 31, 2013, our shareholders Sparrow, Sparrow CI Sub Ltd. (a wholly owned subsidiary of Sparrow), Los Avellanos and Hazels hold 93,940,000, 16,060,000, 4,735,517 and 3,128,568 shares, respectively, which represent 66.9%, 11.4%, 3.4% and 2.2% of the outstanding shares, respectively. The joint voting power for these shares represents 87.9% of the total voting power and pursuant to a shareholder agreement signed between Sparrow, Los Avellanos and Hazels, Los Avellanos and Hazels agree to vote their shares of common stock in the same manner as Sparrow, except for any matter that requires, but does not obtain, the approval of six directors of the Company.

Los Avellanos and Hazels are controlled by members of the Menendez family, including Felipe Menendez R., our president, chief executive officer and a director, and Ricardo Menendez R., our executive vice president and a director. As such, they have the ability to exert influence over the operations of the Company.

2008 Share repurchase program

Ultrapetrol's Board of Directors has approved a share repurchase program, effective March 17, 2008, for up to a total of $50,000 of the Company's common stock through December 31, 2008. The expiration date of the share repurchase program was extended by the Board of Directors until September 30, 2009, when it finally expired.

At March 31, 2013 the Company had repurchased a total of 3,923,094 common shares, at a total cost of $19,488.

10. BUSINESS AND GEOGRAPHIC SEGMENT INFORMATION

The Company organizes its business and evaluates performance by its operating segments, Ocean, River and Offshore Supply Business. The accounting policies of the reportable segments are the same as those for the unaudited condensed consolidated financial statements (Note 2). The Company does not have significant intersegment transactions. These segments and their respective operations are as follows:

River Business: In our River Business, we own and operate several dry and tanker barges, and pushboats. The dry barges transport basically agricultural and forestry products, iron ore and other cargoes, while the tanker barges carry petroleum products, vegetable oils and other liquids. We operate our pushboats and barges on the navigable waters of Parana, Paraguay and Uruguay Rivers and part of the River Plate in South America, also known as the Hidrovia region. River Business transportation services contributed 43% and 39% of consolidated operating revenues for the three-month periods ended March 31, 2013 and 2012, respectively.

We operate our pushboats and barges on the navigable waters of Parana, Paraguay and Uruguay Rivers and part of the River Plate in South America, also known as the Hidrovia region.

The company also has a shipyard that should promote organic growth and from time to time make external sales. Third party shipyard sales contributed 8% and 7% of consolidated operating revenues for the three-month periods ended March 31, 2013 and 2012, respectively.

Offshore Supply Business: We operate our Offshore Supply Business, using PSVs owned by UP Offshore (Bahamas), which eight are employed in the Brazilian market, one in the North Sea and the last one is currently proceeding from the building shipyard. PSVs are designed to transport supplies such as containerized equipment, drill casing, pipes and heavy loads on deck, along with fuel, water, drilling fluids and bulk cement in under deck tanks and a variety of other supplies to drilling rigs and platforms. Offshore Supply Business transportation services contributed 27% and 26% of consolidated operating revenues for the three-month periods ended March 31, 2013 and 2012, respectively.

Ocean Business: In our Ocean Business, we operate six oceangoing vessels: four product tankers (one of which is on lease to us) and two container feeder vessels under a container line service in Argentina cabotage trade, under the trade name Ultrapetrol. Our Handy size/small product tanker vessels transport liquid bulk goods such as petroleum and petroleum derivatives on major trade routes around the globe. Ocean Business transportation services contributed 22% and 28% of consolidated operating revenues for the three-month periods ended March 31, 2013 and 2012, respectively.

All of the Company's operating revenues were derived from its foreign operations. The following represents the Company's revenues attributed by geographical region in which services are provided to customers.

	For the three-month period ended March 31, (unaudited)
	2013	2012
Revenues (1)
—South America	$64,805	$51,694
—Central America	6,192	8,941
—Europe	3,521	2,419
—North America	155	1,484
—Asia	3,217	—
	$77,890	$64,538

_____________
(1)	Classified by country of domicile of charterers/customers.

The Company's vessels are highly mobile and regularly and routinely moved between countries within a geographical region of the world. In addition, these vessels may be redeployed among the geographical regions as changes in market conditions dictate. Because of this mobility, long-lived assets, primarily vessels and equipment cannot be allocated to any one country.

The following represents the Company's vessels and equipment based upon the assets' physical location as of the end of each applicable period presented:

	At March 31, 2013 (unaudited)	At December 31, 2012
Vessels and equipment, net
—South America	$559,720	$564,352
—Europe	25,200	25,474
—Asia	34,562	53,496
—Other	26,624	4,197
	$646,106	$647,519

For the three-month period ended March 31, 2013, 83% of the Company's revenues are concentrated in South America and at March 31, 2013, 87% of the Company's vessels and equipment are located in South America.

For the three-month period ended March 31, 2013, revenues from charterers domiciled in Argentina, Brazil and Paraguay represented 22%, 25% and 30%, of the Company's consolidated revenues, respectively.

For the three-month period ended March 31, 2012, 80% of the Company's revenues are concentrated in South America and at March 31, 2012, 87% of the Company's vessels and equipment are located in South America.

For the three-month period ended March 31, 2012 revenues from charterers domiciled in Argentina, Brazil and Paraguay represented 39%, 24% and 15%, of the Company's consolidated revenues, respectively.

As a result, the Company's financial condition and results of operations depend, to a significant extent, on macroeconomic, regulatory and political conditions prevailing in South America.

Revenue by segment consists only of services provided to external customers, as reported in the unaudited condensed consolidated statement of operations. Resources are allocated based on segment profit or loss from operation, before interest and taxes.

Identifiable assets represent those assets used in the operations of each segment.

The following schedule presents segment information about the Company's operations for the three-month period ended March 31, 2013 (unaudited):

	River Business	Offshore Supply Business	Ocean Business	Total
Revenues	$39,347	$21,602	$16,941	$77,890
Running and voyage and manufacturing expenses	33,436	9,315	14,728	57,479
Depreciation and amortization	5,846	2,574	1,700	10,120
Segment operating (loss) profit	(3,934)	7,400	(1,547)	1,919
Segment assets	389,130	267,811	133,614	790,555
Investments in and receivables from affiliates	4,138	—	247	4,385
Loss from investment in affiliates	(193)	—	(2)	(195)
Additions to long-lived assets	1,578	3,408	3,231	8,217

Reconciliation of total assets of the segments to amount included in the unaudited condensed consolidated balance sheets were as follows:

At March 31, 2013 (unaudited)
Total assets for reportable segments	$790,555
Other assets	13,965
Corporate cash and cash equivalents	123,613
Consolidated total assets	$928,133

The following schedule presents segment information about the Company's operations for the three-month period ended March 31, 2012 (unaudited):

	River Business	Offshore Supply Business	Ocean Business	Total
Revenues	$29,384	$17,028	$18,126	$64,538
Running and voyage and manufacturing expenses	30,351	9,761	15,994	56,106
Depreciation and amortization	5,417	2,569	2,506	10,492
Segment operating (loss) profit	(5,526)	4,038	(2,595)	(4,083)
Loss from investment in affiliates	(319)	—	6	(313)
Additions to long-lived assets	10,085	4,756	123	14,964

11. SUPPLEMENTAL GUARANTOR INFORMATION

On November 24, 2004, the Company issued $180,000 9% First Preferred Ship Mortgage Notes due 2014.

The 2014 Senior Notes are fully and unconditionally guaranteed on a joint and several basis by Company's subsidiaries directly involved in our Ocean and River Business.

The Indenture provides that the 2014 Senior Notes and each of the guarantees granted by Subsidiaries, other than the Mortgage, are governed by, and construed in accordance with, the laws of the state of New York. Each of the mortgaged vessels is registered under either the Panamanian flag, or another jurisdiction with similar procedures. All of the Subsidiary Guarantors are outside of the United States.

Supplemental condensed consolidating financial information for the Guarantor Subsidiaries for the 2014 Senior Notes is presented below. This information is prepared in accordance with the Company's accounting policies. This supplemental financial disclosure should be read in conjunction with the unaudited condensed consolidated financial statements.

ULTRAPETROL (BAHAMAS) LIMITED AND SUBSIDIARIES

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
AT MARCH 31, 2013 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Current assets
Receivables from related parties	$347,048	$95,916	$13,601	$(456,546)	$19
Other current assets	82,331	78,838	68,913	—	230,082
Total current assets	429,379	174,754	82,514	(456,546)	230,101
Noncurrent assets
Vessels and equipment, net	—	209,188	437,790	(872)	646,106
Investment in affiliates	152,115	—	248	(152,115)	248
Other noncurrent assets	2,017	17,506	41,189	(9,034)	51,678
Total noncurrent assets	154,132	226,694	479,227	(162,021)	698,032
Total assets	$583,511	$401,448	$561,741	$(618,567)	$928,133
Current liabilities
Payables to related parties	$—	$169,773	$288,671	$(456,546)	$1,898
Current portion of long-term financial debt	—	6,420	27,732	—	34,152
Other current liabilities	9,112	43,946	28,101	—	81,159
Total current liabilities	9,112	220,139	344,504	(456,546)	117,209
Noncurrent liabilities
Due to affiliates	—	9,034	—	(9,034)	—
Long-term financial debt net of current portion	180,000	55,102	154,760	—	389,862
Other noncurrent liabilities	—	262	19,365	—	19,627
Total noncurrent liabilities	180,000	64,398	174,125	(9,034)	409,489
Total liabilities	189,112	284,537	518,629	(465,580)	526,698

Equity of Ultrapetrol (Bahamas) Limited	394,399	116,911	43,112	(160,023)	394,399
Noncontrolling interest	—	—	—	7,036	7,036
Total equity	394,399	116,911	43,112	(152,987)	401,435
Total liabilities and equity	$583,511	$401,448	$561,741	$(618,567)	$928,133

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

AT DECEMBER 31, 2012
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Current assets
Receivables from related parties	$307,343	$124,498	$34,244	$(466,075)	$10
Other current assets	201,491	55,084	50,405	—	306,980
Total current assets	508,834	179,582	84,649	(466,075)	306,990
Noncurrent assets
Vessels and equipment, net	—	218,832	429,574	(887)	647,519
Investment in affiliates	151,447	—	251	(151,447)	251
Other noncurrent assets	5,171	17,173	42,134	(8,920)	55,558
Total noncurrent assets	156,618	236,005	471,959	(161,254)	703,328
Total assets	$665,452	$415,587	$556,608	$(627,329)	$1,010,318
Current liabilities
Payable to related parties	$—	$194,805	$275,031	$(466,075)	$3,761
Current portion of long-term financial debt	80,000	6,420	42,611	—	129,031
Other current liabilities	5,701	34,441	25,811	—	65,953
Total current liabilities	85,701	235,666	343,453	(466,075)	198,745
Noncurrent liabilities
Due to affiliates	—	8,920	—	(8,920)	—
Long-term financial debt	180,000	55,102	153,419	—	388,521
Other noncurrent liabilities	—	262	16,291	—	16,553
Total noncurrent liabilities	180,000	64,284	169,710	(8,920)	405,074
Total liabilities	265,701	299,950	513,163	(474,995)	603,819

Equity of Ultrapetrol (Bahamas) Limited	399,751	115,637	43,445	(159,082)	399,751
Noncontrolling interest	—	—	—	6,748	6,748
Total equity	399,751	115,637	43,445	(152,334)	406,499
Total liabilities and equity	$665,452	$415,587	$556,608	$(627,329)	$1,010,318

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2013 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$29,529	$51,971	$(3,610)	$77,890
Operating expenses	(1,880)	(31,244)	(46,399)	3,552	(75,971)
Operating (loss) profit	(1,880)	(1,715)	5,572	(58)	1,919

Investment in affiliates	147	—	(195)	(147)	(195)
Other (expenses) income	(4,121)	2,455	(3,991)	—	(5,657)
(Loss) income before income taxes	(5,854)	740	1,386	(205)	(3,933)

Income taxes benefit (expense)	—	318	(1,940)	—	(1,622)
Net (loss) income	(5,854)	1,058	(554)	(205)	(5,555)

Net income attributable to noncontrolling interest	—	—	—	299	299
Net (loss) income attributable to Ultrapetrol (Bahamas) Limited	$(5,854)	$1,058	$(554)	$(504)	$(5,854)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2012 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$21,576	$45,076	$(2,114)	$64,538

Operating expenses	(1,705)	(26,747)	(42,269)	2,100	(68,621)
Operating (loss) profit	(1,705)	(5,171)	2,807	(14)	(4,083)

Investment in affiliates	(10,205)	—	(313)	10,205	(313)
Other (expenses) income	(1,917)	(5,404)	(682)	—	(8,003)
(Loss) income before income taxes	(13,827)	(10,575)	1,812	10,191	(12,399)

Income taxes benefit (expense)	—	649	(1,908)	—	(1,259)
Net (loss) income	(13,827)	(9,926)	(96)	10,191	(13,658)

Net income attributable to noncontrolling interest	—	—	—	169	169
Net (loss) income attributable to Ultrapetrol (Bahamas) Limited	$(13,827)	$(9,926)	$(96)	$10,022	$(13,827)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2013 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net (loss) income	$(5,555)	$(1,058)	$(255)	$1,313	$(5,555)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities	6,179	13,289	(8,736)	(1,313)	9,419
Net cash (used in) provided by operating activities	624	12,231	(8,991)	—	3,864
Intercompany sources	(39,705)	3,550	36,041	114	—
Non-subsidiary sources	—	(2,996)	(3,442)	—	(6,438)
Net cash (used in) provided by investing activities	(39,705)	554	32,599	114	(6,438)

Intercompany sources	—	114	—	(114)	—
Non-subsidiary sources	(80,000)	(1,310)	(14,718)	—	(96,028)
Net cash provided by (used in) financing activities	(80,000)	(1,196)	(14,718)	(114)	(96,028)
Net (decrease) increase in cash and cash equivalents	$(119,081)	$11,589	$8,890	$—	$(98,602)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2012 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net (loss) income	$(13,658)	$(9,926)	$73	$9,853	$(13,658)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities	13,133	(1,525)	4,549	(9,853)	6,304
Net cash (used in) provided by operating activities	(525)	(11,451)	4,622	—	(7,354)
Intercompany sources	(1,964)	(373)	1,928	409	—
Non-subsidiary sources	—	(9,751)	(1,363)	—	(11,114)
Net cash (used in) provided by investing activities	(1,964)	(10,124)	565	409	(11,114)

Intercompany sources	—	409	—	(409)	—
Non-subsidiary sources	—	9,716	(571)	—	9,145
Net cash provided by (used in) financing activities	—	10,125	(571)	(409)	9,145
Net (decrease) increase in cash and cash equivalents	$(2,489)	$(11,450)	$4,616	$—	$(9,323)

12. SUPPLEMENTAL GUARANTOR INFORMATION FOR THE NEW NOTES

On May 28, 2013, the Company intends to offer New First Preferred Ship Mortgage Notes due 2021 (the "New Notes") amounting to $200,000. The net proceeds of the offering will be used to redeem all of our 9% Ship Preferred Mortgage Notes due 2014 amounting $180,000.

The New Notes will be fully and unconditionally guaranteed on a joint and several senior basis by the following wholly owned subsidiaries of the Company, directly involved in our River and Ocean Business, which offered their assets in collateral of the above mentioned New Notes: Arlene Investments Inc., Brinkley Shipping Inc., Dampierre Holdings Spain S.L., Danube Maritime Inc., Dingle Barges Inc., General Ventures Inc., Hallandale Commercial Corp., Longmoor Holdings Inc., Oceanpar S.A., Palmdeal Shipping Inc., Parabal S.A., Parfina S.A., Princely International Finance Corp., Riverview Commercial Corp., UABL Paraguay S.A., UABL S.A. and Ultrapetrol S.A (the "New Subsidiary Guarantors").

The Indenture provides that the New Notes and each of the Security Agreements, other than the Mortgages, are governed by, and construed in accordance with, the laws of the state of New York.

Each of the mortgaged vessels and barges is registered under either the Panamanian, Paraguayan, Argentinean and Liberian Flag, or another jurisdiction with similar procedures. Although all of the Subsidiary Guarantors are outside of the United States.

Supplemental condensed combining financial information for the New Subsidiary Guarantors for the New Notes is presented below. This information is prepared in accordance with the Company's accounting policies. This supplemental financial disclosure has been prepared on the same basis described in note 11, and should be read in conjunction with the unaudited condensed consolidated financial statements.

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

AT MARCH 31, 2013 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Current assets
Receivables from related parties	$347,048	$92,501	$75,173	$(514,703)	$19
Other current assets	82,331	98,835	48,916	—	230,082
Total current assets	429,379	191,336	124,089	(514,703)	230,101
Noncurrent assets
Vessels and equipment, net	—	269,261	377,717	(872)	646,106
Investment in affiliates	152,115	—	248	(152,115)	248
Other noncurrent assets	2,017	26,125	32,570	(9,034)	51,678
Total noncurrent assets	154,132	295,386	410,535	(162,021)	698,032
Total assets	$583,511	$486,722	$534,624	$(676,724)	$928,133
Current liabilities
Payables to related parties	$—	$225,329	$285,263	$(508,694)	$1,898
Current portion of long-term financial debt	—	11,672	22,480	—	34,152
Other current liabilities	9,112	61,509	10,538	—	81,159
Total current liabilities	9,112	298,510	318,281	(508,694)	117,209
Noncurrent liabilities
Due to affiliates	—	15,043	—	(15,043)	—
Long-term financial debt net of current portion	180,000	55,102	154,760	—	389,862
Other noncurrent liabilities	—	262	19,365	—	19,627
Total noncurrent liabilities	180,000	70,407	174,125	(15,043)	409,489
Total liabilities	189,112	368,917	492,406	(523,737)	526,698

Equity of Ultrapetrol (Bahamas) Limited	394,399	117,805	42,218	(160,023)	394,399
Noncontrolling interest	—	—	—	7,036	7,036
Total equity	394,399	117,805	42,218	(152,987)	401,435
Total liabilities and equity	$583,511	$486,722	$534,624	$(676,724)	$928,133

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

AT DECEMBER 31, 2012
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Current assets
Receivables from related parties	$307,343	$122,035	$87,737	$(517,105)	$10
Other current assets	201,491	66,643	38,846	—	306,980
Total current assets	508,834	188,678	126,583	(517,105)	306,990
Noncurrent assets
Vessels and equipment, net	—	279,653	368,753	(887)	647,519
Investment in affiliates	151,447	—	251	(151,447)	251
Other noncurrent assets	5,171	26,032	33,275	(8,920)	55,558
Total noncurrent assets	156,618	305,685	402,279	(161,254)	703,328
Total assets	$665,452	$494,363	$528,862	$(678,359)	$1,010,318
Current liabilities
Payable to related parties	$—	$224,281	$272,568	$(493,088)	$3,761
Current portion of long-term financial debt	80,000	12,064	36,967	—	129,031
Other current liabilities	5,701	51,781	8,471	—	65,953
Total current liabilities	85,701	288,126	318,006	(493,088)	198,745
Noncurrent liabilities
Due to affiliates	$—	$32,937	$—	$(32,937)	$—
Long-term financial debt	180,000	55,102	153,419	—	388,521
Other noncurrent liabilities	—	262	16,291	—	16,553
Total noncurrent liabilities	180,000	88,301	169,710	(32,937)	405,074
Total liabilities	265,701	376,427	487,716	(526,025)	603,819

Equity of Ultrapetrol (Bahamas) Limited	399,751	117,936	41,146	(159,082)	399,751
Noncontrolling interest	—	—	—	6,748	6,748
Total equity	399,751	117,936	41,146	(152,334)	406,499
Total liabilities and equity	$665,452	$494,363	$528,862	$(678,359)	$1,010,318

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2013 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$51,340	$37,372	$(10,822)	$77,890
Operating expenses	(1,880)	(53,621)	(31,234)	10,764	(75,971)
Operating (loss) profit	(1,880)	(2,281)	6,138	(58)	1,919

Investment in affiliates	147	—	(195)	(147)	(195)
Other (expenses) income	(4,121)	1,682	(3,218)	—	(5,657)
(Loss) income before income taxes	(5,854)	(599)	2,725	(205)	(3,933)

Income taxes benefit (expense)	—	255	(1,877)	—	(1,622)
Net (loss) income	(5,854)	(344)	848	(205)	(5,555)

Net income attributable to noncontrolling interest	—	—	—	299	299
Net (loss) income attributable to Ultrapetrol (Bahamas) Limited	$(5,854)	$(344)	$848	$(504)	$(5,854)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2012 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Revenues	$—	$41,744	$32,541	$(9,747)	$64,538
Operating expenses	(1,705)	(48,762)	(27,887)	9,733	(68,621)
Operating (loss) profit	(1,705)	(7,018)	4,654	(14)	(4,083)

Investment in affiliates	(10,205)	—	(313)	10,205	(313)
Other (expenses) income	(1,917)	(6,161)	75	—	(8,003)
(Loss) income before income taxes	(13,827)	(13,179)	4,416	10,191	(12,399)

Income taxes benefit (expense)	—	649	(1,908)	—	(1,259)
Net (loss) income	(13,827)	(12,530)	2,508	10,191	(13,658)

Net income attributable to noncontrolling interest	—	—	—	169	169
Net (loss) income attributable to Ultrapetrol (Bahamas) Limited	$(13,827)	$(12,530)	$2,508	$10,022	$(13,827)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2013 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net (loss) income	$(5,555)	$(344)	$1,147	$(803)	$(5,555)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities	6,179	17,300	(14,863)	803	9,419
Net cash (used in) provided by operating activities	624	16,956	(13,716)	—	3,864
Intercompany sources	(39,705)	3,550	36,041	114	—
Non-subsidiary sources	—	(3,305)	(3,133)	—	(6,438)
Net cash (used in) provided by investing activities	(39,705)	245	32,908	114	(6,438)
Intercompany sources	—	114	—	(114)	—
Non-subsidiary sources	(80,000)	(1,702)	(14,326)	—	(96,028)
Net cash provided by (used in) financing activities	(80,000)	(1,588)	(14,326)	(114)	(96,028)
Net (decrease) increase in cash and cash equivalents	$(119,081)	$15,613	$4,866	$—	$(98,602)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2012 (UNAUDITED)
(stated in thousands of U.S. dollars)

	Parent	Combined subsidiary guarantors	Combined subsidiary non guarantors	Consolidating adjustments	Total consolidated amounts
Net (loss) income	$(13,658)	$(12,530)	$2,677	$9,853	$(13,658)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities	13,133	3,240	(216)	(9,853)	6,304
Net cash (used in) provided by operating activities	(525)	(9,290)	2,461	—	(7,354)
Intercompany sources	(1,964)	(373)	1,928	409	—
Non-subsidiary sources	—	(10,026)	(1,088)	—	(11,114)
Net cash (used in) provided by investing activities	(1,964)	(10,399)	840	409	(11,114)
Intercompany sources	—	437	(28)	(409)	—
Non-subsidiary sources	—	9,324	(179)	—	9,145
Net cash provided by (used in) financing activities	—	9,761	(207)	(409)	9,145
Net (decrease) increase in cash and cash equivalents	$(2,489)	$(9,928)	$3,094	$—	$(9,323)

PART II:

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers

Bahamas

Indemnity

      Section 58 of the International Business Companies Act, Chapter 309, Statute Laws of the Bahamas, 2000 Edition, ("the Act") provides that subject to any limitations in its  Memorandum or Articles of Association or in any unanimous shareholder agreement, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative by reason of the fact that the person is or was a director or an officer of a company; or (b) is or was, at the request of the company, serving as a director or officer, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, provided in either case that such person acted honestly and in good faith with a view to the best interests of the company.

      With regard to third party actions, Section 5.1 of Article V of the Articles of Association (the "Articles") of Ultrapetrol (Bahamas) Limited (the "Company") ("the Articles") provides that the Company (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or an officer of the Company and (b) except as otherwise required by Section 5.3 of Article V of the Articles, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was serving at the request of the Company as a director or officer, in another entity, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      In the case of actions by or in the right of the Company, Section 5.2. of Article V of the Articles provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer in another entity against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 5.3 of Article V of the Articles provides that to the extent that a person who is or was a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or in Section 5.2 of Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified through the use of Company funds against expenses (including attorneys' fees) actually or reasonably incurred by him in connection therewith.

      Section 5.4 of Article V of the Articles provides that any indemnification by the Company (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article V. Such determination shall be made by (a) the Board of Directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding; or, (b) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders of the Company.

      Section 59 of the Act provides that the Company may purchase and maintain insurance in relation to any person who is or was a director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Section 58 of the Act.

      Section 5.7 of Article V of the Articles provides that Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer in another entity against any liability asserted against him and incurred by him in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article V of the Articles.

Item 21:	Exhibits and Financial Statement Schedules

Exhibit Number	Description

3.1
Articles of Incorporation and By-laws of Ultrapetrol (Bahamas) Limited (previously filed as Exhibit 3.1 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.2	Articles of Incorporation (English translation) and By-laws of Arlene Investments Inc.*
3.3	Articles of Incorporation (English translation) and By-laws of Brinkley Shipping, Inc.*
3.4	Articles of Incorporation (English translation) and By-laws of Dampierre Holdings Spain S. L.*
3.5
Articles of Incorporation (English translation) and By-laws of Danube Maritime Inc. (previously filed as Exhibit 3.6 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.6	Articles of Incorporation (English translation) and By-laws of Dingle Barges, Inc.*
3.7
Articles of Incorporation and By-laws of General Ventures Inc. (previously filed as Exhibit 3.7 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.8	Articles of Incorporation (English translation) and By-laws of Hallandale Commercial Corp.*
3.9	Articles of Incorporation (English translation) and By-laws of Longmoor Holdings Inc.*
3.10
Articles of Incorporation (English translation) and Bylaws (English translation) of Oceanpar S.A. (previously filed as Exhibit 3.15 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.11	Articles of Incorporation (English translation) and By-laws of Palmdeal Shipping Inc.*
3.12
Articles of Incorporation and Bylaws of Parfina S.A. (English translation) (previously filed as Exhibit 3.17 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.13	Articles of Incorporation (English translation) and By-laws of Parabal S.A.*
3.14
Articles of Incorporation (English translation) and By-laws of Princely International Finance Corp. (previously filed as Exhibit 3.19 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.15
Articles of Incorporation (English translation) and By-laws of Riverview Commercial Corp. (previously filed as Exhibit 3.21 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

3.16	Articles of Incorporation (English translation) and By-laws of UABL Paraguay S.A.*
3.17	Articles of Incorporation (English translation) and By-laws of UABL S.A.*
3.18
Articles of Incorporation and Bylaws of Ultrapetrol S.A. (English translation) (previously filed as Exhibit 3.26 to Ultrapetrol (Bahamas) Ltd. Registration Statement on Form F-4 (File No. 333-122254) on January 24, 2005 and incorporated by reference herein).

4.1	Form of Exchange Security (attached as Exhibit A to Exhibit 4.3).*
4.2	Registration Rights Agreement dated June 10, 2013.*
4.3	Indenture dated June 10, 2013.*
4.4	Form of Subsidiary Guarantee (attached as Exhibit F to Exhibit 4.3).*
5.1	Form of Opinion of Seward & Kissel LLP regarding the laws of the United States.*
5.2	Form of Opinion of Perez, Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr. regarding the laws of Argentina.
5.3	Form of Opinion of Higgs & Johnson regarding the laws of the Bahamas.
5.4	Form of Opinion of Cuatrecasas, Gonçalves Pereira regarding the laws of Spain.
5.5	Form of Opinion of Seward & Kissel LLP regarding the laws of the Republic of Liberia.
5.6	Form of Opinion of Palacios, Prono & Talavera regarding the laws of Paraguay.
5.7	Form of Opinion of Tapia, Linares y Alfaro regarding the laws of Panama.
8.1	Form of Opinion of Seward & Kissel LLP regarding U.S. tax matters.

Exhibit Number	Description

8.2	Form of Opinion of Higgs & Johnson regarding Bahamian tax matters (included in its opinion filed as Exhibit 5.3).
10.1	Form of Vessel Mortgage (attached as Exhibit C to Exhibit 4.3).*
10.2	Form of Insurance Assignment (attached as Exhibit D to Exhibit 4.3).*
10.3	Form of Earnings Assignment (attached as Exhibit E to Exhibit 4.3).*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
21.1	List of Subsidiaries.*
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 5.1).*
23.3	Consent of Perez, Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr. (included in its opinion filed as Exhibit 5.2).
23.4	Consent of Higgs & Johnson (included in its opinion filed as Exhibit 5.3).
23.5	Consent of Cuatrecasas, Gonçalves Pereira (including in its opinion filed as Exhibit 5.4).
23.6	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 5.5).
23.7	Consent of Palacios, Prono & Talavera (included in its opinion filed as Exhibit 5.6).
23.8	Consent of Tapia, Linares y Alfaro (included in its opinion filed as Exhibit 5.7).
24.1	Powers of Attorney (see signature pages to registration statement).
25.1	Statement of Eligibility of Manufacturers Traders & Trust Company, as Trustee under the Indenture.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Letter to Securities Brokers and Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.3	Form of Letter to Clients.*
99.4	Form of Notice of Guaranteed Delivery. *

___________
* Previously filed.

Item 22.	Undertakings

(a) Rule 415 Offering.
      The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by §210.3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	Registration on Form S-4 on F-4 of securities offered for resale.

(1)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for acceleration of effective date or filing of registration statement.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes:

i.
to respond to requests for information that is incorporated by reference into the prospectus, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

ii.
to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of August, 2013.

ULTRAPETROL (BAHAMAS) LIMITED

By:	/s/ Felipe Menendez Ross
	Name:	Felipe Menendez Ross
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Felipe Menendez Ross Felipe Menendez Ross	President and Director Chief Executive Officer

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	Executive Vice-President and Director

/s/ Horacio Reyser Horacio Reyser	Director

/s/ Gonzalo Alende Serra Gonzalo Alende Serra	Director

/s/ Eduardo Ojea Quintana	Director
Eduardo Ojea Quintana
/s/ Fernando Barros Tocornal	Director
Fernando Barros Tocornal

/s/ George Wood George Wood	Director

/s/ Maria Cecilia Yad Maria Cecilia Yad	Chief Financial Officer

/s/ Alberto Gustavo Deyros	Chief Accounting Officer
Alberto Gustavo Deyros

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 28th day of August, 2013.

ARLENE INVESTMENTS, INC.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer, and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 28th day of August, 2013.

BRINKLEY SHIPPING, INC.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer, and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States of America, on the 28th  day of August, 2013.

DAMPIERRE HOLDINGS, SPAIN S.L.

By:	/s/ Leonard James Hoskinson
	Name:	Leonard James Hoskinson
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Leonard James Hoskinson Leonard James Hoskinson	Director and President and Principal Executive, Financial and Accounting Officer

/s/ Alvarado Daniel Lecueder Cardeillac Alvarado Daniel Lecueder Cardeillac	Director and Vice-President

/s/ Belen Garrigues Calderon Belen Garrigues Calderon	Director and Secretary

RAVENSCROFT SHIP MANAGEMENT INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 28th  day of August, 2013.

DANUBE MARITIME INC.

By:	/s/ Tomas Alvarado Montenegro
	Name:	Tomas Alvarado Montenegro
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Tomas Alvarado Montenegro Tomas Alvarado Montenegro	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberia, on the 28th day of August, 2013.

DINGLE BARGES INC.

By:	/s/ Leopoldo Batista
	Name:	Leopoldo Batista
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Leopoldo Batista Leopoldo Batista	President, Director and Principal Executive Officer

/s/ Orelys Massiel Cedono Bethancourt Orelys Massiel Cedono Bethancourt	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Michell Vanessa Saez Cedono Michell Vanessa Saez Cedono	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberia, on the 28th day of August, 2013.

GENERAL VENTURES INC.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero	Secretary and Director
Elsa Maria Sousa Quintero

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 28th  day of August, 2013.

HALLANDALE COMMERCIAL CORP.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero	Secretary and Director
Elsa Maria Sousa Quintero

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 28th  day of August, 2013.

LONGMOOR HOLDINGS INC.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero	Secretary and Director
Elsa Maria Sousa Quintero

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 28th day of August, 2013.

OCEANPAR S.A.

By:	/s/ Jorge Jose Alvarez
	Name:	Jorge Jose Alvarez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Edmundo Roberto Quevedo Edmundo Roberto Quevedo	Vice-President and Director

/s/ Lina Schenk de Schupmann Lina Schenk de Schupmann	Director

RAVENSCROFT SHIP MANAGEMENT INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 28th day of August, 2013.

PALMDEAL SHIPPING INC.

By:	/s/ Olga Elis Quintero Fernandez
	Name:	Olga Elis Quintero Fernandez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Olga Elis Quintero Fernandez Olga Elis Quintero Fernandez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Orelys Massiel Cedono Bethancourt Orelys Massiel Cedono Bethancourt	Vice-President and Director, Treasurer and Principal Financial and Accounting Officer

/s/ Michell Vanessa Saez Cedono Michell Vanessa Saez Cedono	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 28th day of August, 2013.

PARABAL S.A.

By:	/s/ Jorge Jose Alvarez
	Name:	Jorge Jose Alvarez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Edmundo Roberto Quevedo	Vice-President and Director
Edmundo Roberto Quevedo

/s/ Lina Schenk de Schupmann	Director
Lina Schenk de Schupmann

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 28th day of August, 2013.

PARFINA S.A.

By:	/s/ Jorge Jose Alvarez
	Name:	Jorge Jose Alvarez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Edmundo Roberto Quevedo	Vice-President and Director
Edmundo Roberto Quevedo

/s/ Lina Schenk de Schupmann	Director
Lina Schenk de Schupmann

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 28th day of August, 2013.

PRINCELY INTERNATIONAL FINANCE CORP.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama, on the 28th   day of August, 2013.

RIVERVIEW COMMERCIAL CORP.

By:	/s/ Juan Arturo Montes Gomez
	Name:	Juan Arturo Montes Gomez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Juan Arturo Montes Gomez Juan Arturo Montes Gomez	President, Director and Principal Executive Officer

/s/ Clarissa Plata de Aguirre Clarissa Plata de Aguirre	Vice-President, Director, Treasurer and Principal Financial and Accounting Officer

/s/ Elsa Maria Sousa Quintero Elsa Maria Sousa Quintero	Secretary and Director

RAVENSCROFT SHIP MANAGEMENT INC	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 28th day of August, 2013.

UABL PARAGUAY S.A.

By:	/s/ Jorge Jose Alvarez
	Name:	Jorge Jose Alvarez
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Edmundo Roberto Quevedo	Vice-President and Director
Edmundo Roberto Quevedo

/s/ Lina Schenk de Schupmann	Director
Lina Schenk de Schupmann

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson Name: Leonard J. Hoskinson Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 28th day of August, 2013.

UABL S.A.

By:	/s/ Felipe MenendezRoss
	Name:	Felipe MenendezRoss
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Felipe Menendez Ross Felipe Menendez Ross	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	Vice-President and Director

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Argentina, on the 28th  day of August, 2013.

ULTRAPETROL S.A.

By:	/s/ Felipe Menendez Ross
	Name:	Felipe Menendez Ross
	Title:	President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felipe Menendez R., Ricardo Menendez R., Leonard J. Hoskinson, Lawrence Rutkowski, Anthony Tu-Sekine and Robert E. Lustrin, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 28, 2013 in the capacities indicated.

Signature	Title

/s/ Felipe Menendez Ross Felipe Menendez Ross	President, Director and Principal Executive, Financial and Accounting Officer

/s/ Ricardo Menendez Ross Ricardo Menendez Ross	Director

/s/ Jorge Jose Alvarez Jorge Jose Alvarez	Director

RAVENSCROFT SHIP MANAGEMENT INC.	Authorized Representative in the United States

By: /s/ Leonard J. Hoskinson
Name: Leonard J. Hoskinson
Title: General Manager